Exhibit 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
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:
In re:	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
x

DEBTORS’ DISCLOSURE STATEMENT FOR

FIRST AMENDED JOINT CHAPTER 11 PLAN OF LEHMAN

BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007 Attorneys for Debtors and Debtors in Possession

Dated: January 25, 2011

New York, New York

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		2.	Holders of Allowed Senior Unsecured Claims, Senior Intercompany Claims, Senior Third-Party Guarantee Claims, Senior Affiliate Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Derivative Claims, General Unsecured Claims, Intercompany Claims, Affiliate Guarantee Claims and Derivative Guarantee Claims	147
		3.	Allocation of Consideration to Interest	147
	C.	Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests		148
		1.	Classification of the Liquidating Trust	148
		2.	General Tax Reporting by the Liquidating Trust and Beneficiaries	148
		3.	Tax Reporting for Assets Allocable to Disputed Claims	150
	D.	Withholding on Distributions, and Information Reporting		150
XVII.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			151
	A.	Alternative Plan(s)		151
	B.	Liquidation under Chapter 7		152
XVIII.	VOTING PROCEDURES AND REQUIREMENTS			153
	A.	Ballots and Voting Deadline		153
	B.	Parties Entitled to Vote		154
	C.	Further Information; Additional Copies		155
XIX.	CONCLUSION AND RECOMMENDATION			1

viii

Exhibits

Exhibit 1	First Amended Joint Chapter 11 Plan
Exhibit 2A	Balance Sheets of Each Debtor, as of the Applicable Commencement Date
Exhibit 2B	Balance Sheets of Each Debtor, as of June 30, 2010
Exhibit 2C	Reconciliation of Cash Flow Estimates (Gross Receipts) to the Balance Sheets, as of June 30, 2010
Exhibit 3	Condensed Balance Sheets of Woodlands and Aurora Bank, as of September 30, 2010
Exhibit 4	Recovery Analysis for Each Debtor
Exhibit 5	Liquidation Analysis for Each Debtor
Exhibit 6	Debtors’ Estimates of Claims and Claims Data
Exhibit 7	Cash Flow Estimates Through 2014
Exhibit 8	Significant Intercompany Balances
Exhibit 9	Description of Business and Capital Structure of Lehman Prior to the Commencement Date
Exhibit 10	Reallocation of Distributions from Subordinated Notes to Senior Obligations
Exhibit 11	Structured Securities Valuation Methodologies

I.	INTRODUCTION

Lehman Brothers Holdings Inc. (“LBHI”) and certain of its direct and indirect subsidiaries, as debtors (collectively, the “Debtors”), submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) to holders of Claims against and Equity Interests in the Debtors for (i) the solicitation of acceptances of the Debtors’ First Amended Joint Chapter 11 Plan, dated January 25, 2011, as the same may be amended (the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (“Confirmation Hearing”) scheduled for [            ]. The Plan includes, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

The key Exhibits attached to this Disclosure Statement include:

•	The Plan (Exhibit 1)

•	The Balance Sheets of Each Debtor (i) as of its applicable Commencement Date; and (ii) as of June 30, 2010 (Exhibits 2A and 2B)

•	The Recovery Analysis for Each Debtor (Exhibit 4)

•	The Liquidation Analysis for Each Debtor (Exhibit 5)

•	The Debtors’ Estimates of Claims and Claims Data (Exhibit 6)

•	The Debtors’ Cash Flow Estimates Through 2014 (Exhibit 7)

On [            ], 2011, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical holder of an Allowed Claim to make an informed judgment whether to accept or reject the Plan (the “Disclosure Statement Order”). APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

A Ballot for the acceptance or rejection of the Plan is included with the Disclosure Statement transmitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.

The Disclosure Statement Order sets forth in detail, among other things, the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot.

Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and how the votes will be tabulated. No solicitation of votes to accept or reject the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

II.	OVERVIEW OF THE PLAN

For a more detailed description of the Plan, refer to section XI—”Summary of the Chapter 11 Plan.” In addition, the Plan is attached hereto as Exhibit 1.

A. Summary of the Plan

Since LBHI’s filing date on September 15, 2008, the Debtors have engaged in numerous discussions and meetings with various interested parties, including individual and representative groups of both third-party and Affiliate creditors of the various Debtors. The Debtors’ process of negotiating the Plan has been consistent with their goals of achieving confirmation of the Plan on a consensual basis and in the most efficient manner. To that end, the Debtors solicited and carefully considered the views and recommendations of each of their creditor constituencies. The Debtors’ process has also been guided by consultation with the Creditors’ Committee. As a result of this process, the Debtors developed the Plan which takes into consideration the recommendations and legal positions of various groups of creditors and formulates an economic resolution of a myriad issues (the “Plan Issues”), including, but not limited to:

(i) the potential substantive consolidation of the Debtors and certain of their Affiliates;

(ii) the validity and enforceability of Guarantee Claims;

(iii) the Allowed amount of Intercompany Claims;

(iv) the characterization of intercompany balances owed to LBHI by Subsidiary Debtors;

(v) the potential equitable, contractual or statutory subordination of certain Claims;

(vi) the ownership and rights of various Debtors and their Affiliates with respect to certain assets;

(vii) the methodologies and principles for the valuation of Claims against LBHI based on certain securities issued or guaranteed by LBHI; and

(viii) the methodologies and principles for the valuation of Claims against the Debtors based on Derivative Contracts.

The Plan does not substantively consolidate the 23 Debtors and recognizes the corporate integrity of each Debtor. Allowed Claims against a Debtor will be satisfied primarily from the assets of that Debtor as prescribed under the Plan. The Plan includes various mechanisms to provide holders of Claims in each Class with a Distribution that corresponds to the relative risks and benefits of litigation of each of the Plan Issues, including provisions for a reallocation of a portion of Distributions from certain Classes to holders of Claims in certain other Classes, reduction of the amounts of Distributions on certain Claims, and methodologies to determine the Allowed amount of certain Claims. The Plan also provides flexibility for the Debtors to enter into settlements or litigate with their Affiliates regarding the Allowed amount of Intercompany Claims. No one provision of the Plan is intended to solely or directly resolve any one Plan Issue, rather, the combined impact of all provisions together on each of the Classes should be considered as a resolution of all of the Plan Issues. A detailed description of some of the provisions of the Plan addressing the Plan Issues is set forth in section XI—”Summary of the Chapter 11 Plan” of this Disclosure Statement.

Due to the amount of Claims at stake, litigation of any of the Plan Issues would be vigorously and extensively contested at great expense to the Debtors’ estates. Final determinations through litigation could significantly delay Distributions to creditors. The proposed resolution of Plan Issues will reduce the duration of these Chapter 11 Cases and the expenses attendant to such protracted litigation.

B. Classification, Treatment and Estimated Recovery for Each Class Under the Plan

The Claims asserted against each Debtor and Equity Interests in each Debtor are separated into Classes. As it relates to LBHI (as set forth in detail below and in Section XI.C.1.a— “Treatment of Classified Claims Against and Equity Interests in LBHI” of this Disclosure Statement), after payment in full in Cash of administrative and priority creditors and the satisfaction in full of Allowed Claims of secured creditors in the manner provided in the Plan, the Plan proposes to distribute Cash pro rata to holders of Allowed Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Derivative Claims, General Unsecured Claims, Intercompany Claims, Affiliate Guarantee Claims and Derivative Guarantee Claims in the amount of their Pro Rata Share. Generally, holders of Claims to which the Subordinated Notes are subordinate in accordance with the underlying documents of various Subordinated Notes issued by LBHI will also receive a Distribution of the Pro Rata Share of the amount that would have otherwise been distributed to the holders of such Subordinated Notes. In other words, the Plan generally implements and enforces subordination agreements among creditors.

With respect to the Subsidiary Debtors, the Plan adopts two different classification schemes depending on whether the Subsidiary Debtor is a Participating Subsidiary Debtor. The “Participating Subsidiary Debtors” are LCPI, LBSF, LBCC, LBCS and LOTC. With respect to the Participating Subsidiary Debtors, the Plan proposes, after payment in full in Cash of allowed administrative and priority creditors and the satisfaction of Allowed Claims of secured creditors in full as provided in the Plan, to distribute the remaining Cash to holders of Allowed General Unsecured Claims, Intercompany Claims of LBHI, Intercompany Claims of

Participating Subsidiary Debtors, Intercompany Claims of other Affiliates, and Derivative Claims based on their Pro Rata Share. The Allowed amount of Derivative Claims will be determined in accordance with the Derivative Claims Framework.

With respect to all Subsidiary Debtors that are not Participating Subsidiary Debtors, the Plan proposes, after payment in full in Cash of Allowed administrative and priority creditors and the satisfaction of Allowed Claims of secured creditors in full as provided in the Plan, to distribute the remaining Cash to holders of allowed General Unsecured Claims, Intercompany Claims of LBHI, Intercompany Claims of Affiliates other than LBHI and Derivative Claims, where applicable, based on their Pro Rata Share.

The Plan provides that if each of LBHI Classes 3, 6 and 7 vote to accept the Plan in accordance with the requisite majorities required by section 1126 of the Bankruptcy Code, a portion of Distributions to certain other classes will be reallocated to holders of Allowed Claims in LBHI Classes 3, 6 and 7. The Estimated Recoveries included in the below tables assume that LBHI Classes 3, 6 and 7 vote to accept the Plan, and take into account such reallocations. If any of LBHI Class 3, 6 or 7 do not vote to accept the Plan, the Estimated Recoveries may vary from those set forth in the below tables.

SUMMARY OF CLASSIFICATION, TREATMENT AND ESTIMATED RECOVERY OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN1

Lehman Brothers Holdings Inc. (“LBHI”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims and Equity Interests Under the Plan	Estimated Recovery[2] [3]	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBHI	Payment in full, in Cash. Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBHI	At the option of LBHI: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Senior Unsecured Claims against LBHI	Payment in Cash in the amount of its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution. If LBHI Classes 3, 6 and 7 vote to accept the Plan, holders of Claims in LBHI Class 3 will also receive a Pro Rata Share of the Plan Adjustment.	21.4%	Impaired, Entitled to Vote

4A	Senior Intercompany Claims against LBHI

Payment in Cash in the amount of their Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution.

Senior Intercompany Claims will be Allowed in the amount agreed between LBHI and such Affiliate. If LBHI and an Affiliate are unable to reach an agreement on the Allowed amount of the such Affiliate’s Claims prior to the Voting Deadline, LBHI will seek to estimate such Claim at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			16.6%	Impaired, Entitled to Vote

[1]	Further detail regarding the Estimated Recoveries set forth in the below table is included in the Recovery Analysis and notes thereto annexed hereto as Exhibit 4.
[2]	With respect to all Debtors, where the Estimated Recovery percentage is shown as “N/A,” the amount of Estimated Allowed Claims in such Class is zero dollars.
[3]

The Estimated Recoveries assume (i) that the holders of Allowed Claims in each of LBHI Classes 3, 6 and 7 vote to accept the Plan by the requisite majorities required by section 1126 of the Bankruptcy Code (the “Settlement Acceptance”) and (ii) reallocation of Distributions from holders of Allowed Claims in certain other classes. If there is no Settlement Acceptance, then the Estimated Recoveries of LBHI Classes 3 and 7 would be approximately 17% and 15%, respectively (no Claims are expected to be Allowed in LBHI Class 6).

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims and Equity Interests Under the Plan	Estimated Recovery[2] [3]	Impairment; Entitlement to Vote
4B	Senior Affiliate Guarantee Claims against LBHI	Payment in Cash in the amount of their Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution. Senior Affiliate Guarantee Claims will be Allowed in the amount agreed between LBHI and such Affiliate. If LBHI and an Affiliate are unable to reach an agreement on the Allowed amount of the such Affiliate’s Claims prior to the Voting Deadline, LBHI will seek to estimate such Claim at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	16.1%	Impaired, Entitled to Vote

5A	Senior Third-Party Guarantee Claims against LBHI	Payment in Cash in the amount of its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of Claims in LBHI Class 5A will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	12.9%	Impaired, Entitled to Vote

5B	Senior Third-Party LBT/LBSN Guarantee Claims against LBHI	Payment in Cash in the amount of its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 30% of the aggregate Distributions to holders of Claims in LBHI Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	11.2%	Impaired, Entitled to Vote

6	Derivative Claims against LBHI

Payment in Cash of its Pro Rata Share of Available Cash from LBHI. If LBHI Classes 3, 6 and 7 vote to accept the Plan, holders of Claims in LBHI Class 6 will also receive a Pro Rata Share of the Plan Adjustment.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			N/A	Impaired, Entitled to Vote

7	General Unsecured Claims against LBHI	Payment in Cash of its Pro Rata Share of Available Cash from LBHI. If LBHI Classes 3, 6 and 7 vote to accept the Plan, holders of Claims in LBHI Class 7 will also receive a Pro Rata Share of the Plan Adjustment.	19.8%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims and Equity Interests Under the Plan	Estimated Recovery[2] [3]	Impairment; Entitlement to Vote
8A	Intercompany Claims against LBHI	Payment in Cash of its Pro Rata Share of Available Cash from LBHI. Intercompany Claims will be Allowed in the amount agreed between LBHI and such Affiliate. If LBHI and an Affiliate are unable to reach an agreement on the Allowed amount of the such Affiliate’s Intercompany Claims prior to the Voting Deadline, LBHI will seek to estimate the Intercompany Claims of such Affiliate against LBHI at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	15.0%	Impaired, Entitled to Vote

8B	Affiliate Guarantee Claims against LBHI	Payment in Cash of its Pro Rata Share of Available Cash from LBHI. Affiliate Guarantee Claims will be Allowed in the amount agreed between LBHI and such Affiliate. If LBHI and an Affiliate are unable to reach an agreement on the Allowed amount of the such Affiliate Guarantee Claims prior to the Voting Deadline, LBHI will seek to estimate the Affiliate Guarantee Claims of such Affiliate against LBHI at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	15.0%

9	Derivative Guarantee Claims against LBHI

Payment in Cash in the amount of its Pro Rata Share of Available Cash from LBHI; provided that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LBHI Class 9 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			12.0%	Impaired, Entitled to Vote

10A	Subordinated Class 10A Claims against LBHI	No Distribution (because such Distributions are automatically reallocated to Claims in the Senior Unsecured Claims and Senior Intercompany Claims in accordance with the underlying agreements).	0%	Impaired, Not Entitled to Vote, Deemed to Reject

10B	Subordinated Class 10B Claims against LBHI	No Distribution (because such Distributions are automatically reallocated to Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims and Senior Third-Party LBT/LBSN Guarantee Claims in accordance with the underlying agreements).	0%	Impaired, Not Entitled to Vote, Deemed to Reject

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims and Equity Interests Under the Plan	Estimated Recovery[2] [3]	Impairment; Entitlement to Vote
10C	Subordinated Class 10C Claims against LBHI	No Distribution (because such Distributions are automatically reallocated to Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Subordinated Class 10A Claims and Subordinated Class 10B Claims in accordance with the underlying agreements).	0%	Impaired, Not Entitled to Vote, Deemed to Reject

11	Section 510(b) Claims against LBHI	No Distribution until all holders of Allowed Claims against LBHI other than Section 510(b) Claims are satisfied in full.	0%	Impaired, Not Entitled to Vote, Deemed to Reject

12	Equity Interests in LBHI	No Distributions (unless all other creditors have been paid in full). All Equity Interests will be cancelled and one new share of LBHI common stock will be issued to the Plan Administrator which will hold such share for the benefit of the holders of the former Equity Interests consistent with their former economic entitlement.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Commercial Paper Inc. (“LCPI”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LCPI	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LCPI	At the option of LCPI: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LCPI

Payment in Cash of its Pro Rata Share of Available Cash from LCPI; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 14% of the aggregate Distributions to holders of claims in LCPI Class 3 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			51.9%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
4	General Unsecured Claims against LCPI	Payment in Cash of its Pro Rata Share of Available Cash from LCPI; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 14% of the aggregate Distributions to holders of claims in LCPI Class 4 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	51.9%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LCPI	Payment in Cash of its Pro Rata Share of Available Cash from LCPI. LBHI’s Intercompany Claim against LCPI will be Allowed in the amount agreed to by LBHI and LCPI. If LCPI and LBHI do not agree on the Allowed amount of LBHI’s Claims against LCPI prior to the Voting Deadline, LCPI will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LCPI.	49.6%	Impaired, Entitled to Vote

5B	Intercompany Claims of Participating Subsidiary Debtors against LCPI

Payment in Cash of its Pro Rata Share of Available Cash from LCPI; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LCPI Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Participating Subsidiary Debtor and LCPI. If a Participating Subsidiary Debtor and LCPI do not agree on the Allowed amount of such Participating Subsidiary Debtor’s Claims against LCPI prior to the Voting Deadline, LCPI will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			48.3%	Impaired, Entitled to Vote

5C	Intercompany Claims of Affiliates other than LBHI and Participating Subsidiary Debtors against LCPI

Payment in Cash of its Pro Rata Share of Available Cash from LCPI; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 14% of the aggregate Distributions to holders of claims in LCPI Class 5C will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Affiliate and LCPI. If an Affiliate and LCPI do not agree on the Allowed amount of an Affiliate’s Intercompany Claims against LCPI prior to the Voting Deadline, LCPI will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			51.9%	Impaired, Entitled to Vote

6	Equity Interests in LCPI	No Distributions (unless all other holders of Allowed Claims against LCPI have been paid in full). Equity Interest shall remain in place until LCPI is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commodity Services Inc. (“LBCS”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBCS	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBCS	At the option of LBCS: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LBCS

Payment in Cash of its Pro Rata Share of Available Cash from LBCS; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 15% of the aggregate Distributions to holders of claims in LBCS Class 3 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			49.8%	Impaired, Entitled to Vote

4	General Unsecured Claims against LBCS	Payment in Cash of its Pro Rata Share of Available Cash from LBCS; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 15% of the aggregate Distributions to holders of claims in LBCS Class 4 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	49.8%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LBCS	Payment in Cash of its Pro Rata Share of Available Cash from LBCS. LBHI’s Intercompany Claim against LBCS will be Allowed in the amount agreed to by LBHI and LBCS. If LBHI and LBCS do not agree on the Allowed amount of LBHI’s Claims against LBCS prior to the Voting Deadline, LBCS will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LBCS.	38.9%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
5B	Intercompany Claims of Participating Subsidiary Debtors against LBCS

Payment in Cash of its Pro Rata Share of Available Cash from LBCS provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LBCS Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Participating Subsidiary Debtor and LBCS. If a Participating Subsidiary Debtor and LBCS do not agree on the Allowed amount of such Participating Subsidiary Debtor’s Claims against LBCS prior to the Voting Deadline, LBCS will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			N/A	Impaired, Entitled to Vote

5C	Intercompany Claims of Affiliates other than LBHI and Participating Subsidiary Debtors against LBCS

Payment in Cash of its Pro Rata Share of Available Cash from LBCS; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 15% of the aggregate Distributions to holders of claims in LBCS Class 5C will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Affiliate and LBCS. If an Affiliate and LBCS do not agree on the Allowed amount of an Affiliate’s Intercompany Claims against LBCS prior to the Voting Deadline, LBCS will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			49.8%	Impaired, Entitled to Vote

6	Equity Interests in LBCS	No Distributions (unless all other holders of Allowed Claims against LBCS have been paid in full). Equity Interest shall remain in place until LBCS is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Special Financing Inc. (“LBSF”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBSF	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
2	Secured Claims against LBSF	At the option of LBSF: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LBSF

Payment in Cash of its Pro Rata Share of Available Cash from LBSF; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 5% of the aggregate Distributions to holders of claims in LBSF Class 3 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			22.3%	Impaired, Entitled to Vote

4	General Unsecured Claims against LBSF	Payment in Cash of its Pro Rata Share of Available Cash from LBSF; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 5% of the aggregate Distributions to holders of claims in LBSF Class 4 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	22.3%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LBSF	Payment in Cash of its Pro Rata Share of Available Cash from LBSF. LBHI’s Intercompany Claim against LBSF will be Allowed in the amount agreed to by LBHI and LBSF. If LBHI and LBSF do not agree on the Allowed amount of LBHI’s Claims against LBSF prior to the Voting Deadline, LBSF will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LBSF.	20.7%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
5B	Intercompany Claims of Participating Subsidiary Debtors against LBSF

Payment in Cash of its Pro Rata Share of Available Cash from LBSF provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LBSF Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Participating Subsidiary Debtor and LBSF. If a Participating Subsidiary Debtor and LBSF do not agree on the Allowed amount of such Participating Subsidiary Debtor’s Claims against LBSF prior to the Voting Deadline, LBSF will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			18.7%	Impaired, Entitled to Vote

5C	Intercompany Claims of Affiliates other than LBHI and Participating Subsidiary Debtors against LBSF

Payment in Cash of its Pro Rata Share of Available Cash from LBSF; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 5% of the aggregate Distributions to holders of claims in LBSF Class 5C will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Affiliate and LBSF. If an Affiliate and LBSF do not agree on the Allowed amount of an Affiliate’s Intercompany Claims against LBSF prior to the Voting Deadline, LBSF will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			22.3%	Impaired, Entitled to Vote

6	Equity Interests in LBSF	No Distributions (unless all other holders of Allowed Claims against LBSF have been paid in full). Equity Interest shall remain in place until LBSF is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers OTC Derivatives Inc. (“LOTC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LOTC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
2	Secured Claims against LOTC	At the option of LOTC: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LOTC

Payment in Cash of its Pro Rata Share of Available Cash from LOTC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 9% of the aggregate Distributions to holders of claims in LOTC Class 3 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			29.4%	Impaired, Entitled to Vote

4	General Unsecured Claims against LOTC	Payment in Cash of its Pro Rata Share of Available Cash from LOTC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 9% of the aggregate Distributions to holders of claims in LOTC Class 4 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	29.4%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LOTC	Payment in Cash of its Pro Rata Share of Available Cash from LOTC. LBHI’s Intercompany Claim against LOTC will be Allowed in the amount agreed to by LBHI and LOTC. If LBHI and LOTC do not agree on the Allowed amount of LBHI’s Claims against LOTC prior to the Voting Deadline, LOTC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LOTC.	25.8%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
5B	Intercompany Claims of Participating Subsidiary Debtors against LOTC

Payment in Cash of its Pro Rata Share of Available Cash from LOTC provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LOTC Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Participating Subsidiary Debtor and LOTC. If a Participating Subsidiary Debtor and LOTC do not agree on the Allowed amount of such Participating Subsidiary Debtor’s Claims against LOTC prior to the Voting Deadline, LOTC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			25.8%	Impaired, Entitled to Vote

5C	Intercompany Claims of Affiliates other than LBHI and Participating Subsidiary Debtors against LOTC

Payment in Cash of its Pro Rata Share of Available Cash from LOTC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 9% of the aggregate Distributions to holders of claims in LOTC Class 5C will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Affiliate and LOTC. If an Affiliate and LOTC do not agree on the Allowed amount of an Affiliate’s Intercompany Claims against LOTC prior to the Voting Deadline, LOTC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			29.4%	Impaired, Entitled to Vote

6	Equity Interests in LOTC	No Distributions (unless all other holders of Allowed Claims against LOTC have been paid in full). Equity Interest shall remain in place until LOTC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commercial Corporation (“LBCC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBCC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
2	Secured Claims against LBCC	At the option of LBCC: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LBCC

Payment in Cash of its Pro Rata Share of Available Cash from LBCC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 10% of the aggregate Distributions to holders of claims in LBCC Class 3 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

			30.7%	Impaired, Entitled to Vote

4	General Unsecured Claims against LBCC	Payment in Cash of its Pro Rata Share of Available Cash from LBCC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 10% of the aggregate Distributions to holders of claims in LBCC Class 4 will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.	30.7%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LBCC	Payment in Cash of its Pro Rata Share of Available Cash from LBCC. LBHI’s Intercompany Claim against LBCC will be Allowed in the amount agreed to by LBHI and LBCC. If LBHI and LBCC do not agree on the Allowed amount of LBHI’s Claims against LBCC prior to the Voting Deadline, LBCC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LBCC.	16.8%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
5B	Intercompany Claims of Participating Subsidiary Debtors against LBCC

Payment in Cash of its Pro Rata Share of Available Cash from LBCC provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 20% of the aggregate Distributions to holders of claims in LBCC Class 5B will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Participating Subsidiary Debtor and LBCC. If a Participating Subsidiary Debtor and LBCC do not agree on the Allowed amount of such Participating Subsidiary Debtor’s Claims against LBCC prior to the Voting Deadline, LBCC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			27.2%	Impaired, Entitled to Vote

5C	Intercompany Claims of Affiliates other than LBHI and Participating Subsidiary Debtors against LBCC

Payment in Cash of its Pro Rata Share of Available Cash from LBCC; provided, however, that, if LBHI Classes 3, 6 and 7 vote to accept the Plan, 10% of the aggregate Distributions to holders of claims in LBCC Class 5C will automatically be reallocated to the holders of Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

Intercompany Claims will be Allowed in the amount agreed to by such Affiliate and LBCC. If an Affiliate and LBCC do not agree on the Allowed amount of an Affiliate’s Intercompany Claims against LBCC prior to the Voting Deadline, LBCC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			30.7%	Impaired, Entitled to Vote

6	Equity Interests in LBCC	No Distributions (unless all other holders of Allowed Claims against LBCC have been paid in full). Equity Interest shall remain in place until LBCC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Derivative Products Inc. (“LBDP”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBDP	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
2	Secured Claims against LBDP	At the option of LBDP: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LBDP	Payment in Cash of its Pro Rata Share of Available Cash from LBDP The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.	100%

4	General Unsecured Claims against LBDP	Payment in Cash of its Pro Rata Share of Available Cash from LBDP.	100%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LBDP

Payment in Cash of its Pro Rata Share of Available Cash from LBDP.

Intercompany Claims will be Allowed in the amount agreed to by LBDP and LBHI. If LBDP and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LBDP will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from each LBDP.

			N/A	Impaired, Entitled to Vote

5B	Intercompany Claims of Affiliates other than LBHI against LBDP	Payment in Cash of its Pro Rata Share of Available Cash from LBDP. Intercompany Claims will be Allowed in the amount agreed to by LBDP and the Affiliate. If LBDP and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LBDP will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	100%	Impaired, Entitled to Vote

6	Equity Interests in LBDP	No Distributions (unless all other holders of Allowed Claims against LBDP have been paid in full). Equity Interest shall remain in place until LBDP is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Financial Products Inc. (“LBFP”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LBFP	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBFP	At the option of LBFP: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	Derivative Claims against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP The Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.	100%

4	General Unsecured Claims against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP.	100%	Impaired, Entitled to Vote

5A	Intercompany Claims of LBHI against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP. Intercompany Claims will be Allowed in the amount agreed to by LBFP and LBHI. If LBFP and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LBFP will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LBFP.	80.1%	Impaired, Entitled to Vote

5B	Intercompany Claims of Affiliates other than LBHI against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP. Intercompany Claims will be Allowed in the amount agreed to by LBFP and the Affiliate. If LBFP and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LBFP will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	100%	Impaired, Entitled to Vote

6	Equity Interests in LBFP	No Distributions (unless all other holders of Allowed Claims against LBFP have been paid in full). Equity Interest shall remain in place until LBFP is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB 745 LLC (“LB 745”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LB 745	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LB 745	At the option of LB 745: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB 745	Payment in Cash of its Pro Rata Share of Available Cash from LB 745.	100%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against LB 745	Payment in Cash of its Pro Rata Share of Available Cash from LB 745. Intercompany Claims will be Allowed in the amount agreed to by LB 745 and LBHI. If LB 745 and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LB 745 will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LB 745.	79.1%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against LB 745

Payment in Cash of its Pro Rata Share of Available Cash from LB 745.

Intercompany Claims will be Allowed in the amount agreed to by LB 745 and the Affiliate. If LB 745 and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LB 745 will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			N/A	Impaired, Entitled to Vote

5	Equity Interests in LB 745	No Distributions (unless all other holders of Allowed Claims against LB 745 have been paid in full). Equity Interest shall remain in place until LB 745 is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

PAMI Statler Arms LLC (“PAMI Statler”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against PAMI Statler	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against PAMI Statler	At the option of PAMI Statler: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against PAMI Statler	Payment in Cash of its Pro Rata Share of Available Cash from PAMI Statler.	0%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against PAMI Statler

Payment in Cash of its Pro Rata Share of Available Cash from PAMI Statler.

Intercompany Claims will be Allowed in the amount agreed to by PAMI Statler and LBHI. If PAMI Statler and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, PAMI Statler will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from PAMI Statler.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against PAMI Statler

Payment in Cash of its Pro Rata Share of Available Cash from PAMI Statler.

Intercompany Claims will be Allowed in the amount agreed to by PAMI Statler and the Affiliate. If PAMI Statler and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, PAMI Statler will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			N/A	Impaired, Entitled to Vote

5	Equity Interests in PAMI Statler	No Distributions (unless all other holders of Allowed Claims against PAMI Statler have been paid in full). Equity Interest shall remain in place until PAMI Statler is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation LLC (“CES”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against CES	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES	At the option of CES: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES	Payment in Cash of its Pro Rata Share of Available Cash from CES.	100%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against CES	Payment in Cash of its Pro Rata Share of Available Cash from CES. Intercompany Claims will be Allowed in the amount agreed to by CES and LBHI. If CES and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, CES will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from CES.	80.0%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against CES	Payment in Cash of its Pro Rata Share of Available Cash from CES. Intercompany Claims will be Allowed in the amount agreed to by CES and the Affiliate. If CES and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, CES will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	100%	Impaired, Entitled to Vote

5	Equity Interests in CES	No Distributions (unless all other holders of Allowed Claims against CES have been paid in full). Equity Interest shall remain in place until CES is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation V LLC (“CES V”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against CES V	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES V	At the option of CES V: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES V	Payment in Cash of its Pro Rata Share of Available Cash from CES V.	37.7%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against CES V	Payment in Cash of its Pro Rata Share of Available Cash from CES V. Intercompany Claims will be Allowed in the amount agreed to by CES V and LBHI. If CES V and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, CES V will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from CES V.	30.1%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against CES V	Payment in Cash of its Pro Rata Share of Available Cash from CES V. Intercompany Claims will be Allowed in the amount agreed to by CES V and the Affiliate. If CES V and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, CES V will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	37.7%	Impaired, Entitled to Vote

5	Equity Interests in CES V	No Distributions (unless all other holders of Allowed Claims against CES V have been paid in full). Equity Interest shall remain in place until CES V is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation IX LLC (“CES IX”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against CES IX	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES IX	At the option of CES IX: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES IX	Payment in Cash of its Pro Rata Share of Available Cash from CES IX.	61.2%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against CES IX	Payment in Cash of its Pro Rata Share of Available Cash from CES IX. Intercompany Claims will be Allowed in the amount agreed to by CES IX and LBHI. If CES IX and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, CES IX will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from CES IX.	49.0%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against CES IX	Payment in Cash of its Pro Rata Share of Available Cash from CES IX. Intercompany Claims will be Allowed in the amount agreed to by CES IX and the Affiliate. If CES IX and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, CES IX will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	61.2%	Impaired, Entitled to Vote

5	Equity Interests in CES IX	No Distributions (unless all other holders of Allowed Claims against CES IX have been paid in full). Equity Interest shall remain in place until CES IX is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

East Dover Limited (“East Dover”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against East Dover	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against East Dover	At the option of East Dover: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against East Dover	Payment in Cash of its Pro Rata Share of Available Cash from East Dover.	100%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against East Dover	Payment in Cash of its Pro Rata Share of Available Cash from East Dover. Intercompany Claims will be Allowed in the amount agreed to by East Dover and LBHI. If East Dover and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, East Dover will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from East Dover.	78.9%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against East Dover	Payment in Cash of its Pro Rata Share of Available Cash from East Dover. Intercompany Claims will be Allowed in the amount agreed to by East Dover and the Affiliate. If East Dover and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, East Dover will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	100%	Impaired, Entitled to Vote

5	Equity Interests in East Dover	No Distributions (unless all other holders of Allowed Claims against East Dover have been paid in full). Equity Interest shall remain in place until East Dover is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Scottish Finance L.P. (“LS Finance”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LS Finance	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LS Finance	At the option of LS Finance: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LS Finance	Payment in Cash of its Pro Rata Share of Available Cash from LS Finance.	71.2%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against LS Finance

Payment in Cash of its Pro Rata Share of Available Cash from LS Finance.

Intercompany Claims will be Allowed in the amount agreed to by LS Finance and LBHI. If LS Finance and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LS Finance will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LS Finance.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against LS Finance

Payment in Cash of its Pro Rata Share of Available Cash from LS Finance.

Intercompany Claims will be Allowed in the amount agreed to by LS Finance and the Affiliate. If LS Finance and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LS Finance will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			N/A	Impaired, Entitled to Vote

5	Equity Interests in LS Finance	No Distributions (unless all other holders of Allowed Claims against LS Finance have been paid in full). Equity Interest shall remain in place until LS Finance is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Luxembourg Residential Properties Loan Finance S.a.r.l. (“LUXCO”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LUXCO	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LUXCO	At the option of LUXCO: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LUXCO	Payment in Cash of its Pro Rata Share of Available Cash from LUXCO.	4.8%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against LUXCO

Payment in Cash of its Pro Rata Share of Available Cash from LUXCO.

Intercompany Claims will be Allowed in the amount agreed to by LUXCO and LBHI. If LUXCO and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LUXCO will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LUXCO.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against LUXCO	Payment in Cash of its Pro Rata Share of Available Cash from LUXCO. Intercompany Claims will be Allowed in the amount agreed to by LUXCO and the Affiliate. If LUXCO and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LUXCO will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	4.8%	Impaired, Entitled to Vote

5	Equity Interests in LUXCO	No Distributions (unless all other holders of Allowed Claims against LUXCO have been paid in full). Equity Interest shall remain in place until LUXCO is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

BNC Mortgage LLC (“BNC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against BNC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against BNC	At the option of BNC: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against BNC	Payment in Cash of its Pro Rata Share of Available Cash from BNC.	1.9%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against BNC

Payment in Cash of its Pro Rata Share of Available Cash from BNC.

Intercompany Claims will be Allowed in the amount agreed to by BNC and LBHI. If BNC and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, BNC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from BNC.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against BNC	Payment in Cash of its Pro Rata Share of Available Cash from BNC. Intercompany Claims will be Allowed in the amount agreed to by BNC and the Affiliate. If BNC and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, BNC will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	1.9%	Impaired, Entitled to Vote

5	Equity Interests in BNC	No Distributions (unless all other holders of Allowed Claims against BNC have been paid in full). Equity Interest shall remain in place until BNC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Rose Ranch LLC (“LB Rose Ranch”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LB Rose Ranch	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LB Rose Ranch	At the option of LB Rose Ranch: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB Rose Ranch	Payment in Cash of its Pro Rata Share of Available Cash from LB Rose Ranch.	38.9%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against LB Rose Ranch

Payment in Cash of its Pro Rata Share of Available Cash from LB Rose Ranch.

Intercompany Claims will be Allowed in the amount agreed to by LB Rose Ranch and LBHI. If LB Rose Ranch and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LB Rose Ranch will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LB Rose Ranch.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against LB Rose Ranch

Payment in Cash of its Pro Rata Share of Available Cash from LB Rose Ranch.

Intercompany Claims will be Allowed in the amount agreed to by LB Rose Ranch and the Affiliate. If LB Rose Ranch and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LB Rose Ranch will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

			N/A	Impaired, Entitled to Vote

5	Equity Interests in LB Rose Ranch	No Distributions (unless all other holders of Allowed Claims against LB Rose Ranch have been paid in full). Equity Interest shall remain in place until LB Rose Ranch is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Structured Asset Securities Corporation (“SASCO”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against SASCO	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against SASCO	At the option of SASCO: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against SASCO	Payment in Cash of its Pro Rata Share of Available Cash from SASCO.	50.1%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against SASCO	Payment in Cash of its Pro Rata Share of Available Cash from SASCO. Intercompany Claims will be Allowed in the amount agreed to by SASCO and LBHI. If SASCO and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, SASCO will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions. LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from SASCO.	40.1%	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against SASCO	Payment in Cash of its Pro Rata Share of Available Cash from SASCO. Intercompany Claims will be Allowed in the amount agreed to by SASCO and the Affiliate. If SASCO and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, SASCO will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	50.1%	Impaired, Entitled to Vote

5	Equity Interests in SASCO	No Distributions (unless all other holders of Allowed Claims against SASCO have been paid in full). Equity Interest shall remain in place until SASCO is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB 2080 Kalakaua Owners LLC (“LB 2080”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against LB 2080	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LB 2080	At the option of LB 2080: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB 2080	Payment in Cash of its Pro Rata Share of Available Cash from LB 2080.	0.8%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against LB 2080

Payment in Cash of its Pro Rata Share of Available Cash from LB 2080.

Intercompany Claims will be Allowed in the amount agreed to by LB 2080 and LBHI. If LB 2080 and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, LB 2080 will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from LB 2080.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against LB 2080	Payment in Cash of its Pro Rata Share of Available Cash from LB 2080. Intercompany Claims will be Allowed in the amount agreed to by LB 2080 and the Affiliate. If LB 2080 and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, LB 2080 will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	0.8%	Impaired, Entitled to Vote

5	Equity Interests in LB 2080	No Distributions (unless all other holders of Allowed Claims against LB 2080 have been paid in full). Equity Interest shall remain in place until LB 2080 is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Merit LLC (“Merit”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against Merit	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against Merit	At the option of Merit: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Merit	Payment in Cash of its Pro Rata Share of Available Cash from Merit.	N/A	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against Merit

Payment in Cash of its Pro Rata Share of Available Cash from Merit.

Intercompany Claims will be Allowed in the amount agreed to by Merit and LBHI. If Merit and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, Merit will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from Merit.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against Merit	Payment in Cash of its Pro Rata Share of Available Cash from Merit. Intercompany Claims will be Allowed in the amount agreed to by Merit and the Affiliate. If Merit and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, Merit will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	9.6%	Impaired, Entitled to Vote

5	Equity Interests in Merit	No Distributions (unless all other holders of Allowed Claims against Merit have been paid in full). Equity Interest shall remain in place until Merit is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Preferred Somerset LLC (“Preferred Somerset”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against Preferred Somerset	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against Preferred Somerset	At the option of Preferred Somerset: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Preferred Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Preferred Somerset.	0%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against Preferred Somerset

Payment in Cash of its Pro Rata Share of Available Cash from Preferred Somerset.

Intercompany Claims will be Allowed in the amount agreed to by Preferred Somerset and LBHI. If Preferred Somerset and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, Preferred Somerset will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from Preferred Somerset.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against Preferred Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Preferred Somerset. Intercompany Claims will be Allowed in the amount agreed to by Preferred Somerset and the Affiliate. If Preferred Somerset and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, Preferred Somerset will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	0%	Impaired, Entitled to Vote

5	Equity Interests in Preferred Somerset	No Distributions (unless all other holders of Allowed Claims against Preferred Somerset have been paid in full). Equity Interest shall remain in place until Preferred Somerset is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Somerset LLC (“Somerset”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims against Somerset	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against Somerset	At the option of Somerset: (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon as practicable thereafter; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.	100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Somerset.	0%	Impaired, Entitled to Vote

4A	Intercompany Claims of LBHI against Somerset

Payment in Cash of its Pro Rata Share of Available Cash from Somerset.

Intercompany Claims will be Allowed in the amount agreed to by Somerset and LBHI. If Somerset and LBHI do not agree to the Allowed amount of LBHI’s Intercompany Claims prior to the Voting Deadline, Somerset will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI will only receive a Distribution on 80% of the Intercompany Funding Balance due to LBHI from Somerset.

			N/A	Impaired, Entitled to Vote

4B	Intercompany Claims of Affiliates other than LBHI against Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Somerset. Intercompany Claims will be Allowed in the amount agreed to by Somerset and the Affiliate. If Somerset and the Affiliate do not agree to the Allowed amount of Intercompany Claims prior to the Voting Deadline, Somerset will seek to estimate such Claims at one dollar ($1.00) for all purposes under the Plan, including, without limitation, voting and Distributions.	0%	Impaired, Entitled to Vote

5	Equity Interests in Somerset	No Distributions (unless all other holders of Allowed Claims against Somerset have been paid in full). Equity Interest shall remain in place until Somerset is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

C. Holders of Claims Entitled to Vote

Pursuant to the Bankruptcy Code, only holders of allowed Claims or equity interests in classes of Claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan. Classes of Claims or equity interests in which the holders of Claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan. Classes of Claims or equity interests that will not receive or retain any property on account of Claims or equity interests are deemed to have rejected the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section XI.C— “Classification of Treatment of Claims and Equity Interests” of this Disclosure Statement.

Claims in all Classes under the Plan are impaired and, to the extent Claims in such Classes are Allowed, the holders of such Claims (other than Claims in LBHI Classes 10A, 10B, 10C and 11) will receive Distributions under the Plan. As a result, holders of Claims in all Classes (other than Claims in LBHI Classes 10A, 10B, 10C and 11) are entitled to vote to accept or reject the Plan. Holders of Equity Interests in all Debtors are impaired and are deemed to have rejected the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section XII— “Confirmation and Consummation of the Plan” of this Disclosure Statement.

If a Class of Claims or Equity Interests entitled to vote on the Plan rejects the Plan or is deemed to have rejected the Plan, the Debtors reserve the right to amend and revise the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. Section 1129(b) of the Bankruptcy Code enables the confirmation of a chapter 11 plan notwithstanding the rejection of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it complies with section 1129(a) of the Bankruptcy Code and as to the rejecting class does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section XII.C.2— “Unfair Discrimination and Fair and Equitable Tests” of this Disclosure Statement.

THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS IN ALL CLASSES VOTE TO ACCEPT THE PLAN.

D. Voting Procedures

The voting deadline is 4:00 p.m., prevailing Eastern Time, [            ], 2011 (the “Voting Deadline”)

If you are entitled to vote to accept or reject the Plan, a Ballot is provided for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive Ballots enabling you to vote each separate Class of Claims. Instructions for returning Ballots are included with each form of Ballot.

If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline.

Do not return any other documents with your Ballot.

TO BE COUNTED, YOUR BALLOT OR THE MASTER BALLOT CAST ON YOUR BEHALF MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON                  , 2011. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, SHALL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set                  , 2011 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”). Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot or lost your Ballot or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Epiq Bankruptcy Solutions, LLC at 1-866-879-0688 if you are located in the United States, or 1-503-597-7691 if you are located outside of the United States.

E. Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on     , 2011 at     :         .m. (prevailing Eastern Time) before the Honorable James M. Peck, United States Bankruptcy Judge, in Room 601, United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be served and filed so that they are actually filed and received on or before                  , 2011 (prevailing Eastern Time) in the manner described below in section XII.B— “The Confirmation Hearing” of this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE OF THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE EXHIBITS, PRIOR TO VOTING ON THE PLAN.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.

ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION XV— “CERTAIN RISK FACTORS TO BE CONSIDERED” OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENTS, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENTS.

THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS.

THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS AND EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE IRC; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

III.	GENERAL INFORMATION

A. Overview of Chapter 11

Under chapter 11 of the Bankruptcy Code, a debtor may propose to reorganize or liquidate its business and assets subject to the provisions of the Bankruptcy Code. One of the goals of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets or participation in a reorganization of a debtor.

In general, a chapter 11 plan (i) divides Claims and equity interests into separate classes, (ii) specifies the consideration that each class is to receive under the plan, and (iii) contains other provisions necessary to implement the plan. Under the Bankruptcy Code, “claims” and “equity interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold claims and equity interests in more than one class. Under section 1124 of the Bankruptcy Code, a class of claims is “impaired” under a plan unless the plan (i) leaves unaltered the legal, equitable, and contractual rights of each holder of a claim in that class, or (ii) to the extent defaults exist, provides for the cure of existing defaults, reinstatement of the maturity of claims in that class, compensates each holder of a claim for any damages incurred as a result of reasonable reliance upon the default, and does not otherwise alter the legal, equitable or contractual rights of each holder of a claim in that class.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal, contractual and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to manage and operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan is a principal objective of a chapter 11 case. A chapter 11 plan sets forth the means for satisfying claims against and interests in a debtor and, if appropriate, the future conduct of the debtor’s business or the liquidation of the debtor’s remaining assets. Confirmation of a plan by the bankruptcy court binds the debtor, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor to the terms and provisions of the plan as of the effective date of the plan.

Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment to accept or reject the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against the Debtors that are expected to receive a Distribution under the Plan in satisfaction of the requirements of section 1125 of the Bankruptcy Code. The Debtors are not submitting this Disclosure Statement to holders of Claims in LBHI Classes 10A, 10B, 10C and 11 or Equity Interests in the Debtors, including the holders of Equity Interests in LBHI as such claimants are not eligible to vote on the Plan and are deemed to have rejected to Plan. Holders of Claims in LBHI Classes 10A, 10B, 10C and 11 and holders of Equity Interests in any of the Debtors may obtain a copy of the Disclosure Statement by contacting Epiq Bankruptcy Solutions, LLC at 1-866-879-0688 if you are located in the United States, or 1-503-597-7691 if you are located outside of the United States.

B. General Information Regarding Lehman

A general description of Lehman’s organization and business prior to LBHI’s Commencement Date is included in Exhibit 9 annexed hereto. As a result of (i) the commencement of the Chapter 11 Cases, (ii) the commencement of a proceeding under the Securities Investors Protection Act of 1970 (“SIPA”) for LBI, (iii) the commencement of the insolvency proceedings relating to the Foreign Debtors (as defined below), and (iv) the sale of significant business units and assets after the Commencement Date, the global business of Lehman has significantly changed and no longer resembles the description set forth in Exhibit 9.

IV.	THE CHAPTER 11 CASES

On September 15, 2008, LBHI commenced its Chapter 11 Case to preserve its assets and maximize value for the benefit of all of its economic stakeholders. Prior to and as a result of the commencement of LBHI’s chapter 11 case, several of LBHI’s Affiliates commenced insolvency proceedings in their respective countries and are subject to the insolvency laws of their respective jurisdictions.

Periodically, following September 15, 2008, the Subsidiary Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A. Stabilization of the Business

During the initial stages of the Chapter 11 Cases, the Debtors engaged Alvarez & Marsal North America LLC (“A&M”) to provide crisis management and other services necessary to the preservation of asset values and the administration of the Chapter 11 Cases. Bryan Marsal was appointed the Chief Restructuring Officer. Since that time, A&M personnel have led the administration of the Chapter 11 Cases. The Debtors’ Chapter 11 Cases were followed by a period of global turmoil in the financial markets, the effects of which have been persistent and which precipitated massive federal intervention to save the financial system. In that context, the initial phases of the Chapter 11 Cases were tumultuous, hectic in all respects and extraordinarily demanding.

Of primary concern to the Debtors, prior to the involvement of A&M, was avoiding the loss of thousands of jobs, customer dislocation and the significant loss in value resulting from a liquidation of LBI. LBI, Lehman’s primary operating entity for the Lehman North American capital markets and investment banking business, and the entity that held Lehman’s customer accounts, functioned as a broker/dealer registered with and regulated by the SEC and as a result did not qualify to be a debtor under chapter 11 of the Bankruptcy Code. Rather, LBI was subject to potential proceedings under SIPA.

Pursuant to arrangements with the Federal Reserve Bank of New York, LBI was allowed to continue to function on Monday, September 15, 2008. Commencing with the early morning hours of September 15, 2008, Barclays contacted Lehman to express a continuing interest in acquiring Lehman’s North American capital markets and investment banking businesses operated by LBI. As a result, huge efforts were dedicated by Lehman to negotiations with Barclays. At that time, A&M was just beginning to organize its management team. As a consequence, A&M did not participate in the Barclays negotiations or the finalization of the transaction (other than with respect to the Transition Services Agreement). The contemplated sale posed a number of problems. Barclays would not agree to a sale without the protection of a court order because it did not want to expose itself to the risk of potential fraudulent transfer and other claims. Another problem was time. As a financial organization, the businesses of Lehman and, in particular, LBI, were extremely sensitive to market forces and potentially a severe and sharp drop in value if the sale were not expeditiously consummated.

The cooperation of SIPC was essential so that the timeline of the sale process could be coordinated with the commencement of LBI’s broker/dealer liquidation under SIPA. The Bankruptcy Court acted expeditiously, despite objections, and taking into account the urgency and sensitivity of the situation, approved the sale procedures at a hearing on Wednesday, September 17, 2008. On September 19, 2008, as the sale approval hearing was commencing, SIPC caused LBI to be placed into a proceeding under SIPA. The sale preserved a significant number of jobs, enabled customers of LBI access to their accounts, and was the essential first step in establishing the foundation for the Chapter 11 Cases. It provided the Debtors with immediate access to approximately $1.3 billion to provide capital for the administration and the sound beginning of these extraordinary and atypical Chapter 11 Cases.

The following is a brief description of certain other significant events that have occurred during the Chapter 11 Cases.

B. Creditors’ Committee

On September 17, 2008, the United States Trustee for the Southern District of New York (the “US Trustee”), pursuant to section 1102(a)(1) of the Bankruptcy Code, appointed the Creditors’ Committee to represent the interests of the unsecured creditors of the Debtors. The original committee consisted of Wilmington Trust Company, as Indenture Trustee, The Bank of NY Mellon, Mizuho Corporate Bank, Ltd., as Agent, Metropolitan Life Insurance Co., Shinsei Bank, Limited, The Royal Bank of Scotland, PLC, and RR Donnelley & Sons. The Creditors’ Committee’s composition was amended on October 3, 2008, at which time The Royal Bank of Scotland, PLC and RR Donnelley & Sons were replaced with The Vanguard Group and Aegon USA Investment Management, respectively. The Creditors’ Committee composition was reduced to five members on December 15, 2009, when Shinsei Bank, Limited and Aegon USA Investment Management resigned. On February 9, 2010, the Creditors’ Committee was expanded to seven members with the appointment of U.S. Bank, N.A., as Indenture Trustee, and Elliott Management Corp.

Since the appointment of the Creditors’ Committee, the Debtors have regularly consulted with the Creditors’ Committee and its professionals concerning the administration of the Chapter 11 Cases. The Debtors have kept the Creditors’ Committee and its professionals informed with respect to their operations and have obtained the concurrence of the Creditors’ Committee for actions and transactions outside of the ordinary course of the Debtors’ business. The Debtors have met with the Creditors’ Committee and its advisors on at least a monthly basis, and have participated in many meetings with sub-committees of the Creditors’ Committee focused on specific asset classes and related issues on a regular and frequent basis. The Creditors’ Committee and its professionals have participated actively, together with the Debtors and their professionals, in, among other things, reviewing the Debtors’ business operations across all of the Debtors’ business lines as well as to all matters relating to the administration of the Chapter 11 Cases and the formulation of the Plan. These meetings occur on an almost daily basis.

The expenses of members of the Creditors’ Committee and the fees and expenses of the Creditors’ Committee’s professionals are administrative expenses of the Debtors in the Chapter 11 Cases, subject to approval by the Bankruptcy Court.

The Debtors also have met and conferred with certain non-statutory groups of creditors and their financial and legal advisors.

C. Lehman Brothers Inc.’s SIPA Proceeding; Lehman ALI

On the Commencement Date, LBI was a wholly-owned direct subsidiary of LBHI and a broker/dealer registered with the SEC.

Following the Commencement Date, LBHI negotiated and agreed to the sale of substantially all of Lehman’s North American capital markets and investment banking business to Barclays. Barclays declined to acquire certain businesses and assets of LBI, including those relating to derivative products or real estate investments held in various subsidiaries of LBI. Therefore, on September 19, 2008, prior to the commencement of LBI’s proceeding under the SIPA, LBI transferred to Lehman ALI Inc. (“Lehman ALI”), a wholly-owned direct subsidiary of LBHI, all of LBI’s interests in the shares of those subsidiaries of LBI.

Pursuant to such transaction, Lehman ALI acquired all of LBI’s interest in the shares of: LCPI, LBSF, LBDP, LBFP, Blue Jay Realty Corporation, FRAH Special Services Inc., LB I Group Inc., LBI India Holdings Mauritius III Limited, LB Leasing Inc., Lehman Brothers (Israel) Inc., Lehman Brothers (Spain) S.A., Lehman Brothers de Venezuela C.A., Lehman Brothers Europe Inc., Lehman Brothers Finance (Japan) Inc., Lehman Brothers Investment Holding Company Inc., Lehman Brothers International Services, Inc., Lehman Brothers Holdings International Inc., Lehman Brothers Investment Management Asia Limited, Lehman Brothers Overseas Inc., Lehman Brothers South Asia Limited (inactive), Lehman Realty & Development Corp., MBR/GP Corp., RIBCO LLC and RIBCO SPC, Inc. The transfers were intended to preserve the value of the transferred assets and enhance potential recoveries. Subsequent to the transfer, certain of the transferred entities filed for chapter 11 protection.

In exchange for the transfer of the shares of these entities, Lehman ALI provided a note (the “PIK Note”) to LBI in an amount equal to the fair market value of the shares of such entities as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard Ltd. (“Lazard”). As security for the payments due under the

PIK Note, Lehman ALI granted LBI a security interest in the stock of the acquired entities and the proceeds of any sale of such shares.

LBI also transferred to Lehman ALI certain patents and trademarks that were owned by LBI but used in the investment management division. In consideration for the transfer of such intellectual property, Lehman ALI issued another note (the “IP PIK Note”) to LBI. The amount of the IP PIK Note is equal to the fair market value of the transferred intellectual property as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard. The IP PIK Note is secured by a security interest in the transferred intellectual property.

Based on the Debtors’ calculations, the fair market value of the shares of transferred entities as of September 19, 2008, is zero dollars. In addition, the intellectual property acquired from LBI did not have any value as of September 19, 2008. Accordingly, no liability has been recognized by Lehman ALI. The trustee appointed to liquidate LBI under SIPA (the “SIPA Trustee”) does not concur with the conclusion of the Debtors and has reserved all of his rights with respect to such PIK Notes. As of the date of this Disclosure Statement, neither the value, nor the methodology for determining the value of the PIK Note and the IP PIK Note has been finally determined by Lazard. The Debtors are in discussions with the SIPA Trustee to come to a resolution.

D. Sale of the North American Capital Markets and Investment Banking Business to Barclays Capital Inc.

On September 16, 2008, one day after the Commencement Date, the Debtors and Barclays entered into an asset purchase agreement (the “Barclays Purchase Agreement”) with respect to the sale of the Debtors’ North American capital markets and investment banking business, including the fixed income and equities cash trading, brokerage, dealing, trading and advisory businesses, investment banking operations, LBI’s business as a futures commission merchant and LBI’s commodities business, government securities trading operations and mortgage-backed securities trading operations of LBI, and its private investment management business (the “Barclays Purchased Assets”). The value of a financial service business is inherently tied to the skills and knowledge of its employees and the employees’ relationships with clients. The Debtors determined, prior to the appointment of A&M, that an expeditious sale of the Barclays Purchased Assets was critical to the stabilization of its value, in order to avoid rapid value depreciation and a mass exodus of employees. On September 17, 2008, the Debtors filed a motion seeking approval of the sale of the Barclays Purchased Assets and certain non-residential real property pursuant to the Barclays Purchase Agreement, free and clear of all liens, claims, encumbrances or interests and the assumption and assignment of certain prepetition executory contracts and unexpired leases [Docket No. 60]. Lazard, the Debtors’ investment banker which had assisted in a search for purchasers before the Commencement Date, later testified during the Bankruptcy Court sale hearing on September 19, 2008, that no other purchasers had emerged for the Barclays Purchased Assets since the Commencement Date. The sale of the Barclays Purchased Assets was consummated pursuant to an Order of the Bankruptcy Court dated September 19, 2008 (the “Barclays Sale Order”), and the Barclays Purchase Agreement, as amended on September 19, 2008, and a clarification letter (the “Clarification Letter”) dated as of September 20, 2008, and executed on September 22, 2008 [Docket No. 258].

The Barclays Purchase Agreement as part of the sale required the closing to occur on or before September 22, 2008, unless otherwise agreed by the parties. In consideration for the transfer of the Barclays Purchased Assets, Barclays (i) paid approximately $1.3 billion for Lehman’s corporate headquarters building and two data centers, (ii) paid $250 million for the goodwill of LBI, (iii) agreed to assume approximately $2.5 billion in liabilities relating to compensation to LBI’s employees, transfer taxes and accounts payable in the ordinary course of business, and (iv) agreed to be responsible for approximately $1.5 billion in cure costs as to assumed executory contracts and liabilities under assigned leases. Significant to the agreement was the condition precedent that virtually all domestic employees of LBI, totaling approximately 10,000, had the opportunity to continue their employment on the same terms they had with Lehman through December 31, 2008. In addition, the transfer of the private investment management businesses to Barclays provided an expeditious transfer of thousands of customer accounts to Barclays which enabled such holders to continue to access their accounts. Another prerequisite to effectuating the Barclays Purchase Agreement was the commencement of a proceeding against LBI under SIPA.

On September 19, 2008, based on the record before it, the Bankruptcy Court approved the sale to Barclays.

Currently, certain aspects of the sale of the Barclays Purchased Assets pursuant to the Barclays Purchase Agreement and Clarification Letter are the subject of litigation commenced by LBHI, the Creditors’ Committee and the LBI SIPA Trustee against Barclays. LBHI filed a motion on September 15, 2009, seeking an Order pursuant to Federal Rules of Civil Procedure 60(b) (“Rule 60(b)”), (i) modifying the Barclays Sale Order to remove certain assets totaling up to approximately $13 billion from the definition of “Purchased Assets,” (ii) amending other provisions of the Barclays Sale Order, (iii) authorizing further discovery to assess the transaction on an accurate and complete record and (iv) granting other relief, including the insertion of a provision in the Barclays Sale Order that would permit LBHI and other interested parties to pursue Claims arising from the sale transaction, notwithstanding any findings of fact or conclusions of law contained in the Barclays Sale Order [Docket No. 5148]. In the motion, LBHI asserts, among other things, that it was not disclosed to the Bankruptcy Court, or the attorneys for LBHI, that the sale was structured to provide Barclays a substantial first day gain. LBHI asserts that such a gain was contrary to representations and disclosures made to the Bankruptcy Court regarding the transaction, in part because certain Lehman executives agreed to give Barclays an undisclosed $5 billion discount off the book value of the securities transferred to Barclays, and later agreed to give billions more in additional value, without informing the Debtors’ attorneys or the Bankruptcy Court.

LBHI also commenced a related adversary proceeding against Barclays on November 16, 2009 [Adv. Proc. 09-1731 Docket No. 1]. The complaint seeks declaratory relief, compensatory and punitive damages, disgorgement and return of all excess assets received by Barclays and any profits derived from them, post (and if appropriate pre-) judgment interest, avoidance of the transfer of excess assets pursuant to the Bankruptcy Code, attorneys fees, and disallowance of Barclays’ Claims against LBHI.

The SIPA Trustee joined LBHI’s Rule 60(b) motion and filed a separate motion in the SIPA proceeding seeking relief under Rule 60(b) on the grounds that Barclays obtained excess value as a result of the $5 billion alleged “discount.”4 The SIPA Trustee seeks declaratory relief or modification of the Barclays Sale Order and an accounting to remove certain assets totaling at least $6.7 billion, and requests further discovery to assess the transaction on an accurate and complete record. The motion asserts that (i) the terms of the Clarification Letter were modified by a side letter amongst the Depositary Trust & Clearing Corporation (“DTCC”), Barclays and the Trustee (“DTCC Letter”) so as to exclude certain assets; (ii) the condition precedent for the transfer of the assets from the Rule 15c3-3 account (a required broker/dealer special account to be maintained for the benefit of customers of a broker/dealer) was not met; and (iii) the terms of the sale documents did not authorize the transfer of other assets held at derivatives exchanges. The SIPA Trustee is requesting the return of the value allegedly received in excess of what the Bankruptcy Court authorized.

The Creditors Committee joined in LBHI’s Rule 60(b) motion and filed a separate Rule 60(b) motion that makes similar factual and legal arguments as the Debtors’ Rule 60 motion. The Creditors’ Committee also requests that Barclays provide an accounting and reconciliation as to the sale and that the Barclays Sale Order be modified to remove certain assets from the definition of “Purchased Assets” so that “Purchased Assets” are no greater than a maximum of $47.4 billion and to remove approval of the Clarification Letter to the extent it materially modified the transaction. The Creditors Committee consummated a separate adversary proceeding on November 16, 2009 [Adv. Proc. 09-1733 Docket No. 1] based upon the same allegations.

Barclays has opposed the Rule 60(b) motions and filed a motion seeking an order from the Bankruptcy Court enforcing the Barclays Sale Order, and asserting that the LBHI and the SIPA Trustee have not delivered assets due to Barclays. Barclays requests the delivery of: (i) remaining DTCC “clearance box assets” valued at $707 million; (ii) $769 million of Rule 15c3-3 securities; and (iii) substantial amounts of exchange-traded derivative margin accounts.

In its opposition brief to the Rule 60(b) motions, Barclays principally argues that (i) all material facts underlying the sale transaction were disclosed, including that it expected to record a gain, (ii) no formal valuation was put on the deal because of the illiquid and volatile financial assets transferred during extraordinary circumstances, and (iii) all parties understood the process and substance of the Clarification Letter.

On April 9, 2010, the Bankruptcy Court heard opening arguments of the parties as to the Rule 60(b) motions and subsequently decided that an evidentiary hearing would be necessary to determine the issues. The evidentiary hearing commenced on April 26, 2010 and lasted for a total of 37 days. During the evidentiary hearing, the Bankruptcy Court heard

[4]

In the Rule 60(b) motions, LBHI contends that the disclosed Barclays Purchase Agreement structure was essentially abandoned by September 19, 2008, the day of the hearing to approve the sale to Barclays because, among other reasons, an executory securities repurchase agreement (the “Repurchase Agreement”), entered into on September 18, 2008 between LBI and Barclays (who replaced the Federal Reserve Bank in this role), was terminated without disclosure. The Debtors further contend that the Repurchase Agreement was used as a mechanism to deliver the undisclosed discount. Pursuant to the Repurchase Agreement, Barclays transferred $45 billion cash to LBI on September 18, 2008 in exchange for approximately $50 billion in securities. The Repurchase Agreement was terminated on September 19, 2008 and Barclays kept all of the collateral giving Barclays a $5 billion undisclosed discount.

testimony from 41 witnesses, and produced a record of approximately 7230 pages. The Bankruptcy Court heard the closing arguments of the parties on October 21, 2010. On November 22, 2010, each party filed its post-trial memorandum and proposed findings of fact and conclusions of law. The Bankruptcy Court has taken the Rule 60(b) motions under advisement.

E. Significant Developments During the Chapter 11 Case

During the Chapter 11 Cases, the Debtors commenced a process to evaluate their businesses and provide for the disposition of their assets. The Debtors are continuously reviewing their businesses, owned properties, contracts and loans to determine if it is appropriate and timely to sell or monetize such assets.

1. Significant Asset Dispositions

Due to the crisis in the financial markets and the credit markets that permeated the initial phases of these Chapter 11 Cases, the Debtors determined that it would not be in the best interests of their estates to attempt to dispose of their assets in the then-current market conditions. The depressed market value of many of the Debtors’ assets was the result of a crisis of confidence in financial markets and financial institutions rather than the underlying values of the assets. Many of its financial and real estate assets had, at that time, intrinsic value significantly greater than the market prices as of the Commencement Date. In certain circumstances where the Debtors decided that the prices offered for their assets were fair, or that certain assets were too burdensome or costly to retain, the Debtors sold the assets after consultation with the Creditors’ Committee and where appropriate with the approval of the Bankruptcy Court.

a. Sale of Investment Management Division

Prior to the Commencement Date, LBHI had attempted to sell a significant portion of its investment management division, including Neuberger Berman, the fixed income business and the alternative asset management business (such portion, the “IMD Business”). The IMD Business, provided customized investment management services for mutual funds, high net worth clients and other investors, serving as the general partner for private equity and other alternative investment partnerships, and also holding minority stake investments in certain alternative investment managers. The deteriorating financial markets and pressure from the Lehman name resulted in the investment management division losing clients and assets under management.

In an effort to preserve and maximize the value of the IMD Business, the Debtors determined that a sale of the IMD Business was in their best interests. It was imperative for the transaction to be completed expeditiously, as the value of the IMD Business was influenced by the ebbs and flows of the marketplace, the impact of the Chapter 11 Cases, and the public speculation that additional Lehman entities may seek bankruptcy protection and further diminish the value of the IMD Business.

On September 29, 2008, LBHI and certain affiliates entered into a purchase agreement with an entity co-sponsored by Bain Capital Fund X, L.P. and Hellman & Friedman

Capital Partners VI, L.P. (“BHF Purchaser”), whereby BHF Purchaser would purchase the IMD Business for $2.15 billion in cash (subject to certain adjustments which, as estimated in November 2008, would have resulted in a reduced purchase price of approximately $955 million if such transaction closed) and assumed liabilities, and act as a stalking horse purchaser for the purpose of an auction sale of the IMD Business. On October 22, 2008, the Bankruptcy Court approved bidding procedures for the sale of the IMD Business, including a break-up fee of $52.5 million, as well as expense reimbursement, to BHF Purchaser if such entity was not the purchaser as a result of the auction sale. Following an auction conducted on December 3, 2008, a group comprised of certain members of the management team, senior professionals and portfolio managers of the Investment Management Division (the “IMD Management Team”) was selected as the winning bidder. After the transaction, LBHI retained (i) 93% of the preferred equity interests in Neuberger Berman Group (as defined below) with an aggregate liquidation preference of $875 million and (ii) 49% of the common equity interests in Neuberger Berman Group (which, as of December 31, 2010, was approximately 48% due to the issuance of additional equity interests).

As part of the transaction, a new company, Neuberger Berman Group LLC (“Neuberger Berman Group”) was created to hold the IMD Business, which through its affiliates managed approximately $160 billion of assets as of November 30, 2008. The IMD Management Team controlled 51% of the common equity of Neuberger Berman Group immediately after the transaction (which, as of December 31, 2010, was approximately 52% due to certain adjustments). The transaction resulted in approximately 1,645 employees of the Investment Management Division becoming employees of Neuberger Berman Group or one of its affiliates.

As of September 30, 2010, Neuberger Berman Group and its affiliates had approximately $180 billion in assets under management, and had estimated revenues of approximately $956 million for the trailing twelve months (net of a $10 million non-recurring gain).

b. Sale of European and Asian Assets and Businesses to Nomura

Nomura International Plc (“Nomura”) purchased various Investment Banking assets, largely representing Lehman’s European and Asian operations, from Lehman Brothers Holdings Plc, Lehman Brothers International (Europe) (in Administration) (“LBIE”), Lehman Brothers Europe Limited, and Lehman Brothers Limited (in Administration), under agreements, dated, September 22, 2008 and September 29, 2008 (the “Nomura Purchase Agreements”). Although LBHI was not one of the primary sellers of the assets in these transactions, LBHI did receive approximately $60 million from the sale of back office operations in India to Nomura. Pursuant to the Nomura Purchase Agreements, Nomura and LBHI entered into a transition services agreement (the “TSA”), whereby Nomura agreed to provide certain services, use of facilities and other assistance on a transitional basis to the Debtors. In exchange for Nomura’s transition services, LBHI agreed to continue to provide those services that were being provided by LBHI (or the Debtor-Controlled Entities) prior to acquisition by Nomura under the Nomura Purchase Agreements. The transaction resulted in approximately 7,000 former Lehman employees obtaining employment with Nomura.

2. Significant Settlements and Transactions

a. Settlement with Lehman Brothers Bankhaus AG

Prior to the Commencement Date, with respect to commercial and real estate loans, LBHI, LCPI, and Lehman ALI (collectively, the “Lehman Parties”) and Bankhaus often entered into transactions with one another, or their wholly owned subsidiaries, whereby one of the parties acted as the lender of record and/or agent (the “Lender”) for certain loans, and the other party or parties would acquire interests in those loans through a participation (the “Participant”). Following the Commencement Date, a dispute arose among the Lehman Parties and Dr. Michael C. Frege, the Foreign Administrator of Bankhaus, over the ownership of certain of the loans. Specifically, the dispute centered on whether Bankhaus, as the Participant, had an ownership interest in certain of the loans, or just an unsecured claim against the Lender. Following nearly a year of extensive, arm’s length negotiations between the Lehman Parties and Dr. Frege, the parties agreed to the terms of a settlement agreement (the “Bankhaus Agreement”), which was approved by the Bankruptcy Court on January 14, 2010. Pursuant to the Bankhaus Agreement, the Lehman Parties acquired 86 loans with a total outstanding principal balance due of approximately $2.9 billion, for a net purchase price of approximately $1 billion, which amount accounts for (i) litigation risks associated with the dispute, and (ii) commercial risks attendant to collections. Other loans that were not a part of the dispute were also included in the transaction, and were acquired by the Lehman Parties at a discount. The Lehman Parties also agreed that certain Claims of Bankhaus with respect to other participations will be Allowed as general unsecured Claims against LCPI, in the amount of $1,015,500,000 (the “Allowed Claim Against LCPI”), and against LBHI, in the amount of $1,380,900,000 (less the amount of any distributions that are received by Bankhaus as a distribution on the Allowed Claim Against LCPI). The Bankhaus Agreement further provides that LCPI and LBHI may not setoff claims held against Bankhaus against the Claims deemed Allowed by the Bankhaus Agreement. Additional information regarding the Bankhaus Agreement is contained in the Debtors’ Motion Pursuant to Sections 105 and 363 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 9019 for Authorization and Approval of a Settlement Agreement with the Insolvency Administrator of Lehman Brothers Bankhaus AG (In Insolvenz) [Docket No. 6303].

b. Transaction with JPMorgan

Prior to the commencement of the Chapter 11 Cases, J.P.Morgan Chase Bank., N.A. (“JPMorgan”) served as Lehman’s primary bank and provided clearing services to Lehman’s primary broker/dealer, LBI, pursuant to a clearance agreement, whereby JPMorgan executed trades and transactions with third parties on behalf of Lehman. In connection with such clearance agreement, LBI was required to pledge collateral to JPMorgan to secure LBI’s obligations with respect to such trades or transactions. In 2008 the clearance agreement was amended to add LBHI as a party. Beginning in August 2008, JPMorgan required LBHI to execute a series of agreements pursuant to which LBHI purportedly became the guarantor, ultimately, of the obligations of all Lehman entities to JPMorgan and all of its purported affiliates. In connection with these guaranties, LBHI pledged $8.6 billion of cash and cash equivalents and billions of dollars of securities as collateral security to JPMorgan through September 2008.

JPMorgan and its purported affiliates have filed proofs of Claim against the Debtors and LBI asserting Claims exceeding $29 billion in the aggregate (the “JPMorgan Claims”), and asserting that the JPMorgan Claims are secured primarily by the collateral deposited by LBI and LBHI in connection with the agreements described above. JPMorgan also advised the Debtors that, after September 15, 2008, it set off against the JPMorgan Claims certain collateral deposited by certain of the Debtors. In addition, from time to time, JPMorgan liquidated portions of the collateral and applied the proceeds to reduce the amount of the outstanding JPMorgan Claims. After giving effect to the application of collateral, in March 2010, JPMorgan claimed an outstanding balance of $7.64 billion, against which it continued to hold collateral security.

After months of extensive arm’s-length negotiation, JPMorgan and certain of its purported affiliates, and LBHI, with other Debtors, entered into a Collateral Disposition Agreement (the “CDA”). The CDA provided the Debtors with a means of administering certain remaining unapplied collateral then held by JPMorgan in a manner more conducive to enhancing recoveries and maximizing value for the benefit of the Debtors. Pursuant to the CDA, among other things:

•

JPMorgan and its affiliates reduced the remaining aggregate JPMorgan Claims balance from approximately $7.64 billion to approximately $524 million through provisional application of collateral consisting of certain cash, cash proceeds and principal and income payments received in respect of certain securities and money market funds that JPMorgan has asserted had been pledged by LBHI and LBI to secure such Claims.

•	JPMorgan transferred the remaining collateral to LBHI either as direct owner or as subrogee.

•

LBHI made a one-time cash payment to JPMorgan in an amount of approximately $524 million, equal to the aggregate unpaid balance of the provisionally allowed JPMorgan Claims. Following March 2010, LBHI received approximately $40 million from JPMorgan on account of certain Claims asserted by LBHI. These amounts effectively reduced the $524 million payment made by LBHI to approximately $484 million.

•

JPMorgan had been charging a net interest rate of approximately 2% annually on the outstanding alleged deficit. Based on the approximately $7.7 billion deficit just before implementing the CDA, interest was purportedly accruing at the rate of over $12 million per month. The CDA eliminates any further interest accruals.

•	LBHI was subrogated to JPMorgan’s secured Claim against LBI and certain other Debtors.

Each Lehman entity reserved all rights and remedies under applicable law, contract or otherwise that it might have against JPMorgan and its purported affiliates and JPMorgan reserved all rights and defenses to such claims. The CDA did not prejudice rights and claims of the Debtors, the SIPA Trustee, and the Creditors’ Committee to challenge the JPMorgan Claims. It is the intent of the Debtors to vigorously pursue claims against JPMorgan and challenge the amount and validity of certain of JPMorgan’s Claims. The transactions contemplated by the CDA were consummated on March 31, 2010. Additional information regarding the CDA is contained in the Debtors’ Motion Pursuant To Section 363 of The Bankruptcy Code and Bankruptcy Rule 6004 For Approval of Collateral Disposition Agreement With JPMorgan Chase Bank, N.A., Et Al. [Docket No. 7269].

On May 26, 2010, LBHI and the Creditors’ Committee (the “Plaintiffs”) commenced an adversary proceeding against JPMorgan, Lehman Brothers Holdings Inc. v. JPMorgan Chase Bank, N.A., Case No. 10-03266, seeking a judgment that LBHI is entitled to void certain agreements entered into between LBHI and JPMorgan in the weeks prior to LBHI’s Commencement Date on the grounds that such agreements were fraudulent conveyances and/or unenforceable under state law (the “JPMorgan Adversary Proceeding”). The Plaintiffs further seek to recover $8.6 billion of cash and cash equivalents, certain securities transferred to JPMorgan, and all other damages occasioned by JPMorgan’s wrongful conduct under various bankruptcy and state law theories. The Plaintiffs filed their First Amended Complaint on September 15, 2010. On October 19, 2010 JPMorgan filed a motion to dismiss the First Amended Complaint, and on December 15, 2010, the Plaintiffs filed an opposition to that motion. JPMorgan’s deadline to reply to the opposition is February 2, 2011. On December 1, 2010, JPMorgan filed counterclaims, seeking damages from LBHI on the purported basis that JPMorgan was fraudulently induced to provide certain repo-related loans to LBI in the week following LBHI’s bankruptcy filing. The date for LBHI to answer JPMorgan’s counterclaims or move to dismiss them is January 31, 2011. LBHI intends to vigorously contest JPMorgan’s counterclaims.

3. Cross Border Insolvency Protocol / Negotiations With Foreign Debtors

Nearly 80 of LBHI’s foreign Affiliates have commenced, or in some cases, had initiated against them, a variety of Foreign Proceedings (the “Foreign Debtors”) across sixteen foreign jurisdictions and before different courts and governmental, regulatory, or administrative bodies (collectively, with the Bankruptcy Court, the “Tribunals”). In all but the Japanese Foreign Proceedings (where the Foreign Debtors are debtors in possession), liquidators, administrators, trustees, custodians, supervisors, or curators, including the Foreign Administrators, have been appointed to manage the Foreign Debtors’ affairs and represent their insolvent estates.

Given the integrated and global nature of Lehman’s businesses, the Debtors recognized as early as October 2008 that the efficient administration of the Chapter 11 Cases would benefit from cooperation among the Debtors, the Foreign Debtors and Foreign Administrators, and that cooperation and communication among Tribunals would enable effective case management and consistency of judgments. On May 12, 2009, the Debtors and Foreign Administrators from Hong Kong, Singapore, Australia, and Germany executed the Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies (the “Protocol”). Periodically thereafter, the Foreign Administrators from the Netherlands, the Netherlands-Antilles, Switzerland, and Luxembourg, as well as the SIPA Trustee (collectively with the initial signatories, the “Signatories”) joined as signatories to the Protocol.

a. Description of Protocol

The Protocol generally provides for (i) the sharing of information among Signatories, (ii) court-to-court communication, (iii) asset preservation mechanisms, (iv) coordinated claims administration and (v) certain special procedures for the resolution of Intercompany Claims.

The Signatories and Participating Affiliates have conducted quarterly meetings to implement the Protocol. At the first meeting in London, the Debtors proposed that the most efficient and reliable methodology for the Debtors and their Affiliates to begin reconciling intercompany balances would be to use Lehman’s books and records as a starting point. However, the last month-end close for the consolidated Lehman group was as of August 31, 2008 – two weeks before the Commencement Date. Fortunately, in the months that followed the Commencement Date, a global effort was undertaken by a global team of personnel at LBHI, Barclays, Nomura, and LBIE, to perform a full accounting close as of September 14, 2008 (the “Global Close”), i.e., the last trading day prior to the Commencement Date. The Debtors therefore proposed that the Global Close be used as a starting point and evidentiary basis for the reconciliation of Intercompany Claims.

Since March 2010, the Signatories and other Participating Affiliates have devoted the majority of their time during their quarterly meetings to discussing the Debtor’s chapter 11 plan. While the Debtors have attended portions of these meetings in order to answer questions relating to their chapter 11 plan, the Signatories and Participating Affiliates have met primarily without the Debtors, in an effort to develop a collective position with respect thereto.

b. Settlement Negotiations

Beginning in July of 2010, the Debtors initiated a series of separate bilateral plan settlement negotiations with the certain Foreign Debtors, centered around the terms of individual plan settlement agreements with these parties. Based on these preliminary negotiations, by early August of 2010, the Debtors had prepared and distributed detailed term sheets to most Foreign Debtors. Since that time, the Debtors have exchanged multiple drafts of term sheets and drafts of settlement agreements with certain Foreign Debtors, and engaged in extensive, arms-length negotiation over their terms. The term sheets and settlement agreements vary in their complexity depending on the relative complexity of the intercompany relationships between the Debtors and the relevant Foreign Debtors. However, the term sheets and settlement agreements all share the following common features:

(i) A final agreement on the allowed amount and treatment of all Intercompany Claims between and among the Debtors and the Foreign Debtors, as well as certain Debtor-Controlled Entities and/or entities controlled by the Foreign Debtors.

(ii) An agreement by the Debtors to prepare and diligently prosecute the Plan, and to seek entry of the Confirmation Order, which should include an approval of the terms of each settlement agreement.

(iii) An agreement by the Foreign Debtors, and the relevant entities controlled by such Foreign Debtors, to support the Plan.

(iv) Mutual releases of all remaining claims, including all Avoidance Actions and similar actions under applicable foreign law.

The Debtors have reached an agreement with Bankhaus, which primarily provides for the settlement of the amounts of claims among the parties. The agreement with Bankhaus is subject to the Debtors and Bankhaus each obtaining the requisite approvals, and certain other conditions. While progress has been made in negotiating settlements of claim amounts with certain other Foreign Debtors, the Debtors have not executed a final settlement agreement with any of the other Foreign Debtors.

4. Appointment of Examiner

On October 20, 2008, a motion was made for the appointment of an examiner (the “Examiner”) pursuant to section 1104(c)(2) of the Bankruptcy Code. The Debtors, other creditors and the US Trustee joined the motion. The SIPA Trustee opposed the motion to the extent that it would authorize an investigation of LBI and be duplicative of the investigation already initiated and required to be conducted by the SIPA Trustee. Barclays opposed the motion to the extent that it would provide the examiner with any authority to investigate matters relating to LBI, the Barclays Purchase Agreement and related transactions. On November 4, 2008, the New York State Comptroller moved for the appointment of a trustee, or, in the alternative, an examiner with expanded powers.

On January 16, 2009, the Bankruptcy Court directed the US Trustee to appoint an examiner as soon as practicable. The Bankruptcy Court directed that the examiner shall perform the duties specified in sections 1106(a)(3) and (4) of the Bankruptcy Code and as otherwise directed, and conduct an investigation into various matters, including (i) whether any Affiliate has colorable claims against LBHI or any other Affiliate for potentially voidable transfers or incurrences of debt; (ii) whether there are colorable claims for breach of fiduciary duties and/or aiding or abetting such breaches against officers and directors of the Debtors in connection with the financial condition of Lehman prior to the Commencement Date; (iii) whether assets of any Affiliates were transferred to Barclays Capital as a result of the Barclays sale creating colorable claims that inure to the benefit of such Affiliates; (iv) the intercompany accounts and transfers among the Debtors and Affiliates during the 30-day period preceding the Commencement Date; (v) the transactions and transfers among the Debtors and prepetition lenders, including JPMorgan, Citigroup, Inc., Bank of America, and the Federal Reserve Bank of New York; (vi) the transfer of the capital stock of certain subsidiaries of LBI to Lehman ALI on or about September 19, 2008; and (vii) the events that occurred from September 4, 2008 though September 15, 2008, or prior thereto that may have resulted in the commencement of the Chapter 11 Cases.

On January 19, 2009, the US Trustee appointed Anton R. Valukas as the Examiner in the Chapter 11 Cases. On January 20, 2009, the Bankruptcy Court approved the appointment of the Examiner. The Examiner engaged Jenner & Block LLP, as his attorneys, and Duff & Phelps, LLC as his financial advisor.

On February 8, 2010, the Examiner filed his report (the “Examiner’s Report”) under seal (due to confidentiality concerns of third parties). The Examiner’s Report was unsealed on March 11, 2010. The Examiner’s Report consists of more than 2200 pages, excluding exhibits and appendices. It is on file in the Bankruptcy Court [Docket No. 7531] and may be accessed by all parties in interest as to its content.

5. The Ad Hoc Group Plan

On December 15, 2010, an ad hoc group of LBHI creditors (the “Ad Hoc Group”) filed a Joint Substantively Consolidating Chapter 11 Plan for Lehman Brothers Holdings Inc. and Certain of its Affiliated Debtors Other Than Merit, LLC, LB Somerset LLC and LB Preferred Somerset LLC (the “Ad Hoc Plan”) and disclosure statement related thereto. The Ad Hoc Plan is premised on the Bankruptcy Court ordering substantive consolidation of the Debtors and certain of the Foreign Affiliates. The Debtors do not support the Ad Hoc Plan. The Ad Hoc Plan, if pursued would engender significant opposition and litigation, and would result in increased expenses and delay in the Debtors’ Chapter 11 Cases.

F. Administration of the Debtors’ Assets During the Chapter 11 Cases

The Debtors’ assets described in this section are only a subset of the assets held by the entire Lehman enterprise prior to the Commencement Date. As a result, the assets held by the Debtors are not equivalent to the assets set forth in public filings by Lehman prior to the Commencement Date.

1. Derivative Contracts

Prior to the Commencement Date, Lehman entered into derivative transactions both in a trading capacity and as an end-user, conducting its derivative activities through a number of wholly-owned subsidiaries. Its fixed income derivative products business was principally conducted through its subsidiary LBSF and its separately capitalized “AAA” rated subsidiaries, including LBFP and LBDP. Lehman’s equity derivative products business was conducted through LBF, LOTC and LBIE, and its commodity and energy derivatives product business was conducted through LBCS. Lehman conducted a significant amount of its spot, forward and option foreign exchange business through LBCC.

The Debtors’ derivative assets represent amounts due from counterparties under contracts in which the contractual obligations and values are keyed to one or more underlying assets or indices of asset values and are subject to movements in the financial markets (the “Derivative Contracts”). As of the Commencement Date, the Debtors (together with all Debtor-Controlled Entities) were parties to approximately 1.2 million derivative transactions, with approximately 6,500 counterparties.

The Debtors have sought to (i) preserve the value of the Derivative Contracts and collect payments on Derivative Contracts as to which amounts are owed to the Debtors, and prevent erosion based on movements in the value of the underlying asset or index of live contracts and (ii) enter into termination and settlement agreements with respect to Derivative Contracts as to which the Debtors owe money to counterparties. Recoveries in respect of Derivative Contracts present a number of challenges, including (a) determining whether counterparties validly terminated the contracts and the proper termination date, (b) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from irregular market conditions and (c) certain legal provisions in the contracts that purport to penalize the defaulting party in the valuation mechanics. The Bankruptcy Court authorized the establishment of certain procedures to enable the Debtors, with the consent of the Creditors’ Committee in certain circumstances, to resolve disputes regarding Derivatives Contracts.

a. Derivative ADR Procedures

The Debtors often are unable to agree with counterparties on the amount due to the Debtors in connection with the Debtors’ “in the money” Derivative Contracts and in collecting such amounts. The difficulty is caused in part by the wide spreads in the values of illiquid securities in the markets. Such spreads result in parties valuing the payments due under certain Derivative Contracts differently. Also, certain counterparties to Derivative Contracts contend that due to the Debtors’ bankruptcy and consequent default under the Derivative Contracts, counterparties are not required to make payments to the Debtors on contracts that are “in the money” to the Debtors.

To resolve the impasse, on September 17, 2009, the Bankruptcy Court authorized the Debtors to establish procedures requiring counterparties to participate in alternative dispute resolution (“ADR”) to seek to settle on a consensual basis Derivative Contracts that are “in the money” to the Debtors. These ADR procedures were intended to avoid (i) expensive and time intensive litigation with respect to such Derivative Contracts, (ii) undue delay to the administration of the Chapter 11 Cases and (iii) erosion of the embedded value in the Derivative Contracts.

As of January 10, 2011, the Debtors had issued 97 notices to counterparties in connection with 144 Derivative Contracts commencing ADR procedures. Resolution of 52 of those Derivative Contracts has resulted in the receipt by the Debtors of approximately $356 million.

b. Key Litigation Relating to Derivative Contracts

(i) Metavante Corporation

On May 29, 2009, LBSF filed a motion (the “Metavante Motion”), pursuant to sections 105(a), 362 and 365 of the Bankruptcy Code, to compel performance of the obligations of Metavante Corporation (“Metavante”) under an interest rate swap agreement with LBSF. Metavante objected to the Metavante Motion and asserted that it had a legal right to withhold performance of its obligations under its Derivative Contract pursuant to section 2(a)(iii) of its Derivative Contract. Metavante also asserted that any amounts it would otherwise owe under its Derivative Contract must be reduced for alleged costs incurred in entering into a replacement swap. Metavante also filed proofs of claim against LBSF and LBHI related to the interest rate swap agreement for the alleged costs incurred in entering into a replacement swap (the “Metavante Proofs of Claim”). On September 17, 2009, the Bankruptcy Court entered an Order granting the relief requested in the Metavante Motion and held that Metavante was required to perform its obligations under the Derivative Contracts, notwithstanding section 2(a)(iii). The Bankruptcy Court’s ruling in this matter has had a significant beneficial effect on the Debtors’ negotiations with counterparties to Derivative Contracts. Metavante appealed that Order to the

District Court, Case No. 09-CIV. 09839 (JSR) (the “Appeal”). While on appeal, LBSF entered into a settlement agreement that resolved all disputes between the parties, including the appeal and the Metavante Proofs of Claim.

(ii) Lehman Brothers Special Financing Inc. v. BNY Corporate Trustee Services Limited

LBSF filed a complaint against BNY Corporate Trustee Services Limited as the trustee for an SPV structure, and a motion for summary judgment seeking a declaratory judgment that (i) provisions in certain transaction documents modifying LBSF’s payment priority as a result of its bankruptcy filing are unenforceable ipso facto clauses; and (ii) such clauses violate the automatic stay. On January 25, 2010, the Bankruptcy Court granted LBSF’s motion for summary judgment in its entirety. On September 20, 2010, the District Court granted BNY Corporate Trustee Services Ltd.’s motion for leave to appeal the Bankruptcy Court’s summary judgment decision. Concurrently with the adversary proceeding in the United States, a related action was pending in the United Kingdom. After the English High Court of Justice held that the English common-law anti-deprivation principle did not invalidate modification of the priority of payments (see Perpetual Trustee Co. Ltd. v. BNY Corporate Trustee Services Ltd., Nos. HC010C01612, HC010C01931, in the High Court of Justice, England), the Supreme Court of the United Kingdom granted LBSF’s application for permission to appeal the English High Court of Justice’s decision. While the foregoing appeals were pending, LBSF entered into a settlement agreement with the parties that resolved all disputes relating to the transaction documents, including the U.S. and U.K. appeals.

(iii) Litigation with Libra CDO Ltd.

LBSF and LBHI commenced an adversary proceeding against Libra CDO Ltd. (“Libra”), a Collateralized Debt Obligation issuer managed by Lehman Brothers Asset Management, for which Bank of America acts as trustee, which was later consolidated with Libra CDO Ltd., by Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee, and Societe Generale, New York Branch v. Lehman Brothers Special Financing Inc., Case No. 09-01178. LBSF entered into a Credit Default Swap Agreement (“CDSA”) with Libra. Societe Generale entered into a senior swap agreement with Libra pursuant to which Societe Generale would provide liquidity to Libra in the event a payment was due to LBSF under the CDSA. LBSF and LBHI have sought a declaratory judgment that (i) the CDSA was not validly terminated, (ii) the CDSA is an executory contract that may be assumed and assigned, and (iii) in the alternative, even if the CDSA was validly terminated, certain provisions in the relevant documents that effectuate a change in the priority of payments upon termination are not enforceable. Libra, the trustee, and Societe Generale have sought a contrary declaratory judgment. Cross motions for summary judgment, on the issue of whether the CDSA was properly terminated, were argued on August 26, 2009, and the Bankruptcy Court reserved judgment. LBSF and LBHI have since settled with Societe Generale, and the settlement was approved pursuant to a 9019 motion on October 20, 2010. However, LBSF and LBHI have not settled with Libra and the trustee, and therefore the adversary proceeding is not dismissed. Pursuant to the settlement (which covered both the Libra transaction and separate but similar transaction in which Societe Generale also served as senior swap counterparty), LBSF will, subject to the fulfillment of certain conditions precedent, assign its interests in the Libra transaction to Societe Generale, and LBSF’s estate received from Societe Generale an immediate $370 million with an additional $75 million guarantee from Societe Generale associated with LBSF’s right to assert all of its arguments to pursue the remaining assets in the Libra transaction against the other parties to the litigation. LBSF’s estate subsequently received from Libra a $128 million cash payment related to collateral release on December 31, 2010.

c. Updated Information Regarding Derivative Contracts

Prior to entering into a settlement agreement in connection with any Derivative Contract, the Debtors, generally, must (i) reconcile the universe of all trades between the Debtors and a particular counterparty, (ii) value each of the transactions under the Derivative Contracts, and (iii) negotiate settlement amount with the counterparty. Due to the number and complexities of the Derivative Contracts, each step is a particularly arduous process. As of September 30, 2010, the Debtors have reconciled 95% of their Derivative Contracts, valued 87% of their Derivative Contracts and finally settled 45.6% of their Derivative Contacts.

Through June 30, 2010, the Debtors (together with their Debtor-Controlled Entities) have collected more than $10.7 billion from counterparties to Derivative Contracts (net of collections on certain Derivative Contracts which collateralize certain notes) and as of June 30, 2010, expect to collect another $6.0 billion of gross cash flows from Derivative Contracts, including recovery of Cash posted as collateral for hedging in respect of Derivative Contracts. From June 30, 2010 through September 30, 2010, the Debtors (together with their Debtor-Controlled Entities) collected an additional approximately $500 million from counterparties to Derivative Contracts.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts owed to the Debtors on account of Derivative Contracts. For further information about the Derivative Contracts held by each of the Debtors, balance sheets, dated as of June 30, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

2. Real Estate Assets

As of the Commencement Date, the Debtors held and managed commercial and residential mortgage loans, commercial and residential real estate properties, joint venture equity interests in real estate properties and other real estate related investments (“Real Estate Assets”). These Real Estate Assets include debt, equity interests and real-estate owned (“REO”), located in various markets throughout the United States, Canada, and Europe. The commercial Real Estate Assets comprise nearly 900 positions across a broad array of product types (office, condo & multi-family unit apartments, hospitality, and raw land for development). The residential Real Estate Assets are comprised of approximately 6,000 mortgages, securities and REO positions located predominantly in the United States.

The Debtors have made substantial efforts to develop and implement the best course of action to maximize the value of their Real Estate Assets. Due to a downturn in the global real estate markets, many of the borrowers and sponsors of real estate projects have requested additional cash infusions or required significant restructurings of the terms of loans or equity investments in order to continue to operate or complete asset level business plans. In certain cases, the Debtors have agreed to restructure loans and/or equity investments to provide liquidity and allow the borrowers or other parties to implement new or revised business plans and ultimately repay their lenders, including various Debtors and their Affiliates and subsidiaries. Restructurings of real estate loans or equity investments were intended to avoid diminished recoveries, by preserving the value of the Debtors’ sizeable investments for the benefit of creditors.

The Debtors have also made substantial progress in resolving encumbrances affecting certain Real Estate assets that were subject to litigation and/or disputes with certain entities regarding the ownership of assets subject to pledges or repurchase agreements. Resolving these encumbrances has permitted and enabled the Debtors to pursue various value maximization strategies, including foreclosure actions, restructurings, completion of development, negotiated settlements and payoffs and asset sales that would have otherwise been unavailable to the Debtors.

a. Real Estate Protocols Established by the Debtors

To manage and administer the Debtors’ Real Estate Assets in an efficient manner, upon Orders of the Bankruptcy Court, the Debtors established protocols by which they may take certain actions with respect to Real Estate Assets consistent with practices prior to the Commencement Date, without having to seek Court approval for each action. Specifically, the Bankruptcy Court approved protocols to (i) modify and restructure the terms of Real Estate Assets, (ii) compromise amounts due and payable to the Debtors in respect of Real Estate Assets, (iii) transfer mortgage loans to wholly-owned special purpose entities for the purpose of foreclosing on such loans, (iv) make new or additional debt or equity investments in Real Estate Assets, (v) compromise and settle claims that Debtors hold against third parties relating to the origination or sale of residential mortgage loans and (vi) dispose of assets. These protocols generally permit the Debtors to enter into transactions (a) without the consent of any other party, (b) following notice and/or consent of the Creditors’ Committee or (c) only upon further order of the Bankruptcy Court. The required notice and/or consent of the Creditors’ Committee and the Bankruptcy Court are determined in accordance with tiered thresholds based on the outstanding amount of, or estimated recoveries from, the Real Estate Assets.

b. Significant Transactions/Restructurings/Sales

This section contains summary descriptions of four significant transactions and events involving the Debtors’ Real Estate Assets that have occurred during the Chapter 11 Cases.

(i) Restructuring of Archstone Investment

Prior to the Commencement Date, LBHI and LCPI’s investments in Archstone Trust (formerly known as Archstone Smith Operating Trust) (“Archstone”) represented Lehman’s single largest Real Estate Asset. In 2007, certain Debtor and non-Debtor Affiliates loaned and made equity investments in Archstone in connection with the approximately $22 billion leveraged buyout of Archstone led by Lehman and Tishman Speyer. By March 2008, such Debtor and non-Debtor Affiliates reduced their total exposure to this transaction to approximately $5.5 billion. Archstone has an ownership interest in over 400 apartment communities representing over 80,000 residential units. Archstone is a recognized leader in multi-family residential property investment, development, and operations.

Due to a decline in the commercial real estate sales market, Archstone experienced difficulty in late 2008 in generating the property sales necessary to meet certain of its liabilities. In order to protect LBHI’s and LCPI’s substantial investment in Archstone, LBHI, LCPI and certain other lenders agreed to, among other things, commit an additional $485 million in senior-secured financing to Archstone. LCPI committed approximately 47% of the additional funds resulting in LCPI beneficially owning approximately 47% of the equity in the deal. Such transaction was approved by the Bankruptcy Court on January 28, 2009. In 2010, LBHI, LCPI and certain other lenders agreed to implement a more comprehensive restructuring of certain financings provided to Archstone to improve Archstone’s cash flow and liquidity on a long-term basis. The key terms of the restructuring included, among other things, the conversion of the debt financing provided to Archstone by the Debtors and their Affiliates and certain other lenders in the principal amount of approximately $5.4 billion, plus accrued interest, to classes of new equity interests entitled to a preferred return. Approximately $2.5 billion of the financing converted to equity is attributable to the Debtors and their Affiliates’ interests. The restructuring of the Archstone credit facilities was approved by the Bankruptcy Court on May 25, 2010, and modifications thereto were approved on November 18, 2010. The transaction closed on December 2, 2010. With this substantial improvement to the Archstone balance sheet and liquidity profile, the Debtors are well positioned to maximize recovery on their investments in Archstone.

(ii) Acquisition of 237 Park B-Note

237 Park Avenue (hereinafter “237 Park”) is a 21-story building located in New York City. In May 2007, LBHI originated $1.23 billion in loans to finance the purchase of 237 Park by affiliates of Broadway Partners, including $900 million of senior debt and an additional $330 million bridge mezzanine loan. LBHI securitized the first $419.6 million of the senior debt and sold the next $255.4 million as a B-Note (the “237 Park B-Note”) to PRII 237 Park, LLC. The remaining $225 million of the senior debt was restructured as a senior mezzanine loan and was never syndicated. The bridge mezzanine loan is structured in two tranches, one of which is currently owned by LBHI, and the other (approximately $117.5 million) is part of a repo transaction completed prior to the Commencement Date. These transactions left LBHI with an investment in 237 Park of approximately $437 million.

In mid-2010, PRII 237 Park, LLC engaged a broker to run a full marketing and sale process for the 237 Park B-Note. If a party other than LBHI acquired the 237 Park B-Note, LBHI’s investment in 237 Park could have been potentially wiped out through a foreclosure of the 237 Park B-Note. To protect its current investment, and pursue significant upside, LBHI purchased the 237 Park B-Note from PRII 237 Park, LLC. With the purchase of the 237 Park B-Note, LBHI can execute various strategies that will maximize recovery on 237 Park.

(iii) Rosslyn Capital Call

Rosslyn LB Syndication Partner LLC (“Rosslyn LB”), an indirect, non-debtor affiliate of LBHI, legally or beneficially owns a 78.5% limited partnership interest in a joint venture, Rosslyn Syndication Partners JV LP (“Rosslyn JV”), which, in turn, indirectly owns a 3,000,000 square foot, 10-property, office portfolio located in Rosslyn, Virginia, a suburb of Washington, D.C. (the “Rosslyn Venture”). The collection of assets owned in the Rosslyn Venture represents approximately 30% of all office space in Rosslyn, Virginia and is currently at 98% occupancy, with a majority of the space leased by investment grade tenants. This high quality, stable tenancy ensures a long term and resilient cash flow.

In July 2010, $239 million of the Rosslyn Venture’s capital structure matured. In order to obtain the necessary funds to repay that portion of the existing capital structure, Rosslyn JV issued a capital call (the “Rosslyn Capital Call”) to its partners. Rosslyn LB funded its portion of the Rosslyn Capital Call as well as a portion for one of the other partners as a partner loan. Repaying the existing mortgages has greatly increased the marketability of the Rosslyn Venture enabling either the sale of the Rosslyn Venture in a more robust real estate market or the opportunity to refinance the properties with mortgages at more favorable terms when the capital markets improve.

(iv) SunCal and Bankruptcy Cases

Prior to November 2008, LCPI and certain of its non-Debtor Affiliates (collectively, the “Lehman SunCal Lenders”) made various loans in an aggregate amount of over $2 billion (collectively, the “SunCal Loans”) to certain affiliates of SCC Acquisitions, Inc. (collectively, “SunCal”) to finance SunCal’s acquisition and development of real property located throughout the State of California (the “SunCal Projects”). Through various entities, Lehman also invested millions of dollars as equity in certain SunCal entities. All of the financing provided by the Lehman SunCal Lenders went into default, and in November 2008, SunCal became debtors in various chapter 11 cases (collectively, the “SunCal Cases”) which are currently pending in the United States Bankruptcy Court for the Central District of California (the “California Bankruptcy Court”) under jointly administered Case No. 8:08-bk-17206-ES. Certain of those SunCal entities were subject to involuntary bankruptcy petitions (the “SunCal Trustee Debtors”) for which the California Bankruptcy Court appointed an independent trustee (the “SunCal Trustee”). Other SunCal entities filed voluntary bankruptcy petitions (the “SunCal Voluntary Debtors”). Since the commencement of the SunCal Cases, certain of the Lehman SunCal Lenders have provided debtor-in-possession financing to various SunCal entities to fund certain agreed-upon expenses with respect to the SunCal Projects and, in certain instances, certain of the Lehman SunCal Lenders have consented to the use of cash collateral for similar purposes.

Shortly after the commencement of the SunCal Cases, in January 2009, certain SunCal entities initiated an adversary proceeding (the “SunCal Adversary Proceeding”) against certain Lehman SunCal Lenders seeking, among other things, to equitably subordinate the Lehman SunCal Lenders’ claims. Certain Lehman SunCal Lenders have filed a partial motion to dismiss and a motion to strike the Fourth Amended Complaint filed in the SunCal Adversary Proceeding. Both motions are pending. At an October 2010 hearing and in a subsequent November 2010 written order, the California Bankruptcy Court temporarily stayed certain proceedings in the SunCal Cases for 90 days to allow for mediation. Numerous motions and other pleadings have been filed in the SunCal Cases over the past two years, along with appeals of various rulings which are pending.

In addition, certain Lehman entities have negotiated a settlement with the SunCal Trustee for the SunCal Trustee Debtors that is incorporated into their jointly sponsored Lehman/Trustee Plan filed in the California Bankruptcy Court. The Bankruptcy Court has approved the settlement. Certain Lehman entities have also filed a plan for certain SunCal Voluntary Debtors. In turn, the SunCal Voluntary Debtors and SCC Acquisitions, Inc. have filed a disclosure statement. The hearings on these filings have not yet occurred.

The Lehman plans in the SunCal Cases, if confirmed, would put the Lehman SunCal Lenders in the position of taking title to the SunCal Projects and allow the Debtors to recover on the SunCal Projects through subsequent sales, joint venture arrangements with third party investors, and/or through the execution of development plans.

c. Updated Information Regarding the Debtors’ Real Estate Assets

The Debtors intend to manage and dispose of the Real Estate Assets in a manner that will maximize the value of such assets for the Debtors’ estates. Since the Commencement Date, the Debtors and Debtor-Controlled Entities have collected in excess of $2.5 billion from the Real Estate Assets through September 30, 2010. The Debtors estimate that over the expected wind-down period, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $12.1 billion from the Real Estate Assets.

Since the Commencement Date, the Debtors have pursued strategies to create value within the portfolio of Real Estate Assets by stabilizing and controlling real estate assets that have been impaired by broken partnerships, overleveraged capitalizations, operating challenges and pledge encumbrances. Once assets are secure, the Debtors and their Affiliates and subsidiaries implement asset-level business plans to improve operational and financial stability, and capitalize on cyclical recovery. This approach to value creation allows for Real Estate Assets to evolve from a state of distress, where opportunistic capital requires higher returns, to a state of stability that will attract a broader array of investors with lower return expectations, multiple exit opportunities, and higher returns to the Debtors’ estates. This approach also allows for the Debtors to take advantage of market opportunities as they arise, rather than force the sale of illiquid assets when options are limited.

A subset of the commercial Real Estate Assets represents a strategic opportunity for value creation and maximization. This defined portfolio includes specific assets where (i) the underlying real estate is in attractive markets, (ii) the Debtors have control or a path to control, and (iii) there are multiple options for monetization including public or private market executions. Within this portfolio, the Debtors are pursuing business plans to unlock not only the intrinsic asset-level value of underlying assets, but also the portfolio and enterprise values that could result from assembling groups of strategic assets and the associated management platforms.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts on account of Real Estate Assets. For further information about the Real Estate Assets held by each of the Debtors, balance sheets, dated as of June 30, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

3. Commercial Loans

Lehman was a significant participant in the commercial lending industry prior to the Commencement Date and as of the Commencement Date held a significant amount of commercial loans (“Loans”).

The Debtors primary focus has been to reduce the unfunded commitments, settle open loan trades and efficiently manage and collect on the funded Loans. The Debtors have established procedures to enable them to manage and liquidate their portfolio of Loans efficiently.

a. Loans with Unfunded Commitments

On June 3, 2009, the Bankruptcy Court authorized the Debtors to establish procedures to terminate unfunded commitments on Loans and to restructure and modify the terms of Loans. The Debtors are authorized to terminate commitments, and when necessary, to make payments to the borrowers to terminate such commitments. The Debtors are authorized to modify the terms of Loans in the same manner in which the Debtor would have modified the terms of Loans in the ordinary course of their businesses prior to the Commencement Date.

As of September 30, 2010, the Debtors have terminated unfunded commitments on Loans in the aggregate amount of $9.7 billion. The Debtors have paid $14 million in the aggregate to certain borrowers to effect the termination of these unfunded commitments.

With respect to the $4.6 billion in unfunded commitments remaining as of November 30, 2010 (including letters of credit) for Loans, Real Estate Assets, the Banks and Private Equity/ Principal Investments, the Debtors estimate that they may assume agreements which would result in LCPI and LBHI having to make advances on loans with unfunded commitments of approximately $290 million and $18 million, respectively. The assumption of other credit agreements is under consideration.

b. Updated Information Regarding the Debtors’ Commercial Loan Portfolio

The Debtors estimate that over the expected wind-down period, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $5.0 billion from their portfolio of Loans.

The Debtors have concluded a comprehensive credit review process of their entire portfolio of loans, and rated each loan according to the Debtors internal methodology. As of June 30, 2010, 9% of the funded loans in the Debtors’ portfolio were rated “high grade,” 91% of the loans in the portfolio were rated “high yield.”5

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts owed to the Debtors on account of Loans. For further information about the Loans held

[5]	Certain claims against other chapter 11 debtors or interests in distressed debt, held by the Debtors are included in the Debtors’ Loan portfolio, but are not rated by the Debtors.

by each of the Debtors, balance sheets, dated as of June 30, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

4. Bank Platforms

LBHI is the sole indirect owner of two non-debtor domestic banks (the “Banks”): Woodlands Commercial Bank (“Woodlands”) and Aurora Bank FSB (“Aurora Bank”). Woodlands is a Utah chartered industrial bank with operations in Salt Lake City, Utah. Woodlands is subject to the regulatory authority of the Federal Deposit Insurance Corporation (“FDIC”) and the Department of Financial Institutions of the State of Utah. Aurora Bank operates a multi-asset loan origination, purchasing, and servicing business, with the loan origination business involving the issuance of residential and commercial mortgage, small business, large corporate, and consumer loans. Aurora Bank wholly owns Aurora Loan Services, LLC (“Aurora Loan Services”), one of the nation’s largest residential loan servicing operations. Aurora Bank is a federally chartered thrift institution subject to the regulatory authority of the Office of Thrift Supervision (the “OTS”). Based on their September 30, 2010 regulatory reports, the values of LBHI’s equity interest in Aurora Bank and Woodlands were reported, on a fair value accounting basis, at $756 million and $757 million, respectively, for a combined value of $1.51 billion. As of September 30, 2010, the Banks have terminated unfunded commitments on loans in the aggregate amount of $13.2 billion at a cost of $23 million. See Exhibit 3 annexed hereto for pro forma balance sheets of the Banks, as of September 30, 2010.

Both Aurora Bank and Woodlands are required to maintain minimum capital levels under applicable regulations. Failure to maintain required minimum capital levels would make Aurora Bank and Woodlands susceptible to appointment of the FDIC as receiver to seize and liquidate its assets. On February 4, 2009, in response to the diminished capital levels of Aurora Bank, the OTS issued a Prompt Corrective Action directive imposing serious restrictions on Aurora Bank’s operations, including its sourcing of funding and issuance of new loans. On that same date, in connection with its diminished capital level, Woodlands consented to the entry of a cease and desist order issued by the FDIC imposing substantial restrictions on Woodlands’ operations. If the capital deficiencies were not corrected and Aurora Bank or Woodlands were seized and subjected to fire sale liquidations, LBHI’s estate would have suffered a significant loss of value that could otherwise have inured to the benefit of its creditors. Moreover, the situation of each Bank was linked. Pursuant to 12 U.S.C. § 1815(e), a federal banking statute that imposes cross-liability on commonly owned depository institutions, the seizure of one Bank would potentially create liability on the part of the other for the first Bank’s capital deficiency and would likely be followed by the seizure of the other Bank. The OTS filed two proofs of Claim against LBHI asserting regulatory violations in the amount of $2.192 billion plus unliquidated amounts and a priority Claim under sections 365(o) and 507(a)(9) of the Bankruptcy Code for the same amount. If the regulators successfully prosecuted a Claim under section 365(o) of the Bankruptcy Code, it would have been entitled to be paid in full ahead of all allowed general unsecured Claims against LBHI.

In order to preserve the equity value of both Aurora Bank and Woodlands and avoid the significant losses that could have resulted if the Banks were allowed to fail, since February 2009, LBHI has taken a series of actions to support the Banks’ capital levels and preserve the opportunity to realize the fair value of both Banks, each with the full support of the

Creditors’ Committee. LBHI’s efforts culminated in global settlement agreements (the “Banks Settlements”) with Aurora Bank and Woodlands that were approved pursuant to motions [Docket Nos. 11141 and 11142] by the Bankruptcy Court on September 23, 2010 and closed on November 30, 2010. As a result of the Banks Settlements, claims against LBHI in excess of $3.1 billion were settled and expunged, the Banks released to LBHI or its Affiliates certain collateral they were holding, both Banks were substantially recapitalized and certain regulatory restrictions on both institutions’ operations were modified. In order to secure the regulatory approval of the Banks Settlements and the associated modifications of the regulatory restrictions on the operations of the Banks, LBHI entered into capital maintenance agreements (the “Capital Maintenance Agreements”) with respect to both Banks, pursuant to which LBHI has agreed that, as long as LBHI’s ownership or control of the Banks continues, in the event that either Aurora Bank’s or Woodlands’ capital falls below the 11% Tier-1 capital level or 15% total risk-based capital level, LBHI will promptly make capital contributions to Aurora Bank or Woodlands, as applicable, sufficient to restore their capital at the 11% or 15% level, as appropriate. In the Capital Maintenance Agreements, LBHI has also agreed that it will sell Aurora Bank and sell or wind-down Woodlands within 18 months of the effective date of the Banks Settlements, and, subject to extensions in certain circumstances, if sales cannot be completed by that date, LBHI will within such period complete the dissolution and wind-down of the Banks by purchasing their respective remaining assets. LBHI expects to sell Aurora Bank and to effectuate an orderly wind-down of Woodlands within the 18 month period to realize the equity value of its interests in the Banks and to recover its prior investments therein. LBHI also agreed to make available throughout the period of LBHI’s ownership of Aurora Bank two financing facilities, one that makes up to $450 million in financing secured by eligible mortgage loans available to Aurora Bank and another that makes up to $500 million in financing secured by servicing advance reimbursement rights available to Aurora Loan Services. Aurora Bank’s business plan does not contemplate the use of either facility, but they will be available to provide liquidity if needed.

In total, LBHI’s support for the Banks culminating in the Banks Settlements allowed LBHI to avoid approximately $4.7 billion in losses, comprised of an unsecured priority claim of as much as $2.7 billion (as of February 2009 when LBHI made its first capital contribution to the Banks), and approximately $2 billion estimated by LBHI as (i) the aggregate liquidation value of both Banks after the Banks Settlements plus (ii) the value of the collateral recovered and now held by the Debtors in the Banks Settlements. The total investments made in the Banks by LBHI since February 2009, including payments made as part of the Banks Settlements, equal approximately $1.6 billion. As a result, LBHI’s support for the Banks has allowed it to preserve approximately $3.0 billion in value for creditors.

5. Private Equity/Principal Investments

Private Equity and Principal Investments include equity and fixed-income direct investments in companies and general partner interests in asset managers and limited partner interests in investment funds (“Private Equity/Principal Investments”). Prior to the Commencement Date, Lehman’s private equity business operated in six major asset classes: merchant banking, real estate, venture capital, credit-related investments, private funds investments and infrastructure. Lehman raised privately-placed funds in these asset classes, for which it acted as a general partner and in which it had general and limited partner or side-by-side interests. In addition, Lehman’s principal investments business made other non-fund-related direct investments.

Lehman had formed various private equity or other alternative investment funds with third-party investors that were typically organized as limited partnerships. Lehman typically acted as general partner for these funds and did not consolidate the funds into its results of operations when the third-party investors to the funds had (i) rights to either remove the general partner without cause or to liquidate the partnership; or (ii) substantive participation rights.

a. Significant Transactions/Sales

This section includes descriptions of certain significant transactions or dispositions of the Debtors’ Private Equity/ Principal Investments.

(i) Disposition of Eagle Energy

Eagle Energy Partners I L.P. (“Eagle”) was formed in 2003 to acquire, manage, and deliver natural gas and electric power across the United States and Canada. Based in Houston, Texas, Eagle offered energy-asset management and power-marketing services. Eagle also engaged in gas supply, transport, and storage on behalf of wholesale natural gas and power clients.

LBHI, through certain of its subsidiaries (LBCS, LBMB Fund Eagle Energy Holdings LLC, LBMB Partners Eagle Energy Holdings LLC, LBMB Fund (B) Eagle Energy Holdings LLC and LBMB Capital Partners V Eagle Energy Holdings LLC (the “Eagle Sellers”)), acquired all of the limited and general partnership interests in Eagle on or about May 9, 2007. Eagle relied on LBHI for extensions of credit in order to fund its ongoing operations. During 2008, Lehman’s credit rating was downgraded and it suffered from reduced liquidity and a reduced ability to sustain its operations. Those financial difficulties made it difficult to continue extending large amounts of credit to Eagle which hampered Eagle’s ability to service its customer base.

Eagle’s value was greatly dependent upon its ability to assure its clients and customers of its financial and operational integrity. Lehman’s financial instability in the fall of 2008 made it difficult for Eagle to maintain the confidence of its clients and customers. Following the Commencement Date, in order to maximize the value of Lehman’s loans and investment, a rapid sale process was conducted resulting in the sale of Eagle in October 2008 to EDF Trading North America Management LLC and EDF Trading North America Inc. (the “Eagle Purchasers”). At the time of the sale, Eagle owed LBHI approximately $663.9 million under an intercompany note (the “Eagle Loan”).

Pursuant to the October 2008 purchase agreement, the Eagle Purchasers paid LBHI $230 million in exchange for all the limited and general partnership interests in Eagle. In addition, LBHI agreed to forgive approximately $433 million in outstanding debt under the Eagle Loan and assigned all its remaining rights under the Eagle Loan to the Eagle Purchasers. Any amounts owed to or by Eagle, on the one hand, and the Eagle Sellers or any of their affiliates, on the other hand, were deemed satisfied, including a $19.5 million receivable owed by LBCS to Eagle.

All proceeds of the sale were applied first to satisfy the outstanding amounts owed to LBHI under the Eagle Loan. The remaining portion of the Eagle Loan was forgiven in order for the sale to occur and so the assets would be free of any lien or encumbrances. As the sale proceeds were not in excess of the indebtedness of Eagle owed to LBHI, no proceeds were distributed to the Eagle Sellers.

(ii) Disposition of Other Private Equity/Principal Investments

The Debtors and their subsidiaries have completed, or are in the process of completing, sales of certain indirect interests that they hold in respect of certain affiliated Private Equity/Principal Investments. In each of the sales, the interests that have been sold have involved a combination of the interests that the Debtors indirectly held. For example, the Debtors have disposed of or otherwise monetized their interests in (i) the management rights, and in certain circumstances, the general partner interests in the Lehman Brothers Merchant Banking funds, the Lehman Brothers Real Estate funds, the Lehman Brothers European Mezzanine funds, the Lehman Brothers CDO funds and certain Lehman Brothers Venture Capital funds, (ii) a note issued by R3 Capital Partners, (iii) a note issued by Kingfisher CDO Ltd., (iv) certain liquid public company equity positions and (v) TCP Asia Fund LP.

b. Updated Information Regarding the Debtors’ Private Equity/Principal Investments

The Debtors estimate that over the estimated wind-down period, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds approximately $11.3 billion from their portfolio of Private Equity/Principal Investments.

Certain Private Equity/Principal Investments are held as partnership interests that were uniquely structured for particular investments. Therefore these investments are not always liquid and the Debtors may ultimately decide to sell their interests in such investments at a discount. In addition the Debtors (and their Debtor-Controlled Entities) are the holder of record but not in possession or complete control of certain financial instruments representing Private Equity/ Principal Investments amounting to approximately $335 million in cash flows reflected in the Recovery Analysis, because such financial instruments are held in an account at a Non-Controlled Affiliate. The Debtors (or Debtor-Controlled Entities) are seeking the return of such financial instruments. In certain circumstances, where a financial instrument has been sold or otherwise monetized, the Debtors (or Debtor-Controlled Entities) have entered into arrangements with the applicable Non-Controlled Affiliate regarding the holding of proceeds received in respect of such sale or other monetization pending the outcome of the Debtors (or Debtor-Controlled Entities) claim against and/or negotiations with such parties.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts on account of Private Equity/Principal Investments. For further information about the

Private Equity/ Principal Investments held by each of the Debtors, balance sheets, dated as of June 30, 2010 of each of the Debtors are annexed hereto as Exhibit 2B.

G. Securitization Structures

a. Pine, Spruce, Verano, SASCO 2008-C2 and Kingfisher

In order to increase liquidity, from time to time, the Debtors sold or participated portions of certain real estate loans, commercial loans and equity positions to various special purpose entities, which issued securities secured by such assets and the cash flow therefrom. In certain cases, LCPI and LBHI acquired certain of the securities issued by such special purpose entities and/or the effective equity interests in such issuers. Of the securitizations that remained outstanding as of June 30, 2010, LCPI and/or LBHI owned securities issued by the following: Restructured Asset Securities With Enhanced Returns Series 2007-7-MM Trust (“RACERS MM Trust”), Pine CCS, Ltd. (“Pine”), Spruce CCS, Ltd. (“Spruce”), Verano CCS, Ltd. (“Verano”), SASCO 2008-C2 Ltd. (“SASCO 2008-C2”) and Kingfisher CDO Ltd. (“Kingfisher”, and collectively, the “Securitization Issuers”). A detailed description of the transaction relating to the RACERS MM Trust is included below.

Prior to the Commencement Date, (i) certain Debtors and/or LBI pledged certain of the securities issued by these Securitization Issuers to JPMorgan to secure certain obligations of the Debtors and (ii) certain Debtors and/or LBI also sold certain of the securities issued by these Securitization Issuers to LBI who sold such securities to Bankhaus, in each case in connection with a repurchase agreement. Subsequent to the Commencement Date, certain Debtors and LBI sold securities to Barclays in connection with the sale of the North American capital markets and investment banking businesses. In connection with the CDA entered into with JPMorgan, certain of the securities issued by the Securitization Issuers were turned over to LBHI.

While the Debtors continue to analyze and resolve various issues surrounding these Securitization Issuers and consult with the Creditors’ Committee, the Debtors have retained the cash collections from many of the loans instead of distributing such cash to the Securitization Issuers (except for SASCO 2008-C2). The Debtors have separately tracked these cash collections and have reported such cash as restricted cash on their balance sheets. As of June 30, 2010, the Debtors held $1.2 billion of restricted cash on their balance sheets related to the Securitization Issuers, excluding the RACERS MM Trust. Trustees for the Securitization Issuers also are currently holding cash. The outstanding principal amount of the notes issued by each Securitization Issuer and the Debtors’ interests in each of the Securitization Issuers are set forth in the table below. The amounts set forth in the below table exclude any interest accrued and unpaid though the date hereof.

	RACERS MM Trust	Pine	Spruce	Verano	SASCO 2008-C2 LLC	Kingfisher
Aggregate Outstanding Notional Amount of Securities (1)	$5,000 million Notes (2)	$898 million Class A-1 Notes $32 million Subordinated Notes	$725 million Senior Notes $273 million Mezzanine Notes $168 million Subordinated Notes	$1,099 million Senior Notes $195 million Mezzanine Notes $271 million Subordinated Notes	$1,555 million Notes $1,385 million Preferred Interests	$960 million Class A Notes $272 million Class B Notes $372 million Subordinated Notes

Percentage of Aggregate Outstanding Securities Owned by LBHI (3)	None owned, 100% of Notes held by LBHI (3)	0.4% of Class A-1 Notes	94.7% of Senior Notes	100% of Senior Notes	None	None

Percentage of Aggregate Outstanding Securities Owned by LCPI (3)	None	100% of Subordinated Notes	5.3% of Senior Notes (4) 100% of Subordinated Notes	100% of Subordinated Notes	28.3% of Notes 100% of Preferred Interest	100% of Class A Notes

Percentage of Aggregate Outstanding Securities Owned by Non- Controlled Affiliates or Third Parties	100% owned, None held (3)	99.6% of Class A-1 Notes	100% of Mezzanine Notes	100% of Mezzanine Notes	71.7% of Notes	100% of Class B Notes 100% of Subordinated Notes

(1)	Represents balances reported by the trustee as of their closest reporting date to June 30, 2010. Amounts are not reflective of cash collected by the Debtors as servicer on the underlying assets that is reported in restricted cash and has not been remitted to the trustee. Amounts are reflective of accrued interest if there is a capitalization of interest feature on the note.
(2)	Current trustee statements are not available for RACERS. Aggregate Outstanding Notional Amounts presented are as of the date of issuance and should not differ from amounts as of June 30, 2010, as to the Debtors’ knowledge, no principal payments have been made.
(3)	The RACERS Notes are owned by a Non-Controlled Affiliate but were transferred to and are currently being held by LBHI, which holds the claim related to the RACERS Notes as a result of its subrogation under the JPMorgan CDA. Various other notes owned by LCPI are also being held by LBHI under the CDA, but the Debtors expect that LCPI will receive these notes back, as LCPI’s exposure to LBHI in relation to JPMorgan claims is contingent upon events that the Debtors deem unlikely to occur.
(4)	Purchased by LCPI in September, 2010.

b. The RACERS Transaction

(i) Description of the RACERS Transaction

In August 2007, certain Debtors and non-debtor affiliates entered into a series of transactions which established two trusts, the Restructured Assets with Enhanced Returns Series 2007-A Trust (the “RACERS A Trust”) and the Restructured Assets with Enhanced Returns 2007-7-MM Trust (the “RACERS MM Trust” and, together with the RACERS A Trust, the

“RACERS Trusts”). U.S. Bank National Association (“U.S. Bank”), served as trustee of both Trusts. The RACERS A Trust issued a single note which was held by the RACERS MM Trust and which had a fluctuating principal balance which, as of September 23, 2008 and October 6, 2008, is presumed to have been $5 billion. The RACERS MM Trust issued notes that, as of September 23, 2008 and October 6, 2008, had a principal balance of $5 billion.

LCPI entered into a participation agreement (the “RACERS Participation Agreement”) with the RACERS A Trust granting participations in a pool of assets (the “Underlying Assets”), principally consisting of corporate loans, mortgage loans and equity interests, that LCPI could adjust from time to time to add or remove specific Underlying Assets, so long as the value of the Underlying Assets equaled at least 105% of the principal amount of the Variable Funding Note (described below).

The RACERS A Trust issued a note (the “Variable Funding Note”) to the RACERS MM Trust. The Variable Funding Note bore interest at 7% per annum and had a principal balance that would fluctuate as Underlying Assets were added to or removed from the RACERS Participation Agreement (which principal balance, as of September 23, 2008 and October 6, 2008, is presumed to have been $5 billion).

The RACERS A Trust also entered into a total return swap (the “RACERS A Swap”) with LBSF. LBHI guaranteed LBSF’s obligations under the RACERS A Swap. Pursuant to the RACERS A Swap and the RACERS Participation Agreement, LCPI’s payments under the RACERS Participation Agreement were redirected to LBSF. In exchange, LBSF was required to pay to the RACERS A Trust 7% per annum multiplied by the principal amount of the Variable Funding Note and certain incidental expenses. The RACERS A Swap provided that LBSF would pay the full notional amount of the RACERS A Swap upon early termination of the RACERS A Swap but, in the event of termination of the RACERS A Swap based upon the bankruptcy of LBSF or LBHI, LBSF would not be entitled to any sort of distribution of the Underlying Assets.

The RACERS MM Trust issued notes (the “RACERS MM Notes”) that, as of September 23, 2008 and October 6, 2008, had a principal balance of $5 billion and bore interest at a floating rate of one-month LIBOR plus a spread which adjusted annually. The RACERS MM Notes were secured by the Variable Funding Note issued by the RACERS A Trust.

The RACERS MM Trust also entered into a total return swap with LBSF (the “RACERS MM Swap”). LBHI guaranteed LBSF’s obligations under the RACERS MM Swap. Pursuant to the RACERS MM Swap, LBSF was to receive all payments from the RACERS A Trust, funded by the payments made by LBSF to the RACERS A Trust under the RACERS A Swap, and pay to the RACERS MM Trust the floating rate interest due from the RACERS MM Trust to the holders of the RACERS MM Notes and other incidental expenses. The RACERS MM Swap provided that LBSF would pay to the RACERS MM Trust the outstanding principal balance of the RACERS MM Notes plus any accrued and unpaid interest through the day prior to the termination date of the RACERS MM Swap in return for the RACERS MM Trust’s payment to LBSF of all payments made by the RACERS A Trust pursuant to the Variable Funding Note.

(ii) Transactions With Respect to RACERS Subsequent to the Commencement Date

LCPI engaged in a repurchase agreement with LBI with respect to the RACERS MM Notes. Ultimately, the RACERS MM Notes were pledged by LBI to JPMorgan to secure certain obligations.

Following the Commencement Date, U.S. Bank, as trustee for the RACERS Trusts, delivered notices to LBSF purporting to declare September 23, 2008 as an early termination date for the RACERS A Swap and the RACERS MM Swap. U.S. Bank, as trustee for the RACERS A Trust, delivered a written demand on LCPI by letter dated September 30, 2008 for assignment and delivery of the Underlying Assets.

In August 2009, in order to efficiently administer and maximize the value of the loans and participations that were purportedly participated to RACERS 2007-A, parties in interest, including LBHI, LCPI, LBI and U.S. Bank agreed to modify the transaction documents related to RACERS Trusts and to replace U.S. Bank with LBHI as the indenture trustee, owner trustee, custodian, administrator and paying agent for the RACERS Trusts. In addition, the parties deemed LCPI to be the owner of the loans and participations at issue and authorized LCPI to administer such assets. All parties reserved all rights with respect to the proceeds of the loans and participations.

LBHI became the holder of the RACERS MM Notes on March 31, 2010 as a result of the Collateral Disposition Agreement between Debtors and certain other parties, including JPM Chase.

(iii) Claims Filed Against the Debtors On Behalf of the RACERS Trusts

U.S. Bank, as trustee of the RACERS Trusts, filed proofs of claim (the “RACERS Claims”) against each of LBSF, LBHI and LCPI. The RACERS Claims, after excluding immaterial claims for fees and expenses, aggregate in excess of $30 billion.

In evaluating the various RACERS Claims, the Debtors and the Creditors’ Committee reviewed whether the transfer of assets pursuant to the RACERS Participation Agreement should be characterized as a sale or a secured financing, and if such transfer was a secured financing whether the RACERS A Trust perfected its security interest. In addition, the Debtors considered whether the perfection or the transfer was avoidable pursuant to the Bankruptcy Code, as the RACERS A Trust perfected its security interest only three days prior to LCPI’s Commencement Date. The Debtors reviewed each of the underlying agreements, including the purported guarantee issued by LBHI and the swap agreements entered into by LBSF, to determine whether the agreements were valid and enforceable obligations of such Debtors. The Debtors are continuing to review the amount and character of the Claim filed by the RACERS A Trust against LCPI. The Debtors also are continuing to review whether and the amount by which the RACERS Claims asserted by the (i) RACERS A Trust against LBSF and LBHI should be reduced by any recoveries the RACERS A Trust may receive from LCPI either as a result of a secured or unsecured claim and (ii) RACERS MM Trust should be reduced in connection with any recoveries the RACERS MM Trust ultimately may receive from the RACERS A Trust on account of the Variable Funding Note.

In summary, for purposes of the Recovery Analysis included on Exhibit 4 hereto, the Debtors estimated the maximum amount of Claims which could be Allowed against LCPI, LBSF and LBHI based upon RACERS Claims as set forth below. The Debtors believe that there are arguments and defenses which may reduce the RACERS Claims.

Claims Against Debtors	Estimated Maximum Allowed Claim Amount
RACERS A Trust
LCPI	$5.25 billion
LBSF	$5 billion
LBHI (Guarantee Claim)	$5 billion

RACERS MM Trust
LBSF	An amount equal to the outstanding amount of the Variable Funding Note, less any amounts the Series MM Trust receives from the Series A Trust in respect of the Variable Funding Note.
LBHI (Guarantee Claim)	An amount equal to the outstanding amount of the Variable Funding Note, less any amounts the Series MM Trust receives from the Series A Trust in respect of the Variable Funding Note.

c. Fenway Funding

Days before LBHI’s Commencement Date, LBHI acquired certain commercial paper notes (the “CP Notes”) in the aggregate amount of over $3 billion from an entity called Fenway Funding, LLC (“Fenway Funding”). Fenway Funding holds the Series 2008-2 Variable Funding Notes (the “VFN Notes”), which were issued to Fenway Funding by Fenway Capital, LLC (“Fenway Capital,” together with Fenway Funding, “Fenway”). In August, 2008, Fenway Capital entered into a Master Repurchase Agreement (the “MRA”) with LCPI (the “Fenway Repo”) pursuant to which LCPI transferred its interests in certain real property loans and other assets to Fenway Capital (the “Repo Assets”). The assets transferred to Fenway Capital under the MRA secure the VFN Notes. LBHI guaranteed the obligations of LCPI under the MRA.

Since LBHI owned the CP Notes and LCPI was obligated to repurchase the Repo Assets, the Fenway Repo was effectively between Lehman entities, with Fenway Funding, Fenway Capital and certain other entities serving as mere conduits with no economic interest in the outcome of the transaction.

This arrangement, however, resulted in significant expenses and administrative burdens, and had the potential to engender considerable litigation, as evidenced by litigation regarding the Fenway Repo in the chapter 11 cases of Palmdale Hills Property, LLC and its affiliated debtors (the “SunCal Cases”). In order to (i) eliminate the expense and delay inherent in maintaining the Fenway Repo, (ii) enable LCPI to avoid further needless litigation over the Fenway Repo in the SunCal Cases, and (iii) avoid the expense of additional litigation regarding the Fenway Repo, the Debtors negotiated and sought approval for a compromise transaction with Fenway and certain other parties (the “Compromise Transaction”). Pursuant to the Compromise Transaction, LCPI sought to terminate the Fenway Repo and repurchase the Repo Assets. LBHI, in turn, agreed to pay the repurchase price to Fenway Capital, on behalf of and as guarantor of the obligations of LCPI, by tendering the CP Notes back to Fenway Funding.

The Compromise Transaction, which was approved by the Bankruptcy Court on May 13, 2010 [Docket No. 9030], is expected to benefit LBHI and LCPI because it will streamline administration of the Repo Assets and allow LBHI and LCPI to maximize the value of these assets for their estates and creditors.

H. Adversary Proceedings

To date, during the Chapter 11 Cases, 77 adversary proceedings (collectively, the “Adversary Proceedings”) have been commenced by the Debtors and 53 Adversary Proceedings have been commenced against one or more Debtors. The Adversary Proceedings involve, among other issues, extraordinarily complex financial securities, the scope of the Bankruptcy Code’s safe harbor provisions, the automatic stay, the rights of parties with respect to certain posted collateral, the rights of setoff, claims filed by former employees, claims relating to certain funding commitments, and various other causes of action.

Of particular significance are:

(i) Bank of America, N.A. v. Lehman Brothers Special Financing Inc. & Lehman Brothers Holdings Inc., Case No. 08-01753, in which Bank of America, N.A. (“BofA”) commenced an adversary proceeding against LBHI and LBSF seeking a judgment that it had been entitled to exercise its right to partially set off amounts owed to it by LBSF and LBHI against approximately $509 million deposited by LBHI in several accounts at BofA. BofA asserted that such setoff had not been in violation of the automatic stay. LBHI and LBSF claimed that BofA did not have a legal right to setoff the funds under any circumstances. In addition, Lehman argued that the safe harbor provision of 362(b)(17) does not apply to the setoffs, and therefore BofA’s actions were in violation of the automatic stay. After full briefing and an evidentiary hearing on cross motions for summary judgment from both parties, the Bankruptcy Court issued a decision granting summary judgment to LBHI and LBSF on all counts November 16, 2010, and ordered further proceedings to consider sanctions and additional remedies for BofA’s violation of the automatic stay. These proceedings are currently pending.

(ii) Lehman Brothers Holdings Inc. et al. v. Nomura International PLC and Lehman Brothers Holdings Inc. et al. v. Nomura Securities Co. Ltd. [Adv. Proc. 10-03228 Docket No. 1; Adv. Proc. 10-03229 Docket No. 1], in which LBHI and LBSF commenced adversary proceedings and filed claim objections against Nomura International plc and Nomura Securities Co. Ltd. Contemporaneously therewith, LBHI and LBSF also filed a claim objection to certain proofs of claim of Nomura Global Financial Products, Inc. [Docket No. 8612]. The Debtors contend that the Nomura entities engaged in egregious claim inflation resulting from, among other things, charging a “bid/offer spread” across flat economic positions to manufacture, collectively, hundreds of millions of dollars in favor of the Nomura entities and to the detriment of the Debtors and their creditors. The Debtors also contend that the contracts at issue and norms of commercial reasonableness prohibit Nomura’s conduct. The complaints seek disallowance of claims filed by Nomura International plc and Nomura Securities Co. Ltd. in their entirety and affirmative recovery against such entities; the claim objection seeks to disallow and expunge claims of Nomura Global Financial Products, Inc. in an amount to be determined. An order has been entered consolidating the adversary proceedings and the claim objection. The adversary proceedings and the claim objection are pending before the Bankruptcy Court and discovery is ongoing.

I. Avoidance Actions

Pursuant to sections 546 and 549 of the Bankruptcy Code the Debtors had two years from the Commencement Date to commence actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code to seek to avoid certain payments or transfers of their interests in property made prior to the Commencement Date (“Avoidance Actions”). The Debtors, together with the Creditors’ Committee, diligently investigated thousands of transactions to determine whether any potentially avoidable transfers existed.

In instances where the Debtors required additional time to investigate whether a transfer is avoidable, or to negotiate a settlement of a potentially avoidable transfer with the transferee, the Debtors requested an agreement from the recipients tolling the statute of limitations for the commencement of Avoidance Actions. The Debtors entered into tolling agreements with more than 4,100 parties, including the vast majority of the Debtors’ Affiliates, including the Foreign Debtors. Certain Intercompany Claims among the Debtors and the Debtor-Controlled Entities may be subject to avoidance actions. The Debtors continue to investigate such Claims.

A number of parties either did not respond to the Debtors’ request or refused to enter into tolling agreements with the Debtors. To prevent the loss of avoidance causes of action prior to the expiration of the applicable statute of limitations periods, on September 15, 2010 and periodically thereafter, the Debtors filed approximately 58 avoidance actions naming more than 445 defendants (the “Avoidance Actions”).

On October 20, 2010, the Bankruptcy Court approved the Debtors’ motion to stay all activity in the Avoidance Actions so that the Debtors could pursue alternative means to resolve their claims against the defendants [Docket No. 12199]. The stay will expire on or about July 20, 2011, and may be lifted by either (i) the filing of a notice by the Debtors (after consultation with the Creditors’ Committee) or such other entity that may be authorized to prosecute the action indicating that there is good cause for the stay to be modified, or (ii) on application to the Bankruptcy Court by a defendant in an Avoidance Action, for good cause.

V.	CLAIMS PROCESS AND BAR DATE

A. Schedules and Statements

Due to the unprecedented size of the Chapter 11 Cases and the complexity of the Debtors’ businesses, composing the Schedules of Assets and Liabilities, Schedules of Current Income and Expenditure, Schedules of Executory Contracts and Leases (the “Schedules”), and Statements of Financial Affairs (collectively, the “Schedules and Statements”) was an enormous task. The Schedules reflect all of the Debtors’ known liabilities at the time of preparation based on the books and records available at that time. The Debtors initially filed their Schedules and Statements on March 12, 2009 (the Schedules and Statements of certain later filed Debtors were initially filed on later dates).6 The Debtors amended the Schedules on June 15, 2009. The Debtors reserve the right to amend their Schedules and Statements during the remaining pendency of the Chapter 11 Cases.

B. Claims Bar Date

On July 2, 2009, the Bankruptcy Court entered an order (the “Bar Date Order”), establishing September 22, 2009 as the deadline (the “Bar Date”) for filing proofs of claim against any of the Debtors (other than Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC) in the Chapter 11 Cases. Due to the anticipated large volume, amount and the complicated nature of the Claims that would be filed, the Debtors determined that modified and/or supplementary claim filing procedures were required in certain circumstances. Therefore, the Debtors (i) created a detailed questionnaire for Derivative Claims and (ii) created a separate detailed questionnaire for Guarantee Claims. Claimants filing Derivative Claims and Guarantee Claims were required to complete and submit the applicable questionnaires pursuant to the procedures established in the Bar Date Order on a dedicated website. The Bar Date Order established October 22, 2009 as the deadline (the “Questionnaire Deadline”) for the filing of derivative questionnaires and guarantee questionnaires. The Bar Date for Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC was June 11, 2010.

Furthermore, as an accommodation to holders of certain securities issued by LBHI and its Affiliates, the Debtors established alternative and streamlined Claim filing procedures. The Bar Date Order established November 2, 2009 as the deadline (the “Securities Programs Bar Date”) for filing proofs of claim against any of the Debtors in the Chapter 11 Cases based on certain notes (i) issued by LBHI and its Affiliates to retail investors located outside of the United States and (ii) included on a list published on www.lehman-docket.com on July 17, 2009 (the “Lehman Programs Securities”).

Over 67,000 proofs of claim asserting Claims against the Debtors have been filed with the Claims Agent appointed by the Bankruptcy Court. The aggregate amount of Claims filed and scheduled is approximately $1.2 trillion, including duplicate claims and estimated amounts for unliquidated claims. The Debtors currently are reviewing, analyzing, and reconciling the filed Claims and have begun objecting to claims. Rejection damages Claims associated with executory contracts and unexpired leases that are pending rejection have not yet been asserted or required to be asserted, therefore the amount of filed claims could continue to increase.

To date, the Debtors have filed Eighty-Four omnibus objections to proofs of claim. These objections have resulted in the voluntary withdrawal, reduction, disallowance or expungement of approximately 15,300 claims in the aggregate amount of approximately $185 billion. The Debtors anticipate filing additional objections addressing a substantial portion of the

[6]	Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC filed their petitions on December 14, 2009 and December 22, 2009, respectively. Statements and Schedules for these Debtors were filed on February 12, 2010.

remaining filed proofs of claim. If the Debtors do not object to a proof of claim by the deadline established in the Plan, the Claim asserted therein will be deemed Allowed and will be treated pursuant to the Plan.

As appropriate, the Debtors may seek to negotiate and settle disputes as to proofs of claim as an alternative to filing objections to the proofs of claim. To that end, the Debtors have established alternative dispute resolution procedures to facilitate the negotiations and settlement of Claims. Such procedures are intended to avoid expensive and time intensive litigation of Claims and undue delay in the administration of the Chapter 11 Cases.

Annexed hereto as Exhibit 6 is additional information regarding the number and amount of Claims filed against the Debtors. The Debtors estimate that the aggregate amount of Claims that will ultimately be Allowed against the Debtors is $361 billion. The Debtors’ estimate of Allowed Claims against each Debtor is set forth on Exhibit 6 annexed hereto.

Prior to the Commencement Date, legal proceedings were commenced against the Debtors and/or their officers and directors seeking rescission of the purchase or sale of a security of the Debtors (or an Affiliate of the Debtors) and damages arising from the purchase or sale of such security and directors and officers of the Debtors have asserted claims against the certain Debtors for reimbursement or contribution on account of such claims. With respect to the Debtors, these actions are subject to the automatic stay. To the extent any Claims against the Debtors arise as a result of such proceedings and are Allowed, such Claims will be subordinated in accordance with section 510(b) of the Bankruptcy Code. Subordination of Claims pursuant to 510(b) shall not affect Claims filed for reimbursement or contribution to the extent that such Claims of such parties are not based on expenses or liabilities incurred in relation to the types of actions referred to in this paragraph.

VI.	RESIDENTIAL MORTGAGE LOAN REPRESENTATION/WARRANTY CLAIMS AND RECOVERIES

Prior to the Commencement Date, the Debtors were active participants in the market for the repackaging of individual residential mortgage loans into mortgage-backed securities. The Debtors either originated residential mortgage loans through their subsidiaries or acquired residential mortgage loans from third party originators with the intent either to deposit the loans into special purpose entities established to issue securities secured by pools of mortgage loans or to hold them for the Debtors’ own accounts. The loan purchase and sale agreements (“Loan Purchase and Sale Agreements”) pursuant to which the Debtors sold such residential mortgage loans into securitizations or to third parties in many cases include various representations and warranties regarding the nature of the loans, borrowers, properties and other matters. The Loan Purchase and Sale Agreements also provide that if any loan does not comply with the representations and warranties, the Debtors are obligated to repurchase the loan at the initial purchase price or, if a loss has been sustained, indemnify the purchaser for any loss suffered as a result of purchasing such loan, including any expenses incurred from liquidation of such loan. The Loan Purchase and Sale Agreements pursuant to which the Debtors acquired many residential mortgage loans also included similar representations and warranties regarding the nature of the loans and similar repurchase obligations on the part of the originator for the benefit of the Debtors.

Parties have filed approximately 1,100 Claims in connection with the Debtors’ obligations to repurchase mortgage loans or indemnify the purchasers for losses sustained resulting from breaches of representations, warranties or covenants included in the Loan Purchase and Sale Agreements. These Claims were mostly filed against LBHI and SASCO, asserting claims of more than $73 billion in the aggregate, not including amounts that may result from contingent claims. The Debtors’ have been unable to analyze or fully validate the majority of these claims because such claims do not include sufficient detail supporting each loan and related breach. The Debtors have contacted certain claimants and requested additional information that will enable the Debtors to evaluate the validity and substance of the claims. Claimants have generally been responsive and have agreed to provide the Debtors with the necessary information.

Based on the Debtors review of claims to date, and the Debtors’ knowledge regarding the success rate of asserted repurchase and indemnity claims in the market, the Debtors estimate that the amount of Allowed Claims based on the Debtors’ repurchase and indemnity obligations for residential mortgage loans will ultimately be approximately $10.4 billion.

The Debtors have asserted affirmative claims and commenced litigation against third party loan originators in connection with the residential mortgage loans that the Debtors acquired from such originators, based on breaches of representations and warranties included in the Loan Purchase and Sale Agreements.

VII.	DEBTORS’ RELATIONSHIP WITH LEHMAN BROTHERS INC.

Due to the intertwined nature of the Debtors’ businesses and LBI’s business prior to the Commencement Date, the Debtors and LBI have asserted significant Claims against each other. The Debtors filed Claims against LBI (i) as “customers” as such term is defined in SIPA and (ii) as general unsecured creditors of LBI. LBI is still reviewing its Claims, and therefore, the Debtors are not able to estimate the recoveries on these Claims. Certain of the Debtors’ Claims against LBI may be subject to subordination agreements entered into prior to the Commencement Date with LBI, therefore, on certain of the Claims, the Debtors will likely only receive a minimal recovery, if any.

VIII.	CERTAIN TRANSACTIONS/RELATIONSHIPS WITH LBIE

LBIE was Lehman’s European registered broker/dealer, based in the United Kingdom. LBIE offered a variety of security brokerage services to third parties as well as to various Lehman entities involved in European transactions. LBIE was placed into administration in the United Kingdom on September 15, 2008. The current Joint Administrators of LBIE are Anthony Victor Lomas, Steven Anthony Pearson, Dan Yoram Schwarzmann, Michael John Andrew Jervis and Derek Anthony Howell. In connection with the administration of LBIE, the Joint Administrators of LBIE have obtained certain rulings from the English High Court regarding rights and ownership of certain assets held by LBIE. The status of three of the material matters relating to assets held by LBIE to which other Affiliates, including certain Debtors, have asserted rights are described below.

A. RASCALS

Prior to the Commencement Date, LBIE settled the acquisition of certain securities and assets on behalf of certain Debtors’ Affiliates. When LBIE acquired securities from the street for a particular Affiliate’s trading book, an intercompany debt was booked as due from the Affiliate to LBIE. It was perceived that this created a risk under the Capital Adequacy Directive, which came into force on January 1, 1996, that regulatory capital charges would have been incurred by LBIE at 100% of such unsecured debt. A process called RASCALS (Regulation and Administration of Safe Custody And globaL Settlement) was developed in order to minimize these perceived regulatory capital charges.

RASCALS consisted of LBIE and the Affiliate entering into rolling repurchase agreements/reverse repurchase agreements, with respect to the purchased securities and potentially additional securities for which the Affiliate acted as seller and LBIE acted as buyer. These repurchase agreements would automatically renew each day until the securities were sold to a third party. LBSF may have hundreds of million of dollars, and potentially up to $1 billion, of securities subject to RASCALS.

The Joint Administrators of LBIE have asserted that securities held by LBIE that were subject to the RASCALS arrangement are owned by LBIE outright, and on July 16, 2009, made an application to the English High Court, seeking directions as to whether LBIE is entitled to retain the assets. Lehman Brothers Finance S.A (In Liquidation), Lehman Brothers Commercial Corporation Asia Ltd. (In Liquidation), Lehman Brothers Asia Holdings Ltd. (In Liquidation), LBI and LBSF responded to the application and argued that they hold title to the affected securities. On November 19, 2010, the English High Court rendered a decision in favor of the Joint Administrators of LBIE, finding that LBIE owns the securities that are subject to the RASCALS arrangement. On January 14, 2010, all Affiliates which were a party to the proceedings, with the exception of LBI and LBSF, filed applications appealing the RASCALS determination.

B. Extended Lien

LBIE holds assets on behalf of other Affiliates, including under arrangements contained in a Master Custody Agreement (the “MCA”) whereby LBIE acts as “Custodian” and the relevant Affiliate is the “Client”. These assets are purportedly subject to a lien (the “Extended Lien”) provided for in the MCA. There may also be other arrangements under which a similar lien arises. The wording of the MCA purports to grant LBIE, as Custodian, a lien over the Client’s assets which may be exercised not only in respect of liabilities owed by the Client to the Custodian, but also to satisfy liabilities owed by the Client to other companies in the former Lehman group.

The Joint Administrators of LBIE sent LBHI and its various Affiliates a letter dated July 13, 2009, setting out their intention to release assets currently held by LBIE, which may not form part of LBIE’s estate, to LBIE’s Affiliates after September 15, 2009 without further notice, unless LBHI or its Affiliates assert a right to exercise, or cause LBIE to exercise on their behalf, a lien or other security right with respect to these assets in relation to liabilities and obligations owed to it by another Affiliate (i.e., to exercise the Extended Lien). LBHI and several of its Affiliates separately notified the Joint Administrators of LBIE that they intend to respond to the Joint Administrators of LBIE by asking them to exercise any lien in favor of such Affiliates.

More recently, in letters dated October 12, 2010, the Joint Administrators of LBIE notified certain Affiliates that they intend to publish, on PricewaterhouseCoopers’ website, a list of the Affiliates which may have ownership claims to the assets held by LBIE (according to LBIE’s books and records). The Joint Administrators of LBIE have also asked each Affiliate to disclose any agreement under which it believes it has an ownership claim for any assets held by LBIE. Finally, the Joint Administrators of LBIE have asked the Affiliates to provide them with a list of their creditors who are also Affiliates. This will give the Joint Administrators of LBIE an idea of the number of Affiliates which may seek to assert an Extended Lien claim against the assets currently held by LBIE for Affiliates.

In letters referred to above, the Joint Administrators of LBIE also notified certain Affiliates that they intend to apply to the English High Court to set a deadline by which Affiliates, asserting Extended Lien type claims, must provide information to LBIE. The effect of such deadline would be that if this information is not provided by the deadline and if LBIE returns assets to its Affiliates who have valid ownership claims, LBIE would be protected against any breach of trust claim in the circumstances. Any Extended Lien claims notified to the LBIE Administrators before such deadline will be evaluated by LBIE. It is not clear when such an application will be made (if at all). It is not clear at present whether LBIE intends to resist applying the Extended Lien, but the Debtors anticipate that LBIE will seek to resist applying such lien.

C. Client Monies

On May 15, 2009 the Joint Administrators of LBIE sought directions from the English High Court on how to deal with approximately $2 billion of “client money” held by LBIE as a result of its prime brokerage and other similar activities prior to September 15, 2008 that were supposed to be segregated for and on behalf of certain clients (including certain Debtors) pursuant to the client money rules promulgated by the Financial Services Authority (the “FSA”). In relevant part, this case was about whether money should have been segregated by LBIE as client money and, to the extent that it should have been segregated, but was not, what should be done about the shortfall in the client money pool of cash – e.g., should it be “topped up” by the pool of cash available to unsecured creditors in the LBIE general estate – and how that cash should (or should not) be distributed to the alleged beneficiaries.

One question of particular importance to LBHI was what might happen if the English High Court were to find that all the relevant money has a trust imprinted on it from the outset (i.e., that the trust arose immediately upon receipt by LBIE). In such a scenario clients might argue that they are entitled to repayment of the funds wherever they might be, even if they have gone into the hands of others as a result of breach of trust. This is relevant to the daily cash sweeps from LBIE that were part of LBHI’s pre-petition liquidity management system.

The Client Monies Judgment was handed down in the High Court on December 15, 2009. Of particular relevance to LBHI are the following holdings:

(1) the Client Monies statutory trust comes into existence upon immediate receipt of client money by LBIE (the “Trust Upon Receipt Issue”);

(2) however to the extent that there are any identifiable client monies in non-segregated client accounts, these are not part of the client money “pool,” and any claims to them by clients are available only to the extent such claims are permissible in accordance with established tracing principles (the “Pooling Issue”); and

(3) it is not permissible to “top-up” the client money pool from assets belonging to LBIE’s general estate (the “Top-Up Issue”)

LBHI subsequently appealed the High Court’s ruling on the Trust Upon Receipt Issue to the Court of Appeal. Other parties to the Client Monies application appealed on other issues.

The Court of Appeal handed down its judgment on August 2, 2010 upholding the High Court’s findings on the Trust Upon Receipt Issue, but reversed his findings on the Pooling Issue so that the client money pool includes client money in all accounts wherever identified, whether in segregated accounts or house accounts. The Court of Appeal upheld the first instance decision on the Top-Up Issue.

On December 21, 2010 the Supreme Court granted leave to appeal to GLG Investments PLC, one of the original parties to the application, to appeal against the Court of Appeal’s findings on the Trust Upon Receipt Issue and the Pooling Issue. LBHI decided not to seek permission to appeal any aspect of the Court of Appeal decision, and has elected not participate in GLG’s further appeal before the Supreme Court.

IX.	TREATMENT OF INTERNAL REPURCHASE AGREEMENTS

Historically, LBHI and certain of its subsidiaries regularly entered into repurchase transactions with LCPI in which LCPI was the buyer and used the assets it acquired to enter into further repurchase transactions with third parties or to obtain secured financing.

Thousands of repurchase transactions were outstanding as of the Commencement Date. In general, the first leg of the repurchase – the sale of assets at a fixed price – had been effectuated but the second leg of the repurchase – the repurchase of the same assets at a fixed price reflecting a financing cost – had not been completed. Assets that were the subject of repurchase transactions included first lien commercial mortgage loans, residential mortgage loans, commercial real estate mezzanine loans, limited partnership and limited liability company interests, and mortgage servicing rights.

Lehman used its “MTS” system to effectuate these transactions. The MTS System had an automated feature that was used to process repurchase agreement transactions between Lehman entities and LCPI. Under this feature, once an asset was designated as an asset eligible to be financed, it automatically became the subject of an overnight repurchase transaction that rolled over each day.

The MTS system recorded the interests of the Lehman entities in the assets involved in the repurchase agreement transactions and designated assets transferred to LCPI as

“collateral allocated” to LCPI. In this regard, a repurchase transaction was treated as a secured financing.

As of the Commencement Date, there were open repurchase transactions between LBHI, as seller, and LCPI, as buyer with respect to assets that LCPI had not financed with third parties (the “Intercompany-Only Repurchase Transactions”) with an unpaid repurchase price (the “Face Amount”) of approximately $4.1 billion. Roughly the same amount in market value (based on Lehman’s internal valuations) of assets were transferred to LCPI when these transactions were entered into on September 12, 2008, but, in general, given the market trend at the time, the subject assets had a lesser value on the date the repurchase should have been completed.

The Debtors reviewed the transactions to determine, along with the Creditors’ Committee, whether these Intercompany-Only Repurchase Transactions constitute true sales or secured financings. The Debtors focused on the intent of the parties as evidenced by the economic and substantive legal aspects of the Intercompany-Only Repurchase Transactions and concluded that they should be classified as secured financings.

The Debtors next considered the amount and nature of LCPI’s claims. Where LCPI failed to perfect its security interest, and LCPI’s security interest is avoidable, LCPI will have only a general unsecured claim for the Face Amount of the relevant Intercompany-Only Repurchase Transaction. Even where LCPI has a perfected or otherwise unavoidable security interest the value of the assets that were subject to the Intercompany-Only Repurchase Transactions was generally less than such transactions’ Face Amount. Thus, even where LCPI has an enforceable right to the subject assets, it may also be entitled to a general unsecured claim for a deficiency.

In light of the above, the Debtors have engaged in an analysis of (i) whether LCPI perfected its security interests in any of the assets that were subject to the Intercompany-Only Repurchase Transactions, (ii) whether any unperfected interests are avoidable pursuant to chapter 5 of the Bankruptcy Code and (iii) the proper date for measuring any deficiency claims.

As a result of this analysis, the Debtors have determined that Intercompany-Only Repurchase Transactions with a Face Amount of $2.25 billion are secured by a perfected or otherwise unavoidable security interest in the related assets. Therefore, as of June 30, 2010, LCPI has recorded a secured receivable from LBHI of approximately $970 million of which $537 million relates to the fair value of the assets as of such date and $433 million relates to cash collected on these assets from LBHI’s Commencement Date to such date. The deficiency claim related to these transactions is approximately $169 million.

The Debtors have determined that Intercompany-Only Repurchase Transactions with a Face Amount of approximately $1.85 billion are secured by an unperfected and avoidable interest in the related assets, and LCPI will have only an unsecured claim against LBHI for approximately that amount.

LCPI had outstanding on LCPI’s Commencement Date repurchase transactions with ALI and PAMI with a Face Amount of approximately $3 billion. ALI and PAMI as non-Debtors cannot avoid unperfected interests; accordingly LCPI has recorded secured receivables from ALI and PAMI of approximately $104 million and $207 million, respectively, representing the fair value of the related assets as of June 30, 2010. The Debtors estimate that LCPI will have deficiency claims against ALI and PAMI in respect of these repurchase transactions in the aggregate amounts of approximately $158 million and $783 million, respectively.

The secured Claim and deficiency amounts set forth above were calculated based on the best available information and are subject to review and adjustments which may be material.

X.	LAMCO

During the Chapter 11 Cases, LBHI developed a team of approximately 250 full time equivalent employees (“FTEs”), including 33 A&M FTEs, as of December 31, 2010, spread across LBHI’s five distinct asset classes (commercial real estate, residential mortgages, private equity and principal investments, corporate loans and derivatives). Such FTEs focus specifically on managing and winding-down the Debtors’ and certain of their Affiliates’ assets effectively. Additional personnel are also focused on case administration, Claims mitigation and infrastructure support. LBHI developed, by necessity, an infrastructure for the long-term management of the Debtors’ long-term investments and assets and LBHI’s asset management teams developed the skills required, and an expertise and knowledge base specifically geared to, the management of such long-term investments and distressed assets.

The Debtors determined that the capabilities of LBHI’s asset management team are scalable and thus easily transferable to the management of other long-term investment assets for third parties as well. In the course of managing and administering such assets, LBHI built a going-concern asset management business that may be of substantial value, with capabilities that may endure beyond the administration of the Chapter 11 Cases and generate revenues.

In order to maximize the value of the asset management business, LBHI organized new separate but wholly owned subsidiaries to provide management services to the Debtors and, potentially, to third parties. LAMCO Holdings LLC, and its wholly owned subsidiaries, including, LAMCO LLC (together, “LAMCO”) currently provide asset management and administration services to the Debtors and, subject to certain restrictions and approvals, may provide services to third parties. The Debtors transferred to LAMCO a majority of LBHI’s asset management employees and certain infrastructure and entered into an asset management agreement with LAMCO.

LAMCO serves as a centralized asset management platform for a significant portion of the Debtors’ assets. Although LAMCO is not a Debtor, it is subject to certain restrictions that afford the Bankruptcy Court and the Debtors’ creditors a substantial degree of oversight and control over the assets and operations of the Debtors. For example, LAMCO is required to seek Bankruptcy Court or Creditors’ Committee approval of acts for which LBHI currently requires Bankruptcy Court or Creditors’ Committee approval, as applicable. LAMCO and LBHI have agreed to be governed by certain restrictions, and to grant the Creditors’

Committee certain rights, over their going-forward operations and key corporate decisions, including compensation of directors, officers, and employees, the nature and extent of any third party contracts and the issuance of any equity or equity-derivative interest in LAMCO.

The Debtors expect that LAMCO will be able to enter into agreements to manage assets of third parties for a profit that would inure to the benefit of LAMCO’s equity holder(s), and ultimately to the benefit of all of the stakeholders in the Debtors. In addition, LBHI, with the assistance of Lazard, is in the process of exploring a strategic relationship with a third party with respect to LAMCO, including the possibility of selling an equity stake in LAMCO to a potential partner, or otherwise entering into mutually beneficial ventures and arrangements with third parties.

At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor.

XI.	SUMMARY OF THE CHAPTER 11 PLAN

The Debtors expect that holders of Allowed Claims will either (i) obtain a recovery from the estates of the Debtors pursuant to the Plan that is greater than the recovery they would receive if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code or (ii) vote to accept the Plan in any event.

The Plan is annexed hereto as Exhibit 1 and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A. Considerations Regarding the Chapter 11 Plan

The terms of the Plan are the result of substantial analysis and discussions by the Debtors and their advisors with numerous interested parties, including individual and representative groups of both third party creditors and Affiliates of the Debtors, and the Creditors’ Committee. The Plan proposes resolutions of potential litigation concerning various issues including, without limitation, the following Plan Issues: (i) potential substantive consolidation of the Debtors and certain of their non-debtor Affiliates; (ii) the validity and enforceability of Guarantee Claims; (iii) the Allowed amount of Intercompany Claims; (iv) the characterization of intercompany balances owed to LBHI by Subsidiary Debtors; (v) the potential equitable, contractual, or statutory subordination of certain Claims; (vi) the ownership and rights of various Debtors and their Affiliates with respect to certain assets; (vii) the methodologies and principles for the valuation of Claims against LBHI based on certain securities issued or guaranteed by LBHI; and (viii) the methodologies and principles for the valuation of Derivative Claims.

The Debtors analyzed each of the Plan Issues and concluded that litigation of each of the Plan Issues would be costly, complex and time consuming and would prolong the Debtors’ Chapter 11 Cases. The Plan includes certain compromises that provide holders of Claims

Distributions that reflect the overall and relative risks and benefits relating to litigation to final judgment of the various Plan Issues. Each compromise taken on its own is not indicative of a creditor’s risk relating to any individual Plan Issue, but rather should be considered together with all other compromises included in the Plan in order to achieve a global resolution of all of the Plan Issues.

The resolutions included in the Plan represent a fair economic solution for all of the Debtors’ claimants that will expedite the administration of the Debtors’ Chapter 11 Cases and accelerate recoveries to creditors. Although litigation regarding the Plan Issues could produce different absolute or relative recoveries from those that would result from the Plan, such litigation would not be finally resolved for years, delaying and potentially materially reducing Distributions to all creditors.

B. Rationale Underlying Plan Treatment of Claims

1. Description and Analysis of Plan Issues

a. Substantive Consolidation of the Debtors and Their Affiliates

Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply to a debtor and its affiliates. Substantive consolidation would result in the pooling of the assets and liabilities of the affected entities and making distributions on allowed Claims against the entities from a common fund. All of the entities in a substantively consolidated group are merged and treated as if they were a single corporate and economic entity and intercompany Claims, subsidiary equity or ownership interests, joint and several liability Claims and guarantee Claims are disregarded. Consequently, a creditor of one of the substantively consolidated entities is treated as a creditor of the substantively consolidated entity, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

If the Debtors in these Chapter 11 Cases were substantively consolidated, Guarantee Claims and Intercompany Claims would be eliminated. The assets of each of the Debtors and any non-Debtor Affiliates that are substantively consolidated would be merged together and used to make distributions to the holders of Allowed Claims pro rata irrespective of the legal organization structures. Hypothetically, if certain Debtors purport to hold more assets, or assets with greater value and fewer liabilities than the other Debtors, holders of Allowed Claims against such Debtors would receive a smaller distribution as a result of substantive consolidation as all assets and liabilities would be merged and commingled. Conversely, holders of Allowed Claims against Debtors with purportedly greater liabilities and fewer assets than other Debtors would receive a larger distribution as a result of substantive consolidation.

Substantive consolidation is a unique equitable remedy. The proponent of substantive consolidation bears a heavy burden of proof to sustain such a remedy. The Debtors undertook an analysis that included entity-specific review and analysis and concluded that entity-specific facts weigh both in favor and against substantive consolidation. As part of the Debtors’ analysis of whether substantive consolidation of Lehman entities is appropriate, the Debtors and the Creditors’ Committee each reviewed and considered the books and records, public filings, operational relationships, the record keeping of intercompany transactions, whether creditors relied on a particular Lehman counterparty to a transaction or the enterprise as a whole and other documents and facts underlying the various inter-Affiliate issues. The Debtors and the Creditors’ Committee conducted interviews of current and former employees of Lehman and analyzed the relevant legal standards.

The facts in opposition of substantive consolidation include that prior to the Commencement Date: (i) numerous public SEC filings indicated the corporate separateness of LBHI from its Affiliates, including specifically certain of the Subsidiary Debtors and Foreign Debtors; (ii) certain creditors of certain Subsidiary Debtors and Foreign Debtors have alleged that they relied on the corporate separateness of LBHI and its operating Affiliates in order to obtain “structural seniority” by obtaining a separate contract from the relevant Affiliate and a guarantee from LBHI or in order to obtain desired accounting treatment; (iii) Lehman maintained separate books and records, and detailed accounts of the assets and liabilities of its parent and subsidiaries on an entity by entity basis, such that the assets of each entity can be distinguished; (iv) Lehman maintained a robust accounting system for most types of intercompany transactions and obligations; and (v) transactions among Lehman entities are generally traceable.

Conversely, certain facts might support the substantive consolidation of the Debtors: (i) Lehman operated as if it were one company that was organized by business division, not necessarily by legal entity; (ii) LBHI’s board of directors and executive committee had responsibility for Lehman’s firm-wide strategy, risk, funding, liquidity, operations and products; (iii) Foreign Debtors and non-Debtor Affiliates were utilized to raise capital in foreign currencies to enable Lehman to manage the risk in movements in foreign currencies exchange rates; (iv) one investment committee existed for all Lehman’s transactions; (v) the Debtors shared administrative and back-office functions; (vi) certain Debtors had certain overlapping directors and officers; (vii) certain subsidiaries had no employees or physical premises, (viii) Lehman’s cash-management systems were centralized and managed on a firm-wide basis through LBHI; (ix) tax returns were filed with the IRS on a consolidated basis; (x) creditors generally transacted with Lehman as one economic enterprise and did not rely on the separate identity or credit of any single Affiliate; (xi) creditors did not have access to financial statements of most of the Affiliates; and (xii) LBHI purportedly guaranteed all obligations of certain of its subsidiaries.

The Debtors also considered the impact of substantively consolidating the Debtors and non-Debtor Affiliates, including the Foreign Debtors. Substantive consolidation of the Debtors and their Foreign Affiliates raises several issues. The Foreign Debtors or Foreign Administrators may not be willing or able to surrender the assets under their control to the common pool of assets that would be made available for Distributions to a merged pool of claimants as contemplated by substantive consolidation. In addition, certain Foreign Debtors and their assets are subject to the jurisdiction of regulators or foreign courts. Potentially, the Bankruptcy Court may order an alternative remedy that would have an impact similar to substantive consolidation on the creditors of Foreign Debtors which might influence the decision of the Foreign Debtors and Foreign Administrators as to acceptance of the Plan. For example, to the extent a Foreign Debtor is unable or unwilling to contribute assets to a general pool or otherwise participate in a plan based on substantive consolidation, the Claims of such Foreign Debtor and its controlled Affiliates against the Debtors may be disallowed and expunged. This remedy would reflect the fact that substantive consolidation eliminates all Intercompany Claims.

The Plan does not propose to substantively consolidate the Debtors. It recognizes the corporate integrity of each Debtor and provides for compromises that would eliminate the necessity of litigating the Plan Issues, including those relating to substantive consolidation. Allowed Claims against a Debtor will be satisfied primarily from the assets of that Debtor as provided under the Plan, subject to acceptance of the compromises incorporated in the Plan.

b. Validity and Enforceability of Guarantee Claims

In the aggregate approximately (a) $315 billion of Guarantee Claims were filed against LBHI by its Affiliates and (b) $255 billion of Guarantee Claims were filed against LBHI by third-parties that are not Affiliates of the Debtors (“Third-Party Guarantee Claims”), in each case including estimated amounts for Claims filed in unliquidated amounts. Guarantee Claims filed by Affiliates consist largely of Claims asserted against LBHI based on (i) a purported guarantee of a specific transaction that an Affiliate entered into with another Affiliate; (ii) LBHI’s purported guarantee of the obligations of its Affiliates pursuant to the Guarantee Resolutions (as defined below) or (iii) a purported guarantee by LBHI of net worth or asset values.

Prior to the Commencement Date, LBHI periodically guaranteed the obligations of certain of its Affiliates. LBHI’s guarantees were executed and issued in varying forms. For example, at times, in connection with a specific transaction, issuance of securities or other commitment, the parties executed a guarantee agreement in respect of a particular obligation. In other circumstances, LBHI entered into a guarantee agreement with one of its Affiliates whereby LBHI purportedly agreed to guarantee the liabilities of such Affiliate.

Periodically, the Executive Committee of the Board of Directors of Lehman Brothers Holdings Inc. adopted resolutions (the “Guarantee Resolutions”), which authorized the issuance of individual guarantees by LBHI of the liabilities, obligations and commitments of certain specified subsidiaries of LBHI (such subsidiaries, the “Guaranteed Subsidiaries”).

The Debtors reviewed the various types of Guarantee Claims. The Debtors also considered the legal standards and precedents that determine whether a Guarantee Claim is a valid and enforceable obligation, and the facts that a creditor would need to establish to support a Guarantee Claim.

In its review of the Guarantee Claims, the Debtors considered, among other things, the circumstances surrounding the entry into the underlying contract or obligation, including whether: (i) the guarantees are valid and enforceable contracts; (ii) the guarantees were properly executed by the appropriate parties; (iii) the claimant was an express or intended beneficiary; (iv) the claimant actually relied upon the guarantee at the time that it transacted business with the primary obligor; and (v) the guarantee is avoidable under chapter 5 of the Bankruptcy Code. With respect to Guarantee Claims based on the Guarantee Resolutions, the Debtors also considered, among other things, (a) whether the Guarantee Resolutions constitute guarantees or contracts between LBHI and the Guaranteed Subsidiaries; (b) whether the claimant had actual knowledge of the Guarantee Resolutions at the time it transacted with the Guaranteed Subsidiary and (c) whether additional documentation was required to create an enforceable guarantee.

The Debtors have significant defenses to the enforceability of many of the asserted Guarantee Claims. Evaluation of each Guarantee Claim requires extensive fact-intensive analysis and could result in discovery among the parties and ultimately in litigation. The Debtors propose to resolve the issues regarding the Allowed amount of Affiliate Guarantee Claims by settling with such Affiliates on the Allowed Amount of such Guarantee Claims in amounts that take into account the risks regarding enforceability and other Plan Issues.

c. Allowance of Certain Intercompany Claims

The Debtors’ books and records indicate that substantial intercompany payables and receivables existed between and among the Debtors and their non-Debtor Affiliates as of the applicable Commencement Dates. Prior to the Commencement Dates, in the ordinary course of business, LBHI and its Affiliates entered into numerous transactions with one another that resulted in balances owed to one another. Such transactions were entered into for a variety of reasons including, the management of risk on a firm-wide basis, funding subsidiaries’ operations via a common paymaster, lending funds to Affiliates (both on an unsecured and secured (repo) basis), or entering into transactions with Affiliates. All free cash in bank accounts of non-regulated Affiliates was swept and ultimately transferred to LBHI at the close of business each day. The balances of such intercompany payables and receivables generally fluctuated widely as amounts were borrowed and repaid to LBHI. Significant intercompany balances among the Debtors and certain significant Intercompany Claims of non-Debtor Affiliates are included on Exhibit 8 annexed hereto.

The Debtors have analyzed a sampling of intercompany balances and Claims to determine whether they could be, or should be, Allowed, subordinated to other Claims or recharacterized as equity contributions. The Debtors’ analysis included the consideration of the following factors (i) the names given to the instruments, if any, evidencing indebtedness; (ii) the presence or absence of a fixed maturity date and schedule of payments; (iii) the presence or absence of an interest rate and interest payments; (iv) the source of repayments; (v) the identity of interest between the borrower and the lender; (vi) the adequacy of the capitalization of the borrower; (vii) the security, if any, for the advances; (viii) the ability of the borrower to obtain financing from outside lending arrangements; (ix) the extent to which the advances were contractually subordinated to the claims of outside creditors; (x) the extent to which advances were used to acquire capital assets; and (xi) the presence or absence of a sinking fund to provide for repayment.

The Allowance of Intercompany Claims or balances is a fact-intensive and costly analysis, especially in light of the hundreds of thousands of intercompany bookkeeping entries that occurred every month and the fact that Lehman’s general ledger accounts operated on a net basis making it very difficult to trace the cash sweeps from Affiliate bank accounts to particular transactions. Consideration of the above factors supports the conclusion that a majority of transactions recorded as debt should be treated as debt to LBHI. With respect to certain classes of transactions, however, factors that are indicative of an equity contribution are also present. Intercompany balances that relate to the funding of operations of the Subsidiary Debtor but do not represent a Claim relating to a specific transaction (e.g. Derivative Contracts or repurchase agreements) (“Intercompany Funding Balances”), are most susceptible to being subordinated to other indebtedness.

d. Allowed Amount of Derivative Claims

The determination and calculation of amounts owed by the Debtors under Derivative Contracts is an extremely complex and time consuming process that is subject to significant disagreement among the parties. The Debtors have spent a significant amount of time valuing each of their Derivative Contracts and determining the appropriate amount for Derivative Claims. However, Derivative Claims were filed against the Debtors in amounts that generally exceed, significantly in some cases, the Debtors’ calculations of amounts owed. There are various reasons for the diverging valuations, including the time and date of such valuation, utilizing the bid/ask price as opposed to the mid-market price, the inclusion of additional amounts added to the mid-market prices, and setoff. The Debtors believe their methodology for determining the Allowed amount of Derivative Claims is in accordance with the terms of the Derivative Contracts and applicable legal principles.

In calculating their Derivative Claims and Derivative Guarantee Claims, many creditors used different methodologies that are not legally supportable. To avoid the costs and delay of litigating these disputes individually, the Debtors held numerous meetings with holders of Derivative Claims and Derivative Guarantee Claims to develop a uniform and standardized methodology to calculate Derivative Claims and Derivative Guarantee Claims that would expedite the administration of these Chapter 11 Cases. The Debtors intend to seek Bankruptcy Court approval of the Derivative Claims Framework to use as the uniform methodology for the valuation of the Derivative Claims and Derivative Guarantee Claims.

e. Valuation of Structured Securities

Lehman issued a significant amount of securities to investors through its Foreign Affiliates, including certain (i) structured notes issued by LBT (“LBT Issued Notes”), (ii) certificates and warrants issued by LBSN (the “LBSN Certificates and Warrants”), (iii) structured notes issued by LBHI (the “LBHI Structured Notes”), (iv) structured notes issued by Bankhaus (the “Bankhaus Structured Notes”), (v) structured securities issued by Lehman Brothers (Luxembourg) Equity Finance S.A. (the “LB Lux Structured Securities”) and (vi) certificates issued by Lehman Brothers Finance S.A. (the “LB Finance Structured Securities”, and collectively with the LBT Issued Notes, the LBSN Certificates and Warrants, the LBHI Structured Notes, the Bankhaus Structured Notes and the LB Lux Structured Securities, the “Structured Securities”). LBT, LBSN, Bankhaus, LBHI, LB Lux and Lehman Brothers Finance S.A. are collectively referred to herein as the “Structured Securities Issuers.”

Many of these Structured Securities were issued as part of the European Medium Term Note Program. These Structured Securities predominately provide that the return at maturity and/or the payment of periodic interest is linked to the performance of an underlying asset or groups of assets including global indices, single stocks, currencies, interest rates, and various credit derivative instruments and baskets thereof. In some instances principal and/or interest due under such Structured Securities may be partially or wholly “protected.” The Structured Securities Issuers generally transferred the proceeds of such issuances to LBHI and have asserted a claim against LBHI for such amounts. A large number of holders of securities issued by Structured Securities Issuers filed claims against LBHI based on its purported guarantee of the Structured Securities (or based directly on the securities in the case of LBHI Structured Notes).

The Debtors engaged in negotiations with the court-appointed administrators of LBT, and held discussions with various individuals and groups of creditors that hold claims against LBHI based on LBT Issued Notes, and the Creditors’ Committee, regarding the appropriate methodologies for the valuation of claims based on the LBT Issued Notes and the amount of the Intercompany Claim asserted by LBT against LBHI. On October 29, 2010 LBHI filed a Form 8-K (the “October 29th 8K”) which provided information regarding the methodology that LBHI has concluded is appropriate for determining the allowed amount of Guarantee Claims filed against it as the guarantor of the LBT Issued Notes. The Debtors also posted to www.lehman-docket.com a list containing the proposed valuation for each LBT Issued Note in accordance with such valuation methodologies and principles. As indicated in the October 29th 8K, the Debtors contemplated applying the valuation methodologies to similar securities issued by other entities.

Based on feedback provided to LBHI by certain holders of Structured Securities, administrators of the estates of the Structured Securities Issuers and the Creditors’ Committee, LBHI has made certain modifications to the methodologies described in the October 29th 8K. The changes include (i) adding back the credit value adjustment for all categories of Structured Securities (the “CVA Addback”),7 (ii) reclassifying certain Structured Securities as Par Par Notes if the terms of the security provide for principal protection, and (iii) adding all accreted interest to the estimated maximum allowable claim amounts for the Zero Coupon Notes. The Structured Securities Valuation Methodology represents a negotiated resolution of the valuation methodologies initially proposed by the Debtors and the methodologies proposed by various creditors.

Since many of the Structured Securities are similar in nature to the LBT Issued Notes, LBHI will apply the valuation methodologies, as revised to similar structured securities issued by LBSN, LBHI, Bankhaus, LBF and LB Lux. A description of the valuation methodologies for the Structured Notes is set forth on Exhibit 11 annexed hereto (the “Structured Securities Valuation Methodologies”).8 The Structured Securities Valuation Methodologies were utilized to calculate the maximum Allowed Claim amounts for Structured Securities issued by the Structured Securities Issuers. The Allowed Claim amounts for each of the Structured Securities issued by LBT, LBSN and LBHI have been listed on www.lehman-docket.com. The Allowed Claim amounts for Structured Securities issued by other Affiliates will be posted to www.lehman-docket.com when available.

[7]	Capitalized terms used but not defined in this section shall have the meanings ascribed to such terms on Exhibit 11.
[8]

LBHI reserves the right to object to any Structured Securities Claims on any and all grounds. Nothing herein shall be construed to (i) characterize the Structured Securities as “securities contracts” or “swap agreements” under the Bankruptcy Code, (ii) modify or pertain to the terms of any over-the-counter derivatives or similar contract between LBHI or any of its Affiliates and any other person; or (iii) limit or otherwise modify the application of Section 562 of the Bankruptcy Code to such over-the-counter derivatives or similar contracts. The Structured Securities Methodology has been developed by LBHI solely for the purpose of determining the Allowed Claims based on valid and timely filed proofs of claim.

f. Ownership of Assets

For various risk-management, liquidity and other organizational purposes, prior to the Commencement Date, the Debtors frequently transacted with one another and transferred assets internally. The Debtors have conducted a review of certain transactions among the Debtors and their Affiliates, including the transactions with the RACERS Trusts, Intercompany-Only Repurchase Agreements, and certain transactions with LBIE and determined the appropriate and relative rights of each party with respect to the subject assets. A description of these analyses and resulting treatment is set forth in sections IV.G.b— “The RACERS Transaction”, IX— “Treatment of Internal Repurchase Agreements” and VIII— “Certain Transactions/Relationships with LBIE” of this Disclosure Statement.

2. Mechanisms To Resolve the Plan Issues

a. Reallocation of A Portion of Distributions Among Certain Classes

Litigation regarding each of the Plan Issues could have a significant impact on the Distributions that creditors of the Debtors and their Affiliates will ultimately receive. In order to forge a settlement among the various estates and creditors, the Plan provides for a reallocation of certain Distributions to holders of Claims in certain Classes against LBHI. The amount of Distributions that are reallocated was determined to reflect a global resolution of all Plan Issues. The reallocation remedies various inequities in the Distributions to creditors and adjusts the Distributions based on the existing legal risks. This resolution avoids the expense and time that would be spent litigating all of these issues.

A percentage of the Distribution to each holder of (i) an Allowed Senior Third-Party Guarantee Claim, Senior Third-Party LBT/LBSN Guarantee Claim and Derivative Guarantee Claim against LBHI and (ii) an Allowed General Unsecured Claim, Derivative Claim and Intercompany Claim (excluding Intercompany Claims of LBHI) against each Participating Subsidiary Debtor, will automatically be reallocated as a resolution of the Plan Issues. The applicable percentage for each Class is set forth in section II.B— “Classification, Treatment and Estimated Recovery for Each Class Under the Plan” of this Disclosure Statement. The percentage of Distributions from holders of Claims against Participating Subsidiary Debtors that will be reallocated for each Class is calculated by using a weighted average of recoveries under two scenarios: (1) a compromise of various issues that does not provide for the substantive consolidation of the Debtors and (2) a compromise of various issues, including the substantive consolidation of LBHI and the Participating Subsidiary Debtors. The calculations of the recovery amounts in scenario 1 are weighed at 80% and in scenario 2 are weighed at 20%. The two scenarios and the allocation of the weightings each account for resolutions of the numerous Plan Issues. For each Class and each Participating Subsidiary Debtor, the percentage of Distributions that will be reallocated differs as result of the varying effects of the compromises on the Distributions to such Class. With respect to Senior Third-Party LBT/LBSN Guarantee Claims, 30% of the Distributions on account of such Allowed Claims will be reallocated as a resolution of the Plan Issues. With respect to Senior Third-Party Guarantee Claims and

Derivative Guarantee Claims, 20% of the Distributions on account of such Allowed Claims will be reallocated as a resolution of the Plan Issues.

Amounts reallocated will be distributed to holders of Allowed Senior Unsecured Claims, Derivative Claims against LBHI and General Unsecured Claims against LBHI. Such reallocation is offered to creditors of LBHI in consideration for their acceptance of the Plan, and is therefore conditioned upon the holders of Allowed Claims of each of LBHI Classes 3, 6 and 7 voting to accept the Plan in the requisite majorities required by section 1126 of the Bankruptcy Code. The Reconciliation Tables included in Exhibit 4 include the aggregate amount that will be reallocated as the Plan Adjustment. If each of LBHI Classes 3, 6 of 7 do not vote to accept the Plan, no Distributions will be reallocated to any other Class and the estimated recoveries would differ in some cases from the amounts included in the Recovery Analysis.

No portion of the Distribution to LBHI on its Intercompany Claims against the Participating Subsidiary Debtors will be subject to redistribution. The global compromise provides that instead of a reallocation of a portion of its Distributions, LBHI will receive a Distribution from Subsidiary Debtors based on a portion of its Intercompany Claim against the Subsidiary Debtors as described in section XI.B.2.c— “Reduction of Distribution on LBHI’s Claims Against Subsidiary Debtors” below.

The Participating Subsidiary Debtors are generally the Lehman entities that had continuous and active operations prior to the Commencement Date. Such entities entered into a variety of transactions with multiple counterparties at various times. In contrast, the Subsidiary Debtors that are not Participating Subsidiary Debtors were generally established to enter into a particular transaction or to hold a particular asset. Due to the nature of the business and the amount of assets and liabilities of the Participating Subsidiary Debtors as compared to that of all other Subsidiary Debtors, the Plan provides for differing treatment of the Claims against such entities. LBDP and LBFP were substantial operating entities of Lehman prior to the Commencement Date and have significant assets. However, LBDP and LBFP were formed to maintain credit ratings of (i) “AAA” from Standard & Poor’s and (ii) “Aaa” from Moody’s Investors Service Inc. in order to enter into derivative transactions with entities that required such ratings. Consequently, these Subsidiary Debtors also are distinguishable from the Participating Subsidiary Debtors.

b. Allowed Amount of Claims Filed by Affiliates

As discussed above in section IV.E.3.b—”Cross Border Insolvency Protocol/Negotiations with Foreign Debtors, Settlement Negotiations” of this Disclosure Statement, the Debtors have proposed settlements to various Foreign Debtors regarding the Claims among the parties. The Debtors continue to seek individual settlements with each of their Affiliates in connection with various Claims asserted by the Affiliates against the Debtors and Debtor-Controlled Entities, and the claims asserted by the Debtors and Debtor-Controlled Entities against the Affiliates. The proposed settlements would recognize and settle potential litigation with respect to the various Plan Issues.

If an Affiliate does not enter into a settlement agreement with the applicable Debtor prior to the Voting Deadline as to the Allowed amount of its Senior Intercompany Claim,

Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Claim, then the Plan and Disclosure Statement shall constitute a motion to estimate such Claim(s) at one dollar ($1.00). The estimated Claim shall constitute the Allowed or maximum amount of such Claim for all purposes under the Plan, including, without limitation, voting and Distributions, and no reserves shall be maintained for such Claims.

Because the Debtors and Debtor-Controlled Entities did not file proofs of Claim against the Debtors, the Claims of the Debtors and Debtor-Controlled Entities shall be based on, among other things, the amounts set forth on the books and records of the Debtors on the applicable Commencement Date, subject to reconciliation and adjustment.

Affiliates, including Debtors and Debtor-Controlled Entities, are permitted to setoff their Guarantee Claims, to the extent Allowed, against any claims LBHI has against such Affiliate, in accordance with applicable law.

c. Reduction of Distributions on LBHI’s Claims Against Subsidiary Debtors

The Plan provides that LBHI shall only receive a Distribution on, and be entitled to setoff, 80% of the Intercompany Funding Balance due to LBHI from each Subsidiary Debtor. Other than the Intercompany Funding Balances of Intercompany Claims by LBHI against its direct or indirect subsidiaries, all Intercompany Claims between and among the Subsidiary Debtors and non-Debtor affiliates will be honored in the amounts of recorded intercompany balances set forth on the Debtors’ books and records as of applicable Commencement Date, subject to reconciliation. Included on Exhibit 8 annexed hereto are the recorded intercompany balances among the Debtors as of June 30, 2010.

d. Allowed Amount of Derivative Claims Against the Debtors

Prior to a hearing on the motion to approve the Disclosure Statement, the Debtors intend to file a motion seeking the Bankruptcy Court’s approval of and authorization to implement the Derivatives Claim Framework. The Derivative Claims Framework will be utilized to determine and fix the Allowed amount of all Derivative Claims and Derivative Guarantee Claims, subject to certain exceptions such as those Derivative Claims or Derivative Guarantee Claims that have been settled with the Debtors, are not Disputed by the Debtors, or that have been previously Allowed by the Bankruptcy Court or Claims asserted by Affiliates. The motion will propose that all Derivative Claims and Derivative Guarantee Claims be allowed in amounts calculated in accordance with the Derivative Claims Framework. The motion will also include certain other procedures to allow counterparties to confirm that the Allowed amounts of their Derivative Claims or Derivative Guarantee Claims have been correctly calculated in accordance with the Derivative Claims Framework.

If the Bankruptcy Court grants the motion, the Derivative Claims Framework will be binding on all parties and the Allowed amounts of all Derivative Claims and Derivative Guarantee Claims that are subject to the Derivative Claims Framework will be calculated and determined for purposes of voting and Distribution in the Plans of LBHI, LCPI, LBCS, LBSF,

LOTC and LBCC. The Plan Administrator will not reserve for any portion of a Derivative Claim or Derivative Guarantee Claim that is not calculated in accordance with the Derivative Claims Framework.

e. Third-Party Guarantee Claims For Which LBT/LBSN is the Primary Obligor

The Plan proposes a settlement with holders of Guarantee Claims filed against LBHI based on securities issued by LBT and LBSN. As described above in section XI.B.1.e— “Valuation of Structured Securities” of this Disclosure Statement, the LBT Issued Notes and LBSN Certificates and Warrants are Structured Securities.

The Debtors engaged in negotiations with the court-appointed administrators of LBT and LBSN, various individuals and groups of creditors that hold claims against LBHI based on LBT Issued Notes and LBSN Certificates and Warrants, and the Creditors’ Committee, regarding the appropriate methodologies for the valuation of claims based on the LBT Issued Notes and LBSN Certificates and Warrants and the amount of the Intercompany Claim asserted by LBT and LBSN against LBHI. The Structured Securities Valuation Methodologies represent a settlement proposal for the valuation methodologies between the Debtors, the court-appointed administrator of LBT and LBSN and certain creditor groups.

As part of the settlement proposal for the valuation of Claims based on the LBT Issued Notes and the LBSN Certificates and Warrants, (i) the Intercompany Claims filed by LBT and LBSN against LBHI will be Allowed in full, subject to reconciliation with the Debtors’ books and records and certain other adjustments, (ii) the Guarantee Claims filed by LBT and LBSN will be disallowed, (iii) Third-Party Guarantee Claims for which LBT or LBSN is the Primary Obligor will be treated as “senior” obligations to the extent provided in the underlying agreements of the Subordinated Notes, and (iv) 30% of the amount distributable to holders of Third-Party Guarantee Claims for which LBT or LBSN is the Primary Obligor, will not be distributed to such claimants, but rather will automatically be reallocated to holders of Senior Unsecured Claims against LBHI, Derivative Claims against LBHI and General Unsecured Claims against LBHI. The settlement proposal is conditioned upon an agreement with the court-appointed administrators of LBT and LBSN (a) that the methodology for the valuation of claims against LBT and LBSN based on the LBT Issued Notes and the LBSN Issues Certificates and Warrants is consistent with the Structured Securities Valuation Methodologies, or is otherwise acceptable to the Debtors, and (b) regarding the withholding of Distributions that would otherwise be paid to LBF by LBT and LBSN in the LBT and LBSN proceedings as described in section XI.E.8— “Distributions to Non-Controlled Affiliates” of this Disclosure Statement. The proposed settlement is also conditioned upon the holders of Allowed Claims in each of LBHI Classes 3, 6 and 7 voting to accept the Plan in the requisite majorities required by section 1126 of the Bankruptcy Code. The settlement proposal provides that the Intercompany Claims of LBT and LBSN are not entitled to any reallocation from Distributions to the holders of Subordinated Notes.

The proposed settlement and treatment of LBT, LBSN and creditors of such entities under the Plan reflects the unique nature of their business and their interactions with LBHI prior to the Commencement Date. LBT’s and LBSN’s primary line of business was issuing securities, the proceeds of which were transferred to LBHI in exchange for a receivable from LBHI. In addition, the receivable from LBHI is the primary asset of each of LBT and LBSN.

f. Redistribution of Distributions From Subordinated Claims to Claims in Senior Classes

LBHI issued certain Subordinated Notes that remain outstanding for which the governing agreements provide that upon the bankruptcy of LBHI, no payments will be made to holders of Subordinated Claims in respect of the Subordinated Notes until all obligations of LBHI designated as “senior” have been satisfied in full. To give effect to these provisions included in the documents governing the Subordinated Notes, all Distributions under the Plan made by LBHI will be calculated as if each holder of an Allowed Subordinated Claim based on a Subordinated Note were to receive its Pro Rata Share of a Distribution from LBHI; provided, however, that amounts that would have been distributed to holders of Allowed Subordinated Claims will automatically be reallocated and distributed to holders of Allowed Senior Unsecured Claims, Allowed Senior Intercompany Claims, Allowed Senior Affiliate Guarantee Claims, Allowed Senior Third-Party Guarantee Claims and Allowed Senior Third-Party LBT/LBSN Guarantee Claims, in accordance with the terms of the governing agreements, excluding Claims of LBT and LBSN.

The governing agreements relating to the Subordinated Notes vary as to the obligations of LBHI that are designated “senior” to such Subordinated Notes. The Subordinated Notes can be separated into three groups based on the obligations designated “senior” in the respective governing agreements. “Senior” debt under the governing agreements for all of the Subordinated Notes includes “indebtedness for money borrowed” and “indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments.” In addition, (i) “senior” obligations under Subordinated Notes for two of the groups (12 issuances) is defined to include guarantees of the types of indebtedness described in the previous sentence, and (ii) “senior” obligations under Subordinated Notes for one of the groups (2 issuances) include each of the other issuances of Subordinated Debt. Certain Subordinated Note indentures provide that LBHI’s obligations under such Subordinated Notes are also subordinated to “Other Financial Obligations” (which includes derivatives contracts and guarantees thereof), but only to the extent of any “Excess Proceeds” after the “senior debt” has been satisfied in full. LBHI’s “senior debt” will not be satisfied in full, even after the reallocation from Subordinated Note holders.

To account for such differing provisions regarding “senior” obligations, and to ensure that reallocations from each issuance of Subordinated Debt is properly reallocated only to those Claims that constitute debt “senior” to such Subordinated Note, the Plan includes multiple classes for Claims based on Subordinated Notes and multiple classes for claims entitled to the automatic reallocation of the amounts distributable to the Subordinated Notes. The Plan separates Claims based on Subordinated Notes into separate classes and includes the following classes of senior Claims: Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims and Senior Third-Party LBT/LBSN Guarantee Claims. A detailed description of the reallocation from each issuance of Subordinated Notes to the various senior Classes, and the definitions of “senior” obligations in the governing documents for each Subordinated Note is set forth on Exhibit 10, attached hereto.

C. Classification and Treatment of Claims and Equity Interests

The following summarizes the classification and treatment of Claims and Equity Interests under the Plan.

1. Treatment of Unclassified Claims

a. Administrative Expense Claims

Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, all cure amounts owed in respect of leases and contracts assumed by the Debtors, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code. Certain creditors may have super-priority claims against the Debtors which are Administrative Expense Claims with priority over other Administrative Expense Claims. For example, the purchasers of Neuberger Berman in the acquisition described in section V.E.1.a—”Sale of Investment Management Division” of this Disclosure Statement were granted an allowed super-priority administrative expense claim for any claims against LBHI based on LBHI’s agreement to indemnify such purchasers pursuant to the applicable purchase agreements.

Except as provided in the next paragraph with respect to ordinary course obligations and in Section XI.C.1.b— “Compensation and Reimbursement Claims” of this Disclosure Statement with respect to professional compensation and reimbursement Claims, and to the extent a holder has been paid in full by a Debtor prior to the Effective Date, or agrees to less favorable treatment, Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date and the date the Administrative Expense Claim becomes an Allowed Claim, or as soon thereafter as is practicable by the Debtor obligated for the payment of such Administrative Claim. The Debtors estimate that Allowed Administrative Expense Claims payable on the Effective Date, including compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Cases, will be approximately $7.5 billion. The Debtors may pay amounts in respect of reconciled cure payments under executory contracts and unexpired leases assumed pursuant to the Plan. The estimated amount of Allowed Administrative Expense Claims does not include amounts subject to asserted rights of setoff held by the Debtors. In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Expense Claims may increase.

b. Compensation and Reimbursement Claims

Compensation and Reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals on behalf of the Debtors and the Creditors’ Committee, pursuant to sections 105(a), 363(b) 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the “Compensation and

Reimbursement Claims”). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. All applications for compensation for services rendered and reimbursement of expenses are subject to approval of the Bankruptcy Court after review by the Fee Committee appointed in the Chapter 11 Cases.

Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other entities making a “substantial contribution” to a reorganization case and to attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and object to the allowance of any Claims for compensation and reimbursement of expenses.

Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim will (i) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is one hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Compensation and Reimbursement Claim becomes an Allowed Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and the Debtors.

c. Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim will receive Cash from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

Numerous taxing authorities have filed proofs of claim for pre-petition tax periods against LBHI and the Subsidiary Debtors. Because certain taxes carry joint and/or several liability, some taxing authorities have filed Priority Tax Claims against multiple Debtors that are duplicative of each other. However, because the taxing authorities do not collect more than once for a particular joint and/or several tax liability, the amount of any actual payments in respect of duplicative Allowed Priority Tax Claims will be far less than the total of such duplicative claims.

As of December 31, 2010, the relevant bar dates for all taxing authorities have expired. LBHI has made significant progress in resolving and narrowing numerous open federal, state and local tax issues, and various dispute resolution processes are ongoing with relevant taxing authorities. Due in part to these efforts and to additional factors described below, the Debtors expect that the aggregate amount of the Allowed Priority Tax Claims against LBHI and the Subsidiary Debtors for federal, state and local taxes will be significantly less than the aggregate amount claimed by federal, state and local taxing authorities.

Although it is difficult at this stage to precisely predict the expected amount of Allowed Priority Tax Claims, the Debtors currently expect an aggregate amount of Allowed Priority Tax Claims by all federal, state and local taxing authorities of approximately $2 billion. The Debtors estimate that LBI’s portion of these taxes is approximately $1.1 billion. In the event that LBI or a Subsidiary Debtor cannot satisfy its allocable share of Allowed Priority Tax Claims for which other Debtors or their subsidiaries also have liability, LBHI will equitably allocate such amounts among the other Debtors and their subsidiaries.

In addition to any Allowed Priority Tax Claims, Intercompany Claims among the Debtors are possibly subject to adjustment to reflect the appropriate allocation of any adjustments to the LBHI Group’s consolidated tax returns and relevant state and local tax returns (in each case, including by way of amended returns), taking into account, among other things, historic tax sharing principles.

(i) Federal

The IRS filed a proof of claim on December 22, 2010, asserting pre-petition tax claims of approximately $2.2 billion against LBHI in respect of the 2001 through 2007 tax years of the consolidated tax group of which LBHI is the common parent (the “LBHI Group”). Because each member of the LBHI Group is severally liable for this $2.2 billion, the IRS has included this liability in each proof of claim it filed against the Subsidiary Debtors (in addition to separate entity claims against certain Subsidiary Debtors). However, the IRS will only collect the amount of the ultimately determined consolidated income tax liability once. As described below, the amount of the Allowed Priority Tax Claim with respect to these tax years may be considerably less than the asserted $2.2 billion.

The IRS Claims reflect the result of the IRS examination of the LBHI Group as of the filing of the claims, including the resolution of several originally disputed issues (resolved through a jointly developed process designed to facilitate the resolution of the outstanding tax disputes). The claims also reflect certain maximum exposures with respect to several disputed federal tax issues that LBHI plans to continue to attempt to resolve through the administrative dispute resolution process and, if necessary, litigation. One issue is already in litigation.

Significantly, the IRS claims do not account for the carryback of the LBHI Group’s 2008 tax year consolidated net operating loss (“NOL”) to prior tax years. The LBHI Group is due approximately $129 million plus interest from the IRS for the LBHI Group’s 1997 through 2000 tax years. Additionally, the LBHI Group paid approximately $350 million in federal income taxes with respect to its tax year 2006. The IRS Claims credit the LBHI Group for the $350 million paid in respect of the 2006 tax year, effectively reducing the amount the IRS asserts against the LBHI Group for that year, and treats the $129 million refund claim with respect to the 1997 through 2000 tax years as an amount that the IRS will setoff against its Claim.

LBHI has reported a substantial consolidated NOL with respect to the LBHI Group’s 2008 tax year, and has elected to carry back this NOL for up to five taxable years, to help reduce any federal tax deficiency the IRS may have against the Debtors for such years. For a further discussion, see section XVI.A— “Certain Federal Income Tax Consequences of the Plan – Consequences to LBHI and Subsidiary Debtors.”

Notwithstanding the Debtors’ continuing efforts to mitigate the IRS Claims and successfully resolve outstanding issues, there is a likelihood that the IRS’s Priority Tax Claims will be material.

(ii) Other Priority Tax Claims

Approximately 120 state, city, and municipal Priority Tax Claims have been filed against LBHI and its Subsidiary Debtors. Although the bar dates for filing state, city, and other local claims have passed, certain claimed amounts might still be adjusted by state and local jurisdictions. As of this date, states, cities and municipalities have filed Priority Tax Claims of approximately $1.9 billion against the Debtors. Of this amount, approximately $1.2 billion or 63% is attributable to New York State and approximately $627 million or 33% is attributable to New York City for a combined total of $1.827 billion. The Debtors are actively engaged in a resolution process with both the State and City of New York. To this end, the Debtors believe that the New York State and City Priority Tax Claims will ultimately be settled for less than the $1.827 billion claimed amounts.

2. Summary of Classes

The Plan places all Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, in the classes listed below for all purposes including voting and Distributions. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

Unless otherwise specified below, holders of Claims in each Class will receive a Pro Rata Share of Available Cash from the Debtor against which they hold an Allowed Claim. For further detail regarding the classification and treatment of the Claims and Equity Interests, see section XI.C.— “Classification and Treatment of Claims and Equity Interests” of this Disclosure Statement or the Plan annexed hereto as Exhibit 1. The Recovery Analysis included as Exhibit 4 hereto sets forth the Debtors’ estimates of the amount of Allowed Claims in each Class and the estimated recoveries to holders of Allowed Claims in each Class.

a. Treatment of Classified Claims Against and Equity Interests in LBHI

(i) LBHI Class 1- Priority Non-Tax Claims Against LBHI

Priority Non-Tax Claims against LBHI include any Claim against LBHI, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims against LBHI will be paid in cash in the full amount of their Allowed Claim under the Plan.

(ii) LBHI Class 2- Secured Claims against LBHI

Holders of Allowed Secured Claims against LBHI will receive a Distribution of, at the option of LBHI, any of (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.

(iii) LBHI Class 3- Senior Unsecured Claims against LBHI

Senior Unsecured Claims against LBHI include any Claim against LBHI that is entitled to a contractual right of priority in payment to all of the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes, but excludes (i) any Claim asserted that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto in relation to the Class 10B Subordinated Notes and Class 10C Subordinated Notes) (ii) any Claim asserted against LBHI by an Affiliate of LBHI and (iii) any Guarantee Claim asserted against LBHI by a third-party.

Generally, LBHI Class 3 includes, without limitation, Claims against LBHI primarily with respect to debt issued pursuant to an indenture as to which The Bank of New York or Wilmington Trust Company serve as indenture trustees. The Claims in LBHI Class 3 are asserted by parties that are not Affiliates of the Debtors, are not Guarantee Claims and are senior to all Subordinated Notes.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 3 will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10A Claims against LBHI, Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI. In addition, if there is a Settlement Acceptance, each holder of Allowed Claims will also receive its Pro Rata Share of the Plan Adjustment.

(iv) LBHI Class 4A- Senior Intercompany Claims against LBHI

Senior Intercompany Claims include any Claim filed against LBHI by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all of the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes, but excludes any (i) Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto in relation to the Class 10B Subordinated Notes and Class 10C Subordinated Notes), (ii) Senior Affiliate Guarantee Claim and (iii) Claim filed by LBT or LBSN. Generally, LBHI Class 4A includes, without limitation, Claims filed by Affiliates (other than LBT and LBSN) based on indebtedness for money borrowed by LBHI, and any other amounts due from LBHI in connection with the prepetition cash management system of Lehman.

Each holder of an Allowed Claim in LBHI Class 4A shall have an Allowed Claim in the amount agreed to prior to the Voting Deadline by LBHI and such Affiliate. If LBHI and an Affiliate are unable to agree on the Allowed Claim amount prior to the Voting Deadline, then LBHI will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Senior Intercompany Claim against LBHI at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 4A will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10A Claims against LBHI, Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI.

(v) LBHI Class 4B- Senior Affiliate Guarantee Claims against LBHI

Senior Affiliate Guarantee Claims include any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to the Class 10B Subordinated Notes and Class 10C Subordinated Notes, but not the Class 10A Subordinated Notes, but excludes any (i) Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto in relation to the Class 10B Subordinated Notes and Class 10C Subordinated Notes) and (ii) Affiliate Guarantee Claim filed by LBT and LBSN. Generally, LBHI Class 4B includes, without limitation, Claims filed by Affiliates (other than LBT and LBSN) based on LBHI’s purported guarantee of indebtedness for money borrowed by another entity, including any securities, notes, debentures, bonds or other similar instruments issued by an Affiliate of LBHI, and any other amounts due from LBHI in connection with the prepetition cash management system of Lehman. Many of the Affiliate Guarantee Claims based on the Guarantee Resolutions are included in LBHI Class 4B.

Each holder of a Senior Affiliate Guarantee Claim in LBHI Class 4B shall have an Allowed Claim in the amount agreed to prior to the Voting Deadline by LBHI and such Affiliate. If LBHI and an Affiliate are unable to agree on the Allowed Claim amount prior to the Voting Deadline, then LBHI will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Senior Affiliate Guarantee Claim against LBHI at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 4B will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI.

(vi) LBHI Class 5A-Senior Third-Party Guarantee Claims against LBHI

Senior Third-Party Guarantee Claims include any Guarantee Claim asserted by a party that is not an Affiliate of LBHI, which Claim is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims, but excludes (i) any Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto in relation to the Class 10B Subordinated Notes and Class 10C Subordinated Notes) and (ii) any Guarantee Claims for which LBT or LBSN is the Primary Obligor. Generally, LBHI Class 5A includes, without limitation, Claims filed by an entity that is not an Affiliate of LBHI based on LBHI’s purported guarantee of indebtedness for money borrowed by another entity, including any securities, notes, debentures, bonds, repurchase agreements or other similar instruments issued by an Affiliate of LBHI, other than LBT and LBSN.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 5A will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10B Claims and Allowed Subordinated Class 10C Claims; provided, however, that if there is Settlement Acceptance, 20% of the aggregate Distribution from LBHI (including any redistribution from holders of Allowed Subordinated Claims) on account of Claims in LBHI Class 5A will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(vii) LBHI Class 5B- Senior Third-Party LBT/LBSN Guarantee Claim

Senior Third-Party LBT/LBSN Guarantee Claims include any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI on account of an underlying obligation or liability of LBT or LBSN that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but excludes any Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto in relation to the Class 10B Subordinated Notes and Class 10C Subordinated Notes). Generally, LBHI Class 5B includes, without limitation, Claims filed by an entity that is not an Affiliate of LBHI based on LBHI’s purported guarantee of amounts owed in respect of Structured Securities issued by LBT and LBSN.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 5B will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10B Claims and Allowed Subordinated Class 10C Claims; provided, however, that if there is a Settlement Acceptance, 30% of the aggregate Distribution from LBHI (including any redistribution from holders of Allowed Subordinated Claims) on account of Claims in LBHI Class 5B will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(viii) LBHI Class 6- Derivative Claims against LBHI

Derivative Claims against LBHI include Claims asserted by a third-party that is not an Affiliate of the Debtors arising out of the termination or rejection of a Derivative Contract with LBHI, but excluding a Derivative Guarantee Claim. Generally, LBHI Class 6 includes, without limitation, Claims based on swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan.

As described in section XII.B.2.d—”Allowed Amount of Derivative Claims Against the Debtors,” the Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of all Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

Each holder of an Allowed Claim in LBHI Class 6 shall receive its Pro Rata Share of Available Cash from LBHI; provided that, if there is a Settlement Acceptance, in addition to the foregoing, each holder of an Allowed Claim in LBHI Class 6 shall also receive its Pro Rata Share of the Plan Adjustment.

(ix) LBHI Class 7 - General Unsecured Claims against LBHI

General Unsecured Claims against LBHI include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Senior Intercompany Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, a Senior Third-Party LBT/LBSN Guarantee Claim, a Derivative Claim, an Intercompany Claim, an Affiliate Guarantee Claim, a Derivative Guarantee Claim, a Subordinated Claim and a Section 510(b) Claim. Generally, LBHI Class 7 includes, without limitation, (i) Claims based on the rejection of leases of non-residential real property and executory contracts, (ii) Claims based on prepetition litigation against LBHI, other than Section 510(b) Claims, (iii) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (iv) Claims based on LBHI’s repurchase or indemnification obligations in connection with the sale of residential mortgage loans.

Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of Available Cash from LBHI; provided that, if there is a Settlement Acceptance, in addition to the foregoing, each holder of an Allowed Claim in LBHI Class 7 shall also receive its Pro Rata Share of the Plan Adjustment.

(x) LBHI Class 8A- Intercompany Claims against LBHI

Intercompany Claims against LBHI include Claims asserted by an Affiliate of LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Intercompany Claim, a Senior Affiliate Guarantee Claim or an Affiliate Guarantee

Claim. Generally, LBHI Class 8A includes, without limitation, all Claims of Affiliates of LBHI that are not based on a guarantee and do not qualify as senior obligations under the underlying agreements of the Subordinated Notes. The Intercompany Claims of LBT and LBSN against LBHI are included in LBHI Class 8A.

Each holder of an Intercompany Claim against LBHI shall have an Allowed Intercompany Claim against LBHI in the amount agreed to prior to the Voting Deadline by LBHI and such Affiliate. If LBHI and an Affiliate are unable to agree on the Allowed amount of Intercompany Claims prior to the Voting Deadline, then LBHI will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Intercompany Claim against LBHI at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in LBHI Class 8A shall receive its Pro Rata Share of Available Cash from LBHI.

(xi) LBHI Class 8B- Affiliate Guarantee Claims against LBHI

Affiliate Guarantee Claims include any Guarantee Claim asserted by an Affiliate of LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, or a Senior Affiliate Guarantee Claim. Generally, LBHI Class 8B includes, without limitation, all Claims of Affiliates of LBHI that are based on a guarantee and do not qualify as and do not qualify as senior obligations under the underlying agreements of the Subordinated Notes, including without limitation, Claims based on LBHI’s purported guarantee of Derivative Contracts.

Each holder of an Affiliate Guarantee Claim against LBHI shall have an Allowed Affiliate Guarantee Claim against LBHI in the amount agreed to prior to the Voting Deadline by LBHI and such Affiliate. If LBHI and an Affiliate are unable to agree on the Allowed amount of Affiliate Guarantee Claims prior to the Voting Deadline, then LBHI will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate Guarantee Claim against LBHI at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in LBHI Class 8B shall receive its Pro Rata Share of Available Cash from LBHI.

(xii) LBHI Class 9- Derivative Guarantee Claims against LBHI

Derivative Guarantee Claims include any Guarantee Claim asserted by third-parties that are not Affiliates of the Debtors with respect to a Derivative Contract. Generally, LBHI Class 9 includes, without limitation, any Claim based on a purported guarantee by LBHI of the obligation of another entity pursuant to swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan.

As described in section XII.B.2.d—”Allowed Amount of Derivative Claims Against the Debtors,” the Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of all Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

Each holder of an Allowed Claim in LBHI Class 9 shall receive its Pro Rata Share of Available Cash from LBHI; provided that, if there is a Settlement Acceptance, in addition to the foregoing, holders of an Allowed Claim in LBHI Class 9 shall also receive its Pro Rata Share of the Plan Adjustment.

(xiii) LBHI Class 10A- Subordinated Class 10A Claims against LBHI

Subordinated Class 10A Claims in LBHI Class 10A include any Claim against LBHI arising under any of (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; or (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program (collectively, the “Class 10A Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10A are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI and Allowed Senior Intercompany Claims against LBHI pursuant to provisions of the documents underlying the Class 10A Subordinated Notes.

(xiv) LBHI Class 10B- Subordinated Class 10B Claims against LBHI

Subordinated Class 10B Claims in LBHI Class 10B include any Claim against LBHI arising under any of (a) the 6.375% subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth

Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee (collectively, the “Class 10B Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10B are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI, Allowed Senior Intercompany Claims against LBHI, Allowed Senior Affiliate Guarantee Claims against LBHI, Allowed Senior Third-Party Guarantee Claims against LBHI and Allowed Senior Third-Party LBT/LBSN Guarantee Claims against LBHI pursuant to provisions of the documents underlying the Class 10B Subordinated Notes.

(xv) LBHI Class 10C- Subordinated Class 10C Claims against LBHI

Subordinated Class 10B Claims in LBHI Class 10C include any Claim against LBHI arising under any of (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee (collectively, the “Class 10C Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10C are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI, Allowed Senior Intercompany Claims against LBHI, Allowed Senior Affiliate Guarantee Claims against LBHI, Allowed Senior Third-Party Guarantee Claims against LBHI, Allowed Senior Third-Party Guarantee Claims against LBHI Allowed Subordinated Class 10A Claims against LBHI and Allowed Subordinated Class 10B Claims against LBHI pursuant to provisions of the documents underlying the Class 10C Subordinated Notes.

(xvi) LBHI Class 11- Section 510(b) Claims

Section 510(b) Claims include any Claims that arise under section 510(b) of the Bankruptcy Code. LBHI Class 11 includes Claims arising from the rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

Holders of Allowed Claims in LBHI Class 11 are not expected to receive any Distributions on account of such Claims.

(xvii) LBHI Class 12- Equity Interests in LBHI

Equity Interests in LBHI includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, that was in existence immediately prior to or on LBHI’s Commencement Date. Holders of Equity Interests in LBHI are not expected to receive any Distributions under the Plan.

On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI or interest in property on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.7 of the Plan, the Plan Trust Stock issued pursuant to this section 4.17(b) of the Plan shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates. The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) will be nontransferable, except by operation of law.

b. Treatment of Classified Claims Against and Equity Interests in the Subsidiary Debtors

As to each of the Subsidiary Debtors, the Plan adopts three types of common schemes for the classification and treatment of Claims. The scheme for the classification and treatment of Claims applied to each Subsidiary Debtor is dependent upon whether such

Subsidiary Debtor is a Participating Subsidiary Debtor and whether any Claims were filed against such Subsidiary Debtor based on Derivative Contracts.

(i) Classification and Treatment for Participating Subsidiary Debtors

The following classification and treatment applies with respect to each of LCPI, LBCS, LBSF, LOTC and LBCC, in its individual capacity.

(a) Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan.

(b) Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of the applicable Participating Subsidiary Debtor, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.

(c) Class 3- Derivative Claims

Generally, Class 3 includes, without limitation, swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan.

As described in section XII.B.2.d—”Allowed Amount of Derivative Claims Against the Debtors,” the Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of all Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

Each holder of an Allowed Claim in Class 3 shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of the aggregate Distribution from the Participating Subsidiary Debtor on account of Allowed Derivative Claims against

Participating Subsidiary Debtor will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(d) Class 4- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Derivative Claim or an Intercompany Claim. Generally, Class 4 includes, without limitation, (i) Claims based on financing transactions, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against a Participating Subsidiary Debtor, (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (v) Claims based on repurchase or indemnification obligations in connection with the sale of residential mortgage loans.

Each holder of an Allowed Claim in Class 4 shall receive its Pro Rata Share of Available Cash from such Guaranteed Subsidiaries; provided however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of the aggregate Distribution from the Participating Subsidiary Debtor on account of Allowed General Unsecured Claims against Participating Subsidiary Debtor will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(e) Class 5A- Intercompany Claims of LBHI

Intercompany Claims in Class 5A include Claims against a Participating Subsidiary Debtor asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI shall have an Allowed Claim in Class 5A against a Participating Subsidiary Debtor in the amount agreed to prior to the Voting Deadline by Participating Subsidiary Debtor and LBHI. If a Participating Subsidiary Debtor and LBHI are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then such Participating Subsidiary Debtor will seek to estimate pursuant to section 502(c) of the Bankruptcy Code LBHI’s Claim against such Participating Subsidiary Debtor at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor.

(f) Class 5B- Intercompany Claims of Participating Debtors

Intercompany Claims in Class 5B include Claims against a Participating Subsidiary Debtor asserted by another Participating Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each holder of a Claim in Class 5B shall have an Allowed Claim against such Participating Subsidiary Debtor in the amount agreed to prior to the Voting Deadline by

Participating Subsidiary Debtor and such claimant. If a Participating Subsidiary Debtor and the claimant are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then such Participating Subsidiary Debtor will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such claimant’s Claim against such Participating Subsidiary Debtor at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in Class 5A shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided, however, that if there is a Settlement Acceptance, 20% of the aggregate Distribution to claimant from each Participating Subsidiary Debtor will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(g) Class 5C- Intercompany Claims of Affiliates Other than Participating Subsidiary Debtors and LBHI

Intercompany Claims in Class 5C include Claims against a Participating Subsidiary Debtor asserted by an Affiliate other than a Participating Subsidiary Debtor or LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each holder of a Claim against a Participating Subsidiary Debtor shall have an Allowed Claim against such Participating Subsidiary Debtor in the amount agreed to prior to the Voting Deadline by such Participating Subsidiary Debtor and such Affiliate. If the Participating Subsidiary Debtor and the Affiliate are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then such Participating Subsidiary Debtor will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Claims against such Participating Subsidiary Debtor at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in Class 5B shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of the aggregate Distribution to Affiliates from each Participating Subsidiary Debtor will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3, 6 and 7, on a pro rata basis.

(h) Class 6- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor. Holders of Equity Interests in Debtors are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in each Debtor will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan.

(ii) Classification and Treatment for LB 745, PAMI Statler, CES, CES V, CES IX, East Dover, LS Finance, LUXCO, BNC, LB Rose Ranch, SASCO, LB 2080, Merit, Preferred Somerset and Somerset.

The following classification and treatment applies with respect to each of LB 745, PAMI Statler, CES, CES V, CES IX, East Dover, LS Finance, LUXCO, BNC, LB Rose Ranch, SASCO, LB 2080, Merit, Preferred Somerset and Somerset in its individual capacity.

(a) Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan.

(b) Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of the applicable Subsidiary Debtor, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.

(c) Class 3- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, and an Intercompany Claim. Generally, Class 3 includes, without limitation, (i) Claims based on financing transactions, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against a Subsidiary Debtor, (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (v) Claims based on repurchase or indemnification obligations in connection with the sale of residential mortgage loans.

Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor.

(d) Class 4A- Intercompany Claims of LBHI

Intercompany Claims in Class 4A include Claims against a Subsidiary Debtor asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI shall have an Allowed Claim in Class 4A against a Subsidiary Debtor in the amount agreed to prior to the Voting Deadline by a Subsidiary Debtor and LBHI. If a Subsidiary Debtor and LBHI are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then such Subsidiary Debtor will seek to estimate pursuant to section 502(c) of the Bankruptcy Code LBHI’s Claim against such Subsidiary Debtor at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor.

(e) Class 4B- Intercompany Claims of Affiliates Other Than LBHI

Intercompany Claims in Class 4B include Claims against a Subsidiary Debtor asserted by an Affiliate other than LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each holder of a Claim in Class 4B against a Subsidiary Debtor shall have an Allowed Intercompany Claim against such Subsidiary Debtor in the amount agreed to prior to the Voting Deadline by Subsidiary Debtor and such Affiliate. If a Subsidiary Debtor and an Affiliate are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then such Subsidiary Debtor will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Intercompany Claim against such Subsidiary Debtor at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in Class 4B shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor.

(f) Class 5- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor. Holders of Equity Interests in Debtors (other than LB 745, CES and East Dover) are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in each Debtor will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan.

(iii) Classification and Treatment for LBFP and LBDP

The following classification and treatment applies with respect to each of LBFP and LBDP in its individual capacity.

(a) Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan.

(b) Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of LBFP or LBDP, as applicable, any of (i) payment in Cash in full on the later of the Effective Date and the date such Secured Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled.

(c) Class 3- Derivative Claims

Generally, Class 3 includes, without limitation, swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan.

As described in section XII.B.2.d—”Allowed Amount of Derivative Claims Against the Debtors,” the Debtors intend to file a motion in the Bankruptcy Court seeking approval of the Derivative Claims Framework and authorization to calculate the Allowed amount of all Derivative Claims and Derivative Guarantee Claims in accordance with the methodology set forth in the Derivative Claims Framework.

Each holder of an Allowed Claim in Class 3 shall receive its Pro Rata Share of Available Cash from LBFP or LBDP.

(d) Class 4- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, or an Intercompany Claim. Generally, Class 4 includes, without limitation, (i) Claims based on financing transactions, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against LBDP or LBFP and (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business.

Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of Available Cash from LBFP or LBDP, as applicable.

(e) Class 5A- Intercompany Claims of LBHI

Intercompany Claims in Class 5A include Claims against LBFP or LBDP, as applicable, asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI shall have an Allowed Intercompany Claim against LBFP or LBDP, as applicable, in the amount agreed to prior to the Voting Deadline by LBFP or LBDP, as applicable, and LBHI. If LBFP or LBDP, as applicable, and LBHI are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then LBFP or LBDP, as applicable, will seek to estimate pursuant to section 502(c) of the Bankruptcy Code LBHI’s Intercompany Claim against LBFP or LBDP, as applicable, at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

LBHI shall receive its Pro Rata Share of Available Cash from LBFP or LBDP, as applicable.

(f) Class 5B- Intercompany Claims of Affiliates Other Than LBHI

Intercompany Claims in Class 5B include Claims against LBFP or LBDP, as applicable, asserted by an Affiliate other than LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each holder of a Claim in Class 5B shall have an Allowed Intercompany Claim against LBFP or LBDP, as applicable, in the amount agreed to prior to the Voting Deadline by LBFP or LBDP, as applicable, and such Affiliate. If LBFP or LBDP, as applicable, and an Affiliate are unable to agree on the Allowed Claim amounts prior to the Voting Deadline, then LBFP or LBDP, as applicable, will seek to estimate pursuant to section 502(c) of the Bankruptcy Code such Affiliate’s Intercompany Claim against LBFP or LBDP, as applicable, at one dollar ($1.00), for all purposes under the Plan, including, without limitation, voting and Distributions.

Each holder of an Allowed Claim in Class 5B shall receive its Pro Rata Share of Available Cash from LBFP or LBDP, as applicable.

(g) Class 6- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor. The holder of the Equity Interest in each of LBFP and LBDP will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan.

D. Means for Implementation of the Plan

1. Continued Corporate Existence of Debtors

On the Effective Date, the Debtors will each maintain their current corporate forms. After the Effective Date, the Plan Administrator may decide, in its sole discretion, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor in accordance with applicable law (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law.

2. Revesting of Assets

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates will vest in the respective Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided in the Plan.

3. Plan Administrator

a. Authority of the Plan Administrator

Pursuant to the Plan, LBHI is appointed as the Plan Administrator for each of the Debtors.

The Plan Administrator will have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i) control and effectuate the Claims reconciliation process, including objecting to, seeking to subordinate, compromise or settling any and all Claims against the Debtors subject to Bankruptcy Court approval;

(ii) make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii) exercise its reasonable business judgment to direct and control the wind down, liquidation and/or abandonment of the assets of the Debtors;

(iv) prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to compromise, settle, abandon, dismiss, or otherwise dispose of any Litigation Claims, as the Plan Administrator may determine is in the best interests of the implementation of the Plan.

(v) make payments of compensation and expenses to professionals who will continue to perform services in their current capacities;

(vi) engage professionals as necessary to assist in performing its duties under the Plan;

(vii) maintain the books and records and accounts of the Debtors;

(viii) invest Cash of the Debtors, including any Cash proceeds realized from any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix) incur and pay reasonable and necessary expenses of the administration and implementation of the Plan;

(x) administer each Debtor’s tax obligations, including (i) filing tax returns and paying associated obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi) prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required by any Governmental Unit or applicable law;

(xii) determine whether to create a Liquidating Trust for a Debtor or Debtor-Controlled Entity pursuant to section 10.1 of the Plan and which assets of such Debtor to transfer to such Liquidating Trust or to issue New Securities; and

(xiii) perform such other duties and functions that are consistent with the implementation of the Plan.

b. Liability of Plan Administrator

The Plan Administrator will have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator. LBHI, solely in its capacity as the Plan Administrator will be indemnified and held harmless by each of the Debtors for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence or willful misconduct.

c. Indenture Trustee and Creditors’ Committee Members Fees

Subject to the entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (i) the indenture trustee for the Senior Notes and the Subordinated Notes and (ii) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall (a) to the extent accrued and unpaid as of the Confirmation Date, as applicable, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement, and (b) to the extent incurred after the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

4. Treatment of Disputed Claims

The Debtors’ rights to object to, oppose and defend against all Claims are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. As of the Effective Date, the Plan Administrator will have the exclusive right to file and prosecute objections to Claims or request estimation hearings. As of the Effective Date, the Plan Administrator will have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, on and after the Effective Date, the Debtors will file all objections to Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of Compensation and Reimbursement Claims) and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than (i) two (2) years after the Effective Date or (ii) such later date as may be approved by the Bankruptcy Court for cause shown, after notice and a hearing.

If any portion of a Claim is a Disputed Claim, unless the Debtors determine otherwise, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

In making Distributions, the Plan Administrator will calculate and retain an amount of Available Cash that would have been distributed on account of all Disputed Claims if such Claims were Allowed Claims. If a Disputed Claim later becomes an Allowed Claim, on the date of the first Distribution that is at least sixty (60) days after the date all or a portion of a Disputed Claim becomes an Allowed Claim, the Plan Administrator shall remit to the holder of such Claim that amount of Available Cash that had been retained in account of such Claim as adjusted for the Allowed amount of such Claim. If a Disputed Claim is disallowed, any Available Cash that had been retained by the Plan Administrator on account of such Claim shall become Available Cash for Distribution to holders of Allowed Claims.

Holders of Disputed Claims shall not be entitled to interest if such Disputed Claim becomes an Allowed Claim unless the holder of such Allowed Claim is entitled to postpetition interest on such Claim under the Bankruptcy Code and the Plan.

The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.

E. Provisions Governing Distributions

1. Obligations to Make Distributions

All distributions to be made to the holders of Allowed Claims pursuant to the Plan will receive such distributions from the Plan Administrator (as agent for the Debtors), which will have sole liability with respect thereto.

2. Post Petition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code (except as otherwise provided by sections 562 and 502(g)(2) of the Bankruptcy Code), the amount of all Unsecured Claims against the Debtors will be calculated as of the Commencement Date. Except as otherwise explicitly provided in the Plan, no holder of a Claim will be entitled to or will receive Postpetition Interest on their Claim.

3. Method of Distributions Under the Plan

a. In General

All distributions under the Plan will be made by the Plan Administrator. Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Claims will be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules, unless such address has been superseded by a new address as set forth (a) on a proof of claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in section 15.10 of the Plan) of a change of address. In the event that any distribution to any such holder is returned as undeliverable, the Plan Administrator shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Plan Administrator has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

b. Distributions of Cash

Any payment of Cash under the Plan will, at the Plan Administrator’s option, be made by check drawn on a domestic bank or wire transfer. No payment of Cash less than five-

hundred dollars ($500) will be made by the Debtors to any holder of an Allowed Claim unless a request therefor is made in writing to the Debtors.

4. Timing of Distributions

a. Distributions of Available Cash

Payments and distributions to holders of Claims that are Allowed Claims on the Effective Date will be made on the Effective Date, or as soon thereafter as is practicable following the satisfaction of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtors determine to pay such Allowed Secured Claims in Cash).

After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash; provided that, the Plan Administrator may determine, in its sole discretion, to make Distributions in amounts less than $10,000,000 of any Debtor’s Available Cash. Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

b. Distributions on Claims After Allowance

The Plan Administrator may determine, in its sole discretion, not to make a Distribution to the holder of an Allowed Claim on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator (i) determines not to object to such Claim (or the time to object to Claims expires), (ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests, in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with section 10.7 of the Plan.

c. Claims Register to Remain Open

The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter other than during the period commencing fourteen (14) Business Days prior to and concluding fourteen (14) Business Days after a Distribution Date.

d. Time Bar to Cash Payment Rights

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before ninety (90) days after the expiration of the ninety (90) day period following the date of issuance of such check. Thereafter, the Distribution amount represented by such voided check shall irrevocably revert to the applicable Debtor as Available Cash for Distribution to holders of Allowed Claims and any claim or demand in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

5. Unclaimed Distributions

All distributions under the Plan that are unclaimed for a period of six (6) months after distribution thereof will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Debtors and any entitlement of any holder of any claim or demand to such distributions will be discharged and forever barred from assertion against such Debtor or its respective property.

6. Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or Liquidating Trustee, as applicable to each such holder; provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

7. Setoff and Recoupment

The Debtors may setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant. Neither the failure of the Debtors to setoff or recoup from any Claim, nor the allowance of any Claim will constitute a waiver or release by the Debtors of any such Claim the Debtors may have against such claimant.

8. Distributions to Non-Controlled Affiliates

The Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order. There are numerous intercompany claims among the Debtors and their Affiliates, resulting in certain of such claims being circular. This provision is intended to enable the Plan Administrator to withhold a portion of a payment to an Affiliate if one of the Affiliates in the circular chain that owes amounts back to a Debtor refuses to honor, or seeks to subordinate, a Debtor’s claims.

For example, LBHI estimates that LBT and LBSN will have Allowed Claims against LBHI. LBHI also estimates that LBF will have valid claims against LBT in its proceeding in The Netherlands and LBSN in the proceeding in the Dutch Antilles. LBHI has asserted a claim against LBF in its proceeding in Switzerland. The Foreign Administrator of LBF has indicated that it may seek to subordinate LBHI’s claim against LBF. If LBHI makes a Distribution to LBT or LBSN, a portion of that Distribution would be distributed by LBT or LBSN to satisfy LBF’s claim against LBT or LBSN. Therefore, to the extent LBHI’s claims against LBF are not honored, LBHI would have indirectly made a Distribution to LBF, while at the same time LBF withholds distributions from LBHI. This provision of the Plan is intended to provide the Plan Administrator the flexibility to avoid such a scenario until the disputes between the Plan Administrator and certain Non-Controlled Affiliates are resolved.

9. Maximum Distribution

A holder of an Allowed Claim will not be entitled to a Distribution in excess of the Allowed amount of a Claim. Holders of Allowed Guarantee Claims will not be permitted to receive Distributions on account of their Primary Claim and their Guarantee Claim in excess of 100% of their Primary Claim. Any Distributions that are redistributed as a Plan Adjustment will be included in determinations of whether an Allowed Claim has been satisfied in full. To ensure that an Allowed Claim is not paid in an amount greater than 100% of its Primary Claim, the Plan Administrator may withhold Distributions if it reasonably believes that the claim of a creditor will be satisfied in full from the Primary Obligor. To the extent a claim is satisfied in full from distributions on account of both the Primary and Guarantee Claim, LBHI will be subrogated to such creditor’s rights to receive any future Distributions on account of such claim.

10. Subrogation

To the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor on account of Distributions made to such Creditor, including, without limitation, on account of any Distributions made to holders of Allowed Guarantee Claims, (a) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (b) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

F. Treatment of Executory Contracts and Unexpired Leases

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counterparty to such contract or lease agreement may file a Claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage Claims are subject to certain limitations imposed by the Bankruptcy Code.

1. Rejected Contracts and Leases of the Debtors

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (iii) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor.

2. Assumed Contracts and Leases of the Debtors

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

3. Right to Modify Schedules of Assumed Contracts

The Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) will be deemed to be, respectively, rejected or assumed. The Debtors will provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in the Plan Supplement will not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

4. Insurance Policies

To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. The treatment of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto as executory contracts under the Plan will not constitute or be deemed a waiver of any Litigation Claim that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

5. Cure of Defaults

Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtors will cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured will be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto or as may otherwise be agreed to by the parties.

6. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtors no later than forty-five (45) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and the occurrence of the Effective Date, and (iii) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order, including, without limitation, the Derivative Questionnaire and the Guarantee Questionnaire. All such Claims not filed in accordance with the foregoing and within such time will be forever barred from assertion against the Debtors and their estates.

G. Conditions Precedent to Plan’s Confirmation and Effective Date

1. Conditions to Confirmation of the Plan

Confirmation of the Plan is conditioned on: (1) the Bankruptcy Court shall have entered a Confirmation Order with respect to the Plan for LBHI and all of the Participating Subsidiary Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee and (2) the Bankruptcy Court shall have entered the Derivative Claims Framework Order in form and substance satisfactory to the Debtors and the Creditors’ Committee.

2. Conditions to Effective Date

The Plan will not become effective unless and until the following conditions will have been satisfied pursuant to the Plan:

(a) the Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

(b) all actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c) all authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan have been obtained and not revoked; and

(d) the certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

3. Waiver of Conditions

The Debtors, with the consent of the Creditors’ Committee, and to the extent not prohibited by applicable law, may waive the occurrence of the conditions precedent to the confirmation and effectiveness of the Plan set forth above. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

H. Effect of Confirmation of the Plan

1. Release, Exculpation and Limitation of Liability

On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, and (ii) nothing in the Plan shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Model Code of Professional Responsibility.

2. Discharge

Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

3. Injunction

Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

4. United States Government Carveout

As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release or otherwise preclude: (a) any liability of the Debtors arising on or after the Effective Date; (b) any liability that is not a Claim against a Debtor; (c) any valid right of setoff or recoupment; or (d) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns after the Effective Date. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

5. Retention of Litigation Claims and Reservation of Rights

Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions., and (e) any right of setoff or other legal or equitable defense. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

6. Terms of Injunctions or Stays

Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

I. Liquidating Trust

1. Certain Provisions Regarding a Liquidating Trust

After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee will execute a Liquidating Trust Agreement, and will take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which will be for the benefit of the Liquidating Trust Beneficiaries. In the event of any conflict between the terms of section 10.1 of the Plan and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of section 10.1 of the Plan will govern. Liquidating Trust Agreements may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

Each Liquidating Trust will be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

Each Liquidating Trust will consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to section 10.1 of the Plan, the Plan Administrator will transfer all of the Liquidating Trust Assets to a Liquidating Trust. The Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer will be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to section 1146(a) of the Bankruptcy Code.

A Liquidating Trustee will have the same authority in respect of all taxes of the Debtors, and to the same extent, as if a Liquidating Trustee were the Debtor.

A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes section 10.7 of the Plan), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, but not limited to, any taxes imposed on or payable by the Debtors or a Liquidating Trust or in respect of Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by a Liquidating Trust in accordance with the Plan or a Liquidating Trust Agreement; provided, however, that a Liquidating Trustee will not be required to make a Distribution pursuant to section 10.7 of the Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

2. Federal Income Tax Treatment of Liquidating Trust

For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and the Liquidating Trust Beneficiaries) will treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, Liquidating Trust Beneficiaries will be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment will also apply, to the extent permitted by applicable law, for state and local income tax purposes.

3. Tax Reporting

A Liquidating Trustee will file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the Plan. A Liquidating Trustee also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) will be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, a Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable to Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from such Liquidating Trust. Similarly, taxable loss of a Liquidating Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph will equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee will make a good faith valuation of such Liquidating Trust Assets. Such valuation will be made available from time to time to all parties to a Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and will be used consistently by such parties for all United States federal income tax purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if a Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by a Liquidating Trustee), a Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section § 1.468B-9, and (ii) to the extent permitted by applicable law, will report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including a Liquidating Trustee, the Debtors and the Liquidating Trust Beneficiaries) will report for United States federal, state and local income tax purposes consistently with the foregoing.

A Liquidating Trustee will be responsible for payment, out of the Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust or its assets.

A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom such Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust

4. Dissolution of a Liquidating Trust

A Liquidating Trustee and Liquidating Trust will be discharged or dissolved, as the case may be, at such time as (i) all Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event will a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to a Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

If at any time a Liquidating Trustee determines, in reliance upon such professionals as such Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to the Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust

J. Summary of Other Provisions of Plan

The following subsections summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

1. Amendment or Modification of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy

Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

2. Survival of Debtors’ Reimbursement Obligations of Officers and Directors

The obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (i) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (ii) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, will survive confirmation of the Plan, will be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense under the Plan. Any such assumed obligation owed in connection with an event occurring before the Commencement Date shall be treated as General Unsecured Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter, or amend the Debtors’ limitation of liability of the Independent Directors set forth in section 10.1 of the Restated Certificate of Incorporation.

3. Allocation of Plan Distributions Between Principal and Interest

Pursuant to the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

4. Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

5. Post-Effective Date Role of Creditors’ Committee

On the Effective Date, the Creditors’ Committee will be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Debtors’ Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’

Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors will pay the reasonable fees and expenses of the professionals retained by and will reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

6. Issuance of New Securities

In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entity and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

7. Exemption from Securities Laws

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

8. Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan (including by a Liquidating Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

9. Effectuating Documents and Further Transactions

Pursuant to the Plan, each of the Debtors and the Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

10. Retention of Jurisdiction

Following the Confirmation Date, the Bankruptcy Court will retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b) To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c) To hear and determine any objection to or motion to estimate Claims;

(d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f) To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated or contemplated by the Plan, including, without limitation, Sections 6.5, 6.6, 13.3, 13.4 and 13.5 of the Plan;

(i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j) To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including without limitation, any action relating to Distributions;

(k) To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located;

(l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

(m) To hear all matters relating to Article XII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder;

(n) To hear all matters relating to the Plan Trust;

(o) To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(p) To enter a final decree closing the Chapter 11 Cases.

11. Plan Supplement

The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7 of the Plan, the Plan Trust Agreement and a list of any contracts or leases to be assumed, or assumed and assigned, by the Debtors in accordance with section 11.1 of the Plan, will be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with section 15.10 of the Plan.

K. Summary of Recovery Analysis Under the Plan

The Recovery Analysis setting forth the estimated Claim and estimated recoveries for each Class is annexed hereto as Exhibit 4.

The Debtors indicated on Exhibit “A” to LBHI’s Voluntary Petition for chapter 11 that as of May 31, 2008, LBHI had approximately $639 billion of assets and approximately $613 billion of liabilities. As indicated on the Exhibit 4 annexed hereto, the estimated aggregate gross recovery (before the payment of any Claims or expenses) following an orderly liquidation of the Debtors’ assets is approximately $61 billion. The substantial decrease in the aggregate value of the assets is a result of (i) the exclusion of assets of the Non-Controlled Affiliates, (ii) the termination of secured financings, such as repurchase agreements, pursuant to which Lehman retained the subject securities on its balance sheet and also included the sale proceeds and the obligation to repurchase the securities and (iii) alternate valuation methodologies.

The estimated recoveries included in the “Summary of Classification, Treatment and Estimated Recovery of Claims and Equity Interests Under the Plan” included in section II.B hereof is based on recoveries to each Class of creditors for each Debtor on an undiscounted cash flow basis.

Exhibit 2C annexed hereto includes a table reconciling the information included in the Recovery Analysis with the information included in the Debtors’ balance sheets, as of June 20, 2010. Exhibit 2C displays modifications to the information included in the Recovery Analysis, the effect of which results in the information displayed in the balance sheets included as Exhibit 2B.

XII.	CONFIRMATION AND CONSUMMATION OF THE PLAN

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A. Solicitation of Votes

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in all Classes of the Plan are impaired, and the holders of Allowed Claims in each of these Classes other than LBHI Classes 10A, 10B, 10C and 11 are entitled to vote to accept or reject the Plan. The holders of Claims in LBHI Classes 10A, 10B, 10C and 11 will not receive any distributions under the Plan and are conclusively presumed to have rejected the Plan. The holder of the Equity Interest in each of the Debtors is impaired and is conclusively presumed to have rejected the Plan.

As to the classes of Claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date or Securities Programs Bar Date, as applicable, or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

B. The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for [            ], commencing at [                 .m.] Eastern Time, before the Honorable James M. Peck, United States Bankruptcy Judge, at the United States District Court for the Southern District of New York, Room 601, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or amount and description of the Equity Interest held by the objector. Any such objection must be filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order and the Second Amended Case Management Order, dated June 17, 2010, on or before [            ] at [    :             .m], Eastern Time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C. Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of Claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and stockholders that are impaired under the plan.

1. Acceptance

The Claims in all Classes of the Plan are impaired under the Plan and, other than Claims in LBHI Classes 10A, 10B, 10C and 11, are entitled to vote to accept or reject the Plan. Claims in LBHI Classes 10A, 10B, 10C and 11 and Equity Interests in each Debtor are receiving no distributions under the Plan and, therefore, are conclusively presumed to have voted to reject the Plan. Equity Interests in each Debtor are impaired under the Plan and are conclusively presumed to have voted to reject the Plan.

If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with section 15.6 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

2. Unfair Discrimination and Fair and Equitable Tests

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” The Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured Claim and receives on account of its secured Claim deferred cash payments having a present value equal to the amount of its allowed secured Claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured Claim or (iii) the property securing the Claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed Claim or (ii) the holders of Claims and interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

A plan of reorganization does not “discriminate unfairly” with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

3. Feasibility

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. This is the so-called “feasibility” test.

Since the Debtors’ Plan contemplates a liquidation, for purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan over the expected period of liquidation. As part of this analysis, the Debtors have prepared cash flow estimates for each of the Debtors for the four and one-half year period ending December 31, 2014 (the “Projection Period”) and liquidation analyses for each Debtor. These cash flow estimates, and the assumptions on which they are based are included in Exhibit 7 annexed hereto. Based upon such estimates, the Debtors anticipate that they will be able to make all payments required pursuant to the Plan and, therefore, after confirmation of the Plan they will be able to liquidate their assets and make Distributions as contemplated. The Debtors expect that the liquidation of their assets and Claims reconciliation will take longer than the Projection Period.

The Debtors have prepared these cash flow estimates, based upon certain reasonable assumptions under the circumstances. Those assumptions considered to be significant are described in the cash flow estimates, which are annexed as Exhibit 7. The cash flow estimates have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the cash flow estimates or their ability to achieve the results. Many of the assumptions on which the cash flow estimates are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the estimated results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the cash flow estimates are based in connection with their evaluation of the Plan.

4. Best Interests Test

Even if the Plan is accepted by all holders of Claims entitled to vote on the Plan, the Bankruptcy Code requires that the Bankruptcy Court, as a condition to confirming the Plan, find that the Plan is in the best interests of all holders of Claims and Equity Interests that are Impaired by the Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Equity Interests have accepted the Plan in the requisite majorities required by section 1126 of the Bankruptcy Code or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each Impaired Class of Claims and Equity Interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ assets if their Chapter 11 Cases were converted to chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from liquidating the Debtors’ assets by a chapter 7 trustee.

The amount of liquidation value available to creditors would be reduced by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases. Costs of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 cases, litigation costs and Claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. Those priority Claims would be paid in full from the liquidation proceeds before the balance would be made available to pay other Claims or to make any distribution in respect of Equity Interests. The liquidation under chapter 7 would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

As of January 1, 2011, the Debtors have post petition employment agreements with approximately 413 employees, who spent a significant amount of time analyzing and reviewing the Debtors’ assets and have built infrastructures to manage such assets. A chapter 7 trustee would have the option of either retaining current employees of the Debtors or rejecting the contracts of some or all of the Debtors’ employees. If the chapter 7 trustee decides that only a fraction of such employees are required to liquidate the assets, and therefore rejects such employment contracts, the Debtors would incur additional administrative expenses from the rejection of post petition contracts which would be prior to Classes of Claims. Furthermore, due to the complexity and size of the Debtors’ assets it would take the chapter 7 trustee months to analyze and review the assets, incurring additional expenses on the estate.

The additional Claims and expenses that would be incurred during a chapter 7 liquidation, the recoveries that the Debtors would receive from the expeditious liquidation of their assets is likely to be substantially less than the recoveries if the Debtors hold such assets and dispose of them over a longer period of time. While the financial markets have improved since the period immediately following the Commencement Date, in the Debtors’ business judgment, the liquidation of the assets under the current market conditions would result in the Debtors’ taking a substantial discount on the value of their assets.

In a chapter 7 liquidation, no junior class of Claims or Equity Interests may be paid unless all classes of Claims or Equity Interests senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination agreements are enforceable under applicable non-bankruptcy law. Therefore, no class of Claims or Equity Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Equity Interests, unless and until such senior classes are paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors expect that holders of Allowed Claims in each Class will either (a) vote to accept the Plan or (b) receive a recovery as a result of the confirmation of the Plan that is greater than such holder would receive pursuant to the liquidation of the Debtors under chapter 7.

The Liquidation Analysis is annexed hereto as Exhibit 5. The information set forth in Exhibit 5 provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.

D. Consummation

The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in section 12.2 of the Plan, have been satisfied or waived by the Debtors pursuant to section 12.3 of the Plan. For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, see section XII.G— “Conditions Precedent to the Plan’s Confirmation and Effective Date” of the Disclosure Statement.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

XIII.	CORPORATE GOVERNANCE AND MANAGEMENT OF THE DEBTORS ON THE EFFECTIVE DATE

Pursuant to the Plan, on the Effective Date, the management, control, and operation of the Debtors will be the general responsibility of their respective Boards of Directors.

A. Board of Directors and Management

1. LBHI Board of Directors and Officers

Following the Effective Date, the board of directors of LBHI shall consist of nine persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with or without cause. Subject to death, incapacity, resignation or removal and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI

The Director Selection Committee shall be comprised of six individuals, three of whom shall be selected by the Creditors’ Committee and three of whom shall be selected by LBHI. The co-chairs of the Creditors’ Committee shall be two of the three appointees of the Creditors’ Committee to the Director Selection Committee, each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee. One of the co-chairs of the Creditors’ Committee shall serve as the chairperson of the Director Selection Committee. The Director Selection Committee shall try to select the initial board of directors of LBHI by majority vote, but, in the event of a deadlock with respect to a director, the vote of the chairperson of the Director Selection Committee shall control the selection of each initial director of such director. In undertaking to identify candidates to serve on the initial board of directors of LBHI, the Director Selection Committee shall consider nominations from and, in its discretion, consult with all relevant constituencies, including, without limitation, the holders of significant Claims in amount against the Debtors and Debtor-Controlled Entities. Any member of the Director Selection Committee may be named to serve as a director of LBHI.

Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

2. Subsidiary Debtor Post-Effective Date Management

(a) Following the Effective Date, LBHI shall cause Lehman ALI to elect the respective boards of directors of LBSF and LCPI. Each board shall consist of five persons selected by LBHI, four of whom shall be concurrently serving members of the LBHI board of directors and one of whom shall be selected in consultation with the holders of significant Claims in amount against LBSF or LCPI, respectively. Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI shall cause Lehman ALI to elect successors of the then-serving members of the LBSF and LCPI boards at each annual meeting of LBSF or LCPI, respectively, or upon the removal or resignation of such directors. Lehman ALI (as directed by LBHI) shall also have the power to act by written consent to remove any director on the LBSF or LCPI board at any time with or without cause.

Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors, other than LBSF and LCPI, shall consist of one individual who shall be a concurrently serving member of the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors, other than LBSF and LCPI, shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause.

3. Plan Trust

The Plan Trust will be established on the Effective Date and continue in existence until the Closing Date. The Plan Trustees will be the members of the Director Selection Committee. Each of the Plan Trustees will continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees will by majority vote of the remaining Plan Trustees fill the vacancy if in their discretion the circumstances of the Plan Trust warrant doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.17(b).

The Plan Trust Agreement will provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust will fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with or without cause.

4. Plan Administrator

The Plan Administrator will have the rights and powers of a debtor-in-possession under section 1107 of the Bankruptcy Code, and such other rights, powers and duties incident to causing the performance of the Debtors’ obligations under the Plan. The Plan Administrator shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

5. Corporate Existence

After the Effective Date, the Plan Administrator may decide, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a liquidating trust), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

6. Certificates of Incorporation and By-laws

The certificate of incorporation and by-laws of each Debtor will be amended as of the Effective Date to the extent necessary to carry out the provisions of the Plan. The proposed forms of the Debtors Certificate of Incorporation and the Debtors By-laws will be included in the Plan Supplement.

7. Wind-Down

The wind-down and liquidation of each of the Debtors’ assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date, (it being understood that such liquidation may include the transfer of all or part of the assets of the Debtors to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receives a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes. See section XI.I—”Liquidating Trust” and section XVI— “Certain Federal Income Tax Consequences of the Plan” for further information.

XIV.	SECURITIES LAWS MATTERS

On the Effective Date all existing Equity Interests in LBHI shall be cancelled and one new share of LBHI’s commons stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements. On the Effective Date all existing Equity Interests in each of the Debtors other than LBHI shall be retained by such holder and only cancelled if and when such Debtor is dissolved in accordance with the Plan. In the event that all Allowed Claims against such Debtor have been satisfied in full in accordance with the Plan, each holder of an Equity Interest in such Debtor may receive its Pro Rata Equity Share of any remaining assets of such Debtor.

Holders of Equity Interests should consult their own advisors regarding any securities law consequences of the treatment of their Equity Interest under the Plan.

XV.	CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

NO REPRESENTATIONS CONCERNING OR RELATED TO THE DEBTORS, THE CHAPTER 11 CASES, OR THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT OR THE BANKRUPTCY CODE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE OR REJECTION OF THE PLAN THAT ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

A. Certain Bankruptcy Law Considerations

It is not possible to predict with certainty the length of the Chapter 11 Cases or to assure that the Plan will be confirmed. Even if all voting Classes vote in favor of the Plan and the requirements for “cramdown” are met with respect to any Class deemed to have rejected the Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan. As discussed in Section XII— “Confirmation and Consummation of the Plan” of the Disclosure Statement, section 1129 of the Bankruptcy Code requires, among other things, a showing that the with respect to each Class, such Class either (i) has voted to accept the Plan or (ii) the value of distributions to dissenting Classes of Claims and Equity Interests will not be less than the value such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors expect that the Plan will meet such test with respect to all Classes for each Debtor, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Even if the Plan is confirmed, the continued prolongation of the Chapter 11 Cases may have an adverse effect on the Debtors’ businesses and ultimate recovery on the Debtors’ assets. Prolonged Chapter 11 Cases will result in the Debtors’ incurrence of substantial additional Administrative Expense Claims and Claims for professional’s fees and expenses and will require the Debtors to continue to devote substantial time and energy which would otherwise be directed at efficiently operating the Debtors’ distribution process and marketing the Debtors’ assets to augment the value of the Debtors’ Estates.

B. Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation of the Plan and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court, and if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

C. Asset Sales

Under the Plan, distributions to holders of Allowed Claims will be funded substantially by the liquidation of the Debtors’ assets. Although the Debtors will seek to maximize the price they receive for their assets, it is impossible to predict with certainty the value that the Debtors will receive and the resulting distributions.

D. Estimation of Allowed Claims

There can be no assurance that the estimated amounts of Claims set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from estimates. Because the estimated amounts are based solely upon (i) a review of the Debtors’ books and records, (ii) a review of the Claims, (iii) the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from chapter 11 to chapter 7 and (iv) the Debtors’ estimates of Claims that will be Allowed following the objections to Claims by the Debtors, such estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated therein.

E. Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Holders of Eligible Claims and other interested parties should read carefully the discussion set forth in Article XVI — “Certain Federal Income Tax Consequences of the Plan” for a discussion of certain federal income tax consequences of the transactions contemplated under the Plan.

XVI.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain material federal income tax consequences of the implementation of the Plan to the Debtors and to certain holders of Allowed Claims. This summary does not address the federal income tax consequences to holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code, or holders whose Claims are entitled to payment in full in Cash.

This summary is based on the Internal Revenue Code (“IRC”), existing and proposed Treasury Regulations, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties at this time. The Debtors have not requested an opinion of counsel with respect to any of the tax aspects of the Plan. The Debtors have, however, requested a ruling from the IRS concerning certain, but not all, of the federal income tax consequences of the Plan to the Debtors. There is no assurance that a favorable ruling will be obtained, and the consummation of the Plan is not conditioned upon the issuance of such a ruling. This summary does not address state, local or foreign income or other tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as non-U.S. persons, broker-dealers, banks, mutual funds, insurance companies, financial institutions, thrifts, small business investment companies, regulated investment companies, tax-exempt organizations, any other Debtor entity as part of a hedging, straddle, conversion or constructive sale transaction or other integrated investments, traders in securities that elect to use a mark-to-market method of accounting for their security holding, certain expatriates, or former long term residents of the United States, persons who received Common Stock of LBHI as compensation, or pass-through entities or investors in pass-through entities).

The following discussion generally assumes that the Plan will be treated as a plan of liquidation of the Debtors for U.S. federal income tax purposes, and that all distributions to holders of Claims will be taxed accordingly.

ACCORDINGLY, THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR FOR ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES APPLICABLE TO IT UNDER THE PLAN.

IRS Circular 230 Notice: To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims and Equity Interests for the purpose of avoiding penalties that may be imposed on them under the IRC; (b) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.

A. Consequences to LBHI and Subsidiary Debtors

1. Tax Filing Status; Tax Attributes

LBHI, on behalf of itself and the other members of the LBHI Group, including the domestic Subsidiary Debtors and other LBHI directly and indirectly owned corporations, including LBI file a federal income tax return on a consolidated basis. For the tax year ended December 31, 2008, for federal income tax purposes, the LBHI Group reported a consolidated NOL of approximately $48 billion. For the tax year ended December 31, 2009, the Debtors’ federal consolidated income tax return reflected an additional NOL of approximately $5 billion. Under recent legislation, LBHI elected to carry back its 2008 NOL for five tax years. The loss carried back to 2003, the fifth previous tax year, is limited to 50% of the taxable income reported for that year. For the tax year that ended December 31, 2010, the Debtors believe the LBHI Group will also report an additional NOL. Based on a historic stock ownership analysis for purposes of the NOL change-in-ownership rules under section 382 of the IRC (described below in section A.3.b.ii), as well as a Bankruptcy Court order imposing certain restrictions on the trading of LBHI’s equity, the Debtors believe that no limitation under section 382 currently applies to the consolidated NOL carryforwards of the LBHI Group. Though there is generally a limitation on the amount of NOLs that can offset income for alternative minimum tax (“AMT”) purposes, pursuant to an IRS Notice, taxpayers availing themselves of the five-year NOL carryback described above are not subject to this limitation with respect to such qualifying NOL, regardless of whether the NOL is carried back or carried forward. However, the amount and use of any NOLs, as well as the application of any limitations, remain subject to review and adjustment by the IRS (including the carry back of a portion of such NOLs to help reduce any prior year tax adjustments). See Section XI.C.1.c.(i)—”Priority Tax Claims, Federal,” above (describing the current status of federal income tax audits). The tax impact of the Plan on the NOLs and other tax attributes of the LBHI Group is discussed in Section A.3. below.

Prior to April 1, 2010, LBHI and LBI owned a significant number of non-economic residual REMIC (real estate mortgage investment conduit) interests. These REMIC interests produced net excess inclusion income, which represents phantom taxable income to its holders and cannot be offset by other deductions, including an NOL. During 2010, ownership of the REMIC interests were transferred to a third party.

LBI, currently a member of the LBHI Group, and certain other significant foreign subsidiaries that were owned by LBHI prior to bankruptcy and continue to be owned by LBHI now, are in separate bankruptcy administrations or liquidation proceedings that are not under the Debtors’ control. The proceedings in those various administrations might result in the LBHI Group having to recognize taxable income or having to relinquish foreign tax credits (including previously utilized foreign tax credits), among other things. Given the Debtors’ lack of visibility and control into these various administrations, the Debtors do not have the ability to manage the tax consequences to them associated with these various administrations. The impact of these and other tax events could be material to the Debtors.

2. General Discussion of Plan

The Plan sets forth a plan for resolution of the outstanding Claims against and Equity Interests in the Debtors. The Plan recognizes the corporate existence and integrity of each Debtor and Allowed Claims against a Debtor will generally be satisfied from the assets of each such Debtor.

a. Asset Dispositions

The Plan does not specify the manner in which assets will be disposed of in order to satisfy Claims. However, that notwithstanding, certain assets may be disposed of over time during the pendency of the Plan that may produce taxable income. LBHI’s NOL carryforward should generally be available to offset any tax gains or operating income that might be realized over time from the Debtor’s business operations and disposition of certain of the Debtor’s assets, subject to the potential application of section 382 of the IRC, as discussed below. See Section A.3.b.ii.— “Section 382 Limitations– Possible Application to the LBHI Group.”

b. Plan Distributions

The Plan calls for Allowed Administrative Expense Claims and Allowed Priority Tax Claims to be paid in Cash in full.

For each Subsidiary Debtor, the Plan provides for a distribution of Available Cash to each of the following Allowed Claims against such Subsidiary Debtor: Priority Non-Tax Claims, Secured Claims (or alternatively, its collateral), Derivative Claims (if applicable), General Unsecured Claims, and Intercompany Claims. Pursuant to section 6.5(a) of the Plan if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of distributions otherwise payable to holders of General Unsecured Claims, Derivative Claims and Intercompany Claims of Affiliates (other than LBHI) against LCPI, LBSF, LOTC, LBCC, or LBCS shall be reallocated to certain classes of Claims against LBHI. In the event that all Allowed Claims against a Subsidiary Debtor have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in such Subsidiary Debtor may receive its Pro Rata Share of any remaining assets in such Subsidiary Debtor.

For LBHI, the Plan provides for distributions of Available Cash to each of the following LBHI’s claimants: Priority Non-Tax Claims, Secured Claims, Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Derivative Claims, General Unsecured Claims, Intercompany Claims, Affiliate Guarantee Claims and Derivative Guarantee Claims. Pursuant to section 6.5(a) of the Plan if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of Distributions otherwise payable to holders of Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims and Derivative Guarantee Claims shall be reallocated to certain classes of Claims against LBHI. In the event that all Allowed Claims against LBHI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its Pro Rata Equity Share of any remaining assets in LBHI.

3. Tax Impact of the Plan on the Debtors

a. Cancellation of Debt

The IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes – such as current year NOLs, NOL carryforwards, tax credits, capital losses and tax basis in assets – by the amount of any cancellation of debt (“COD”) incurred that arises by reason of the discharge of the debtor’s indebtedness. Under applicable Treasury Regulations, the reduction in certain tax attributes (such as NOL carryforwards) occurs under consolidated return principles, as in the case of the Debtors who are members of the LBHI Tax Group. COD is the amount by which the adjusted issue price of indebtedness discharged exceeds the sum of the amount of cash, the issue price of any debt instrument and the fair market value of any other property given in exchange therefore, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). Settlement of a guarantee claim should not give rise to COD. Any reduction in tax attributes under the COD rules does not occur until the end of the tax year after such attributes have been applied to determine the tax in the year of discharge or, in the case of asset basis reduction, the first day of the taxable year following the tax year in which the COD occurs.

Consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors do not believe that any material amount of COD should be incurred by a Debtor as a result of the implementation of the Plan prior to the disposition by such Debtor of all or substantially all of its assets (other than to the extent any Allowed Claim’s distribution is subject to a maximum amount, or has been or is separately settled for less than its carrying value). Accordingly, the Debtors do not believe that the reduction of tax attributes resulting from such COD (which, as indicated above, only occurs as of the end of the tax year in which the COD occurs) generally should have a material impact on the Debtors. As noted above, the Debtors have requested a ruling from the IRS to confirm this federal income tax treatment. There can be no assurance that the IRS will issue a favorable ruling on these matters and thus there can be no assurance that all or a substantial amount of the COD will not be incurred earlier due to, among other things, a lack of direct authoritative guidance as to when COD occurs in the context of a liquidating Chapter 11 plan.

b. Limitation of NOL Carryforwards and other Tax Attributes

(i) Section 382 Limitations – General

Under section 382 of the IRC, if a corporation (or consolidated group) undergoes an “ownership change,” the amount of its pre-change losses (including NOL carryforwards from periods before the ownership change and certain losses or deductions which are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation.

In general, the amount of this annual limitation is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (for example, 4.47% for ownership changes occurring in February 2011). For a corporation (or consolidated group) in bankruptcy that undergoes the ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change by taking into account the surrender or cancellation of creditors’ claims, also with certain adjustments. The annual limitation can potentially be increased by the amount of certain recognized built-in gains, as discussed below. Notwithstanding the general rule, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero, thereby precluding any utilization of the corporation’s pre-change losses (absent any increases due to any recognized built-in gains).

As indicated above, section 382 of the IRC also limits the deduction of certain built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. Due to the Debtors’ utilization of the mark-to-market method of accounting, the Debtors do not expect the majority of assets will have either built-in-gains or built-in-losses.

(ii) Section 382 Limitations – Possible Application to the LBHI Group

In light of the foregoing, the LBHI Group’s ability to utilize certain NOLs (and carryforwards thereof) and certain other tax attributes would be potentially subject to limitation if LBHI were to undergo an “ownership change” within the meaning of section 382 of the IRC by reason of the implementation of the Plan or otherwise. As indicated above, based on a historic section 382 analysis of the changes in LBHI’s stock ownership, as well as the order entered by the Bankruptcy Court effective November 5, 2008 imposing certain restrictions on the trading of LBHI’s equity, the Debtors believe that no ownership change under section 382 has occurred to date, nor will occur prior to the Effective Date, that would limit the availability of the tax attributes of the LBHI Group to offset such taxable income. Moreover, pursuant to the Plan, the holders of Equity Interests will maintain their economic interests in any residual assets of the Debtors after the satisfaction of all Allowed Claims, which economic interests will be nontransferable. Accordingly, consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors do not believe that the Plan should result in an ownership change of the LBHI Group. The Debtors have requested a ruling from the IRS to confirm this treatment. There is no assurance that the IRS will rule favorably and thus, due to a lack of direct authoritative guidance in the context of a liquidating Chapter 11 plan, there is no assurance that the IRS would not successfully assert a contrary position (including with respect to the treatment for federal income tax purposes of the holders of Claims as continuing creditors and not as effective equity holders of LBHI throughout the liquidation process). If, notwithstanding the Debtors’ position, an ownership change were considered to occur, the Debtors could incur a material amount of federal income tax unless (1) the Debtors’ assets are distributed pursuant to the Plan on or before the date of such ownership change or (2) the amount of the annual limitation (taking into account the increase therein for certain recognized built-in gains) is large enough to permit the LBHI Group to utilize an amount of NOL carryforwards and other attributes sufficient to offset such income tax.

c. Non-U.S. Income Tax Matters

Historically, LBHI and its Affiliates conducted its business activities on a global basis, with offices located throughout the world, through both non-U.S. entities and non-U.S. branch operations of domestic entities. At present, the LBHI Group continues to maintain material debt and equity positions in many of these non-U.S. entities, notwithstanding the fact that most of such Affiliates are currently under separate legal administration or receivership and collectability is, consequently, uncertain. Importantly, however, given the current U.S. tax profile of the LBHI Group, any future remittance received from any such separate administration or receivership in satisfaction of historic debt and/or equity positions may be subject to host country, non-U.S. withholding taxes, thereby reducing the amounts available for distribution to creditors by LBHI and the Subsidiary Debtor estates.

4. Transfer of Liquidating Trust Assets to a Liquidating Trust

As indicated above, anytime after the Effective Date throughout the period permitted for the liquidation of the Debtors under section 7.5 of the Plan (i.e., at least three years), the Plan Administrator may, if he determines that a Liquidating Trust is in the best interests of a Debtor and holders of Allowed Claims against and Equity Interests in such Debtor, transfer some or all of a Debtor’s assets to a Liquidating Trust on behalf of all or a portion of respective claimants and/or holders of Equity Interests of such Debtor. The transfer of assets by the Plan Administrator to a Liquidating Trust may result in the recognition of gain or loss by the Debtor, depending in part on the value of such assets on the date of such transfer to the Liquidating Trust relative to the Debtor’s tax basis in such assets. As indicated above, due to the Debtors’ utilization of the mark-to-market method of accounting, the majority of assets are not expected to have either built-in-gains or built-in-losses.

B. Consequences to Holders of Claims and LBHI Equity Interests

1. Realization and Recognition of Gain or Loss, In General

The federal income tax consequences of the implementation of the Plan to a holder of a Claim or LBHI Equity Interest will depend, among other things, upon the origin of the holder’s Claim, when the holder receives payment in respect of such Claim or Equity Interest, whether the holder reports income using the accrual or cash method of tax accounting, whether the holder acquired its Claim at a discount, whether the holder has taken a bad debt deduction or worthless security deduction with respect to such Claim or Equity Interest, and whether (as intended and herein assumed) the Plan is treated as a plan of liquidation for federal income tax purposes. A holder of an LBHI Equity Interest should consult its tax advisor regarding the timing and amount of any potential worthless stock loss.

Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property (including any Liquidating Trust Interests), in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value on the date of the exchange of any other property received by the holder, including, as discussed below, any beneficial interests in a Liquidating Trust (other than any consideration attributable to a Claim for accrued but unpaid interest) and (ii) the adjusted tax basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder’s taxable income). With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, see Section B.3.— “Allocation of Consideration of Interest.”

When gain or loss is recognized as discussed below, such gain or loss may be long-term capital gain or loss if the Claim or Equity Interest disposed of is a capital asset in the hands of the holder and has been held for more than one year. Each holder of an Allowed Claim or Equity Interest should consult its own tax advisor to determine whether gain or loss recognized by such holder will be long-term capital gain or loss and the specific tax effect thereof on such holder.

As discussed below (see Section C.1— “Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests”), each holder of an Allowed Claim that receives a beneficial interest in the Liquidating Trust (if and when established) will be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner, of its respective share of the Liquidating Trust Assets (consistent with its economic rights in the trust). Pursuant to the Plan, the Liquidating Trustee will in good faith value the assets transferred to the Liquidating Trust, and all parties to the Liquidating Trust (including holders of Claims and Equity Interests receiving Liquidating Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

A holder’s share of any proceeds received by a Liquidating Trust upon the sale or other disposition of the assets of the Liquidating Trust (other than any such amounts received as a result of the subsequent disallowance of Disputed Claims or the reallocation among holders of Allowed Claims of undeliverable Plan distributions) should not be included, for federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as amounts realized in respect of such holder’s ownership interest in the underlying assets of the Liquidating Trust. See Section C.1— “Tax Treatment of Liquidating Trust and Holders of Beneficial Interests,” below.

A holder’s tax basis in its respective share of the Liquidating Trust Assets will equal the fair market value of such interest, and the holder’s holding period generally will begin the day following the establishment of a Liquidating Trust.

2. Holders of Allowed Senior Unsecured Claims, Senior Intercompany Claims, Senior Third-Party Guarantee Claims, Senior Affiliate Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Derivative Claims, General Unsecured Claims, Intercompany Claims, Affiliate Guarantee Claims and Derivative Guarantee Claims

Pursuant to the Plan, a holder of an Allowed Senior Unsecured Claim, Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Senior Third-Party Guarantee Claim, Senior Third-Party LBT/LBSN Guarantee Claim, Derivative Claim, General Unsecured Claim, Intercompany Claim, Affiliate Guarantee Claims and Derivative Guarantee Claim will receive its Pro Rata Share of Distributions from time to time (not to exceed the amount of its Allowed Claim). The holder of any such Allowed Claim generally will realize gain or loss in an amount equal to the difference, if any, between (a) the amount of Cash and the fair market value of any other property received in the exchange (other than amounts allocable to accrued but unpaid interest) and (b) the holder’s adjusted tax basis in the Claim (other than in respect of accrued but unpaid interest). In the case of a guarantee claim, amounts received generally would be aggregated with any amounts received on the holder’s primary claim. It is possible that any loss, or a portion of any gain, realized by a holder of a Claim may have to be deferred until all of the distributions to such holder are received.

As discussed in the next section, the amount of Cash or other property received in respect of Claims for accrued but unpaid interest will be taxed as ordinary income, except to the extent previously included in income by a holder under his method of accounting.

3. Allocation of Consideration to Interest

Pursuant to the section 8.11 of the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim (as determined for federal income tax purposes), with any excess allocated to accrued but unpaid interest. However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes. In general, to the extent any amount received (whether stock, cash, or other property) by a holder of a debt instrument is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income under the holder’s normal method of accounting). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each holder of an Allowed Claim is urged to consult its own tax advisor regarding the allocation of consideration and the taxation or deductibility of unpaid interest for tax purposes.

C. Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests

1. Classification of the Liquidating Trust

A Liquidating Trust, if created pursuant to the Plan, is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity, but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., all income and loss is taxed directly to the liquidating trust beneficiaries). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. Any such Liquidating Trust will be structured to comply with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Liquidating Trustee, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) will be required to treat, for U.S. federal income tax purposes, the Liquidating Trust as a grantor trust of which the Liquidating Trust Beneficiaries are the owners and grantors. The following discussion assumes that any such Liquidating Trust will be so respected for U.S. federal income tax purposes. However, no opinion of counsel has been requested, and the Debtors or Liquidating Trustee may or may not obtain a ruling from the IRS, concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully the classification of a Liquidating Trust, the U.S. federal income tax consequences to the Liquidating Trust, the Liquidating Trust Beneficiaries and the Debtors could vary from those discussed herein (including the potential for an entity-level tax on income of the Liquidating Trust).

2. General Tax Reporting by the Liquidating Trust and Beneficiaries

For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) must treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms of the Plan. Pursuant to the Plan, the Liquidating Trust Assets (other than assets allocable to Disputed Claims) are treated, for U.S. federal income tax purposes, as having been transferred, subject to any obligations relating to those assets, directly to the holders of the respective Claims or Equity Interests receiving Liquidating Trust Interests (with each holder receiving an undivided interest in such assets in accordance with their economic interests in such assets), followed by the transfer by the holders of such assets to the Liquidating Trust in exchange for the Liquidating Trust Interests. Accordingly, all parties must treat the Liquidating Trust as a grantor trust of which the holders of Liquidating Trust Interests are the owners and grantors, and treat the Liquidating Trust Beneficiaries as the direct owners of an undivided interest in the Liquidating Trust Assets (other than any assets allocable to Disputed Claims), consistent with their economic interests therein, for all U.S. federal income tax purposes.

Allocations of taxable income of the Liquidating Trust (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) among the Liquidating Trust Beneficiaries shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to Disputed Claims) to the Liquidating Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of the Liquidating Trust Assets for this purpose shall equal their fair market value on the date of the transfer of the Liquidating Trust Assets to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

As soon as reasonably practicable after the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets. All parties to the Liquidating Trust (including, without limitation, the Debtors, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) must consistently use such valuation for all U.S. federal income tax purposes. The valuation will be made available, from time to time, as relevant for tax reporting purposes.

Taxable income or loss allocated to a Liquidating Trust Beneficiary will be treated as income or loss with respect to such Liquidating Trust Beneficiary’s undivided interest in the Liquidating Trust Assets, and not as income or loss with respect to its prior Allowed Claim or Equity Interest. The character of any income and the character and ability to use any loss will depend on the particular situation of the Liquidating Trust Beneficiary. It is currently unknown whether and to what extent the Liquidating Trust Interests will be transferable.

The U.S. federal income tax obligations of a holder with respect to its Liquidating Trust Interest are not dependent on the Liquidating Trust distributing any cash or other proceeds. Thus, a holder may incur a U.S. federal income tax liability with respect to its allocable share of Liquidating Trust income even if the Liquidating Trust does not make a concurrent distribution to the holder. In general, other than in respect of cash retained on account of Disputed Claims and distributions resulting from undeliverable distributions (the subsequent distribution of which still relates to a holder’s Allowed Claim), a distribution of cash by the Liquidating Trust will not be separately taxable to a Liquidating Trust Beneficiary since the beneficiary is already regarded for federal income tax purposes as owning the underlying assets (and was taxed at the time the cash was earned or received by the Liquidating Trust). Holders are urged to consult their tax advisors regarding the appropriate federal income tax treatment of any subsequent distributions of cash originally retained by the Liquidating Trust on account of Disputed Claims.

The Liquidating Trustee will comply with all applicable governmental withholding requirements (see section 8.7 of the Plan). Thus, in the case of any Liquidating Trust Beneficiaries that are not U.S. persons, the Liquidating Trustee may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate). As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Plan does not generally address the consequences to Non-U.S. holders; accordingly, such holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Plan, including owning an interest in the Liquidating Trust.

The Liquidating Trustee will file with the IRS tax returns for the Liquidating Trust consistent with its classification as a granter trust pursuant to Treasury Regulation section 1.671-4(a). Except as discussed below with respect to any reserve for Disputed Claims, the Liquidating Trustee also will send annually to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

3. Tax Reporting for Assets Allocable to Disputed Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of an IRS private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee (A) may elect to treat any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, will report consistently for state and local income tax purposes.

Accordingly, if a “disputed ownership fund” election is made, any amounts allocable to, or retained on account of, Disputed Claims will be subject to tax annually on a separate entity basis on any net income earned with respect to the Liquidating Trust Assets in such reserves, and all distributions from such assets (which distributions will be net of the expenses relating to the retention of such assets) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

D. Withholding on Distributions, and Information Reporting

All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding, including employment tax withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. These categories are very broad; however, there are numerous exceptions. Holders of Allowed Claims are urged to consult their tax advisors regarding these regulations regarding the Regulations governing backup withholding and whether the transactions contemplated by the Plan would be subject to these Regulations.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these Regulations and whether the transactions contemplated by the Plan would be subject to these Regulations and require disclosure on the holder’s tax returns.

XVII.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Plan affords holders of Allowed Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders. If, however, the requisite acceptances are not received, or the requisite acceptances are received but the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan or plans of reorganization or (ii) liquidation of all of the Debtors under chapter 7 of the Bankruptcy Code.

A. Alternative Plan(s)

The Debtors have evaluated numerous alternatives in connection with the Plan. After evaluating these alternatives the Debtors concluded that the Plan, assuming confirmation and successful implementation, is the best alternative to maximize recoveries by holders of Claims. If the Plan is not confirmed, alternative plans proposed by the Debtors or any other party (as a result of the expiration of the Debtors’ exclusive period for filing and soliciting on a plan) may contemplate global substantive consolidation of the Debtors, strict recognition of the Debtors as separate corporate entities, or compromises and settlements that differ from the economic proposal embodied by the Plan.

An alternative plan that seeks to substantively consolidate the Debtors’ estates generally would result in (i) the consolidation of the assets and liabilities of the Debtors; (ii) the elimination of Intercompany Claims, subsidiary equity or ownership interests, multiple creditor Claims, joint and several liability Claims and Guarantee Claims; and (iii) the payment of allowed Claims from a common pool of assets. Specifically related to the Debtors’ Chapter 11 Cases and Claims, it is likely that Intercompany Claims and Guarantee Claims would be disregarded and the Debtors would not make any distributions in respect thereof.

An alternative plan that does not substantively consolidate the Debtors and their Affiliates but instead strictly recognizes the corporate integrity of each of the Debtors would yield a very divergent result from the plan based on substantive consolidation. In a plan that strictly recognizes the corporate integrity of the Debtors, all Allowed Guarantee Claims and Intercompany Claims would be recognized in full and receive distributions based on their full amount. Holders of Allowed Claims of a particular Debtor would be entitled to receive a Distribution only from the assets of that particular Debtor. In the Debtors’ Chapter 11 Cases, in a plan that strictly recognizes the corporate integrity of each Debtor, the holders of Allowed Claims of the different Debtors would receive disparate Distributions, as certain Debtors have more assets or liabilities than others. As the ultimate parent company for Lehman, LBHI issued various guarantees and had significant Intercompany liabilities. As compared to Distributions under the Plan, distributions by LBHI would be greatly diluted and spread across a large group of holders of Allowed Claims based on direct obligations of LBHI, Guarantees Claims and Intercompany Claims.

A plan (i) based on substantive consolidation or (ii) that strictly recognizes the corporate integrity of each Debtor, would both invite protracted litigation with respect to such determination and the Claims which would take years to resolve. Any additional distributions received by a particular Class under such plan would be diminished by the time value of money from having waited years to receive such payments.

If the Plan is not confirmed, the Debtors may remain in chapter 11 for an extended period of time and incur significant additional expenses in the management of their assets. Undoubtedly, as a result of the termination of exclusivity, there will be multiple plan proposals with attendant litigation as to such proposals that may further extend the length of the Chapter 11 Cases and materially increase the costs of administration. The Plan enables holders of Allowed Claims to realize a fair and equitable recovery and value under the circumstances, and the best opportunity for an expeditious conclusion of these atypical Chapter 11 Cases.

B. Liquidation under Chapter 7

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate all of the Debtors’ assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Equity Interests in the Debtors.

In liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ assets. The assets available for distribution to creditors would be sold at distressed prices and reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater orderly liquidation value of the Debtors’ assets.

In a liquidation under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a Chapter 11 liquidation is likely to result in greater recoveries than in a chapter 7 liquidation for all Classes. In addition, the Plan provides that initial distributions from the liquidation of the Debtors could be made earlier pursuant to the Plan, if confirmed, than distributions could be made in a liquidation of such Debtors under chapter 7.

THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors with their financial advisors and attached hereto as Exhibit 5, is premised upon a liquidation in a chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of the assets of the Debtors, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

THE RECOVERIES ESTIMATED TO BE AVAILABLE IN LIQUIDATION ARE NOT LIKELY TO AFFORD HOLDERS OF CLAIMS AS GREAT A REALIZATION POTENTIAL AS DOES THE PLAN.

XVIII.	VOTING PROCEDURES AND REQUIREMENTS

A. Ballots and Voting Deadline

The Debtors solicitation and voting procedures were approved pursuant to the Disclosure Statement Order. The Disclosure Statement Order contains a detailed description of the solicitation, voting and tabulation procedures that will be utilized by the Debtors in these Chapter 11 Cases.

A Ballot for the acceptance or rejection of the Plan is included with the Disclosure Statement transmitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan. BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE VOTING INSTRUCTION SHEET THAT ACCOMPANIES THE BALLOT.

If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Instructions for returning Ballots are included with each form of Ballot.

If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline.

TO BE COUNTED, YOUR BALLOT OR THE (MASTER BALLOT CAST ON YOUR BEHALF) THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON                  , 2011. ANY EXECUTED BALLOT

RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set [            ], 2011 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”). Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

SPECIAL NOTE TO CREDITORS VOTING A FILED OR SCHEDULED CLAIM: YOUR BALLOT MAY SET FORTH A CLAIM AMOUNT THAT IS BASED EITHER ON YOUR PROOF OF CLAIM OR DEBTORS’ SCHEDULES OF LIABILITIES. BY INCLUDING SUCH CLAIM AMOUNT, DEBTORS ARE NOT ADMITTING THAT YOU HAVE A CLAIM IN THE STATED AMOUNT AND ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE TO OBJECT TO YOUR VOTING OF THE CLAIM IN SUCH AMOUNT OR YOUR RECOVERY UNDER THE PLAN BASED ON SUCH AMOUNT.

B. Parties Entitled to Vote

Generally, other than with respect to certain Intercompany Claims that are estimated pursuant to section 502 of the Bankruptcy Code at one dollar for voting purposes, any holder of an Allowed Claim against or Equity Interest in any of the Debtors at the date on which the order approving this Disclosure Statement is entered by the clerk of the Bankruptcy Court whose Claim or Equity Interest has not previously been disallowed by the Bankruptcy Court is entitled to vote to accept or reject the Plan if such Claim or Equity Interest is Impaired under the Plan. Under section 1124 of the Bankruptcy Code, a class of Claims or Equity Interests is deemed to be “Impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable and contractual rights to which such Claim or Equity Interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such Claim or Equity Interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such Claim or Equity Interest as it existed before the default.

A holder of a Claim or Equity Interest may vote to accept or reject a plan if the Claim or Equity Interest is “allowed,” which means generally that no party-in-interest has objected to such Claim or Equity Interest, and the Claim or Equity Interest is Impaired by the plan. If, however, the holder of an Impaired Claim or Equity Interest will not receive or retain any property under the plan on account of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such Claims and Equity Interests do not actually vote on the plan. If a Claim or Equity Interest is not Impaired by the plan, the Bankruptcy Code deems the holder of such Claim or Equity Interest to have accepted the plan and, accordingly, holders of such Claims and Equity Interests are not entitled to vote on the plan.

The Plan does not include any Classes or Equity Interests that are not Impaired.

Holders of Claims in LBHI Classes 10A, 10B, 10C and 11 are Impaired but will not receive or retain any property under the Plan on account of their Claims. All Holders of Equity Interests in the Debtors are impaired. Accordingly, under section 1126(g) of the Bankruptcy Code, Classes LBHI Class 10A, 10B, 10C and 11 and Equity Interests in all Debtors are deemed to have rejected the Plan and are not entitled to vote in respect of the Plan. Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are only soliciting acceptances from holders of Claims in all other Classes.

Any Claim or Equity Interest as to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made temporarily allows such Claim or Equity Interest to the extent that it deems proper for the purpose of accepting or rejecting the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C. Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the solicitation materials, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Solicitation Agent:

Epiq Bankruptcy Solutions, LLC

Attn: Lehman Ballot Processing Center

757 Third Avenue, 3rd Floor

New York, New York 10017

U.S.: 1-866-879-0688

International: 1-503-597-7691

XIX. CONCLUSION AND RECOMMENDATION

Confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Allowed Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than [    :             ].m., Eastern Time, on [            ,         ].

Dated:	New York, New York
January 25, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

CES AVIATION LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION V LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LB ROSE RANCH LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

MERIT, LLC, by its Manager LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

Exhibit 11

First Amended Joint Chapter 11 Plan

[1]	Capitalized terms not otherwise defined in the Exhibits shall have the meaning ascribed to them in the Plan and Disclosure Statement.

1-1

Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x

:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
x

FIRST AMENDED JOINT CHAPTER 11 PLAN OF

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007

Attorneys for Debtors and Debtors in Possession

Dated:	New York, New York
January 25, 2011

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

(continued)

(continued)

(continued)

x

(continued)

Schedule

Plan Adjustment Percentages	Schedule 1

ARTICLE I

Definitions and Construction of Terms

Definitions. As used in the Plan, the following terms shall have the respective meanings specified below:

1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees and charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.2 Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code.

1.3 Affiliate Guarantee Claim means any Guarantee Claim asserted by an Affiliate of LBHI other than a Senior Affiliate Guarantee Claim.

1.4 Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder; provided, further, however, that subject to Section 9.1 of the Plan, a Guarantee Claim shall only be Allowed in an amount that is equal to or less than the Primary Claim. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date. For purposes of a Foreign Proceeding, an Allowed Claim includes a Claim that has been accepted or allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

1.5 Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on its invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash estimated and reserved by such Debtor to (i) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date and (ii) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code.

1.6 Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

1.7 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.8 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.9 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.10 Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

1.11 BNC means BNC Mortgage LLC.

1.12 Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.13 Cash means legal tender of the United States of America.

1.14 Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date.

1.15 CES means CES Aviation LLC.

1.16 CES V means CES Aviation V LLC.

1.17 CES IX means CES Aviation IX LLC.

1.18 Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

1.19 Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

2

1.20 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.21 Class 10A Subordinated Notes means, collectively, (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program.

1.22 Class 10B Subordinated Notes means, collectively, (a) the 6.375% Subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee.

1.23 Class 10C Subordinated Notes means, collectively, (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee.

1.24 Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.7 of the Plan.

3

1.25 Collateral means any property or interest in Property of the Estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

1.26 Commencement Date means (a) September 15, 2008 with respect to LBHI, (b) September 16, 2008 with respect to LB 745, (c) September 23, 2008 with respect to PAMI Statler, (d) October 3, 2008 with respect to LBCS, LBSF and LOTC, (d) October 5, 2008 with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009 with respect to LUXCO, (f) January 9, 2009 with respect to BNC, (g) February 9, 2009 with respect to SASCO and LB Rose Ranch, (h) April 23, 2009 with respect to LB 2080, (i) December 14, 2009 with respect to Merit, and (j) December 22, 2009 with respect to Somerset and Preferred Somerset.

1.27 Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

1.28 Confirmation Hearing means the hearing held by the Bankruptcy Court, as the same may be continued from time to time, to consider confirmation of the Plan.

1.29 Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

1.30 Creditor shall have the meaning assigned to such term in section 101(10) of the Bankruptcy Code.

1.31 Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.32 Debtor means BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LB Rose Ranch, LBCC, LBCS, LBDP, LBFP, LBHI, LBSF, LCPI, LOTC, LS Finance, LUXCO, Merit, PAMI Statler, Preferred Somerset, SASCO and Somerset, each in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101(13), 1107(a) and 1108 of the Bankruptcy Code.

1.33 Debtor Allocation Agreement means the agreement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned Litigation Claims, (b) commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, and (d) certain other inter-Debtor related issues.

1.34 Debtor-Controlled Entity means a non-Debtor Affiliate of the Debtors that is managed and controlled by a Debtor as of the Effective Date.

1.35 Derivative Claim means a Claim asserted by a third-party that is not an Affiliate of the Debtors arising out of the termination or rejection of a Derivative Contract with a Debtor but excluding a Derivative Guarantee Claim.

4

1.36 Derivative Claims Framework means the methodology that shall be applied to calculate the Allowed amount of a Derivative Claim or Derivative Guarantee Claim against a Debtor for all purposes under the Plan, including, without limitation, voting and Distributions, in accordance with Section 6.6 of the Plan.

1.37 Derivative Claims Framework Order means an order of the Bankruptcy Court approving the Derivative Claims Framework and authorizing the Debtors to implement the Derivative Claims Framework in connection with the Plan.

1.38 Derivative Contract means any contract that is (a) a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or (b) a “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code; provided, however, that a cash-market purchase or sale of a security or loan (i.e. any purchase or sale of a security or loan for settlement within the standard settlement cycle for the relevant market), exchange-traded future or option, securities loan transaction, repurchase agreement in respect of securities or loans, and any guarantee or reimbursement obligations which would otherwise be included in the definition of “swap agreement” or “forward contract” pursuant to the definition of such terms in the Bankruptcy Code shall not be considered a Derivative Contract for the purposes of this definition; provided, further, that any notes, bonds, or other securities issued by the Debtors or their Affiliates (including, without limitation, LBT, LBB, Lehman Brothers Holdings plc, LBSN and LB Lux) shall not be considered “Derivative Contracts.”

1.39 Derivative Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI with respect to a Derivative Contract.

1.40 Derivative Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

1.41 Director Selection Committee means the committee established pursuant to Section 7.2(b) of the Plan, the members of which are identified in the Plan Supplement.

1.42 Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.43 Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is (i) disputed in whole or in part under the Plan, including, without limitation, any Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Claim that is not Allowed in accordance with Section 6.5(b) of the Plan, or (ii) as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by the Bar Date Order or another Final Order of the Bankruptcy Court in a form and manner proscribed in such order, but as to which a proof of Claim was not timely or properly filed.

1.44 Distribution means any initial or subsequent payment or transfer made under the Plan.

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1.45 Distribution Date means any date on which a Distribution is made upon at least fourteen (14) Business Days written notice filed on the docket of the Chapter 11 Cases or otherwise communicated to holders of Allowed Claims.

1.46 East Dover means East Dover Limited.

1.47 Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XII have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

1.48 Equity Interest means shares of common stock, preferred stock, other forms of ownership interest, or any interest or right to convert into such an equity or ownership interest or to acquire any equity or ownership interest or any interest or right for which the amount owing is determined by reference to an equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, the LBHI 2005 stock incentive plan or the LBHI employee incentive plan, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor.

1.49 Estimated Claim means the amount or maximum amount of a Claim estimated by the Bankruptcy Court, pursuant to section 502(c) of the Bankruptcy Code, in one or more Final Orders to become an Allowed Claim.

1.50 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.51 Foreign Administrator means each of the persons or entities that is managing the affairs and representing the insolvency estate of a Non-Controlled Affiliate that is subject to a Foreign Proceeding.

1.52 Foreign Proceeding means an insolvency, administration, liquidation, rehabilitation, receivership or like proceeding commenced by or initiated against a Non-Controlled Affiliate in a jurisdiction outside of the United States.

1.53 General Unsecured Claim means, (a) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured

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Claim, a Senior Unsecured Claim, a Senior Intercompany Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, a Senior Third-Party LBT/LBSN Guarantee Claim, a Derivative Claim, an Intercompany Claim, an Affiliate Guarantee Claim, a Derivative Guarantee Claim, a Subordinated Claim or a Section 510(b) Claim, or (b) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, an Intercompany Claim or a Derivative Claim.

1.54 Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

1.55 Guarantee Claim means a Claim asserted against LBHI on the basis of a guarantee, promise or pledge by LBHI to satisfy an obligation or liability of another entity.

1.56 Guarantee Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

1.57 Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

1.58 Intercompany Claim means (a) in the case of LBHI, any Claim asserted by an Affiliate of LBHI other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Intercompany Claim, a Senior Affiliate Guarantee Claim or an Affiliate Guarantee Claim, or (b) in the case of a Subsidiary Debtor, any Claim asserted by an Affiliate of a Subsidiary Debtor other than an Administrative Expense Claim, a Priority Non-Tax Claim or a Secured Claim.

1.59 Intercompany Funding Balance means that portion of LBHI’s Claim against a Subsidiary Debtor that relates to the funding of operations of such Subsidiary Debtor but does not relate to specific transactions, such as Derivative Contracts or repurchase agreements.

1.60 IRS means the Internal Revenue Service.

1.61 Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

1.62 LAMCO means LAMCO Holdings LLC and its subsidiary Affiliates.

1.63 LB 745 means LB 745 LLC.

1.64 LB 2080 means LB 2080 Kalakaua Owners LLC.

1.65 LBB means Lehman Brothers Bankhaus AG (in Insolvenz).

1.66 LBCC means Lehman Brothers Commercial Corporation.

1.67 LBCS means Lehman Brothers Commodities Services Inc.

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1.68 LBDP means Lehman Brothers Derivative Products Inc.

1.69 LBFP means Lehman Brothers Financial Products Inc.

1.70 LBHI means Lehman Brothers Holdings Inc.

1.71 LBHI Stock means the common or preferred stock of LBHI outstanding on the Effective Date.

1.72 LBI means Lehman Brothers Inc.

1.73 LB Lux means Lehman Brothers (Luxembourg) Equity Finance S.A.

1.74 LB Rose Ranch means LB Rose Ranch LLC.

1.75 LBSF means Lehman Brothers Special Financing Inc.

1.76 LBSN means Lehman Brothers Securities N.V.

1.77 LBT means Lehman Brothers Treasury Co. B.V.

1.78 LCPI means Lehman Commercial Paper Inc.

1.79 Lehman means LBHI together with all of its direct and indirect Affiliates existing on or after the LBHI Commencement Date.

1.80 Lehman ALI means Lehman ALI Inc.

1.81 Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

1.82 Liquidating Trust means a trust that may be created after the Effective Date in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement for the benefit of holders of Allowed Claims and/or Equity Interests and as determined by the Plan Administrator consistent with the purposes of any such Liquidating Trust pursuant to Section 10.2 of the Plan.

1.83 Liquidating Trust Agreement means an agreement evidencing the terms and provisions governing a Liquidating Trust that shall be entered into prior to the establishment of such Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer Liquidating Trust Assets.

1.84 Liquidating Trust Assets means the assets of a Debtor or Debtor-Controlled Entity to be transferred to a Liquidating Trust as may be determined by the Plan Administrator, which shall be described in a Liquidating Trust Agreement.

1.85 Liquidating Trust Beneficiaries means those holders of Allowed Claims or Equity Interests to the extent such holders receive Liquidating Trust Interests.

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1.86 Liquidating Trustee means the person or entity appointed by the Plan Administrator prior to the creation of a Liquidating Trust to administer such Liquidating Trust in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement; provided, however, that under no circumstance shall a Liquidating Trustee be a director or officer with respect to any entity over which the Liquidating Trust has control.

1.87 Liquidating Trust Interests means the non-certificated beneficial interests of a Liquidating Trust allocable to holders of Allowed Claims in accordance with the terms and conditions of a Liquidating Trust Agreement, which may or may not be transferable.

1.88 Litigation Claims means any and all Causes of Action held by a Debtor.

1.89 LOTC means Lehman Brothers OTC Derivatives Inc.

1.90 LS Finance means Lehman Scottish Finance L.P.

1.91 LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

1.92 Merit means Merit, LLC.

1.93 New Securities means the securities that may be distributed by a Debtor or Debtor-Controlled Entity after the Effective Date to the holders of Allowed Claims against or Equity Interests in such Debtor representing an interest in an existing or newly formed entity of a Debtor or Debtor-Controlled Entity pursuant to and in a manner consistent with Section 15.2 of the Plan.

1.94 Non-Controlled Affiliate means an Affiliate of the Debtors that is not currently managed and controlled by a Debtor as of the Effective Date, including, without limitation, all Affiliates that are subject to a Foreign Proceeding and LBI.

1.95 Ordinary Course Professional Order means the Amended Order Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, approved and entered by the Bankruptcy Court on March 25, 2010 [Docket No. 7822], as the same may be amended from time to time.

1.96 PAMI Statler means PAMI Statler Arms LLC.

1.97 Participating Debtors means LBHI together with each of the Participating Subsidiary Debtors.

1.98 Participating Subsidiary Debtor means LCPI, LBSF, LOTC, LBCC or LBCS.

1.99 Plan means, collectively, the chapter 11 plans of each of the Debtors, and (where specified herein) individually, the chapter 11 plan of each Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

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1.100 Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

1.101 Plan Adjustment means the sum of (a) each of the Distributions made to holders of Allowed Claims in: LBHI Classes 5A, 5B and 9; LCPI Classes 3, 4, 5B and 5C; LBCS Classes 3, 4, 5B and 5C; LBSF Classes 3, 4, 5B and 5C; LOTC Classes 3, 4, 5B and 5C; and LBCC Classes 3, 4, 5B and 5C, multiplied by (b) the Plan Adjustment Percentage applicable to each such Class, that may be redistributed in accordance with Section 6.5(a) of the Plan if there is a Settlement Acceptance.

1.102 Plan Adjustment Percentage means the percentage applicable to a Class of a Participating Debtor as set forth on Schedule 1 hereto.

1.103 Plan Supplement means the document containing the forms of documents specified in Section 15.5 of the Plan.

1.104 Plan Trust means the trust established under New York law to hold the Plan Trust Stock on and after the Effective Date.

1.105 Plan Trust Agreement means the agreement creating and setting forth the terms and conditions that shall govern the Plan Trust.

1.106 Plan Trust Stock means one new share of LBHI common stock to be issued to the Plan Trust upon cancellation of the LBHI Stock in accordance with Section 4.17(b) of the Plan.

1.107 Plan Trustee means any of the persons acting as trustee of the Plan Trust pursuant to Section 7.4 of the Plan.

1.108 Preferred Somerset means LB Preferred Somerset LLC.

1.109 Primary Claim means a Claim against a Primary Obligor for which a corresponding Guarantee Claim has been asserted.

1.110 Primary Obligor means an entity other than LBHI that is purportedly obligated or liable on a Claim with respect to which a Guarantee Claim has been asserted.

1.111 Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

1.112 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.113 Property of the Estate means all property of a Debtor pursuant to section 541 of the Bankruptcy Code.

1.114 Pro Rata Share means with respect to an Allowed Claim or Equity Interest (a) within the same Class, the proportion that an Allowed Claim or Equity Interest bears to the sum

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of all Allowed Claims and Disputed Claims or Allowed Equity Interests and Disputed Equity Interests within such Class, or (b) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims and Disputed Claims; provided, however, that Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims and Secured Claims shall not be considered for purposes of “Pro Rata Share”; provided, further, however, that only the following Classes of Claims shall be considered in the determination of “Pro Rata Share” with respect to the following Distributions:

(i) Available Cash in the case of LBHI: Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Derivative Claims, General Unsecured Claims, Intercompany Claims, Affiliate Guarantee Claims, Derivative Guarantee Claims and Subordinated Claims.

(ii) Available Cash in the case of a Subsidiary Debtor: General Unsecured Claims, Intercompany Claims and Derivative Claims.

(iii) Plan Adjustment: if there is a Settlement Acceptance, Senior Unsecured Claims against LBHI, Derivative Claims against LBHI and General Unsecured Claims against LBHI.

(iv) Subordinated Class 10A Distribution: Senior Unsecured Claims and Senior Intercompany Claims.

(v) Subordinated Class 10B Distribution: Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims and Senior Third-Party LBT/LBSN Guarantee Claims.

(vi) Subordinated Class 10C Distribution: Senior Unsecured Claims, Senior Intercompany Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Senior Third-Party LBT/LBSN Guarantee Claims, Subordinated Class 10A Claims and Subordinated Class 10B Claims.

1.115 Released Parties means, collectively, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.116 SASCO means Structured Asset Securities Corporation.

1.117 Schedules means the schedules of assets and liabilities, schedules of current income and current expenditures and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

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1.118 Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of Claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.119 Section 510(b) Claim means any Claim against LBHI that is subject to section 510(b) of the Bankruptcy Code.

1.120 Senior Affiliate Guarantee Claim means any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than any Claim of LBT or LBSN.

1.121 Senior Intercompany Claim means any Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Guarantee Claim or any Claim of LBT or LBSN.

1.122 Senior Notes means, collectively, the various notes issued by LBHI as to which Wilmington Trust Co. serves as indenture trustee.

1.123 Senior Third-Party Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Third-Party LBT/LBSN Guarantee Claim.

1.124 Senior Third-Party LBT/LBSN Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI on account of an underlying obligation or liability of LBT or LBSN that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.125 Senior Unsecured Claim means any Claim against LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Senior Third-Party Guarantee Claim, Senior Third-Party LBT/LBSN Guarantee Claim and any Claim of LBT or LBSN.

1.126 Settlement Acceptance means each of LBHI Class 3, LBHI Class 6 and LBHI Class 7 vote to accept the Plan by the requisite majorities pursuant to section 1126(c) of the Bankruptcy Code.

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1.127 Somerset means LB Somerset LLC.

1.128 Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

1.129 Subordinated Class 10A Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10A Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.130 Subordinated Class 10B Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10B Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.131 Subordinated Class 10C Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10C Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.132 Subordinated Claim means any Subordinated Class 10A Claim, Subordinated Class 10B Claim or Subordinated Class 10C Claim.

1.133 Subordinated Class 10A Claim means any Claim against LBHI arising under the Class 10A Subordinated Notes.

1.134 Subordinated Class 10B Claim means any Claim against LBHI arising under the Class 10B Subordinated Notes.

1.135 Subordinated Class 10C Claim means any Claim against LBHI arising under the Class 10C Subordinated Notes.

1.136 Subordinated Notes means, collectively, the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes.

1.137 Subsidiary Debtor means each of the Debtors other than LBHI.

1.138 Voting Deadline means the date fixed by an order of the Bankruptcy Court as the last day upon which holders of Claims may vote to accept or reject the Plan.

Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply

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to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

Treatment of Administrative

Expense Claims and Priority Tax Claims

2.1 Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Administrative Expense Claim in an amount equal to the Allowed amount of such Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by a Debtor or other obligations incurred by such Debtor shall be paid in full and performed by such Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2 Professional Compensation and Reimbursement Claims. Other than a professional retained by the Debtors pursuant to the Ordinary Course Professional Order, any entity seeking an award of the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred on behalf of the Debtors and the Creditors’ Committee through and including the Effective Date under section 105(a), 363(b), 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file its final application for allowance of such compensation and/or reimbursement by no later than the date that is 120 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) be paid by or on behalf of the Debtor in full and in Cash in the amounts Allowed upon (i) the date the order granting such award becomes a Final Order, or as soon thereafter as practicable, or (ii) such other terms as may be mutually agreed upon by the claimant and the Debtor obligated for the payment of such Allowed Claim. The Debtors are authorized to pay compensation for professional services rendered and reimburse expenses incurred on behalf of the Debtors and the Creditors’ Committee after the Effective Date in the ordinary course and without Bankruptcy Court approval.

2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim, and at the sole option of such Debtor(s), (i) Cash in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal Cash payments to be made initially on the Effective Date or as soon thereafter as practicable and semi-annually thereafter in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate determined under applicable non-bankruptcy law, over a period from the Effective Date through the fifth (5th) anniversary after the Commencement Date; provided, however, that such election

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shall be without prejudice to the Debtor’s right to prepay such Allowed Priority Tax Claim in full or in part without penalty.

ARTICLE III

Classification Of Claims And Equity Interests

Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan, as follows:

3.1 LBHI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Senior Unsecured Claims	Impaired	Yes

4A	Senior Intercompany Claims	Impaired	Yes

4B	Senior Affiliate Guarantee Claims	Impaired	Yes

5A	Senior Third-Party Guarantee Claims	Impaired	Yes

5B	Senior Third-Party LBT/LBSN Guarantee Claims	Impaired	Yes

6	Derivative Claims	Impaired	Yes

7	General Unsecured Claims	Impaired	Yes

8A	Intercompany Claims	Impaired	Yes

8B	Affiliate Guarantee Claims	Impaired	Yes

9	Derivative Guarantee Claims	Impaired	Yes

10A	Subordinated Class 10A Claims	Impaired	No (deemed to reject)

10B	Subordinated Class 10B Claims	Impaired	No (deemed to reject)

10C	Subordinated Class 10C Claims	Impaired	No (deemed to reject)

11	Section 510(b) Claims	Impaired	No (deemed to reject)

12	Equity Interests	Impaired	No (deemed to reject)

3.2 LCPI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Participating Subsidiary Debtors	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

5C	Intercompany Claims of Affiliates other than Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.3 LBCS

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Intercompany Claims of Affiliates other than Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.4 LBSF

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Intercompany Claims of Affiliates other than Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.5 LOTC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Participating Subsidiary Debtors	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

5C	Intercompany Claims of Affiliates other than Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.6 LBCC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Intercompany Claims of Affiliates other than Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.7 LBDP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.8 LBFP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Derivative Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Intercompany Claims of LBHI	Impaired	Yes

5B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

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3.9 LB 745

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.10 PAMI Statler

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.11 CES

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.12 CES V

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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3.13 CES IX

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.14 East Dover

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.15 LS Finance

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.16 LUXCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote
5	Equity Interests	Impaired	No (deemed to reject)

3.17 BNC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.18 LB Rose Ranch

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.19 SASCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.20 LB 2080

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.21 Merit

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.22 Preferred Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.23 Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Intercompany Claims of LBHI	Impaired	Yes

4B	Intercompany Claims of Affiliates other than LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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ARTICLE IV

Treatment of Claims Against and Equity Interests in LBHI

4.1 LBHI Class 1 – Priority Non-Tax Claims against LBHI.

(a) Impairment and Voting. LBHI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBHI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBHI Class 1 shall be paid by LBHI in Cash in full.

4.2 LBHI Class 2 – Secured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBHI Class 2 shall be satisfied by, at the option of LBHI: (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBHI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

4.3 LBHI Class 3 – Senior Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 3 shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution, (iv) Subordinated Class 10C Distribution and (v) if there is a Settlement Acceptance, the Plan Adjustment.

4.4 LBHI Class 4A – Senior Intercompany Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4A is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4A shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution.

4.5 LBHI Class 4B – Senior Affiliate Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4B shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution.

4.6 LBHI Class 5A – Senior Third-Party Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 5A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 5A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 5A shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

4.7 LBHI Class 5B – Senior Third-Party LBT/LBSN Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 5B shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

4.8 LBHI Class 6 – Derivative Claims against LBHI.

(a) Impairment and Voting. LBHI Class 6 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBHI Class 6 shall receive its Pro Rata

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Share of (i) Available Cash from LBHI and (ii) if there is a Settlement Acceptance, the Plan Adjustment.

4.9 LBHI Class 7 – General Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 7 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 7 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) if there is a Settlement Acceptance, the Plan Adjustment.

4.10 LBHI Class 8A – Intercompany Claims against LBHI.

(a) Impairment and Voting. LBHI Class 8A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 8A is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 8A shall receive its Pro Rata Share of Available Cash from LBHI.

4.11 LBHI Class 8B – Affiliate Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 8B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 8B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 8B shall receive its Pro Rata Share of Available Cash from LBHI.

4.12 LBHI Class 9 – Derivative Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 9 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBHI Class 9 shall receive its Pro Rata Share of Available Cash from LBHI; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

4.13 LBHI Class 10A – Subordinated Class 10A Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10A is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

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(b) Distributions. Holders of Allowed Claims in LBHI Class 10A shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10A shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.14 LBHI Class 10B – Subordinated Class 10B Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10B is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10B shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5A and LBHI Class 5B are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10B shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.15 LBHI Class 10C – Subordinated Class 10C Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10C is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10C is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10C shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5A, LBHI Class 5B, LBHI Class 10A and LBHI Class 10B are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10C shall receive its Pro Rata Share of Available Cash from LBHI.

4.16 LBHI Class 11 – Section 510(b) Claims against LBHI.

(a) Impairment and Voting. LBHI Class 11 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 11 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 11 shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims against LBHI other than Claims in LBHI Class 11 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 11 shall receive its Pro Rata Share of Available Cash from LBHI.

25

4.17 LBHI Class 12 – Equity Interests in LBHI.

(a) Impairment and Voting. LBHI Class 12 is impaired by the Plan. Each holder of an Equity Interest in LBHI Class 12 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Stock Exchange. On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of LBHI’s publicly traded securities.

(c) Distributions. Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.7 of the Plan, the Plan Trust Stock issued pursuant to subsection (b) above shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

(d) Non-Transferable. The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law.

ARTICLE V

Treatment of Claims Against and Equity Interests in Subsidiary Debtors

5.1 LCPI Class 1 – Priority Non-Tax Claims against LCPI.

(a) Impairment and Voting. LCPI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LCPI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LCPI Class 1 shall be paid by LCPI in Cash in full.

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5.2 LCPI Class 2 – Secured Claims against LCPI.

(a) Impairment and Voting. LCPI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LCPI Class 2 shall be satisfied by, at the option of LCPI: (i) payment in Cash by LCPI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LCPI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.3 LCPI Class 3 – Derivative Claims against LCPI.

(a) Impairment and Voting. LCPI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LCPI Class 3 shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.4 LCPI Class 4 – General Unsecured Claims against LCPI.

(a) Impairment and Voting. LCPI Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LCPI Class 4 shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.5 LCPI Class 5A – Intercompany Claims of LBHI against LCPI.

(a) Impairment and Voting. LCPI Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LCPI.

27

5.6 LCPI Class 5B – Intercompany Claims of Participating Subsidiary Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5B shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.7 LCPI Class 5C – Intercompany Claims of Affiliates other than Participating Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5C is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5C shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.8 LCPI Class 6 – Equity Interests in LCPI.

(a) Impairment and Voting. LCPI Class 6 is impaired by the Plan. Each holder of an Equity Interest in LCPI Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LCPI shall be cancelled if and when LCPI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LCPI shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LCPI on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LCPI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LCPI may receive its Pro Rata Share of any remaining assets in LCPI.

5.9 LBCS Class 1 – Priority Non-Tax Claims against LBCS.

(a) Impairment and Voting. LBCS Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCS on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date

28

such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCS Class 1 shall be paid by LBCS in Cash in full.

5.10 LBCS Class 2 – Secured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCS Class 2 shall be satisfied by, at the option of LBCS: (i) payment in Cash by LBCS in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCS Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.11 LBCS Class 3 – Derivative Claims against LBCS.

(a) Impairment and Voting. LBCS Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBCS Class 3 shall receive its Pro Rata Share of Available Cash from LBCS; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.12 LBCS Class 4 – General Unsecured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCS Class 4 shall receive its Pro Rata Share of Available Cash from LBCS; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.13 LBCS Class 5A – Intercompany Claims of LBHI against LBCS.

(a) Impairment and Voting. LBCS Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

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(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCS.

5.14 LBCS Class 5B – Intercompany Claims of Participating Subsidiary Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5B shall receive its Pro Rata Share of Available Cash from LBCS; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.15 LBCS Class 5C – Intercompany Claims of Affiliates other than Participating Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5C is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5C shall receive its Pro Rata Share of Available Cash from LBCS; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.16 LBCS Class 6 – Equity Interests in LBCS.

(a) Impairment and Voting. LBCS Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCS Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCS shall be cancelled if and when LBCS is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCS shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCS on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCS have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCS may receive its Pro Rata Share of any remaining assets in LBCS.

5.17 LBSF Class 1 – Priority Non-Tax Claims against LBSF.

(a) Impairment and Voting. LBSF Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 1 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBSF on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBSF Class 1 shall be paid by LBSF in Cash in full.

5.18 LBSF Class 2 – Secured Claims against LBSF.

(a) Impairment and Voting. LBSF Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBSF Class 2 shall be satisfied by, at the option of LBSF: (i) payment in Cash by LBSF in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBSF Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.19 LBSF Class 3 – Derivative Claims against LBSF.

(a) Impairment and Voting. LBSF Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBSF Class 3 shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.20 LBSF Class 4 – General Unsecured Claims against LBSF.

(a) Impairment and Voting. LBSF Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBSF Class 4 shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

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5.21 LBSF Class 5A – Intercompany Claims of LBHI against LBSF.

(a) Impairment and Voting. LBSF Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBSF.

5.22 LBSF Class 5B – Intercompany Claims of Participating Subsidiary Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBSF Class 5B shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.23 LBSF Class 5C – Intercompany Claims of Affiliates other than Participating Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5C is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBSF Class 5C shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distributions shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.24 LBSF Class 6 – Equity Interests in LBSF.

(a) Impairment and Voting. LBSF Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBSF Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBSF shall be cancelled if and when LBSF is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBSF shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBSF on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBSF have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBSF may receive its Pro Rata Share of any remaining assets in LBSF.

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5.25 LOTC Class 1 – Priority Non-Tax Claims against LOTC.

(a) Impairment and Voting. LOTC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LOTC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LOTC Class 1 shall be paid by LOTC in Cash in full.

5.26 LOTC Class 2 – Secured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LOTC Class 2 shall be satisfied by, at the option of LOTC: (i) payment in Cash by LOTC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LOTC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.27 LOTC Class 3 – Derivative Claims against LOTC.

(a) Impairment and Voting. LOTC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LOTC Class 3 shall receive its Pro Rata Share of Available Cash from LOTC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.28 LOTC Class 4 – General Unsecured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LOTC Class 4 shall receive its Pro Rata Share of Available Cash from LOTC; provided, however, that if there is a

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Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.29 LOTC Class 5A – Intercompany Claims of LBHI against LOTC.

(a) Impairment and Voting. LOTC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LOTC.

5.30 LOTC Class 5B – Intercompany Claims of Participating Subsidiary Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5B shall receive its Pro Rata Share of Available Cash from LOTC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.31 LOTC Class 5C – Intercompany Claims of Affiliates other than Participating Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5C is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5C shall receive its Pro Rata Share of Available Cash from LOTC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.32 LOTC Class 6 – Equity Interests in LOTC.

(a) Impairment and Voting. LOTC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LOTC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LOTC shall be cancelled if and when LOTC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LOTC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LOTC on account of such Equity Interests thereafter; provided, however, that in

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the event that all Allowed Claims against LOTC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LOTC may receive its Pro Rata Share of any remaining assets in LOTC.

5.33 LBCC Class 1 – Priority Non-Tax Claims against LBCC.

(a) Impairment and Voting. LBCC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCC Class 1 shall be paid by LBCC in Cash in full.

5.34 LBCC Class 2 – Secured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCC Class 2 shall be satisfied by, at the option of LBCC: (i) payment in Cash by LBCC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.35 LBCC Class 3 – Derivative Claims against LBCC.

(a) Impairment and Voting. LBCC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBCC Class 3 shall receive its Pro Rata Share of Available Cash from LBCC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distributions shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

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5.36 LBCC Class 4 – General Unsecured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCC Class 4 shall receive its Pro Rata Share of Available Cash from LBCC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.37 LBCC Class 5A – Intercompany Claims of LBHI against LBCC.

(a) Impairment and Voting. LBCC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCC.

5.38 LBCC Class 5B – Intercompany Claims of Participating Subsidiary Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5B shall receive its Pro Rata Share of Available Cash from LBCC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

5.39 LBCC Class 5C – Intercompany Claims of Affiliates other than Participating Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5C is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5C shall receive its Pro Rata Share of Available Cash from LBCC; provided, however, that if there is a Settlement Acceptance, the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan.

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5.40 LBCC Class 6 – Equity Interests in LBCC.

(a) Impairment and Voting. LBCC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCC shall be cancelled if and when LBCC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCC may receive its Pro Rata Share of any remaining assets in LBCC.

5.41 LBDP Class 1 – Priority Non-Tax Claims against LBDP.

(a) Impairment and Voting. LBDP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBDP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBDP Class 1 shall be paid by LBDP in Cash in full.

5.42 LBDP Class 2 – Secured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBDP Class 2 shall be satisfied by, at the option of LBDP: (i) payment in Cash by LBDP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBDP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.43 LBDP Class 3 – Derivative Claims against LBDP.

(a) Impairment and Voting. LBDP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

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(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBDP Class 3 shall receive its Pro Rata Share of Available Cash from LBDP.

5.44 LBDP Class 4 – General Unsecured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBDP Class 4 shall receive its Pro Rata Share of Available Cash from LBDP.

5.45 LBDP Class 5A – Intercompany Claims of LBHI against LBDP.

(a) Impairment and Voting. LBDP Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBDP.

5.46 LBDP Class 5B – Intercompany Claims of Affiliates other than LBHI against LBDP.

(a) Impairment and Voting. LBDP Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBDP Class 5B shall receive its Pro Rata Share of Available Cash from LBDP.

5.47 LBDP Class 6 – Equity Interests in LBDP.

(a) Impairment and Voting. LBDP Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBDP Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBDP shall be cancelled if and when LBDP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBDP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBDP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBDP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBDP may receive its Pro Rata Share of any remaining assets in LBDP.

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5.48 LBFP Class 1 – Priority Non-Tax Claims against LBFP.

(a) Impairment and Voting. LBFP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBFP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBFP Class 1 shall be paid by LBFP in Cash in full.

5.49 LBFP Class 2 – Secured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBFP Class 2 shall be satisfied by, at the option of LBFP: (i) payment in Cash by LBFP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBFP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.50 LBFP Class 3 – Derivative Claims against LBFP.

(a) Impairment and Voting. LBFP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 3 is entitled to vote to accept or reject the Plan in an amount determined in accordance with the Derivative Claims Framework pursuant to Section 6.6 of the Plan.

(b) Distributions. Subject to the Derivative Claims Framework and Section 6.6 of the Plan, each holder of an Allowed Claim in LBFP Class 3 shall receive its Pro Rata Share of Available Cash from LBFP.

5.51 LBFP Class 4 – General Unsecured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBFP Class 4 shall receive its Pro Rata Share of Available Cash from LBFP.

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5.52 LBFP Class 5A – Intercompany Claims of LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBFP.

5.53 LBFP Class 5B – Intercompany Claims of Affiliates other than LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 5B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBFP Class 5B shall receive its Pro Rata Share of Available Cash from LBFP.

5.54 LBFP Class 6 – Equity Interests in LBFP.

(a) Impairment and Voting. LBFP Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBFP Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBFP shall be cancelled if and when LBFP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBFP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBFP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBFP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBFP may receive its Pro Rata Share of any remaining assets in LBFP.

5.55 LB 745 Class 1 – Priority Non-Tax Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 745 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 745 Class 1 shall be paid by LB 745 in Cash in full.

5.56 LB 745 Class 2 – Secured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 2 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 745 Class 2 shall be satisfied by, at the option of LB 745: (i) payment in Cash by LB 745 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 745 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.57 LB 745 Class 3 – General Unsecured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB 745 Class 3 shall receive its Pro Rata Share of Available Cash from LB 745.

5.58 LB 745 Class 4A – Intercompany Claims of LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 745.

5.59 LB 745 Class 4B – Intercompany Claims of Affiliates other than LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 745 Class 4B shall receive its Pro Rata Share of Available Cash from LB 745.

5.60 LB 745 Class 5 – Equity Interests in LB 745.

(a) Impairment and Voting. LB 745 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 745 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 745 shall be cancelled if and when LB 745 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity

41

Interest in LB 745 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 745 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 745 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 745 may receive its Pro Rata Share of any remaining assets in LB 745.

5.61 PAMI Statler Class 1 – Priority Non-Tax Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 1 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 1 agrees to less favorable treatment or has been paid by or on behalf of PAMI Statler on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in PAMI Statler Class 1 shall be paid by PAMI Statler in Cash in full.

5.62 PAMI Statler Class 2 – Secured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 2 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in PAMI Statler Class 2 shall be satisfied by, at the option of PAMI Statler: (i) payment in Cash by PAMI Statler in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in PAMI Statler Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.63 PAMI Statler Class 3 – General Unsecured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 3 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in PAMI Statler Class 3 shall receive its Pro Rata Share of Available Cash from PAMI Statler.

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5.64 PAMI Statler Class 4A – Intercompany Claims of LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.65 PAMI Statler Class 4B – Intercompany Claims of Affiliates other than LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4B is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in PAMI Statler Class 4B shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.66 PAMI Statler Class 5 – Equity Interests in PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 5 is impaired by the Plan. Each holder of an Equity Interest in PAMI Statler Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in PAMI Statler shall be cancelled if and when PAMI Statler is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in PAMI Statler shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of PAMI Statler on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against PAMI Statler have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in PAMI Statler may receive its Pro Rata Share of any remaining assets in PAMI Statler.

5.67 CES Class 1 – Priority Non-Tax Claims against CES.

(a) Impairment and Voting. CES Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES Class 1 shall be paid by CES in Cash in full.

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5.68 CES Class 2 – Secured Claims against CES.

(a) Impairment and Voting. CES Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES Class 2 shall be satisfied by, at the option of CES: (i) payment in Cash by CES in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.69 CES Class 3 – General Unsecured Claims against CES.

(a) Impairment and Voting. CES Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES Class 3 shall receive its Pro Rata Share of Available Cash from CES.

5.70 CES Class 4A – Intercompany Claims of LBHI against CES.

(a) Impairment and Voting. CES Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES.

5.71 CES Class 4B – Intercompany Claims of Affiliates other than LBHI against CES.

(a) Impairment and Voting. CES Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES Class 4B shall receive its Pro Rata Share of Available Cash from CES.

5.72 CES Class 5 – Equity Interests in CES.

(a) Impairment and Voting. CES Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

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(b) Distributions. Equity Interests in CES shall be cancelled if and when CES is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES may receive its Pro Rata Share of any remaining assets in CES.

5.73 CES V Class 1 – Priority Non-Tax Claims against CES V.

(a) Impairment and Voting. CES V Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES V on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES V Class 1 shall be paid by CES V in Cash in full.

5.74 CES V Class 2 – Secured Claims against CES V.

(a) Impairment and Voting. CES V Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES V Class 2 shall be satisfied by, at the option of CES V: (i) payment in Cash by CES V in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES V Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.75 CES V Class 3 – General Unsecured Claims against CES V.

(a) Impairment and Voting. CES V Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES V Class 3 shall receive its Pro Rata Share of Available Cash from CES V.

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5.76 CES V Class 4A – Intercompany Claims of LBHI against CES V.

(a) Impairment and Voting. CES V Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES V.

5.77 CES V Class 4B – Intercompany Claims of Affiliates other than LBHI against CES V.

(a) Impairment and Voting. CES V Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES V Class 4B shall receive its Pro Rata Share of Available Cash from CES V.

5.78 CES V Class 5 – Equity Interests in CES V.

(a) Impairment and Voting. CES V Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES V Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES V shall be cancelled if and when CES V is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES V shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES V on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES V have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES V may receive its Pro Rata Share of any remaining assets in CES V.

5.79 CES IX Class 1 – Priority Non-Tax Claims against CES IX.

(a) Impairment and Voting. CES IX Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES IX on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES IX Class 1 shall be paid by CES IX in Cash in full.

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5.80 CES IX Class 2 – Secured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES IX Class 2 shall be satisfied by, at the option of CES IX: (i) payment in Cash by CES IX in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES IX Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.81 CES IX Class 3 – General Unsecured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES IX Class 3 shall receive its Pro Rata Share of Available Cash from CES IX.

5.82 CES IX Class 4A – Intercompany Claims of LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES IX.

5.83 CES IX Class 4B – Intercompany Claims of Affiliates other than LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES IX Class 4B shall receive its Pro Rata Share of Available Cash from CES IX.

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5.84 CES IX Class 5 – Equity Interests in CES IX.

(a) Impairment and Voting. CES IX Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES IX Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES IX shall be cancelled if and when CES IX is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES IX shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES IX on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES IX have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES IX may receive its Pro Rata Share of any remaining assets in CES IX.

5.85 East Dover Class 1 – Priority Non-Tax Claims against East Dover.

(a) Impairment and Voting. East Dover Class 1 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 1 agrees to less favorable treatment or has been paid by or on behalf of East Dover on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in East Dover Class 1 shall be paid by East Dover in Cash in full.

5.86 East Dover Class 2 – Secured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 2 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in East Dover Class 2 shall be satisfied by, at the option of East Dover: (i) payment in Cash by East Dover in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in East Dover Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.87 East Dover Class 3 – General Unsecured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 3 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in East Dover Class 3 shall receive its Pro Rata Share of Available Cash from East Dover.

5.88 East Dover Class 4A – Intercompany Claims of LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from East Dover.

5.89 East Dover Class 4B – Intercompany Claims of Affiliates other than LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4B is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in East Dover Class 4B shall receive its Pro Rata Share of Available Cash from East Dover.

5.90 East Dover Class 5 – Equity Interests in East Dover.

(a) Impairment and Voting. East Dover Class 5 is impaired by the Plan. Each holder of an Equity Interest in East Dover Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in East Dover shall be cancelled if and when East Dover is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in East Dover shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of East Dover on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against East Dover have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in East Dover may receive its Pro Rata Share of any remaining assets in East Dover.

5.91 LS Finance Class 1 – Priority Non-Tax Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 1 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 1 agrees to less favorable treatment or has been paid by or on behalf of LS Finance on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LS Finance Class 1 shall be paid by LS Finance in Cash in full.

5.92 LS Finance Class 2 – Secured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LS Finance Class 2 shall be satisfied by, at the option of LS Finance: (i) payment in Cash by LS Finance in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LS Finance Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.93 LS Finance Class 3 – General Unsecured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LS Finance Class 3 shall receive its Pro Rata Share of Available Cash from LS Finance.

5.94 LS Finance Class 4A – Intercompany Claims of LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LS Finance.

5.95 LS Finance Class 4B – Intercompany Claims of Affiliates other than LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LS Finance Class 4B shall receive its Pro Rata Share of Available Cash from LS Finance.

5.96 LS Finance Class 5 – Equity Interests in LS Finance.

(a) Impairment and Voting. LS Finance Class 5 is impaired by the Plan. Each holder of an Equity Interest in LS Finance Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LS Finance shall be cancelled if and when LS Finance is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LS Finance shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LS Finance on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LS Finance have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LS Finance may receive its Pro Rata Share of any remaining assets in LS Finance.

5.97 LUXCO Class 1 – Priority Non-Tax Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of LUXCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LUXCO Class 1 shall be paid by LUXCO in Cash in full.

5.98 LUXCO Class 2 – Secured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LUXCO Class 2 shall be satisfied by, at the option of LUXCO: (i) payment in Cash by LUXCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LUXCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.99 LUXCO Class 3 – General Unsecured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LUXCO Class 3 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.100 LUXCO Class 4A – Intercompany Claims of LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LUXCO.

5.101 LUXCO Class 4B – Intercompany Claims of Affiliates other than LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LUXCO Class 4B shall receive its Pro Rata Share of Available Cash from LUXCO.

5.102 LUXCO Class 5 – Equity Interests in LUXCO.

(a) Impairment and Voting. LUXCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in LUXCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LUXCO shall be cancelled if and when LUXCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LUXCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LUXCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LUXCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LUXCO may receive its Pro Rata Share of any remaining assets in LUXCO.

5.103 BNC Class 1 – Priority Non-Tax Claims against BNC.

(a) Impairment and Voting. BNC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 1 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 1 agrees to less favorable treatment or has been paid by or on behalf of BNC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in BNC Class 1 shall be paid by BNC in Cash in full.

5.104 BNC Class 2 – Secured Claims against BNC.

(a) Impairment and Voting. BNC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in BNC Class 2 shall be satisfied by, at the option of BNC: (i) payment in Cash by BNC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in BNC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.105 BNC Class 3 – General Unsecured Claims against BNC.

(a) Impairment and Voting. BNC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in BNC Class 3 shall receive its Pro Rata Share of Available Cash from BNC.

5.106 BNC Class 4A – Intercompany Claims of LBHI against BNC.

(a) Impairment and Voting. BNC Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from BNC.

5.107 BNC Class 4B – Intercompany Claims of Affiliates other than LBHI against BNC.

(a) Impairment and Voting. BNC Class 4B is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in BNC Class 4B shall receive its Pro Rata Share of Available Cash from BNC.

5.108 BNC Class 5 – Equity Interests in BNC.

(a) Impairment and Voting. BNC Class 5 is impaired by the Plan. Each holder of an Equity Interest in BNC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in BNC shall be cancelled if and when BNC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in BNC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of BNC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against BNC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in BNC may receive its Pro Rata Share of any remaining assets in BNC.

5.109 LB Rose Ranch Class 1 – Priority Non-Tax Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB Rose Ranch on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB Rose Ranch Class 1 shall be paid by LB Rose Ranch in Cash in full.

5.110 LB Rose Ranch Class 2 – Secured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB Rose Ranch Class 2 shall be satisfied by, at the option of LB Rose Ranch: (i) payment in Cash by LB Rose Ranch in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB Rose Ranch Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.111 LB Rose Ranch Class 3 – General Unsecured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB Rose Ranch Class 3 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.112 LB Rose Ranch Class 4A – Intercompany Claims of LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.113 LB Rose Ranch Class 4B – Intercompany Claims of Affiliates other than LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB Rose Ranch Class 4B shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.114 LB Rose Ranch Class 5 – Equity Interests in LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB Rose Ranch Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB Rose Ranch shall be cancelled if and when LB Rose Ranch is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB Rose Ranch shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB Rose Ranch on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB Rose Ranch have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB Rose Ranch may receive its Pro Rata Share of any remaining assets in LB Rose Ranch.

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5.115 SASCO Class 1 – Priority Non-Tax Claims against SASCO.

(a) Impairment and Voting. SASCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of SASCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in SASCO Class 1 shall be paid by SASCO in Cash in full.

5.116 SASCO Class 2 – Secured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in SASCO Class 2 shall be satisfied by, at the option of SASCO: (i) payment in Cash by SASCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in SASCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.117 SASCO Class 3 – General Unsecured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in SASCO Class 3 shall receive its Pro Rata Share of Available Cash from SASCO.

5.118 SASCO Class 4A – Intercompany Claims of LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from SASCO.

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5.119 SASCO Class 4B – Intercompany Claims of Affiliates other than LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in SASCO Class 4B shall receive its Pro Rata Share of Available Cash from SASCO.

5.120 SASCO Class 5 – Equity Interests in SASCO.

(a) Impairment and Voting. SASCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in SASCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in SASCO shall be cancelled if and when SASCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in SASCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of SASCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against SASCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in SASCO may receive its Pro Rata Share of any remaining assets in SASCO.

5.121 LB 2080 Class 1 – Priority Non-Tax Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 2080 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 2080 Class 1 shall be paid by LB 2080 in Cash in full.

5.122 LB 2080 Class 2 – Secured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 2080 Class 2 shall be satisfied by, at the option of LB 2080: (i) payment in Cash by LB 2080 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or

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(iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 2080 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.123 LB 2080 Class 3 – General Unsecured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB 2080 Class 3 shall receive its Pro Rata Share of Available Cash from LB 2080.

5.124 LB 2080 Class 4A – Intercompany Claims of LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 2080.

5.125 LB 2080 Class 4B – Intercompany Claims of Affiliates other than LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 2080 Class 4B shall receive its Pro Rata Share of Available Cash from LB 2080.

5.126 LB 2080 Class 5 – Equity Interests in LB 2080.

(a) Impairment and Voting. LB 2080 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 2080 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 2080 shall be cancelled if and when LB 2080 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 2080 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 2080 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 2080 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 2080 may receive its Pro Rata Share of any remaining assets in LB 2080.

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5.127 Merit Class 1 – Priority Non-Tax Claims against Merit.

(a) Impairment and Voting. Merit Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 1 agrees to less favorable treatment or has been paid by or on behalf of Merit on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Merit Class 1 shall be paid by Merit in Cash in full.

5.128 Merit Class 2 – Secured Claims against Merit.

(a) Impairment and Voting. Merit Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Merit Class 2 shall be satisfied by, at the option of Merit: (i) payment in Cash by Merit in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Merit Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.129 Merit Class 3 – General Unsecured Claims against Merit.

(a) Impairment and Voting. Merit Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Merit Class 3 shall receive its Pro Rata Share of Available Cash from Merit.

5.130 Merit Class 4A – Intercompany Claims of LBHI against Merit.

(a) Impairment and Voting. Merit Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Merit.

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5.131 Merit Class 4B – Intercompany Claims of Affiliates other than LBHI against Merit.

(a) Impairment and Voting. Merit Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Merit Class 4B shall receive its Pro Rata Share of Available Cash from Merit.

5.132 Merit Class 5 – Equity Interests in Merit.

(a) Impairment and Voting. Merit Class 5 is impaired by the Plan. Each holder of an Equity Interest in Merit Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Merit shall be cancelled if and when Merit is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Merit shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Merit on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Merit have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Merit may receive its Pro Rata Share of any remaining assets in Merit.

5.133 Preferred Somerset Class 1 – Priority Non-Tax Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Preferred Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Preferred Somerset Class 1 shall be paid by Preferred Somerset in Cash in full.

5.134 Preferred Somerset Class 2 – Secured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Preferred Somerset Class 2 shall be satisfied by, at the option of Preferred Somerset: (i) payment in Cash by Preferred Somerset in full on the later of the Effective Date and the date

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such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Preferred Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.135 Preferred Somerset Class 3 – General Unsecured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Preferred Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.136 Preferred Somerset Class 4A – Intercompany Claims of LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.137 Preferred Somerset Class 4B – Intercompany Claims of Affiliates other than LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Preferred Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.138 Preferred Somerset Class 5 – Equity Interests in Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Preferred Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Preferred Somerset shall be cancelled if and when Preferred Somerset is dissolved in accordance with Section 7.4 of the Plan. Each

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holder of an Equity Interest in Preferred Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Preferred Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Preferred Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Preferred Somerset may receive its Pro Rata Share of any remaining assets in Preferred Somerset.

5.139 Somerset Class 1 – Priority Non-Tax Claims against Somerset.

(a) Impairment and Voting. Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Somerset Class 1 shall be paid by Somerset in Cash in full.

5.140 Somerset Class 2 – Secured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Somerset Class 2 shall be satisfied by, at the option of Somerset: (i) payment in Cash by Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.141 Somerset Class 3 – General Unsecured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Somerset.

5.142 Somerset Class 4A – Intercompany Claims of LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan in an amount determined in accordance with Sections 6.5(b) and 6.5(c) of the Plan.

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(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Somerset.

5.143 Somerset Class 4B – Intercompany Claims of Affiliates other than LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 4B is entitled to vote to accept or reject the Plan in an amount determined in accordance with Section 6.5(b) of the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Somerset.

5.144 Somerset Class 5 – Equity Interests in Somerset.

(a) Impairment and Voting. Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Somerset shall be cancelled if and when Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Somerset may receive its Pro Rata Share of any remaining assets in Somerset.

ARTICLE VI

Implementation of the Plan

6.1 Plan Administrator.

(a) Appointment. LBHI shall serve as Plan Administrator for each of the Debtors.

(b) Authority. The Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i) control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors subject to Bankruptcy Court approval;

(ii) make Distributions to holders of Allowed Claims in accordance with the Plan;

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(iii) exercise its reasonable business judgment to direct and control the wind down, liquidation and/or abandoning of the assets of the Debtors;

(iv) prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors;

(v) make payments to existing professionals who will continue to perform in their current capacities;

(vi) retain professionals to assist in performing its duties under the Plan;

(vii) maintain the books and records and accounts of the Debtors;

(viii) invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix) incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(x) administer each Debtor’s tax obligations, including (i) filing tax returns and paying tax obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi) prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required by any Governmental Unit or applicable law; and

(xii) determine whether to create a Liquidating Trust for the assets of a Debtor or Debtor-Controlled Entity pursuant to Section 10.1 of the Plan and which assets to transfer to such Liquidating Trust or to issue New Securities in accordance with Section 15.2 of the Plan.

(c) No Liability of Plan Administrator. The Plan Administrator shall have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator. Each of the Debtors shall indemnify and hold harmless LBHI solely in its capacity as Plan Administrator for any losses incurred in such

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capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence or willful misconduct.

6.2 LAMCO. At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor.

6.3 Debtor Allocation Agreement. On or before the Effective Date, the Debtors shall execute the Debtor Allocation Agreement. The Debtor Allocation Agreement in substantially final form will be included in the Plan Supplement.

6.4 Redistribution of Subordinated Claims Recoveries. To give effect to agreements of holders of Subordinated Claims, all Distributions under the Plan made by LBHI shall be calculated as if each holder of an Allowed Claim in LBHI Class 10A, LBHI Class 10B and LBHI Class 10C were to receive its Pro Rata Share of Available Cash from LBHI, and, in the case of each holder of an Allowed Claim in LBHI Class 10A and LBHI Class 10B, its Pro Rata Share of the Subordinated Class 10C Distribution; provided, however, that:

(a) the Subordinated Class 10A Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Sections 4.3(b) and 4.4(b) of the Plan, respectively, until all such Claims are satisfied in full;

(b) the Subordinated Class 10B Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5A and LBHI Class 5B pursuant to Sections 4.3(b), 4.4(b), 4.5(b), 4.6(b) and 4.7(b) of the Plan, respectively, until all such Claims are satisfied in full;

(c) the Subordinated Class 10C Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5A, LBHI Class 5B, LBHI Class 10A and LBHI Class 10B pursuant to Sections 4.3(b), 4.4(b), 4.5(b), 4.6(b), 4.7(b), 4.13(b) and 4.14(b) of the Plan, respectively, until all such Claims are satisfied in full; provided, however, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10A shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Section 6.4(a) of the Plan until all such Claims are satisfied in full; provided, further, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10B shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5A and LBHI Class 5B pursuant to Section 6.4(b) of the Plan until all such Claims are satisfied in full.

6.5 Plan Settlements. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of numerous inter-Debtor, Debtor-Creditor and inter-Creditor issues designed to achieve an economic settlement of Claims against all of the Debtors and an efficient resolution of the Chapter 11 Cases. The Plan constitutes a settlement of potential litigation of issues, including,

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without limitation, the potential substantive consolidation of the Lehman enterprise, the validity and enforceability of Affiliate Guarantee Claims, the allowance of Intercompany Claims, including Intercompany Funding Balances owed to LBHI by Subsidiary Debtors, the potential equitable, contractual or statutory subordination of certain Claims and the ownership and rights of various Debtors and their Affiliates with respect to certain assets. The Plan settlements will be implemented as follows:

(a) If there is a Settlement Acceptance, then each holder of an Allowed Claim in LBHI Class 3, LBHI Class 6 and LBHI Class 7 shall be entitled to receive its Pro Rata Share of the Plan Adjustment until such Allowed Claims are satisfied in full in accordance with Sections 4.3(b), 4.8(b) and 4.9(b) of the Plan. In the absence of a Settlement Acceptance, the Plan Adjustment shall not apply, and the Plan may be confirmed in accordance with Section 8.2 of the Plan.

(b) Each holder of a Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Claim against a Debtor shall have an Allowed Claim, as applicable, against that Debtor in an amount that is agreed to by the applicable Debtor and an Affiliate. If an Affiliate does not agree to an Allowed amount of its Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Clam with the applicable Debtor prior to Voting Deadline, then the Plan and Disclosure Statement shall constitute a motion pursuant to section 502(c) of the Bankruptcy Code by the applicable Debtor for estimation of such Claim(s) at one dollar ($1.00). The Estimated Claim shall constitute the Allowed or maximum amount of such Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Claim, as determined by the Bankruptcy Court, for all purposes under the Plan, including, without limitation, voting and Distributions. The Plan Administrator shall not be required to reserve for any portion of the Senior Intercompany Claim, Senior Affiliate Guarantee Claim, Intercompany Claim or Affiliate Guarantee Claim in excess of the Estimated Claim for Distributions.

(c) For purposes of the calculation of the Distributions to be made to LBHI from a Subsidiary Debtor, including with respect to setoff of a Subsidiary Debtor’s Allowed Claim against LBHI, only 80% of the Intercompany Funding Balance due to LBHI from a Subsidiary Debtor shall be included in such calculation.

6.6 Derivative Claims Framework. Pursuant to sections 502 and 1123 of the Bankruptcy Code, the Plan incorporates the Derivative Claims Framework. The Derivative Claims Framework is intended to apply uniformly to all Derivative Claims and Derivative Guarantee Claims to determine and fix the Allowed amounts of such Claims, subject to certain exceptions such as those Derivative Claims and Derivative Guarantee Claims that have been settled with or are not Disputed by the Debtors or that have been previously Allowed by the Bankruptcy Court. The Derivative Claims Framework will include, among other things, the establishment of dates and times for mid-market values, the application of portfolio aggregation methodologies and allowable additional charges. The Plan Administrator will not be required to reserve for any portion of a Derivative Claim or Derivative Guarantee Claim that is subject to the Derivative Claims Framework in excess of the amount calculated in accordance with the Derivative Claims Framework for such Claim.

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6.7 Closing of Chapter 11 Case. After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.8 Indenture Trustee and Creditors’ Committee Members Fees. Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (a) the indenture trustee for the Senior Notes and the Subordinated Notes and (b) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall, (i) to the extent accrued and unpaid as of the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement, and (ii) to the extent incurred after the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

ARTICLE VII

Corporate Governance

7.1 Corporate Form. On the Effective Date, each of the Debtors shall maintain its current corporate form.

7.2 LBHI Board of Directors and Officers.

(a) Following the Effective Date, the board of directors of LBHI shall consist of nine (9) persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee in accordance with subsection (b) below. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with or without cause. Subject to death, incapacity, resignation or removal and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI.

(b) The Director Selection Committee shall be comprised of six (6) individuals, three (3) of whom shall be selected by the Creditors’ Committee and three (3) of whom shall be selected by LBHI. The co-chairs of the Creditors’ Committee shall be two (2) of the three (3) appointees of the Creditors’ Committee to the Director Selection Committee, each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee. One of the co-chairs of the Creditors’ Committee shall serve as the chairperson of the Director Selection Committee. The Director Selection Committee shall try to select the initial board of directors of LBHI by majority vote, but, in the event of a deadlock with respect to a director, the vote of the chairperson of the Director Selection Committee shall control the selection of such director. In undertaking to identify candidates to serve on the initial board of directors of LBHI, the Director Selection Committee shall consider nominations from and, in its discretion, consult with all relevant

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constituencies, including, without limitation, the holders of significant Claims against the Debtors and Debtor-Controlled Entities. Any member of the Director Selection Committee may be named to serve as a director of LBHI.

(c) Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

7.3 Subsidiary Debtor Post-Effective Date Management.

(a) Following the Effective Date, LBHI shall cause Lehman ALI to elect the respective boards of directors of LBSF and LCPI. Each board shall consist of five (5) persons selected by LBHI, four (4) of whom shall be concurrently serving members of the LBHI board of directors and one (1) of whom shall be selected in consultation with the holders of significant Claims against LBSF or LCPI, respectively. Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI shall cause Lehman ALI to elect successors of the then-serving members of the LBSF and LCPI boards at each annual meeting of LBSF or LCPI, respectively, or upon the removal or resignation of such directors. Lehman ALI (as directed by LBHI) shall also have the power to act by written consent to remove any director on the LBSF or LCPI board at any time with or without cause.

(b) Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors other than LBSF and LCPI shall consist of one (1) individual who shall be a concurrently serving member of the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors other than LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause.

7.4 Plan Trust.

(a) The Plan Trust shall be established on the Effective Date and shall continue in existence until the Closing Date. The Plan Trustees shall be the members of the Director Selection Committee. Each of the Plan Trustees shall continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees shall by majority vote of the remaining Plan Trustees fill the vacancy if in their

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discretion the circumstances of the Plan Trust warrant doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.17(b). The Plan Trust shall be governed, in accordance with the Plan Trust Agreement (which shall be included in the Plan Supplement), by the Plan Trustees. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. In the event of a deadlock with respect to any vote, the vote of the chairperson of the Director Selection Committee shall control. Any distribution from assets of LBHI that is made to the Plan Trust as holder of such share shall be for the benefit of the holders of Equity Interests in accordance with Section 4.17(b).

(b) The Plan Trust Agreement shall provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust shall fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with or without cause.

7.5 Corporate Existence. After the Effective Date, the Plan Administrator may decide to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

7.6 Wind-Down. The wind-down and liquidation of each of the Debtors’ assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of the Debtors to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receive a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes.

7.7 Certificate of Incorporation and By-Laws. As of the Effective Date, the certificate of incorporation and by-laws of each Debtor shall be amended to the extent necessary to carry out the provisions of the Plan. The amended certificate and by-laws of such Debtor (if any) shall be included in the Plan Supplement.

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7.8 Stock Trading Restrictions. The restrictions imposed by the Stock Trading Restrictions Order shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

ARTICLE VIII

Provisions Regarding Voting and Distributions Under the Plan

8.1 Voting of Claims. Except as otherwise provided in Sections 6.5(b) and 6.6 of the Plan, each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III, Article IV and Article V of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in an order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.2 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.6 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Code confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

8.3 Distributions of Available Cash. On the Effective Date, or as soon thereafter as practicable, after the satisfaction in full of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtor determines to pay such Allowed Secured Claim in Cash) against a Debtor, each Debtor shall make a Distribution of its Available Cash in accordance with the provisions of the Plan to holders of Allowed Claims against such Debtor. After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (a) to make a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines (i) not to object to such Claim (or the time to object to Claims expires), (ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with Section 10.7 of the Plan.

8.4 Disputed Claims Reserve. From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the

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Plan Administrator shall retain Available Cash in an amount equal to the Pro Rata Share of the Distributions that would have been made to each holder of a Disputed Claim if such Disputed Claim were an Allowed Claim in an amount equal to the lesser of (a) the filed amount of such Disputed Claim, (b) the amount in which such Disputed Claim has been estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, including, without limitation, pursuant to Sections 6.5(b) and 6.6 of the Plan, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim or (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Plan Administrator. On the date of the first Distribution that is at least sixty (60) days after the date all or a portion of a Disputed Claim becomes an Allowed Claim against a Debtor, such Debtor shall remit to the holder of such Allowed Claim Available Cash equal to the amount such holder would have received as of that date under the Plan if the Allowed portion of the Disputed Claim had been an Allowed Claim as of the Effective Date. To the extent that a Disputed Claim against a Debtor is not Allowed or becomes an Allowed Claim in an amount less than the filed amount of the Disputed Claim, the Estimated Claim amount or the amount otherwise agreed to by the holder of such Claim and the Plan Administrator, the excess of the amount of Available Cash that would have been distributed on account of such Disputed Claim over the amount of Available Cash actually distributed on account of such Disputed Claim shall be Available Cash for Distributions to the holders of Allowed Claims.

8.5 Minimum Distribution and Manner of Payment. No payment of Cash of less than $500 shall be made by any Debtor to any holder of an Allowed Claim against such Debtor unless a request therefor is made in writing to the Plan Administrator. Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator either by check or by wire transfer.

8.6 Distributions Free and Clear. Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Plan Administrator shall have any interest, legal, beneficial or otherwise, in assets transferred pursuant to the Plan.

8.7 Delivery of Distributions and Undeliverable Distributions. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of Claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 15.10) of a change of address. If any holder’s Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then-current address, at which time all missed Distributions shall be made to such holder at its then-current address, without interest. All demands for undeliverable Distributions shall be made on or before six (6) months after the date such undeliverable Distribution was initially made. Thereafter, the amount represented by such undeliverable Distribution shall irrevocably revert to the applicable Debtor as Available Cash for Distributions to the holders of Allowed Claims, and any Claim in respect of such undeliverable Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

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8.8 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or Liquidating Trustee, as applicable to each such holder, provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

8.9 Time Bar to Cash Payment Rights. Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before 90 days after the expiration of the 90 day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

8.10 Setoffs and Recoupment. The Debtors may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against such claimant.

8.11 Claims Register to Remain Open. The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter other than during the period commencing fourteen (14) Business Days prior to and concluding fourteen (14) Business Days after a Distribution Date.

8.12 Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for

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federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

8.13 Maximum Distribution.

(a) A holder of (i) an Allowed Claim that receives Distributions (including Distributions subject to the Plan Adjustment) in the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim that receives Distributions (including Distributions subject to the Plan Adjustment) that combined with Distributions or other consideration provided to such holder by a Primary Obligor (including Distributions subject to the Plan Adjustment) equal the Allowed amount of such holder’s Primary Claim, shall, in each case, be deemed satisfied in full. To the extent that a holder of an Allowed Guarantee Claim that is deemed satisfied in full would otherwise be entitled to receive future Distributions or consideration on account of such holder’s Primary Claim, LBHI shall be entitled to receive such Distributions or consideration as subrogee pursuant to Section 8.14 of the Plan.

(b) In no event shall any holder of (i) any Allowed Claim receive Distributions (including Distributions subject to the Plan Adjustment) in excess of the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim receive Distributions (including Distributions subject to the Plan Adjustment) that combined with Distributions or other consideration provided to such holder by a Primary Obligor (including Distributions subject to the Plan Adjustment) would allow such holder to receive in excess of the Allowed amount of such holder’s Primary Claim. The Plan Administrator may determine, in its sole discretion, to hold back all or a portion of a Distribution to a holder of an Allowed Guarantee Claim if the Plan Administrator reasonably determines that such holder has been or will be satisfied in full on a corresponding Primary Claim from the Primary Obligor until such time, if ever, the Plan Administrator reasonably determines that such holder will not be satisfied in full from the Primary Obligor.

8.14 Subrogation. To the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor on account of Distributions made to such Creditor, including, without limitation, on account of any Distributions made to holders of Allowed Guarantee Claims, (a) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (b) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

8.15 Distributions to Non-Controlled Affiliates. The Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority

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and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order.

ARTICLE IX

Procedures for Treating Disputed Claims

9.1 Objections. The Debtors’ rights to object to, oppose and defend against all Claims on any basis are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. As of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor regarding the same. Objections to and requests for estimation of Claims shall be filed with the Court and served on the claimant on or before the later of (a) the date that is 2 years after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court for cause shown.

9.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof and unless otherwise agreed, if any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

9.3 Estimation of Claims. The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

9.4 Resolution of Disputed Claims. On and after the Effective Date, the Plan Administrator shall have the authority to compromise, settle or otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims in accordance with Section 6.1(b)(i) of the Plan.

9.5 No Interest. Holders of Disputed Claims shall not be entitled to interest if such Disputed Claim becomes an Allowed Claim unless the holder of such Allowed Claim is entitled to postpetition interest on such Claim under the Bankruptcy Code and the Plan.

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ARTICLE X

Liquidating Trust

10.1 Execution of Liquidating Trust Agreement. After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee shall execute a Liquidating Trust Agreement, and shall take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which shall be for the benefit of Liquidating Trust Beneficiaries. In the event of any conflict between the terms of this Section 10.1 and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of this Section 10.1 shall govern. A Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of a Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

10.2 Purpose of the Liquidating Trust. Each Liquidating Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

10.3 Liquidating Trust Assets. Each Liquidating Trust shall consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to Section 10.1 of the Plan, the Plan Administrator shall transfer all of the Liquidating Trust Assets to a Liquidating Trust. Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to section 1146(a) of the Bankruptcy Code.

10.4 Administration of the Liquidating Trust. Each Liquidating Trust shall be administered by a Liquidating Trustee pursuant to a Liquidating Trust Agreement and the Plan. In the event of an inconsistency between the Plan and a Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust, the Liquidating Trust Agreement shall control.

10.5 Liquidating Trustee’s Tax Power for Debtors. A Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtor.

10.6 Cash Investments. A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

10.7 Distribution of Liquidating Trust Interests. A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a

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semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes of this Section 10.7), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Debtors or Liquidating Trust or in respect of the Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by such Liquidating Trust in accordance with the Plan or Liquidating Trust Agreement; provided, however, that such Liquidating Trustee shall not be required to make a Distribution pursuant to this Section 10.7 of the Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

10.8 Federal Income Tax Treatment of Liquidating Trust. For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and Liquidating Trust Beneficiaries) shall treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

10.9 Tax Reporting.

(a) A Liquidating Trustee shall file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 10.9(a). A Liquidating Trustee also shall annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(b) Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from a Liquidating Trust. Similarly, taxable loss of a Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for

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purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c) As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee shall make a good faith valuation of Liquidating Trust Assets. Such valuation shall be made available from time to time to all parties to the Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(d) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), such Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including such Liquidating Trustee, the Debtors and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(e) A Liquidating Trustee shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on a Liquidating Trust or its assets.

(f) A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust.

10.10 Dissolution.

(a) A Liquidating Trustee and Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event shall a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to Section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would

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not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

(b) If at any time a Liquidating Trustee determines, in reliance upon such professionals as a Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, such Liquidating Trust, and any insider of such Liquidating Trustee, and (iii) dissolve such Liquidating Trust.

ARTICLE XI

Treatment of Executory Contracts and Unexpired Leases

11.1 Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (c) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, rejected or assumed. The Debtors shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

11.2 Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (b) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

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11.3 Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

11.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the relevant Debtor no later than forty-five (45) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and occurrence of the Effective Date, and (c) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order, including, without limitation, the Derivative Questionnaire and the Guarantee Questionnaire. All such Claims not filed in accordance with the foregoing will be forever barred from assertion against the Debtors and their estates. Any Claim arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as a General Unsecured Claim or Derivative Claim, as applicable, against the Debtor that is a party to such executory contract or unexpired lease.

11.5 Insurance Policies. To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Litigation Claims that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

11.6 Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (a) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (b) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, shall be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan. Any such assumed obligations owed in connection with an event occurring before the Commencement Date shall be treated as General Unsecured Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

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ARTICLE XII

Effectiveness of the Plan

12.1 Conditions Precedent to the Confirmation of the Plan. The following are conditions precedent to the confirmation of the Plan with respect to each Debtor:

(a) The Bankruptcy Court shall have entered the Derivative Claims Framework Order in form and substance satisfactory to the Debtors and the Creditors’ Committee;

(b) The Bankruptcy Court shall have entered a Confirmation Order with respect to the Plan for all of the Participating Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

12.2 Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to the Effective Date of the Plan with respect to each Debtor:

(a) The Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee, shall have been entered;

(b) All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c) All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(d) The certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

12.3 Waiver of Conditions. Notwithstanding the foregoing, each Debtor reserves its right, upon obtaining the consent of the Creditors’ Committee, to waive the occurrence of the conditions precedent to the (a) Confirmation of its Plan set forth in Section 12.1 and (b) Effective Date set forth in Section 12.2 of the Plan other than Section 12.2(a) of the Plan. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If any of the Debtors decide, with the consent of the Creditors’ Committee, that one of the conditions precedent to the Effective Date of its Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall file a notice of the inability to satisfy such condition prior to the Effective Date with the Bankruptcy Court.

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ARTICLE XIII

Effects of Confirmation

13.1 Vesting of Assets. Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Property of the Estate of a Debtor shall vest in that Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

13.2 Binding Effect. On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

13.3 Release and Exculpation. On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, and (ii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Model Code of Professional Responsibility.

13.4 Discharge. Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders

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shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

13.5 Injunction. Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

13.6 United States Government. As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release or otherwise preclude: (a) any liability of the Debtors arising on or after the Effective Date; (b) any liability that is not a Claim against a Debtor; (c) any valid right of setoff or recoupment; or (d) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns after the Effective Date. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

13.7 Terms of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

13.8 Retention of Litigation Claims and Reservation of Rights. Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity,

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to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

ARTICLE XIV

Retention of Jurisdiction

14.1 Retention of Jurisdiction. The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b) To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c) To hear and determine any objection to or motion to estimate Claims;

(d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f) To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated in or contemplated by the Plan, including, without limitation, Sections 6.4, 6.5, 6.6, 13.3, 13.4 and 13.5 of the Plan;

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(i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j) To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including, without limitation, any action relating to Distributions under the Plan;

(k) To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located;

(l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

(m) To hear all matters relating to Article XIII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder.

(n) To hear all matters relating to the Plan Trust;

(o) To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(p) To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV

Miscellaneous Provisions

15.1 Post-Effective Date Role of Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors shall pay the reasonable fees and expenses of the professionals retained by and shall reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with

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the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

15.2 Issuance of New Securities. In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entity and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

15.3 Exemption from Securities Laws. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

15.4 Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan (including by a Liquidating Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

15.5 Plan Supplement. The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7, the Plan Trust Agreement, and a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 11.1, shall be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 15.10 of the Plan.

15.6 Amendment or Modification of Plan. The Debtors reserve the right to propose alterations, amendments, or modifications of or to the Plan in writing at any time prior to the

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Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, modified or amended, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments of modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claims of such holder.

15.7 Withdrawal or Revocation of the Plan. The Debtors reserve the right to withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

15.8 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

15.9 Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

15.10 Notices. Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to any Debtor:

c/o Lehman Brothers Holdings Inc.

1271 Avenue of the Americas

New York, NY    10020

Attention:	Bryan Marsal
John Suckow

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with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York    10153

Re:    Lehman Brothers

15.11 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.12 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15.13 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

15.14 Exhibits. All exhibits and schedules to the Plan as well as the Plan Supplement and any exhibits or schedules thereto are incorporated into and are a part of the Plan as if set forth in full herein.

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15.15 Successors and Assigns. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Dated:	New York, New York
January 25, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

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LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

CES AVIATION LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

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CES AVIATION V LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

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LB ROSE RANCH LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

MERIT, LLC, by its Manager LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

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LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

Counsel:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attorneys for Debtors and

Debtors in Possession

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Schedule 1

(Plan Adjustment Percentages)

LBHI

Class	Claims	Plan Adjustment Percentage

5A	Senior Third-Party Guarantee Claims	20%

5B	Senior Third-Party LBT/LBSN Guarantee Claims	30%

9	Derivative Guarantee Claims	20%

LCPI

Class	Claims	Plan Adjustment Percentage

3	Derivative Claims against LCPI	14%

4	General Unsecured Claims against LCPI	14%

5B	Intercompany Claims of Participating Subsidiary Debtors against LCPI	20%

5C	Intercompany Claims of Affiliates other than Participating Debtors against LCPI	14%

LBCS

Class	Claims	Plan Adjustment Percentage

3	Derivative Claims against LBCS	15%

4	General Unsecured Claims against LBCS	15%

5B	Intercompany Claims of Participating Subsidiary Debtors against LBCS	20%

5C	Intercompany Claims of Affiliates other than Participating Debtors against LBCS	15%

LBSF

Class	Claims	Plan Adjustment Percentage

3	Derivative Claims against LBSF	5%

4	General Unsecured Claims against LBSF	5%

5B	Intercompany Claims of Participating Subsidiary Debtors against LBSF	20%

5C	Intercompany Claims of Affiliates other than Participating Debtors against LBSF	5%

LOTC

Class	Claims	Plan Adjustment Percentage

3	Derivative Claims against LOTC	9%

4	General Unsecured Claims against LOTC	9%

5B	Intercompany Claims of Participating Subsidiary Debtors against LOTC	20%

5C	Intercompany Claims of Affiliates other than Participating Debtors against LOTC	9%

LBCC

Class	Claims	Plan Adjustment Percentage

3	Derivative Claims against LBCC	10%

4	General Unsecured Claims against LBCC	10%

5B	Intercompany Claims of Participating Subsidiary Debtors against LBCC	20%

5C	Intercompany Claims of Affiliates other than Participating Debtors against LBCC	10%

2

Exhibit 2A

Balance Sheets of Each Debtor As of The Applicable Commencement Date

The balance sheets of each Debtor as of their applicable Commencement Date are contained in certain of the Monthly Operating Reports (the “MORs”) filed with the Bankruptcy Court during 2009 and 2010. For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet” included in the MORs, along with the Debtors’ Schedules and Statements of Financial Affairs as filed with the Bankruptcy Court. The “Notes to the Balance Sheet,” and the Debtors’ Schedules and Statements of Financial Affairs, are incorporated by reference herein.

2-1

Exhibit 2A

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Balance Sheets as of Commencement Date

(Unaudited)

$ in millions	9/14/2008 Lehman Brothers Holdings Inc. 08-13555	10/2/2008 Lehman Brothers Special Financing Inc. 08-13888	10/2/2008 Lehman Brothers Commodity Services Inc. 08-13885	10/4/2008 Lehman Brothers Commercial Corporation 08-13901	10/4/2008 Lehman Brothers OTC Derivatives Inc. 08-13893	10/4/2008 Lehman Brothers Financial Products Inc. 08-13902	10/4/2008 Lehman Brothers Derivative Products Inc. 08-13899	10/2/2008 Lehman Commercial Paper Inc. 083-13900	2/8/2009 LB Rose Ranch LLC 09-10560	Total Other Debtors (1) (2)
Assets
Cash and investments	$596	$612	$20	$11	$134	$318	$297	$500	$1	$2
Cash and investments pledged or restricted	9,607	—	—	—	—	—	—	—	—	—
Financial instruments and other inventory positions:
Real Estate, Loans and Private equity/Principal investments	23,165	752	—	—	—	—	—	5,805	6	335
Derivatives and other contractual agreements	—	21,631	2,735	1,395	297	236	—	—	—	—

Total financial instruments and other inventory positions	23,165	22,383	2,735	1,395	297	236	—	5,805	6	335
Receivables and other assets	3,101	—	598	—	—	—	113	—	2	606
Investments in Affiliates	26,452	2,701	—	—	—	—	—	2,861	—	24
Due from Affiliates	146,518	22,854	2,931	2,887	1,480	0	4	15,902	—	984

Total assets	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

Liabilities and stockholders' equity
Liabilities subject to compromise:
Derivatives and other contractual agreements	242	11,932	2,303	778	760	45	—	—	—	—
Borrowings	99,929	—	—	—	—	—	—	—	—	—
Payables	784	340	696	58	33	0	73	399	1	20
Due to Affiliates	88,163	34,181	2,510	3,015	860	204	126	25,729	—	1,978

Total liabilities subject to compromise	189,118	46,453	5,509	3,851	1,653	250	199	26,128	1	1,998

Stockholders' equity:
Preferred stock	8,993	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,346	—	—	—	—	—	—	—	—	—
Retained earnings and other stockholders’ equity	1,983	—	—	—	—	—	—	—	—	61

Total common stockholders’ equity	11,329	—	—	—	—	—	—	—	—	61

Total stockholders’ equity	20,322	2,097	775	442	258	304	215	(1,060)	9	(47)

Total liabilities and stockholders’ equity	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

- These Balance Sheets differ from prior reporting due to certain reclassifications for presentation.

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as $0.

Notes

(1)	Although Merit LLC is a Debtor, a separate Balance Sheet is still under review and has not been prepared. A Balance Sheet has not been prepared for PAMI Statler LLC as of its filing date; refer to Exhibit 2B for a June 30, 2010 Balance Sheet.
(2)	See next page for detail of Total Other Debtors.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Balance Sheets as of Commencement Date

(Unaudited)

	1/6/2009	9/14/2008	10/4/2008	10/4/2008	10/4/2008	2/8/2009	10/4/2008	10/4/2008	4/22/2009	1/8/2009	12/22/2009	12/22/2009
$ in millions	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	LB 745 LLC 08-13600	CES Aviation LLC 08-13905	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08- 13908	Lehman Scottish Finance LP 08- 13904	LB 2080 Kalakaua Owners LLC 09- 12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09- 17505	Total Other Debtors (1)

Assets
Cash and investments	$—	$—	$0	$0	$0	$—	$0	$2	$0	$0	$—	$—	$2
Cash and investments pledged or restricted	—	—	—	—	—	—	—	—	—	—	—	—	—
Financial instruments and other inventory positions:
Real Estate, Loans and Private equity/Principal investments	331	—	—	—	—	—	—	—	4	—	—	—	335
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	—	—

Total financial instruments and other inventory positions	331	—	—	—	—	—	—	—	4	—	—	—	335
Receivables and other assets	—	572	21	3	6	4	—	—	0	0	—	—	606
Investments in Affiliates	—	—	—	—	—	—	0	6	—	18	—	—	24
Due from Affiliates	7	196	—	—	—	621	106	54	—	—	—	—	984

Total assets	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$—	$—	$1,952

Liabilities and stockholders’ equity

Liabilities subject to compromise:
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	—	—
Borrowings	—	—	—	—	—	—	—	—	—	—	—	—	—
Payables	—	4	—	—	—	—	—	—	1	16	0	0	20
Due to Affiliates	594	703	23	8	9	589	—	—	31	3	7	12	1,978

Total liabilities subject to compromise	594	706	23	8	9	589	—	—	32	18	7	12	1,998

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	—	—	—	—	—	—	—	—	—	—	—	—	—
Retained earnings and other stockholders’ equity	—	61	—	—	—	—	—	—	—	—	—	—	61

Total common stockholders’ equity	—	61	—	—	—	36	—	—	—	—	—	—	61

Total stockholders’ equity	(256)	61	(1)	(5)	(3)	36	106	62	(28)	(0)	(7)	(12)	(47)

Total liabilities and stockholders’ equity	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$—	$—	$1,952

- These Balance Sheets differ from prior reporting due to certain reclassifications for presentation.

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as $0.

Notes

(1)	Although Merit LLC is a Debtor, a separate Balance Sheet is still under review and has not been prepared. A Balance Sheet has not been prepared for PAMI Statler LLC as of its filing date; refer to Exhibit 2B for a June 30, 2010 Balance Sheet.

Exhibit 2B

Balance Sheets of Each Debtor As of June 30, 2010

The Balance Sheets of each Debtor, as of June 30, 2010, are contained in the MOR filed with the Bankruptcy Court on January 21, 2011 (the “June 2010 Supplemental Balance Sheet MOR”). For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet as of June 30, 2010” included in the June 2010 Supplemental Balance Sheet MOR. The “Notes to the Balance Sheet as of June 30, 2010” included in the June 2010 Supplemental Balance Sheet MOR are incorporated by reference herein.

2-2

Exhibit 2B

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets as of June 30, 2010

(Unaudited)

	DEBTOR ENTITIES (1)
$ in millions	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	LB 745 LLC 08-13600	CES Aviation LLC 08-13905
Assets
Cash and investments	$1,307	$6,745	$1,491	$461	$239	$424	$387	$2,064	$7	$—	$0
Cash and investments pledged or restricted	2,990	610	40	5	—	—	0	1,263	—	—	—
Financial instruments and other inventory positions:
Real estate	1,741	0	—	—	—	—	—	2,432	116	—	—
Loans	1,436	2	1	—	—	—	—	3,547	—	—	—
Private equity/Principal investments	1,368	—	—	—	—	—	—	932	—	—	—
Derivatives and other contractual agreements	—	4,317	318	202	152	56	10	99	—	—	—

Total financial instruments and other inventory positions	4,545	4,318	319	202	152	56	10	7,010	116	—	—
Subrogated Receivables from Affiliates and third parties	9,396	—	—	—	—	—	—	—	—	—	—
Receivables and other assets	393	420	13	30	1	6	2	230	0	—	—
Investments in Affiliates:
Other Debtors	845	324	—	—	—	—	—	143	—	—	—
Debtor-Controlled Entities	(33,356)	568	(0)	—	—	—	—	700	—	—	—
Non-Controlled Affiliates	14,838	—	—	—	—	—	—	—	—	—	—

Total Investments in Affiliates	(17,673)	892	(0)	—	—	—	—	843	—	—	—
Due from Affiliates:
Other Debtors - post petition	766	—	—	5	—	—	2	1,098	—	304	23
Debtor-Controlled Entities - post petition	865	0	—	—	—	—	—	1,372	—	—	—
Other Debtors	44,227	951	1,086	524	—	0	2	2,966	0	33	—
Debtor-Controlled Entities	46,571	1,437	0	0	—	—	—	7,617	—	161	—
Non-Controlled Affiliates	53,622	5,428	2,150	1,503	1,299	0	—	498	—	2	—

Total due from Affiliates	146,051	7,816	3,237	2,032	1,299	0	4	13,551	0	500	23

Total assets	$147,009	$20,801	$5,101	$2,730	$1,692	$486	$403	$24,962	$124	$500	$24

Liabilities and stockholders' equity
Accounts payable and other liabilities:
Payables	$374	$24	$—	$—	$—	$—	$—	$1,225	$—	$—	$—
Other Debtors	1,419	254	24	—	8	2	—	485	—	—	—
Debtor-Controlled Entities	438	—	—	—	—	—	—	154	—	—	—

Total accounts payable and liabilities	2,231	278	24	—	8	2	—	1,865	—	—	—
Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	9,993	2,189	727	583	54	57	73	—	—	—
Borrowings & Accrued Interest	98,846	—	—	—	—	—	—	—	—	—	—
Taxes and Other Payables	2,249	296	1	16	—	0	—	638	—	—	—
Due to affiliates:
Other Debtors	3,866	19,636	2,520	1,485	452	204	113	21,536	—	48	22
Debtor-Controlled Entities	25,160	1,493	0	77	—	0	—	8,031	593	—	0
Non-Controlled Affiliates	45,431	1,559	42	268	405	1	11	1,595	—	—	0

Total due to affiliates	74,457	22,688	2,562	1,830	857	205	123	31,163	593	48	23

Total liabilities (subject to compromise for Debtor entities only)	175,552	32,977	4,752	2,573	1,440	258	180	31,874	593	48	23

Total liabilities	177,783	33,255	4,777	2,573	1,448	261	180	33,739	593	48	23
Stockholders’ equity
Preferred stock	8,993	—	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031	0	—	7
Retained earnings and other stockholders’ equity	(49,084)	(12,804)	293	146	144	(24)	48	(10,808)	(470)	451	(6)

Total common stockholders’ equity	(39,767)	(12,454)	324	157	244	226	223	(8,777)	(470)	451	1

Total stockholders’ equity	(30,774)	(12,454)	324	157	244	226	223	(8,777)	(470)	451	1

Total liabilities and stockholders’ equity	$147,009	$20,801	$5,101	$2,730	$1,692	$486	$403	$24,962	$124	$500	$24

- Summations on these Balance Sheets may contain rounding differences.

Notes: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.
(2)	Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets as of June 30, 2010

(Unaudited)

	DEBTOR ENTITIES (cont’d)
$ in millions	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09-17505	PAMI Statler Arms LLC 08-13664	Total Debtor Entities	Total LBHI Controlled Entities (1) (2) (3)
Assets
Cash and investments	$0	$0	$—	$0	$—	$0	$—	$0	$—	$—	$—	$13,126	$16,219
Cash and investments pledged or restricted	—	—	—	—	2	—	—	—	—	—	—	4,910	4,934
Financial instruments and other inventory positions:
Real estate	—	—	—	—	—	4	—	—	—	—	13	4,306	6,334
Loans	—	—	—	—	—	—	—	—	—	—	—	4,985	5,139
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	—	—	2,300	8,213
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	5,155	5,684

Total financial instruments and other inventory positions	—	—	—	—	—	4	—	—	—	—	13	16,746	25,370
Subrogated Receivables from Affiliates and third parties	—	—	—	—	—	—	—	—	—	—	—	9,396	9,396
Receivables and other assets	—	—	1	—	—	3	—	(8)	—	—	—	1,092	1,496
Investments in Affiliates:
Other Debtors	—	—	—	—	—	—	—	—	—	—	—	1,312	(19,954)
Debtor-Controlled Entities	—	—	—	0	(21)	—	—	—	—	—	—	(32,109)	(30,689)
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	14,838	22,745

Total Investments in Affiliates	—	—	—	0	(21)	—	—	—	—	—	—	(15,959)	(27,899)
Due from Affiliates:
Other Debtors - post petition	3	6	—	—	—	2	0	—	—	—	—	2,210	2,804
Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	—	—	2,237	2,237
Other Debtors	—	0	613	100	—	—	—	—	—	—	—	50,503	72,817
Debtor-Controlled Entities	0	—	0	0	58	—	—	17	—	—	—	55,862	55,862
Non-Controlled Affiliates	—	—	8	9	—	—	—	—	—	—	—	64,519	80,916

Total due from Affiliates	3	6	621	110	58	2	0	17	—	—	—	175,330	214,635

Total assets	$4	$6	$621	$110	$39	$10	$0	$9	$—	$—	$13	$204,642	$244,152

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$—	$—	$—	$0	$—	$—	$—	$—	$—	$—	$—	$1,624	$1,649
Other Debtors	—	—	—	—	—	4	—	0	—	—	13	2,209	4,447
Debtor-Controlled Entities	—	—	—	—	—	—	0	—	0	0	—	593	593

Total accounts payable and liabilities	—	—	—	0	—	4	0	0	0	0	13	4,426	6,689
Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	13,677	13,676
Borrowings & Accrued Interest	—	—	—	—	—	—	—	—	—	—	—	98,846	98,846
Taxes and Other Payables	—	—	(4)	—	—	0	2	5	—	3	—	3,204	3,940
Due to affiliates:
Other Debtors	8	9	588	4	—	—	—	1	—	—	14	50,506	98,068
Debtor-Controlled Entities	—	0	0	0	—	—	31	—	7	10	—	35,404	35,423
Non-Controlled Affiliates	0	0	0	—	—	—	—	1	—	—	—	49,314	54,757

Total due to affiliates	8	9	588	4	—	—	31	2	7	10	14	135,223	188,248

Total liabilities (subject to compromise for Debtor entities only)	8	9	585	4	—	0	33	7	7	12	14	250,950	304,710

Total liabilities	8	9	585	4	—	4	33	7	8	12	27	255,376	311,399
Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	—	—	8,993	11,035
Common stock and additional paid-in capital	—	—	20	76	50	47	(17)	67	—	—	—	12,515	25,568
Retained earnings and other stockholders’ equity	(4)	(3)	17	30	(11)	(41)	(15)	(65)	(8)	(12)	(14)	(72,241)	(103,849)

Total common stockholders’ equity	(4)	(3)	37	106	39	5	(33)	2	(8)	(12)	(14)	(59,727)	(78,282)

Total stockholders’ equity	(4)	(3)	37	106	39	5	(33)	2	(8)	(12)	(14)	(50,734)	(67,247)

Total liabilities and stockholders’ equity	$4	$6	$621	$110	$39	$10	$0	$9	$—	$—	$13	$204,642	$244,152

- Summations on these Balance Sheets may contain rounding differences.

Notes: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.
(2)	Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.
(3)	Only balances between Debtor-Controlled Entities reflect the impact of intercompany eliminations and investments in subsidiaries.

Exhibit 2C

Reconciliation of Cash Flow Estimates

(Gross Receipts) to the Balance Sheets, as of June 30, 2010

The following schedule reconciles the estimated gross undiscounted receipts reflected in Exhibit 7 entitled “Cash Flow Estimates Through 2014”, (“Cash Flow Estimates”), to the related amounts reflected in the June 30, 2010 Balance Sheets, filed in the June 2010 Supplemental Balance Sheet MOR. Each of the reconciling items through the Subtotal are presented on an undiscounted cash flow basis and bridge to amounts presented in the June 30, 2010 Balance Sheets, which are reported on a discounted present-value basis. Refer to additional disclosure herein and the Notes to the Balance Sheets in the June 2010 Supplemental Balance Sheet MOR for further discussion.

2-3

Exhibit 2C

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Reconciliation of Cash Flow Estimates (Gross Receipts) to the June 30, 2010 Balance Sheets (“Balance Sheets”)

As of June 30, 2010

(Unaudited)

$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Other Debtors	Total Debtor Entities	Debtor-Controlled Entities	Total

Real Estate
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$2,942	$5,743	$—	$378	$9,062	$3,058	$12,120
Future Cash Investments Made to Preserve Assets (2)	(189)	(269)	—	(1)	(459)	(523)	(981)

Estimated Cash Flows, Net of Non-Operating Disbursements	2,753	5,474	—	377	8,604	2,535	11,139

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(1,022)	(2,650)	—	—	(3,671)	—	(3,671)

Subsequent Events (4)	(101)	—	—	—	(101)	—	(101)

Reclassifications (5)	205	134	—	(0)	339	1,721	2,060

Subtotal, Adjusted Cash Flow Estimates	1,835	2,958	—	377	5,170	4,257	9,426

Adj. for Market, Economic, and Discount Factors (7)	(539)	(977)	—	(244)	(1,760)	(2,228)	(3,988)

Add Back: Securitization Instruments per Balance Sheets (including allocated Cash) (8)	445	450	—	—	895	—	895

Amounts, per Balance Sheets as of June 30, 2010	$1,741	$2,432	$—	$133	$4,305	$2,029	$6,334

Loans
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$457	$4,409	$2	$—	$4,867	$163	$5,030
Future Cash Investments Made to Preserve Assets (2)	—	(36)	—	—	(36)	—	(36)

Estimated Cash Flows, Net of Non-Operating Disbursements	457	4,373	2	—	4,831	163	4,994

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(305)	(1,452)	—	—	(1,757)	—	(1,757)

Subsequent Events (4)	(9)	—	—	—	(9)	—	(9)

Reclassifications (5)	147	1,019	—	—	1,165	(2)	1,163

Subtotal, Adjusted Cash Flow Estimates	289	3,940	2	—	4,231	161	4,392

Adj. for Market, Economic, and Discount Factors (7)	(33)	(341)	—	—	(375)	1	(374)

Interest – Future Cash Flows	(3)	(142)	—	—	(145)	(8)	(153)

Add Back: Securitization Instruments per Balance Sheets (including allocated Cash) (8)	1,183	90	—	—	1,273	—	1,273

Amounts, per Balance Sheets as of June 30, 2010	$1,436	$3,547	$2	$—	$4,984	$154	$5,139

Private Equity / Principal Investments (“PE / PI”)
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$1,753	$1,084	$—	$—	$2,837	$8,484	$11,321
Future Cash Investments Made to Preserve Assets (2)	(30)	—	—	—	(30)	(392)	(422)

Estimated Cash Flows, Net of Non-Operating Disbursements	1,722	1,084	—	—	2,807	8,092	10,899

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(291)	(1,084)	—	—	(1,375)	—	(1,375)

Reclassifications (5)	75	361	—	—	436	79	515

Subtotal, Adjusted Cash Flow Estimates	1,507	361	—	—	1,867	8,171	10,038

Adj. for Market, Economic, and Discount Factors (7)	(337)	(139)	—	—	(476)	(2,258)	(2,734)

Add Back: Securitization Instruments per Balance Sheets (including allocated Cash) (8)	198	711	—	—	909	—	909

Amounts, per Balance Sheets as of June 30, 2010	$1,368	$932	$—	$—	$2,300	$5,913	$8,213

Derivatives
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$—	$99	$4,627	$784	$5,511	$503	$6,014
Future Cash Investments Made to Preserve Assets (2)	—	—	(100)	—	(100)	—	(100)

Estimated Cash Flows, Net of Non-Operating Disbursements	—	99	4,527	784	5,411	503	5,914

Reclassifications (6)	—	(0)	(211)	(45)	(256)	26	(230)

Amounts, per Balance Sheets as of June 30, 2010	$—	$99	$4,317	$739	$5,155	$529	$5,684

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Notes to Reconciliation of Cash Flow Estimates (Gross Receipts) to the Balance Sheets

As of June 30, 2010

(Unaudited)

(1)	Represents estimated gross undiscounted Cash Flow Estimates disclosed in Exhibit 7 entitled “Cash Flow Estimates Through 2014”.

(2)	Represents estimated Cash disbursements over the wind-down period for capital calls, derivative hedges, and other investments made to preserve asset value.

(3)	Represents Cash Flow Estimates for underlying inventory related to the Securitizations discussed in Section IV.G (Verano, Pine, Spruce, Kingfisher, and SASCO), RACERS and Fenway. These amounts do not include any Cash previously collected by the Company and recorded in Restricted Cash on the Balance Sheets, or cash held by the Trustees of the Securitizations Issuers. In the Cash Flow Estimates, any Cash held at June 30, 2010 that reverts to the Debtors related to these Structures is incorporated in Unrestricted Cash. Refer to Notes to the Balance Sheets in the June 2010 Supplemental Balance Sheets MOR, and additional disclosure herein, for further information.

(4)	Represents estimated recovery amounts for certain adjustments incorporated into the Cash Flow Estimates for events that occurred after June 30, 2010. These events primarily include, the realization of certain transferred collateral received (not recorded on the Balance Sheets) under the JPMorgan CDA (excluding assets related to Securitization Issuers), net of the transfer of certain assets (carried on the Balance Sheets) to Aurora Bank in accordance with the Bank Settlements in November, 2010. For further discussion regarding these events, refer to additional disclosure herein and the Notes to the Balance Sheets in the June 2010 Supplemental Balance Sheet MOR.

(5)	Primarily includes add-back of RACERS and Fenway assets to the original Lender of Record (“LOR”), as presented on the Balance Sheets. Cash flows from the Fenway and RACERS assets are presented in the Cash Flow Estimates in LBHI and LCPI, respectively, to reclassify the encumbrances on those assets to the appropriate entity with economic interests in those assets.

(6)	Primarily includes reclassification of hedging receivables related to Derivatives in the Cash Flow Estimates to Receivables and Other Assets as presented in the Balance Sheets.

(7)	Reflects adjustments to the estimated gross Cash receipts as presented in the Cash Flow Estimates primarily resulting from assumptions for market and economic factors for certain investments and the discounting effect for future cash flows.

(8)	Represents estimated value of Notes, including allocated Cash, recorded in the Balance Sheets related to Verano, Pine, Spruce, Kingfisher, and SASCO.

Exhibit 3

Condensed Balance Sheets

of Woodlands and Aurora Bank, as of September 30, 2010

3-1

Woodlands Commercial Bank

Statement of Financial Condition

(condensed)

Pro forma, as of September 30, 2010

($ in millions)

	Unaudited September 30, 2010	Pro Forma Adjustments for Banks Settlements[1]	Unaudited Pro Forma Adjusted September 30, 2010
Assets
Cash and cash equivalents	$1,065	$75	$1,140
Securities and other assets	1,784	(75)	1,709

Total assets	$2,849	$0	$2,849

Liabilities and stockholders’ equity
Liabilities	$2,092	$(70)	$2,021
Stockholders’ equity	757	71	828

Total liabilities and stockholders’ equity	$2,849	$0	$2,849

Total Risk-Based Capital Ratio	39.19%		44.54%
Risk Weighted Assets	$1,932		$1,856

This unaudited balance sheet is presented for information purposes only. Since it is presented without complete footnote disclosure, the balance sheet does not comply with Generally Accepted Accounting Principles.

[1]	All values that are exactly zero are shown as “-”. Values between 0 and $500,000 appear as “0”.

3-2

Aurora Bank FSB and Subsidiaries

Statement of Financial Condition

(condensed)

Pro Forma, as of September 30, 2010

($ in millions)	Unaudited September 30, 2010	Pro Forma Adjustments for Banks Settlements	Unaudited Pro Forma Adjusted September 30, 2010
Assets
Cash and cash equivalents	$588	$615	$1,203
Securities and other assets	3,801	(572)	3,229

Total assets	$4,389	$43	$4,432

Liabilities and stockholders’ equity
Liabilities	$3,633	$(44)	$3,589
Stockholders’ equity	756	87	843

Total liabilities and stockholders’ equity	$4,389	$43	$4,432

Total Risk-Based Capital Ratio	18.96%		23.41%
Risk Weighted Assets	$3,899		$3,426

This unaudited balance sheet is presented for information purposes only. Since it is presented without complete footnote disclosure, the balance sheet does not comply with Generally Accepted Accounting Principles

3-3

Exhibit 4

Recovery Analysis for Each Debtor

1.	General Assumptions

The information and data included in the Recovery Analysis are estimates derived from sources available to the Debtors. The Recovery Analysis is based on the financial activity of the Debtors and their Affiliates as of June 30, 2010, including certain pro forma adjustments for material subsequent events, as described herein. The information is presented on a Debtor by Debtor basis and recoveries include estimated recoveries from other Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates by way of payment on Intercompany Claims or equity Distributions. Intercompany Claims against the Debtors asserted by other Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates are treated in accordance with the terms of the Plan. Certain significant events that occurred subsequent to June 30, 2010, including (i) the Banks Settlements with Aurora Bank and Woodlands, (ii) certain transactions that are expected to occur, including a potential acquisition of certain securitization instruments from Bankhaus, and (iii) estimated recoveries on collateral received as a result of the CDA with JPMorgan (the Debtors continue to review the assets received as to those for which market values are not readily available), have been recognized in the Recovery Analysis. These adjustments are based on available information at the time of the preparation of this analysis.

The recoveries for each Debtor are based on expected undiscounted cash flows, from assets managed in an orderly wind down and/or sale over the period from June 30, 2010 through December 31, 2014, (the “Forecast Period”). For unliquidated assets at the end of the expected recovery period, the Debtors have estimated the assets’ market value at that time. The Recovery Analysis amounts differ from the presentation of assets in the Balance Sheets disclosed by the Debtors’ MORs, where assets are generally presented on a discounted cash flow basis. A description of the manner in which assets are presented in the MORs is included in each MOR and the notes thereto.

In preparing this Recovery Analysis, the Debtors made various estimates and assumptions based on available information. Therefore, actual results may differ from estimated recoveries and could have a material effect on the estimated recovery percentages. As more information becomes available to the Debtors, including the outcome of various negotiations and litigation, it is expected that estimates included in the Recovery Analysis will change, potentially in a material respect.

The Debtors have previously categorized their assets into various classes for balance sheet reporting. Below is a short description of these categories and the treatment accorded to them in the Recovery Analysis. All descriptions should be read in conjunction with the notes provided in the MORs.

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a.	Cash and Investments

Cash and investments include demand deposits, interest-bearing deposits with banks, U.S. government obligations, U.S. government guaranteed securities with maturities through December 31, 2012, and U.S. and foreign money market funds.

At June 30, 2010, the Debtors (together with all Debtor-Controlled Entities) had approximately $17.4 billion in unrestricted Cash and investments, adjusted for the allocation of restricted Cash related to certain securitizations that is anticipated to be recovered by certain Debtors.

b.	Cash and Investments Pledged or Restricted

Cash and investments pledged or restricted includes Cash and investments pledged on or prior to September 15, 2008 by the Debtors in connection with certain documents executed by the Debtors and various financial institutions, and collections on assets that secure various borrowing arrangements.

Cash and investments pledged or restricted includes: (i) Cash collected on derivatives trades which collateralize notes, (ii) Cash collected by the Debtors on assets in which other parties (including other Debtors) have a secured interest, (iii) pre-petition balances on administrative hold by certain financial institutions, (iv) Cash remitted to LBHI related to securities transferred to LBHI under the JPM CDA, and (v) misdirected Cash received from third parties and other miscellaneous items. The Debtors (together with all Debtor-Controlled Entities) had approximately $3.6 billion in Cash and investments pledged or restricted at June 30, 2010, adjusted for the allocation of restricted Cash expected to be recovered by certain Debtors related to certain securitizations.

c.	Cash Seized

As more fully discussed in section IV.H – “Adversary Proceedings” – of the Disclosure Statement, on November 16, 2010 the Bankruptcy Court issued a decision granting summary judgment to LBHI and LBSF with respect to litigation regarding Bank of America’s application of approximately $500 million of LBHI’s funds to offset its Derivative Claims against the Debtors. Bank of America has stated its intention to appeal the Bankruptcy Court’s summary judgment decision. Therefore, such amount (and interest thereon) is not taken into account in the Recovery Analysis.

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d.	Financial Instruments and Other Inventory Positions

Certain Debtors and their Affiliates are parties to repurchase agreements and transactions with third parties. In certain cases, following a default by a Debtor of its obligation to repurchase the subject securities, the third party seized the subject securities to offset its receivable from a Debtor.

Prior to the Commencement Date, LCPI also entered into repurchase agreements with other Debtors and Debtor-Controlled Entities. The appropriate accounting and legal treatment for a default on an intercompany repurchase agreement has been reviewed by the Debtors and their advisors. Based on this review, the Debtors have concluded that LCPI is likely entitled to certain of the assets and any cash collections in respect of such assets since the date of default. The Recovery Analysis accounts for these assets and cash collections accordingly. A detailed description of the internal repurchase agreements and related Claims is set forth in section IX – “Treatment of Internal Repurchase Agreements” – of the Disclosure Statement.

Financial instruments include notes and equity interests (collectively, the “Securitization Instruments”) held by certain Debtors issued by securitization structures collateralized by assets (principally corporate and real estate loans) managed by certain Debtors on the Commencement Date. Recoveries on the Securitization Instruments are based on the undiscounted expected cash flows of the underlying collateral as of June 30, 2010. The Securitization Instruments are included in the Recovery Analysis as assets of the legal entities that the Debtors expect will receive the ultimate economic interest from such instruments. A description of the various Securitization Instruments in which the Debtors have an interest is set forth in section IV.G – “Securitization Structures” – of the Disclosure Statement.

e.	Other Disclosures

The Recovery Analysis does not account for any recovery in the various litigation claims that the Debtors have asserted, or may assert in the future, the impact of which on the Debtors’ assets cannot be determined at this time.

Lehman ALI has recorded the value of the PIK Note issued to LBI at zero dollars. (See section IV.C—“Lehman Brothers Inc.’s SIPA Proceeding; Lehman ALI” of the Disclosure Statement for further information regarding the PIK Notes).

The Recovery Analysis assumes that certain tax structures related to intercompany transactions among LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd, and others, have been fully unwound, as approved by the Bankruptcy Court.

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2.	Assumptions With Respect To Assets

a.	Assumptions With Respect To Derivative Contracts

The Debtors’ estimated recovery amounts with respect to Derivative Contracts are determined using various internal models, data sources, and certain assumptions regarding contract provisions. The Derivative Contract recoveries include proceeds in which certain third parties may have a security interest. The Cash recovered from such assets is treated as encumbered by such security interests. The Debtors expect to adjust the proceeds recorded for their Derivative Contracts as they obtain additional information concerning security interests in such proceeds. Such adjustments may be material.

Certain of the Debtors have entered into transactions to hedge their post-petition exposure to certain outstanding Derivative Contracts and other assets, and protect their value.

Through June 30, 2010, the Debtors have collected cumulative Cash of $10.7 billion, net of collections on certain Derivative Contracts which collateralize certain notes. The Debtors estimate that they will collect, in the aggregate, an additional $6.0 billion of gross cash flows, including recovery of Cash posted as collateral for hedging ($5.9 billion, net of non-operating expenses) in respect of Derivative Contracts subsequent to June 30, 2010.

b.	Assumptions With Respect to Real Estate Assets

Real Estate Assets include residential and commercial loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments. Recoveries in respect of Real Estate Assets reflect estimates of future undiscounted cash flows over the Forecast Period plus a terminal value equal to the estimated sale value at the end of 2014. Estimated cash flows are consistent with the Debtors’ strategy of actively managing core positions as general market conditions normalize, although receipts from certain opportunistic sales have been included. Any non-operating disbursements have been included in the Recovery Analysis.

The Debtors estimate that they (together with all Debtor-Controlled Entities) will collect $12.1 billion in gross cash flows from Real Estate Assets ($11.1 billion, net of non-operating disbursements).

c.	Assumptions With Respect to Loans

The Debtors’ estimated receipts from loans are presented on an undiscounted cash flow basis with termination values equal to the estimated sale proceeds at December 31, 2014.

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The Debtors’ estimates of cash receipts include (i) principal, interest, and fee collections, (ii) full repayment of funded amounts at maturity for performing loans that mature prior to the end of 2014, (iii) an assumption that a subset of the loans will be restructured or refinanced in 2011 and 2012, (iv) discretionary sales of loans that mature after the end of 2014 during the Forecast Period, (v) sale of the Asian loan portfolios by December 31, 2012, and (vi) sales of remaining non-performing loans at December 31, 2014.

Interest receipts on loans are calculated based on a 3-month LIBOR rate of 0.41125% plus the applicable interest rate spread for each loan.

The Debtors expect to enter into transactions to restructure non-performing loans and continue terminating their unfunded commitments. The Debtors estimate that they (together with all Debtor-Controlled Entities) will recover $5.0 billion in respect of Loans.

d.	Assumptions With Respect to

Private Equity/Principal Investments

Private Equity/Principal Investments include equity and fixed-income direct investments in corporations, and general partner and limited partner interests in asset managers (including private equity) and in related funds.

The Debtors project that they (together with all Debtor-Controlled Entities) will recover $11.3 billion of gross cash flows ($10.9 billion, net of non-operating disbursements), from investments in private equity, inclusive of LBHI’s interest in Neuberger Berman Group, for which the estimated recovery is described below. Required capital calls from other private equity investments are included in the non-operating disbursements in the Debtors’ budgets.

As of September 30, 2010, LBHI owned 93% of the Preferred Units and 48% of the aggregate common equity interests of Neuberger Berman Group. LBHI estimates its recovery on its preferred and common equity interests will be between $1.25 billion and $2 billion.

As disclosed in section IV.F.—“Private Equity/Principal Investments” of the Disclosure Statement, certain subsidiaries of LBHI are not in possession or do not have complete control of certain Private Equity/Principal Investment assets amounting to approximately $335 million in forecasted cash flows included in the Recovery Analysis, where the subsidiary is the holder of record of such asset, but the asset is held within an account controlled by an affiliated broker-dealer.

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e.	Assumptions With Respect to The Banks

LBHI estimates that there will be a recovery of between $1 to 2 billion from the disposition of its interests in Aurora Bank and Woodlands pursuant to the Banks Settlements approved by the Bankruptcy Court in November 2010. LBHI and certain other Debtors contributed approximately $600 million in Cash to the Banks in November 2010 in connection with those transactions. Such amount is reflected as an Administrative Expense in the Recovery Analysis. In addition, the Banks Settlements also provided for LBHI to actively work toward the disposition of its interests in the Banks over a 1-2 year period.

f.	Assumptions With Respect to

Prepetition Intercompany Receivables

For the purpose of determining recoveries, the Plan assumes that all Affiliates recognize pre-petition balances as a basis for determining the amount of Debtors’ and Debtor-Controlled Entities’ claims against such Affiliates. Exhibit 8 sets forth the material intercompany balances as of June 30, 2010. For purposes of the Recovery Analysis, these balances have been adjusted by the Debtors in connection with their continued review of intercompany balances, as well as to the effects of certain Plan provisions. Balances included in the Recovery Analysis have been netted to reflect the set-off of mutual debts (i.e., pre-petition debts against pre-petition debts), including the set-off of Affiliate Guarantee Claims against LBHI’s intercompany receivables. Intercompany receivables include Derivative Contracts recorded at fair value in the Debtors’ records as of September 14, 2008 or the applicable termination date, and intercompany receivables derived from financings which are reflected net of Cash and securities collateral and normal course intercompany funding. The Recovery Analysis includes an estimate of $4 billion as a recovery on net intercompany receivables from Non-Controlled Affiliates. Such amount is an estimate and the actual result could vary materially.

The Recovery Analysis reflects the implementation by LBHI of the CDA entered into with JPMorgan. In exchange for authorizing the application of Cash and investments previously pledged to JPMorgan (and an additional Cash payment) as part of a provisional settlement for all known JPMorgan Claims, LBHI was subrogated to JPMorgan’s claims against LBHI’s Affiliates and recorded a receivable from LBHI’s Affiliates of approximately $9.4 billion (the “Subrogated Receivables”). LBHI also received securities from JPMorgan that had been provided to JPMorgan by various of LBHI’s Affiliates to secure their obligations to JPMorgan.

The largest three components of the Subrogated Receivables recorded by LBHI are receivables from the following entities:

LBI	$ 6.6 billion

LBSF	$ 1.8 billion

4-6

LBIE	$ 0.5 billion

LBHI continues to review the collateral received, which consists primarily of illiquid assets. An initial estimated recovery of $4 - 5 billion has been made, which has been applied against the Subrogated Receivables. As many of the securities returned have not been evaluated, the actual results could vary materially.

For the purposes of the Plan and the Recovery Analysis, a claim by LBHI against another Debtor for a Subrogated Receivable is included in the Class of Intercompany Claims against such Debtor. For example, JPMorgan’s Claim against LBSF in the amount of $1.8 billion, which Claim was subrogated to LBHI, has been categorized with Intercompany Claims against LBSF. However, because it was acquired from JPMorgan after the applicable Commencement Dates, it is not subject to set off. LBSF and other Debtors in similar circumstances may be able to mitigate these liabilities, which could have a material impact on recoveries at these Debtors.

3.	Assumptions With Respect to Claims

The Recovery Analysis takes into account all provisions of the Plan when calculating the recoveries and Plan Adjustment Percentages for each Class, including, without limitation, reallocation of portions of Distributions from certain Classes to other Classes, reduction in the Distribution LBHI will receive in respect of its Intercompany Claims against Subsidiary Debtors, modification of Claims amounts of Derivative Claims and Claims based on Structured Securities (as defined in Exhibit 11 of the Disclosure Statement), and other settlements and compromises included in the Plan. See section XI.2—“Mechanisms to Resolve the Plan Issues” of the Disclosure Statement for further description of the Plan provisions affecting Claims and Distributions. In addition, the Recovery Analysis includes Claims at amounts that the Debtors believe will be the Allowed amount of such Claims.

a.	Administrative Expenses

The Debtors have engaged in Cash transfers and transactions following the applicable Commencement Date. In respect of such transfers to a Debtor, the transferor entity is entitled to Administrative Expense Claim. Post petition expenses for all Debtors will generate an allowed administrative expense claim. An estimate of these claims has been incorporated in the Recovery Analysis.

b.	Compensation and Reimbursement Claims

The Recovery Analysis includes unpaid expenses relating to the compensation of professionals and reimbursement of expenses incurred by such professionals for amounts through June 30, 2010, as well as estimates through the end of the Forecast Period.

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c.	Priority Tax Claims

The Recovery Analysis includes an estimate of approximately $2 billion for all Priority Tax Claims against the Debtors ($1.5 billion) and Debtor-Controlled Entities ($500 million). A preliminary allocation of this amount to Debtors and non-Debtor Affiliates has been made but is subject to continuing review and may be changed in the future. For additional information regarding Priority Tax Claims, see section XI.C.1.C— “Priority Tax Claims” of the Disclosure Statement.

d.	Priority Non-Tax Claims

The Recovery Analysis includes an estimate of $3 million for employee-related Priority Non-Tax Claims.

e.	Secured Claims

For the purposes of the Recovery Analysis, cash flows from encumbered assets have been included, with an offsetting secured claim, as they will continue to be collected for the benefit of secured creditors. Any Cash received from the disposition of assets subject to a security agreement will be subject to the lien of such secured creditor.

f.	General Unsecured Claims

The Debtors estimate that the amount of Allowed Claims (other than Guarantee Claims), will approximately equal the liabilities on books and records of the applicable Debtor as of the applicable Commencement Date, as set forth on the Debtors’ balance sheets as of June 30, 2010, annexed as Exhibit 2B. Certain material adjustments were made to include liabilities not reflected on the books and records, including liabilities related to terminated Derivative Contracts, certain repurchase agreements and Claims based on repurchase or indemnification obligations related to the sales of residential mortgage loans.

The Trustees of the Lehman Brothers Pension Scheme (the “UK Pension Scheme”) and the Board of the Pension Protection Fund (together with the Trustees of the UK Pension Scheme, the “UK Pension Claimants”) have filed contingent, unliquidated proofs of claim (the “UK Pension Claims”) against LBHI and certain other Debtors in these Chapter 11 Cases.1 For the purpose of estimating claims, but for no other purpose, the UK Pension Claims have been included in the pool of general unsecured claims in LBHI’s Chapter 11 Case at the estimated amount of £148M, representing the last official calculation by the UK Pension Scheme’s actuaries. For the basis of liability, the UK Pension Claims cite, among other things, certain regulatory actions which may be commenced by The Pensions Regulator of the United Kingdom (the “UK Pensions

[1]	The other Debtors are BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LBCC, LBCS, LBDP, LBFP, LB Rose Ranch, LBSF, LCPI, LS Finance, LOTC, LUXCO, PAMI, and SASCO.

4-8

Regulator”).2 Since the filing of the UK Pension Claims, LBHI and certain of its foreign Affiliates have been subject to one such regulatory action; a Determination Notice has been issued stating the intention to subsequently issue a Financial Support Direction (“FSD”), which requires those companies to seek approval of and implement an arrangement to provide financial support to the UK Pension Scheme. If LBHI or any of its affiliates subject to the FSD do not comply with the FSD, they may be issued a Contribution Notice (“CN”) by the UK Pensions Regulator, which constitutes a claim against each such company. However, the UK Pensions Regulator and the UK Pension Claimants have entered into a Bankruptcy Court-ordered stipulation with LBHI whereby they will not take any enforcement action against LBHI without abiding by certain notice or hearing requirements. Two separate appeals relating to the FSD and the CN process are currently pending in the UK.

g.	Subordinated Unsecured Claims

Subordinated Unsecured Claims include Claims against LBHI in respect of Notes subordinated to senior bonds and certain other creditors in accordance with the terms of the underlying agreements. The Liquidation Analysis assumes that such agreements are generally enforced in accordance with their terms. The Liquidation Analysis includes Intercompany Claims and Affiliate Guarantee Claims of LBT and LBS in Classes 4A and 4B, respectively. The Recovery Analysis takes into account Claims filed against the Debtors in respect of Subordinated Notes in the amount set forth on LBHI’s balance sheets.

h.	Intercompany Claims

The Recovery Analysis assumes that all Intercompany Claims are recognized in the amounts set forth on the balance sheets as of the applicable Commencement Date. The material Intercompany Balances are set forth on Exhibit 8. For purposes of the Recovery Analysis, these balances are subject to reconciliation, adjustment and the effect of certain Plan provisions, and have been netted to reflect the set-off of mutual debts (i.e., pre-petition debts against pre-petition debts, post-petition against post-petition). With respect to Affiliate Guarantee Claims, the Recovery Analysis reduces such Claims to take into account the risk to such claimants of numerous issues, including (i) substantive consolidation and (ii) the enforceability of the underlying Guarantee.

Intercompany payables consist of Derivative Contracts recorded at fair value in the Debtors’ records as of September 14, 2008, or the applicable termination date, intercompany payables derived from financings which are reflected net of collateral inventory and normal course intercompany funding.

[2]	The UK Pension Claims only cite the regulatory actions described herein for the basis of liability, but no such regulatory actions have been taken in the United Kingdom against the other Debtors.

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Any intercompany transactions that occurred on or after the Commencement Date are treated as Administrative Claims. In accordance with the terms of the Plan, setoff of Intercompany Claims is calculated based on the Allowed amount of such Claims.

LBHI as the current holder of the note issued by the RACERS MM Trust and therefore is the indirect beneficiary of any distributions from the RACERS A Trust to the RACERS MM Trust. As a result, the Claim filed by the RACERS A Trust against LBHI is excluded from the Class of Third Party Guarantee Claims as such a Distribution by LBHI and indirect benefit to LBHI would be circular. In addition, as a result of LBHI’s interest in the RACERS notes, the Claims filed against LCPI and LBSF by the RACERS Trusts have been classified as Intercompany Claims.

4.	Net Distributable Assets, Recovery Analysis And Reconciliation Tables.

Included in this Exhibit are tables containing the Net Distributable Assets for each Debtor, the Recovery Analysis for each Debtor and Reconciliation Tables for LBHI and the Participating Subsidiary Debtors. The Reconciliation Tables provide detail regarding the effects of the Plan provisions on the recoveries to certain creditors of LBHI and the Participating Subsidiary Debtors.

The Recovery Analysis assumes that LBHI Classes 3, 6 and 7 vote to accept the Plan. To the extent that any of LBHI Classes 3, 6, or 7 do not vote to accept the Plan, the Plan Adjustment will not be redistributed to any of such Classes. As a result, in such circumstances, the recovery percentages will decrease for LBHI Classes 3, 6 and 7, and the recovery percentages will increase for Classes that would have reallocated a portion of their Distributions. The gross effect of the Plan Adjustment reallocation is set forth on a Debtor by Debtor basis in the Net Distributable Assets Table and on a Class by Class basis on the Reconciliation Tables in the “Plan Adjustment” column.

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Net Distributable Assets For Each Debtor

($ in millions)	Beginning Cash 6/30/2010		Cash from Operations	Inter- company Receipts	Equity in Affiliates	Post- Petition Admin Claims[3]	Post- Petition Inter- company Payables	Distributable Assets	Plan Adjustment	Net Distributable Assets

LBHI		$5,614	$6,949	$31,214	$2,823	$(2,651)	$(1,695)	$42,253	$1,277	$43,530
LCPI		$1,901	$10,305	$4,047	$289	$(144)	$(88)	$16,310	$(687)	$15,624
LBCS		$1,527	$281	$93	—	—	$(18)	$1,882	$(182)	$1,699
LBSF		$7,356	$3,934	$917	$157	$(19)	$(311)	$12,034	$(297)	$11,737
LOTC		$239	$137	—	—	—	$(7)	$369	$(28)	$341
LBCC		$466	$220	$10	—	—	—	$696	$(83)	$613
LBDP		$387	$8	$2	—	—	—	$398	—	$398
LBFP		$424	$40	—	—	—	$(2)	$462	—	$462
LB 745		—	—	$349	—	—	—	$349	—	$349
PAMI Statler		—	$15	—	—	—	$(15)	$0	—	—
CES		$1	—	$23	—	—	—	$24	—	$24
CES V		$0	—	$3	—	—	—	$4	—	$4
CES IX		$0	—	$6	—	—	—	$6	—	$6
East Dover		$0	—	$52	—	—	—	$52	—	$52
LS Finance		$2	—	$2	—	—	—	$3	—	$3
LUXCO		$7	$307	—	—	—	$(286)	$29	—	$29
BNC		—	—	$0	—	—	—	$0	—	$0
Rose Ranch		$1	$7	—	—	—	$(5)	$3	—	$3
SASCO	$		—	$318	—	—	—	$318	—	$318
LB 2080		—	—	$0	—	—	—	$0	—	$0
Merit		—	$23	$8	—	$(0)	—	$31	—	$31
Preferred Somerset		—	—	$0	—	—	$(0)	—	—	—
Somerset		—	—	$0	—	—	$(0)	—	—	—

As it appears on the above table, “-” means $0, and “$0” means an amount between $0 and $500,000.

Totals may not foot due to rounding.

[3]	Includes Priority Tax Claims and Administrative Expense Claims as of June 30, 2010.

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Recovery Analysis for LBHI

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$2,704	Class 1:	Priority Non-Tax Claims	$3	$3	100.0%

Restricted Cash	2,910	Class 2:	Secured Claims	2,447	2,447	100.0%

Financial Instruments & Other Inventory		Class 3:	Senior Unsecured Claims	83,582	17,912	21.4%
Real Estate	2,753
Loans	457	Class 4A:[3]	Senior Intercompany Claims	12,689	2,106	16.6%
Principal Investments	1,722
Derivatives & Other Contracts	—	Class 4B:[3]	Senior Affiliate Guarantee Claims	10,589	1,706	16.1%

Other Assets	2,732	Class 5A:	Senior Third-Party Guarantee Claims	21,174	2,721	12.9%

Operating Asset Recoveries	$13,278	Class 5B:	Senior Third-Party LBT/LBSN Guarantee Claims	31,137	3,501	11.2%

Intercompany Receivables	31,214	Class 6:	Derivative Claims	—	—	—

Equity Interests in Affiliates	2,823	Class 7:	General Unsecured Claims	12,281	2,430	19.8%

TOTAL ASSETS	$47,315	Class 8A:[3]	Intercompany Claims	38,430	5,746	15.0%

Administrative Expenses[1]		Class 8B:[3]	Affiliate Guarantee Claims	1,654	247	15.0%
Administrative Expenses & Other	($2,651)
Post-Petition Intercompany Payables	(1,695)	Class 9:	Derivative Guarantee Claims	39,386	4,711	12.0%
Operating Disbursements	(716)
		Class 10A:	Subordinated Class 10A Claims	3,393	—	—

		Class 10B:	Subordinated Class 10B Claims	10,368	—	—

		Class 10C:	Subordinated Class 10C Claims	1,503	—	—

DISTRIBUTABLE ASSETS	$42,253	Class 11:	Section 510(b) Claims	—	—	—

Recovery From Plan Adjustments	$1,277	Class 12:	Equity Interests		—	—

NET DISTRIBUTABLE ASSETS	$43,530	TOTALS		$268,636	$43,530

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LCPI

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$1,862	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	39	Class 2:	Secured Claims	$104	$104	100.0%

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	41	21	51.9%
Real Estate	5,474
Loans	4,373	Class 4:	General Unsecured Claims	2,916	1,513	51.9%
Principal Investments	1,084
Derivatives & Other Contracts	99	Class 5A:[3]	Intercompany Claims of LBHI	23,285	11,539	49.6%

Other Assets	80	Class 5B:[3]	Intercompany Claims of Participating Subsidiary Debtors	891	430	48.3%

Operating Asset Recoveries	$13,011	Class 5C:[3]	Intercompany Claims of Affiliates other than Participating Debtors	3,888	2,017	51.9%

Intercompany Receivables	$4,047	Class 6:	Equity Interests	—	—	—
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	289

TOTAL ASSETS	$17,347

Administrative Expenses[1]
Administrative Expenses & Other	($144)
Post-Petition Intercompany Payables	(88)
Operating Disbursements	(805)

DISTRIBUTABLE ASSETS	$16,310

Contribution to Plan Adjustments	($687)

NET DISTRIBUTABLE ASSETS	$15,624	TOTALS		$31,126	$15,624

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LBCS

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$1,491	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	36	Class 2:	Secured Claims	$36	$36	100.0%

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	1,359	677	49.8%
Real Estate	—
Loans	0	Class 4:	General Unsecured Claims	776	387	49.8%
Principal Investments	—
Derivatives & Other Contracts	295	Class 5A:[3]	Intercompany Claims of LBHI	1,515	590	38.9%

Other Assets	—	Class 5B:[3]	Intercompany Claims of Participating Subsidiary Debtors	—	—	—

Operating Asset Recoveries	$1,822	Class 5C:[3]	Intercompany Claims of Affiliates other than Participating Debtors	20	10	49.8%

Intercompany Receivables	$93	Class 6:	Equity Interests	—	—	—
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$1,915

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($18)
Operating Disbursements	(15)

DISTRIBUTABLE ASSETS	$1,882

Contribution to Plan Adjustments	($182)

NET DISTRIBUTABLE ASSETS	$1,699	TOTALS		$3,707	$1,699

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LBSF

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$6,746	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	610	Class 2:	Secured Claims	$707	$707	100.0%

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	24,149	5,389	22.3%
Real Estate	—
Loans	2	Class 4:	General Unsecured Claims	154	34	22.3%
Principal Investments	—
Derivatives & Other Contracts	4,527	Class 5A:[3]	Intercompany Claims of LBHI	25,336	5,249	20.7%

Other Assets	25	Class 5B:[3]	Intercompany Claims of Participating Subsidiary Debtors	445	83	18.7%

Operating Asset Recoveries	$11,910	Class 5C:[3]	Intercompany Claims of Affiliates other than Participating Debtors	1,234	275	22.3%

Intercompany Receivables	$917	Class 6:	Equity Interests	—	—	—
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	157

TOTAL ASSETS	$12,984

Administrative Expenses[1]
Administrative Expenses & Other	($19)
Post-Petition Intercompany Payables	(311)
Operating Disbursements	(620)

DISTRIBUTABLE ASSETS	$12,034

Contribution to Plan Adjustments	($297)

NET DISTRIBUTABLE ASSETS	$11,737	TOTALS		$52,024	$11,737

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LOTC

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$239	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	$563	$166	29.4%
Real Estate	—
Loans	—	Class 4:	General Unsecured Claims	4	1	29.4%
Principal Investments	—
Derivatives & Other Contracts	157	Class 5A:[3]	Intercompany Claims of LBHI	194	50	25.8%

Other Assets	—	Class 5B:[3]	Intercompany Claims of Participating Subsidiary Debtors	8	2	25.8%

Operating Asset Recoveries	$396	Class 5C:[3]	Intercompany Claims of Affiliates other than Participating Debtors	414	122	29.4%

Intercompany Receivables	—	Class 6:	Equity Interests	—	—	—
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$396

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($7)
Operating Disbursements	(20)

DISTRIBUTABLE ASSETS	$369

Contribution to Plan Adjustments	($28)

NET DISTRIBUTABLE ASSETS	$341	TOTALS		$1,184	$341

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LBCC

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$461	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	5	Class 2:	Secured Claims	$5	$5	100.0%

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	760	234	30.7%
Real Estate	—
Loans	—	Class 4:	General Unsecured Claims	11	3	30.7%
Principal Investments	—
Derivatives & Other Contracts	254	Class 5A:[3]	Intercompany Claims of LBHI	252	42	16.8%

Other Assets	—	Class 5B:[3]	Intercompany Claims of Participating Subsidiary Debtors	589	160	27.2%

Operating Asset Recoveries	$720	Class 5C:[3]	Intercompany Claims of Affiliates other than Participating Debtors	550	169	30.7%

Intercompany Receivables	$6	Class 6:	Equity Interests	—	—	—
Recovery on Affiliate Guarantees	4
Equity Interests in Affiliates	—

TOTAL ASSETS	$730

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	($34)

DISTRIBUTABLE ASSETS	$696

Contribution to Plan Adjustments	($83)

NET DISTRIBUTABLE ASSETS	$613	TOTALS		$2,167	$613

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LBDP

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$387	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	$75	$75	100.0%
Real Estate	—
Loans	—	Class 4:	General Unsecured Claims	3	3	100.0%
Principal Investments	—
Derivatives & Other Contracts	9	Class 5A:[3]	Intercompany Claims of LBHI	—	—	—

Other Assets	—	Class 5B:[3]	Intercompany Claims of Affiliates other than LBHI	123	123	100.0%

Operating Asset Recoveries	$396	Class 6:	Equity Interests	—	196	—

Intercompany Receivables	$2
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$399

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	($1)

DISTRIBUTABLE ASSETS	$398

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$398	TOTALS		$202	$398

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LBFP

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$424	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	Derivative Claims	$58	$58	100.0%
Real Estate	—
Loans	—	Class 4:	General Unsecured Claims	5	5	100.0%
Principal Investments	—
Derivatives & Other Contracts	44	Class 5A:[3]	Intercompany Claims of LBHI	2	1	80.1%

Other Assets	—	Class 5B:[3]	Intercompany Claims of Affiliates other than LBHI	203	203	100.0%

Operating Asset Recoveries	$468	Class 6:	Equity Interests	—	196	—

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$468

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($2)
Operating Disbursements	(4)

DISTRIBUTABLE ASSETS	$462

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$462	TOTALS		$267	$462

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LB 745

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$2	$2	100.0%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	46	36	79.1%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	—	—	—

Other Assets	—	Class 5:	Equity Interests	—	310	—

Operating Asset Recoveries	—

Intercompany Receivables	$349
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$349

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$349

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$349	TOTALS		$48	$349

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for PAMI STATLER

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$3	—	—
Real Estate	$16
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	—	—	—

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$16

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$16

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($15)
Operating Disbursements	(1)

DISTRIBUTABLE ASSETS	—

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	—	TOTALS		$3	—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for CES

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	0	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$3	$3	100.0%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	22	17	80.0%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	1	1	100.0%

Other Assets	—	Class 5:	Equity Interests	—	3	—

Operating Asset Recoveries	$1

Intercompany Receivables	$23
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$24

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$24

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$24	TOTALS		$25	$24

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for CES V

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	0	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$3	$1	37.7%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	8	2	30.1%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	0	0	37.7%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$0

Intercompany Receivables	$3
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$4

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$4

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$4	TOTALS		$11	$4

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for CES IX

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	0	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$2	$2	61.2%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	9	4	49.0%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	0	0	61.2%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$0

Intercompany Receivables	$6
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$6

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$6

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$6	TOTALS		$12	$6

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for East Dover

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$2	$2	100.0%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	3	3	78.9%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	0	0	100.0%

Other Assets	—	Class 5:	Equity Interests	—	47	—

Operating Asset Recoveries	$0

Intercompany Receivables	$52
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	0

TOTAL ASSETS	$52

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$52

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$52	TOTALS		$6	$52

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LS Finance

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	$2	Class 2:	Secured Claims	$2	$2	100.0%

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	2	2	71.2%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	—	—	—

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$2

Intercompany Receivables	$2
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$3

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$3

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$3	TOTALS		$4	$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LUXCO

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$7	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$2	$0	4.8%
Real Estate	353
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	593	29	4.8%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$360

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$360

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($286)
Operating Disbursements	(46)

DISTRIBUTABLE ASSETS	$29

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$29	TOTALS		$596	$29

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for BNC

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$16	$0	1.9%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	1	0	1.9%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	—

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	0
Equity Interests in Affiliates	—

TOTAL ASSETS	$0

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($0)
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$0

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$0	TOTALS		$16	$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LB Rose Ranch

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$1	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$8	$3	38.9%
Real Estate	8
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	—	—	—

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$9

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$9

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($5)
Operating Disbursements	(0)

DISTRIBUTABLE ASSETS	$3

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$3	TOTALS		$8	$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for SASCO

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$165	$82	50.1%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	588	236	40.1%
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	0	0	50.1%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	—

Intercompany Receivables	$318
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$318

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	—
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$318

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$318	TOTALS		$753	$318

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for LB 2080

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$11	$0	0.8%
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	31	0	0.8%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	—

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$0

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($0)
Operating Disbursements	—

DISTRIBUTABLE ASSETS	$0

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$0	TOTALS		$43	$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for Merit

($ in millions)

	Estimated			Estimated	Estimated
	Plan			Allowed	Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	—	—	—
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	$25	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	$324	$31	9.6%

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	$25

Intercompany Receivables	$5
Recovery on Affiliate Guarantees	3
Equity Interests in Affiliates	—

TOTAL ASSETS	$33

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($0)
Operating Disbursements	(2)

DISTRIBUTABLE ASSETS	$31

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	$31	TOTALS		$324	$31

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for Preferred Somerset

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	—	—
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	7	—	—

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	—

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$0

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($0)
Operating Disbursements	—

DISTRIBUTABLE ASSETS	—

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	—	TOTALS		$7	—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

Recovery Analysis for Somerset

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	—	Class 1:	Priority Non-Tax Claims	—	—	—

Restricted Cash	—	Class 2:	Secured Claims	—	—	—

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$8	—	—
Real Estate	—
Loans	—	Class 4A:[3]	Intercompany Claims of LBHI	—	—	—
Principal Investments	—
Derivatives & Other Contracts	—	Class 4B:[3]	Intercompany Claims of Affiliates other than LBHI	10	—	—

Other Assets	—	Class 5:	Equity Interests	—	—	—

Operating Asset Recoveries	—

Intercompany Receivables	$0
Recovery on Affiliate Guarantees	—
Equity Interests in Affiliates	—

TOTAL ASSETS	$0

Administrative Expenses[1]
Administrative Expenses & Other	—
Post-Petition Intercompany Payables	($0)
Operating Disbursements	—

DISTRIBUTABLE ASSETS	—

Contribution to Plan Adjustments	—

NET DISTRIBUTABLE ASSETS	—	TOTALS		$17	—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of set-off.

RECOVERY ANALYSIS RECONCILIATION - LBHI

($ in millions)

		Plan Adjustment Percentage [1]	Estimated Allowed Claims[2]	Recovery Reallocation
				Recovery Before Intercompany Funding Balance Adjustment[3]		Intercompany Funding Balance Adjustment[5]	Sub. Debt Reallocation[6]	Plan Adjustment[7]		Total
								Guarantee	Participating	Plan Recovery
Class	Designation			$	%[4]			Claims	Debtors	$	%[4]

1	Priority Non-Tax Claims		$3	$3	100.0%	—	—	—	—	$3	100.0%
2	Secured Claims		2,447	2,447	100.0%	—	—	—	—	2,447	100.0%
3	Senior Unsecured Claims		83,582	12,833	15.4%	($336)	$1,374	$2,928	$1,114	17,912	21.4%
4A	Senior Intercompany Claims		12,689	1,948	15.4%	(51)	209	—	—	2,106	16.6%
4B	Senior Affiliate Guarantee Claims		10,589	1,626	15.4%	(38)	118	—	—	1,706	16.1%
5A	Senior Third-Party Guarantee Claims	20%	21,174	3,251	15.4%	(85)	235	(680)	—	2,721	12.9%
5B	Senior Third-Party LBT/LBSN Guarantee Claims	30%	31,137	4,780	15.4%	(125)	346	($1,500)	—	3,501	11.2%
6	Derivative Claims		—	—	—	—	—	—	—	—	—
7	General Unsecured Claims		12,281	1,885	15.4%	(49)	—	430	164	2,430	19.8%
8A	Intercompany Claims		38,430	5,900	15.4%	(154)	—	—	—	5,746	15.0%
8B	Affiliate Guarantee Claims		1,654	254	15.4%	(7)	—	—	—	247	15.0%
9	Derivative Guarantee Claims	20%	39,386	6,047	15.4%	(158)	—	(1,178)	—	4,711	12.0%
10A	Subordinated Class 10A Claims		3,393	521	15.4%	(14)	(507)	—	—	—	—
10B	Subordinated Class 10B Claims		10,368	1,592	15.4%	(42)	(1,550)	—	—	—	—
10C	Subordinated Class 10C Claims		1,503	231	15.4%	(6)	(225)	—	—	—	—
11	Section 510(b) Claims		—	—	—	—	—	—	—	—	—

			$268,636	$43,318		($1,065)	—	—	$1,277	$43,530

Notes:
1	Plan Adjustment Percentages per Plan.
2	Debtors' best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment. Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
4	Recovery percentages shown as a percent of Estimated Allowed Claims.
5	Compromise between LBHI and Subsidiary Debtors reflecting recoveries on only 80% of the LBHI Intercompany Funding Balance in Subsidiary Debtors' cases.
6	Pursuant to Subordinated Note underlying agreements, distributions are reallocated to specified classes senior to the Subordinated Notes.
7	Reallocation pursuant to Plan Adjustment Percentages.

PARTICIPATING SUBSIDIARY DEBTORS - RECOVERY ANALYSIS RECONCILIATION - LCPI

($ in millions)

		Claims		Recovery Reallocation
		Estimated Allowed Claims[1]	Adjusted Claims For Distribution	Recovery Before Intercompany Funding Balance Adjustment[2]		Intercompany Funding Balance Adjustment[4]	Plan Adjustment[5]		Revised Recovery
Class	Designation			$	%[3]		Recovery	%	Recovery	%[3]

1	Priority Non-Tax Claims	—	—	—	—	—	—	—	—	—
2	Secured Claims	$104	$104	$104	100.0%	—	—	—	$104	100.0%
3	Derivative Claims	41	41	22	52.2%	$3	($3)	(14%)	21	51.9%
4	General Unsecured Claims	2,916	2,916	1,521	52.2%	238	(247)	(14%)	1,513	51.9%
5A	Intercompany Claims of LBHI	23,285	19,128	12,147	52.2%	(608)	—	—	11,539	49.6%
5B	Intercompany Claims of Participating Subsidiary Debtors	891	891	465	52.2%	73	(107)	(20%)	430	48.3%
5C	Intercompany Claims of Affiliates other than Participating Debtors	3,888	3,888	2,028	52.2%	317	(329)	(14%)	2,017	51.9%

		$31,126	$26,969	$16,287		$24	($687)		$15,624

1	Debtors’ best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
5	Based on Plan Adjustment Percentages.

PARTICIPATING SUBSIDIARY DEBTORS - RECOVERY ANALYSIS RECONCILIATION - LBCS

($ in millions)

		Claims		Recovery Reallocation
		Estimated Allowed	Adjusted Claims For	Recovery Before Intercompany Funding Balance Adjustment[2]		Intercompany Funding Balance	Plan Adjustment[4]		Revised Recovery
Class	Designation	Claims[1]	Distribution	$	%[3]	Adjustment[4]	Recovery	%	Recovery	%[3]

1	Priority Non-Tax Claims	—	—	—	—	—	—	—	—	—
2	Secured Claims	$36	$36	$36	100.0%	—	—	—	$36	100.0%
3	Derivative Claims	1,359	1,359	681	50.1%	$111	($115)	(15%)	677	49.8%
4	General Unsecured Claims	776	776	389	50.1%	63	(66)	(15%)	387	49.8%
5A	Intercompany Claims of LBHI	1,515	1,013	760	50.1%	(169)	—	—	590	38.9%
5B	Intercompany Claims of Participating Subsidiary Debtors	—	—	—	—	—	—	—	—	—
5C	Intercompany Claims of Affiliates other than Participating Debtors	20	20	10	50.1%	2	(2)	(15%)	10	49.8%

		$3,707	$3,205	$1,876		$6	($182)		$1,699

Notes:

1	Debtors' best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment. Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
5	Based on Plan Adjustment Percentages.

PARTICIPATING SUBSIDIARY DEBTORS - RECOVERY ANALYSIS RECONCILIATION - LBSF

($ in millions)

		Claims		Recovery Reallocation
		Estimated Allowed Claims[1]	Adjusted Claims For Distribution	Recovery Before Intercompany Funding Balance Adjustment[2]		Intercompany Funding Balance Adjustment[4]	Plan Adjustment[5]		Revised Recovery
Class	Designation			$	%[3]		Recovery	%	Recovery	%[3]

1	Priority Non-Tax Claims	—	—	—	—	—	—	—	—	—
2	Secured Claims	$707	$707	$707	100.0%	—	—	—	$707	100.0%
3	Derivative Claims	24,149	24,149	5,302	22.0%	$348	($262)	(5%)	5,389	22.3%
4	General Unsecured Claims	154	154	34	22.0%	2	(2)	(5%)	34	22.3%
5A	Intercompany Claims of LBHI	25,336	22,433	5,563	22.0%	(314)	—	—	5,249	20.7%
5B	Intercompany Claims of Participating Subsidiary Debtors	445	445	98	22.0%	6	(21)	(20%)	83	18.7%
5C	Intercompany Claims of Affiliates other than Participating Debtors	1,234	1,234	271	22.0%	18	(13)	(5%)	275	22.3%

		$52,024	$49,122	$11,974		$60	($297)		$11,737

Notes:

1	Debtors’ best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
5	Based on Plan Adjustment Percentages.

PARTICIPATING SUBSIDIARY DEBTORS - RECOVERY ANALYSIS RECONCILIATION - LOTC

($ in millions)

		Claims		Recovery Reallocation
		Estimated Allowed	Adjusted Claims For	Recovery Before Intercompany Funding Balance Adjustment[2]		Intercompany Funding Balance	Plan Adjustment[5]		Revised Recovery
Class	Designation	Claims[1]	Distribution	$	%[3]	Adjustment[4]	Recovery	%	Recovery	%[3]

1	Priority Non-Tax Claims	—	—	—	—	—	—	—	—	—
2	Secured Claims	—	—	—	—	—	—	—	—	—
3	Derivative Claims	$563	$563	$176	31.2%	$6	($16)	(9%)	$166	29.4%
4	General Unsecured Claims	4	4	1	31.2%	0	(0)	(9%)	1	29.4%
5A	Intercompany Claims of LBHI	194	155	61	31.2%	(10)	—	—	50	25.8%
5B	Intercompany Claims of Participating Subsidiary Debtors	8	8	2	31.2%	0	(1)	(20%)	2	25.8%
5C	Intercompany Claims of Affiliates other than Participating Debtors	414	414	129	31.2%	4	(12)	(9%)	122	29.4%

		$1,184	$1,145	$369		$0	($28)		$341

Notes:

1	Debtors' best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment. Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
5	Based on Plan Adjustment Percentages.

PARTICIPATING SUBSIDIARY DEBTORS - RECOVERY ANALYSIS RECONCILIATION - LBCC

($ in millions)

		Claims		Recovery Reallocation
		Estimated Allowed	Adjusted Claims For	Recovery Before Intercompany Funding Balance Adjustment[2]		Intercompany Funding Balance	Plan Adjustment[5]		Revised Recovery
Class	Designation	Claims[1]	Distribution	$	%[3]	Adjustment[4]	Recovery	%	Recovery	%[3]

1	Priority Non-Tax Claims	—	—	—	—	—	—	—	—	—
2	Secured Claims	$5	$5	$5	100.0%	—	—	—	$5	100.0%
3	Derivative Claims	760	760	241	31.7%	$17	($25)	(10%)	234	30.7%
4	General Unsecured Claims	11	11	4	31.7%	0	(0)	(10%)	3	30.7%
5A	Intercompany Claims of LBHI	252	125	80	31.7%	(38)	—	—	42	16.8%
5B	Intercompany Claims of Participating Subsidiary Debtors	589	589	187	31.7%	13	(40)	(20%)	160	27.2%
5C	Intercompany Claims of Affiliates other than Participating Debtors	550	550	174	31.7%	12	(18)	(10%)	169	30.7%

		$2,167	$2,040	$691		$4	($83)		$613

Notes:

1	Debtors' best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment. Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
5	Based on Plan Adjustment Percentages.

Exhibit 5

Liquidation Analysis for Each Debtor

Pursuant to section 1129(a)(7) of the Bankruptcy Code (the “Best Interest Test”), each holder of an impaired Claim or Equity Interest must either (i) accept the Plan, or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interest Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in chapter 7. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the commencement of their chapter 7 cases. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interest Test has been met for general unsecured creditors, further reductions would be required to eliminate Cash and asset liquidation proceeds that would be applied to Secured Claims and amounts necessary to satisfy chapter 7 and chapter 11 Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ businesses and the liquidation of assets. Any remaining Cash would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The Liquidation Analyses (the “Liquidation Analyses”) below reflect the estimated Cash proceeds, net of liquidation-related costs that would be available to each of the Debtors’ creditors if each Debtor were to be liquidated in a separate chapter 7 case. Underlying the Liquidation Analyses are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSES WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

For certain assets classes, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a chapter 7 trustee might achieve through their disposition. A Liquidation Analysis was performed for the assets in each asset class held by the Debtors, and then allocated to each Debtor based on such Debtor’s pro rata share of assets in the asset classes, and assumes that the Debtors’ liquidation proceeds would be distributed in accordance with Bankruptcy Code sections

5-1

Liquidation Analysis for LBHI

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	$2,704	$2,704	Class 1:[3]	Priority Non-Tax Claims	$3	$3	100.0%	$3	100.0%
Restricted Cash	2,910	2,910	Class 2:	Secured Claims	2,447	2,447	100.0%	2,447	100.0%
Financial Instruments & Other Inventory			Class 3:	Senior Unsecured Claims	83,582	9,200	11.0%	17,912	21.4%
Real Estate	1,455	2,753
Loans	544	457	Class 4A:[45]	Senior Intercompany Claims	51,112	5,626	11.0%	7,851	15.4%
Principal Investments	996	1,722
Derivatives & Other Contracts	—	—	Class 4B:[45]	Senior Affiliate Guarantee Claims	10,666	1,147	10.8%	1,717	16.1%
Other Assets	2,431	2,732	Class 5A:	Senior Third-Party Guarantee Claims	21,174	2,276	10.8%	2,721	12.9%

Operating Asset Recoveries	$11,040	$13,278	Class 5B:	Senior Third-Party LBT/LBSN Guarantee Claims	31,137	3,347	10.8%	3,501	11.2%
Intercompany Receivables	22,921	31,214	Class 6:	Derivative Claims	—	—	—	—	—
Equity Interests in Affiliates	1,587	2,823	Class 7:	General Unsecured Claims	12,281	1,246	10.1%	2,430	19.8%

TOTAL ASSETS	$35,547	$47,315	Class 8A:[45]	Intercompany Claims	8	1	10.1%	1	15.0%

Administrative Expenses[1]			Class 8B:[45]	Affiliate Guarantee Claims	1,578	160	10.1%	236	15.0%
Administrative Expenses & Other	($3,651)	($2,651)
Post-Petition Intercompany Payables	(1,695)	(1,695)	Class 9:	Derivative Guarantee Claims	39,386	3,995	10.1%	4,711	12.0%
Operating Disbursements	(753)	(716)
			Class 10A:	Subordinated Class 10A Claims	3,393	—	—	—	—
			Class 10B:	Subordinated Class 10B Claims	10,368	—	—	—	—
			Class 10C:	Subordinated Class 10C Claims	1,503	—	—	—	—

DISTRIBUTABLE ASSETS	$29,447	$42,253	Class 11:	Section 510(b) Claims	—	—	—	—	—
Recovery From Plan Adjustments	—	$1,277	Class 12:	Equity Interests		—	—	—	—

NET DISTRIBUTABLE ASSETS	$29,447	$43,530	TOTALS		$268,636	$29,447		$43,530

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims. Liquidation scenario includes $1 billion of incremental liquidation administrative expenses.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.
5	For comparison purposes, LBT’s and LBSN’s amount of recovery of Class 8A and 8B under the Plan have been included in the Class 4A and 4B recoveries shown here.

726 and 1129(b) of the Bankruptcy Code. Each of the following Liquidation Analyses should be read in conjunction with the following notes.

1.	Assumptions

For purposes of each Liquidation Analysis, the Debtors considered many factors and made certain assumptions. Those assumptions that the Debtors consider significant are described below.

2.	General

a. Conversion: Each of the Chapter 11 Cases are converted to chapter 7 in 2012.

b. Appointment of Chapter 7 Trustee: One chapter 7 trustee is appointed to liquidate and wind down the Debtors’ estates. It should be noted that the selection of a separate chapter 7 trustee for one or more of the Debtors’ estates could result in substantially higher administrative expenses associated with the chapter 7 cases from a large duplication of effort by each trustee and his/her professionals.

c. Chapter 7 Trustee: The chapter 7 trustee would retain professionals (investment bankers, law firms, accounting firms, consultants, forensic experts, etc.) to assist in the liquidation and wind down of the Debtors’ estates. Although the chapter 7 trustee may retain certain of the Debtors’ professionals for discrete projects, it is assumed that the trustee’s primary investment banking, legal, accounting, consulting and forensic support would be provided by new professionals, because most (if not all) of these professionals will hold Claims in the chapter 7 cases. Nevertheless, given that the Debtors have been managing the orderly wind down of their estates with over 500 employees and financial advisor professionals, and have stayed current on tax filings, regulatory and judicial inquiries, and financials records for hundreds of entities and bank accounts, it is reasonable to expect that the chapter 7 trustee will require the assistance of some portion of the Debtors’ professionals and/or their employees to assist in maintaining regulatory compliance and in the short-term liquidations due to their institutional knowledge.

d. Start-Up Time: Given the complexity of the Chapter 11 Cases and the underlying assets and Claims, it is anticipated that the chapter 7 trustee and any newly retained professionals will require at least three to six months to familiarize themselves with the Debtors’ estates, the assets, the Claims and related matters before they begin marketing assets or litigating Claims.

e. Duration of Liquidation The Liquidation Analyses assume that after the start-up period the actual liquidation of assets of the Debtors would continue for 9 to 12 months, during which time all of the Debtors’ major assets would either be sold or conveyed to the applicable lien holders and the Cash proceeds, net of liquidation-related costs, would be available for Distribution to creditors.

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Approximately 67,000 Claims were filed against the Debtors prior to the Bar Date, in amounts totaling approximately $1.2 trillion (including the Debtors’ estimates of amounts for unliquidated Claims). As of December 16, 2010, approximately 53,500 Filed Claims remain on the Claims register. It is unlikely that the chapter 7 trustee could adequately reconcile all Claims during 12 to 18 month period of assessment and asset recovery. Therefore, a large number of the Claims in these cases will be reconciled, valued, negotiated and settled, and/or litigated to conclusion only after the asset recovery work is mostly complete. The Debtors estimate that a chapter 7 trustee will require at least an additional 12 to 18 months to reconcile Claims and initiate litigation including, but not limited to, claim objections and avoidance actions (to the extent the applicable statute of limitations has been extended pursuant to tolling agreements). It is possible that some Distributions could be made prior to such period, but Claims would be subject to reserves.

It is not uncommon in large cases for liquidations to last many years while chapter 7 trustees prosecute difficult Claims-related and other litigation.

f. Consolidation for Administrative Purposes. This analysis assumes that the Debtors are consolidated for administrative purposes during the chapter 7 cases. Should one or more Debtors be liquidated in a separately administered chapter 7 case, the total administrative costs of the Debtors’ chapter 7 cases could be substantially higher than the costs assumed in this analysis.

3.	Assets

a. Cash: Beginning Cash is based on restricted and unrestricted Cash balances.

b. Assets: This analysis assumes that the assets of each Debtor are sold, transferred, abandoned or otherwise liquidated on or before 18 months from the date that the Chapter 11 Cases are converted. With respect to the different asset classes of the Debtors, the following assumptions were made when calculating the liquidation amount:

(i) Derivative Contracts

The settlement or disposition of Derivative Contracts requires experienced derivatives and financial services experts. In a chapter 7 liquidation, it is assumed that the chapter 7 trustee will reduce the number of the Debtors’ current employees, and that other employees will leave for other market opportunities. It is estimated that headcount is reduced significantly, which will result in the loss of legacy knowledge relating to the derivatives portfolio and will disrupt ongoing settlement discussions with counterparties. This will make a chapter 7 liquidation significantly more difficult and will result in lower recoveries as compared to current projections.

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(ii) Real Estate Assets

A forced liquidation of Real Estate Assets over a 12-month period (after the 3-6 month transition period) would have an adverse impact on the value of the Debtors’ recoveries from their Real Estate Assets. Additional discounts on current valuations would be required due to the following assumptions:

•	Lack of liquidity in the market – Potential purchasers may not be able to obtain the requisite financing to purchase the Debtors’ Real Estate Assets.

•

Supply and demand imbalances – Given the size of the Debtors’ portfolio of Real Estate Assets, if offered for sale in its entirety, the market equilibrium in certain markets or geographies may be disturbed. Assets available for sale may outweigh existing demand, inviting further discounts in order to attract non-traditional buyers.

•

Bulk sales – Liquidation of the Debtors’ entire portfolio of Real Estate Assets within a 12-month period would require bundling multiple positions together for purchasers (most likely by geography, property type or lien type); valuations would likely reflect discounts for what would amount to bulk purchases.

•

Inability to offer seller representations or warranties – Liquidation would preclude the Trustee/Debtors’ willingness or ability to offer representations and warranties on positions for sale. Additional discounts would be necessary to compensate buyers for the risk of not securing certain guarantees or indemnities.

Taking these assumptions into account, liquidation discounts have been applied based on lien type and property type. Discounts relative to lien type are a reflection of the priority of Claims on underlying collateral (so senior positions generally have lower discounts than equity discounts). Discounts relative to property type (office, condo/multifamily, hospitality, land, etc.) are a reflection of unique features in the markets for those assets.

In addition, there are certain Real Estate Assets within the commercial real estate portfolio that possess unique characteristics and as a result, individual liquidation discounts have been applied. This situation generally applies to larger projects that may involve multiple positions across lien and property types (e.g., a condo development with some undeveloped land), and/or debt positions whereby a liquid market for a security establishes a market price.

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•	Other considerations

A quick liquidation of the Debtors’ portfolio of Real Estate Assets would likely entail significant involvement on the part of third party investment bankers, real estate brokers, and legal resources (including representation by local counsel). For the purposes of this analysis, the Debtors included fees for brokers and bankers and additional amounts to cover legal and other contingencies.

It is possible that some of the Debtors’ Real Estate Assets cannot be sold in the liquidation time frame. Outstanding litigation and structural impediments (transfer consents, regulatory or environmental restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the self-imposed deadline.

(iii) Private Equity/Principal Investments:

The assumptions used are based on estimates and are by definition subject to variability in ultimate outcome.

(a) Liquidation Impediments

Contractual and Structural Impediments

•

Tag-Along Rights: Investors in certain Private Equity/Principal Investments have a right to dispose of a portion of their interest in any transaction in which the Debtors’ transfer an interest. Such right may limit the amount of any Private Equity/Principal Investment that the Debtors are able to sell in any one transaction.

•

Regulatory Restrictions: Certain Private Equity/Principal Investments impose regulatory restrictions on the type of buyer or quantity of ownership of such investment. Potential purchasers might demand a discount for any such Private Equity/Principal Investment due to the uncertainty of obtaining such approvals and the time necessary to obtain regulatory approvals.

•	Structural Impediments: With respect to certain Private Equity/Principal Investments, purchasers are likely to apply discounts in a forced sale process (see “Market Psychology” below).

Procedural Impediments

•

Market Psychology: In a chapter 7 liquidation, potential purchasers will be aware of the Debtors’ desire to liquidate its Private Equity/Principal Investments in a limited time frame, and resultant pressure to accept highest price available, regardless of the inherent value of the asset.

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•

Higher Expenses: The complexity of selling a large number of Private Equity/Principal Investments in a limited timeframe is likely to increase costs (e.g. financial and legal advisors) as compared to a medium-term orderly liquidation of such assets.

(b) Liquidation Process/Assumptions

For a variety of reasons, it is possible that some Private Equity/Principal Investments cannot be sold in the liquidation time frame. Outstanding litigation and structural impediments (transfer consents, regulatory or environmental restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the 9 to 12-month period assumed in this liquidation analysis.

Many of these assets are in non-Debtor entities so the normal bankruptcy sale protections are not available to the buyer. Taking the owning entity into bankruptcy raises the costs to the estates and may not attract better offers.

(c) Direct Portfolio

Given the concentration inherent in the portfolio of direct Private Equity/Principal Investments, with the largest 40 positions accounting for approximately 90% of the carrying value, it is assumed that each of the largest 40 positions are sold individually as opposed to as part of a block transaction. The remaining approximately 40 smaller Private Equity/Principal Investments in the portfolio can be divided into better known positions (sponsor co-invests) and non-sponsor positions. It is assumed that sponsor co-invests can be sold individually, while the non-sponsor positions can be sold as a block.

To sell the direct portfolio positions over a 9 to 12-month period would require the retention of multiple investment banks. The investment banks would likely run a controlled competitive auction process (bound, to a certain extent, by the transfer and other restrictions inherent in the governing documents).

(d) GP/LP Investments

The Private Equity/Principal Investment structured as limited partnership interests would be sold through an auction process conducted by a third party. Given that it is unlikely that one buyer would acquire the entire portfolio, multiple sales would be necessary. Furthermore, because each position in this portfolio requires general partner consent, the 9 – 12 month liquidation time frame would be challenging and would likely result in substantial discounts.

The hedge fund limited partnership interests would also be sold through an auction process conducted by a third party. The buyer universe for such interests is much more limited. Also, given the significant concentration in this portfolio, as well as the

5-6

length of many lock-ups, discounts would be very significant. Finally, general partner consent is required in every case.

The general partnership interests would be sold individually. Although two are public equity positions, the size of the positions and lack of trading volume make the positions highly illiquid. Third parties would be used in each case.

The aggregate cost of third parties to liquidate the GP/LP investments would be substantial.

(iv) Loans

Below outlines the liquidation impediments and the process that would be employed to effectuate the liquidation.

To the extent that loans are fully funded, liquidation of these assets will not be difficult. Given the volume of Loans available for sale, however, and market participants’ knowledge of the Debtors’ mandate to liquidate their portfolio of Loans in a limited time frame, it is likely that a significant discount will be necessary to liquidate the portfolio. A description of the disposition of the different types of Loans held by the Debtors is set forth below:

(a) Loan Positions

•

Special Purpose Vehicles: Loans to special purpose vehicles are illiquid and are not traded in any commercial market. As a result, a financial player is the only possible buyer and would likely require a steep discount for purchase.

•

Commercial Loans: Commercial Loans are generally liquid and trade in commercial markets. However, many of the Debtors’ Loans include future commitments to make additional funding, so the disposition of these Loans would require an additional discount to offset the buyer’s obligations and additional risk. Larger positions would require a substantial discount as a result of the expedited sale.

•

Distressed Debt or Claims Against Chapter 11 Debtors: Claims against entities in a chapter 11 proceeding are generally illiquid. The Debtors would realize significant discounts to current market value.

•

Loans Participated to CLOs: Loans participated to collateralized loan obligations are generally liquid and trade in the commercial markets. To the extent that the revolvers are unfunded, these positions would be priced at an additional discount.

5-7

c. Avoidance Actions: Due to uncertainty and litigation risk, there are no significant amounts reflected in the liquidation analysis for avoidance actions.

d. Other Litigation: Consistent with the calculation of the estimated recoveries under the Plan, no values are included for recoveries from other litigation.

4.	Costs

a. Employees: The chapter 7 trustee will require a significant number of employees to liquidate the assets. To the extent that the chapter 7 trustee terminates the post-petition employment contracts of any of the Debtors’ current employees, the Debtors’ estates would be subject to additional Administrative Expense Claims.

b. Trustee Fees: The chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code. The liquidation analysis assumes that the chapter 7 trustee’s fees would not be greater than 1% of total Distributions by the Debtors. However, the arrangements with a Trustee may result in a different percentage.

c. Professional Fees: Given that the chapter 7 trustee and, to the extent applicable, the trustee’s professionals must familiarize themselves with the Debtors, their estates, their assets and the Claims asserted against them, it is anticipated that the Debtors’ estates would incur significant professionals’ fees in the context of a chapter 7 liquidation.

d. Litigation Regarding Plan Issues: While the Plan provides for compromises of the numerous Plan Issues, in a chapter 7 liquidation, a chapter 7 trustee would only be required to liquidate the Debtors’ assets and distribute the proceeds of such liquidation to creditors in accordance with the priorities set forth in section 726 of the Bankruptcy Code. Creditors would therefore be more likely to litigate the Plan Issues. Litigation over the Plan Issues, including substantive consolidation and the enforceability of Guarantee Claims, would be extraordinarily expensive and time consuming.

5.	Estimated Recoveries

a. Determination of Claims: All Claims are either Allowed or estimated for purposes of establishing a reserve in 2011, such that first Distributions would not be made until 2012. Final determination of all disputed Claims cannot be determined at this time.

5-8

b. Classes of Claims: The estimated recoveries use the Classes established by the Plan to facilitate creditors’ ability to compare the recoveries under the Plan versus recoveries in a chapter 7 liquidation.

c. Timing of Distributions: While cash may be realized sooner, it is currently contemplated that the first Distributions under the Plan would commence in late 2011. In contrast, the Debtors anticipate that the first Distribution to Creditors in a chapter 7 would not be made until late 2012. This assumption is based, in part, upon the belief that the chapter 7 trustee would be reluctant to make significant interim Distributions prior to the determination of at least 50% of the disputed Claims, which would take longer with fewer employees with institutional knowledge.

d. Additional Claims: The liquidation of the Debtors will result in additional Claims being satisfied under chapter 7, including, but not limited to, Claims arising from the rejection of any remaining executory contracts, unexpired leases, and post-petition contracts. However, due to the uncertainty as to which contracts or leases would ultimately be rejected and the determination of the amount of any rejection damages (if any), no Claims related to the rejection of executory contracts are included in the estimated recoveries. Any such Claims, if filed, would further dilute any recoveries in a chapter 7 liquidation.

In connection with the settlements, LBHI entered into capital maintenance agreements and agreed to sell the Banks within 18 months or, if the Banks could not be sold, to purchase the remaining assets of the Banks at a value that would be sufficient to satisfy the Banks’ liabilities. If the case were converted to a chapter 7 liquidation and the Banks were liquidated in a substantially shorter period than the 18-month period provided for in the capital maintenance agreements, LBHI is likely to recover a depressed value for the assets of the Banks. In that event, pursuant to its obligations under the capital maintenance agreement, LBHI would have to make up for the shortfall of the Banks’ capital (approximated at $1 billion) and satisfy the Banks’ liabilities as an administrative expense of its estate.

e. Amount of Allowed Claims: The determination of the Allowed Claims is an uncertain process given the number of disputed, contingent and/or unliquidated Claims in the Chapter 11 Cases. Furthermore, the accelerated wind down timeline and the substantial loss of experienced workforce, that could result from conversion to a chapter 7, would result in a significant impairment to the Claims process. No order or findings have been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Allowed Claims used in the liquidation analysis. To the extent that Claims have been reduced due to elimination of duplicate and superseded Claims, this is the basis for the Claims used in the liquidation analysis. Claims subject to caps in the recovery analysis for purposes of the Plan will be included at their estimated amounts for purposes of the liquidation analysis. The actual amount of Allowed Claims could vary materially.

5-9

f. LBT / LBSN Senior Claims: The Liquidation Analysis treats the Intercompany Claims of LBT and LBSN as Senior Intercompany Claims. Accordingly, amounts that would have been distributed to holders of Allowed Subordinated Claims are reallocated and distributed to LBT and LBSN, as well as to holders of Allowed Senior Unsecured Claims, Allowed Senior Intercompany Claims, Allowed Senior Affiliate Guarantee Claims, Allowed Senior Third-Party Guarantee Claims and Allowed Senior Third-Party LBT/LBSN Guarantee Claims, in accordance with the terms of the governing agreements.

6.	Notes to Liquidation Analysis

a. Secured Claims

To the extent that the value of the collateral securing a Secured Claim is less than the Secured Claim, the remaining amount would be a deficiency Claim and a General Unsecured Claim against the applicable Debtor.

b. Estimated Aggregate Unpaid Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims

The amount of Cash that would be available for Distributions to general unsecured creditors in a chapter 7 case would be reduced by any Allowed Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims in the Chapter 11 Cases. Any remaining Cash after satisfaction of these Claims would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the Distribution hierarchy established by section 726 of the Bankruptcy Code.

c. Liquidation Analysis

The Liquidation Analysis for each Debtor is attached below.

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Liquidation Analysis for LBHI

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	$2,704	$2,704	Class 1:[3]	Priority Non-Tax Claims	$3	$3	100.0%	$3	100.0%
Restricted Cash	2,910	2,910	Class 2:	Secured Claims	2,447	2,447	100.0%	2,447	100.0%
Financial Instruments & Other Inventory			Class 3:	Senior Unsecured Claims	83,582	9,200	11.0%	17,912	21.4%
Real Estate	1,455	2,753
Loans	544	457	Class 4A:[45]	Senior Intercompany Claims	51,112	5,626	11.0%	7,851	15.4%
Principal Investments	996	1,722
Derivatives & Other Contracts	—	—	Class 4B:[45]	Senior Affiliate Guarantee Claims	10,666	1,147	10.8%	1,717	16.1%
Other Assets	2,431	2,732	Class 5A:	Senior Third-Party Guarantee Claims	21,174	2,276	10.8%	2,721	12.9%

Operating Asset Recoveries	$11,040	$13,278	Class 5B:	Senior Third-Party LBT/LBSN Guarantee Claims	31,137	3,347	10.8%	3,501	11.2%
Intercompany Receivables	22,921	31,214	Class 6:	Derivative Claims	—	—	—	—	—
Equity Interests in Affiliates	1,587	2,823	Class 7:	General Unsecured Claims	12,281	1,246	10.1%	2,430	19.8%

TOTAL ASSETS	$35,547	$47,315	Class 8A:[45]	Intercompany Claims	8	1	10.1%	1	15.0%

Administrative Expenses[1]			Class 8B:[45]	Affiliate Guarantee Claims	1,578	160	10.1%	236	15.0%
Administrative Expenses & Other	($3,651)	($2,651)
Post-Petition Intercompany Payables	(1,695)	(1,695)	Class 9:	Derivative Guarantee Claims	39,386	3,995	10.1%	4,711	12.0%
Operating Disbursements	(753)	(716)
			Class 10A:	Subordinated Class 10A Claims	3,393	—	—	—	—
			Class 10B:	Subordinated Class 10B Claims	10,368	—	—	—	—
			Class 10C:	Subordinated Class 10C Claims	1,503	—	—	—	—

DISTRIBUTABLE ASSETS	$29,447	$42,253	Class 11:	Section 510(b) Claims	—	—	—	—	—
Recovery From Plan Adjustments	—	$1,277	Class 12:	Equity Interests		—	—	—	—

NET DISTRIBUTABLE ASSETS	$29,447	$43,530	TOTALS		$268,636	$29,447		$43,530

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims. Liquidation scenario includes $1 billion of incremental liquidation administrative expenses.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.
5	For comparison purposes, LBT’s and LBSN’s amount of recovery of Class 8A and 8B under the Plan have been included in the Class 4A and 4B recoveries shown here.

Liquidation Analysis for LCPI

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$1,862	$1,862	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	39	39	Class 2:	Secured Claims	$104	$104	100.0%	$104	100.0%

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	41	13	31.3%	21	51.9%
Real Estate	1,782	5,474
Loans	2,952	4,373	Class 4:	General Unsecured Claims	2,916	914	31.3%	1,513	51.9%
Principal Investments	769	1,084
Derivatives & Other Contracts	75	99	Class 5A:[4]	Intercompany Claims of LBHI	23,285	7,295	31.3%	11,539	49.6%

Other Assets	80	80	Class 5B:[4]	Intercompany Claims of Participating Subsidiary Debtors	891	279	31.3%	430	48.3%

Operating Asset Recoveries	$7,558	$13,011	Class 5C:[4]	Intercompany Claims of Affiliates other than Participating Debtors	3,888	1,218	31.3%	2,017	51.9%

Intercompany Receivables	$3,103	$4,047	Class 6:	Equity Interests	—	—	—	—	—
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	78	289

TOTAL ASSETS	$10,740	$17,347

Administrative Expenses[1]
Administrative Expenses & Other	($144)	($144)
Post-Petition Intercompany Payables	(88)	(88)
Operating Disbursements	(686)	(805)

DISTRIBUTABLE ASSETS	$9,822	$16,310

Contribution to Plan Adjustments	—	($687)

NET DISTRIBUTABLE ASSETS	$9,822	$15,624	TOTALS		$31,126	$9,822		$15,624

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LBCS

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$1,491	$1,491	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	36	36	Class 2:	Secured Claims	$36	$36	100.0%	$36	100.0%

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	1,359	654	48.1%	677	49.8%
Real Estate	—	—
Loans	0	0	Class 4:	General Unsecured Claims	776	374	48.1%	387	49.8%
Principal Investments	—	—
Derivatives & Other Contracts	242	295	Class 5A:[4]	Intercompany Claims of LBHI	1,515	729	48.1%	590	38.9%

Other Assets	—	—	Class 5B:[4]	Intercompany Claims of Participating Subsidiary Debtors	—	—	—	—	—

Operating Asset Recoveries	$1,769	$1,822	Class 5C:[4]	Intercompany Claims of Affiliates other than Participating Debtors	20	10	48.1%	10	49.8%

Intercompany Receivables	$96	$93	Class 6:	Equity Interests	—	—	—	—	—
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$1,864	$1,915

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($18)	($18)
Operating Disbursements	(44)	(15)

DISTRIBUTABLE ASSETS	$1,802	$1,882

Contribution to Plan Adjustments	—	($182)

NET DISTRIBUTABLE ASSETS	$1,802	$1,699	TOTALS		$3,707	$1,802		$1,699

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LBSF

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$6,746	$6,746	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	610	610	Class 2:	Secured Claims	$707	$707	100.0%	$707	100.0%

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	24,149	4,785	19.8%	5,389	22.3%
Real Estate	—	—
Loans	1	2	Class 4:	General Unsecured Claims	154	31	19.8%	34	22.3%
Principal Investments	—	—
Derivatives & Other Contracts	3,601	4,527	Class 5A:[4]	Intercompany Claims of LBHI	25,336	5,020	19.8%	5,249	20.7%

Other Assets	25	25	Class 5B:[4]	Intercompany Claims of Participating Subsidiary Debtors	445	88	19.8%	83	18.7%

Operating Asset Recoveries	$10,983	$11,910	Class 5C:[4]	Intercompany Claims of Affiliates other than Participating Debtors	1,234	244	19.8%	275	22.3%

Intercompany Receivables	$734	$917	Class 6:	Equity Interests	—	—	—	—	—
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	157	157

TOTAL ASSETS	$11,874	$12,984

Administrative Expenses[1]
Administrative Expenses & Other	($19)	($19)
Post-Petition Intercompany Payables	(311)	(311)
Operating Disbursements	(670)	(620)

DISTRIBUTABLE ASSETS	$10,875	$12,034

Contribution to Plan Adjustments	—	($297)

NET DISTRIBUTABLE ASSETS	$10,875	$11,737	TOTALS		$52,024	$10,875		$11,737

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LOTC

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$239	$239	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	$563	$152	27.0%	$166	29.4%
Real Estate	—	—
Loans	—	—	Class 4:	General Unsecured Claims	4	1	27.0%	1	29.4%
Principal Investments	—	—
Derivatives & Other Contracts	119	157	Class 5A:[4]	Intercompany Claims of LBHI	194	52	27.0%	50	25.8%

Other Assets	—	—	Class 5B:[4]	Intercompany Claims of Participating Subsidiary Debtors	8	2	27.0%	2	25.8%

Operating Asset Recoveries	$358	$396	Class 5C:[4]	Intercompany Claims of Affiliates other than Participating Debtors	414	112	27.0%	122	29.4%

Intercompany Receivables	—	—	Class 6:	Equity Interests	—	—	—	—	—
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$358	$396

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($7)	($7)
Operating Disbursements	(32)	(20)

DISTRIBUTABLE ASSETS	$319	$369

Contribution to Plan Adjustments	—	($28)

NET DISTRIBUTABLE ASSETS	$319	$341	TOTALS		$1,184	$319		$341

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LBCC

($ in millions)

					Liquidation Estimated Allowed Claims[2]
	Estimated Liquidation Assets	Estimated Plan Assets				Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$461	$461	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	5	5	Class 2:	Secured Claims	$5	$5	100.0%	$5	100.0%

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	760	218	28.7%	234	30.7%
Real Estate	—	—
Loans	—	—	Class 4:	General Unsecured Claims	11	3	28.7%	3	30.7%
Principal Investments	—	—
Derivatives & Other Contracts	190	254	Class 5A:[4]	Intercompany Claims of LBHI	252	72	28.7%	42	16.8%

Other Assets	—	—	Class 5B:[4]	Intercompany Claims of Participating Subsidiary Debtors	589	169	28.7%	160	27.2%

Operating Asset Recoveries	$656	$720	Class 5C:[4]	Intercompany Claims of Affiliates other than Participating Debtors	550	158	28.7%	169	30.7%

Intercompany Receivables	$6	$6	Class 6:	Equity Interests	—	—	—	—	—
Recovery on Affiliate Guarantees	0	4
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$661	$730

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	($35)	($34)

DISTRIBUTABLE ASSETS	$626	$696

Contribution to Plan Adjustments	—	($83)

NET DISTRIBUTABLE ASSETS	$626	$613	TOTALS		$2,167	$626		$613

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LBDP

($ in millions)

					Liquidation Estimated Allowed Claims[2]
	Estimated Liquidation Assets	Estimated Plan Assets				Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$387	$387	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	$75	$75	100.0%	$75	100.0%
Real Estate	—	—
Loans	—	—	Class 4:	General Unsecured Claims	3	3	100.0%	3	100.0%
Principal Investments	—	—
Derivatives & Other Contracts	6	9	Class 5A:[4]	Intercompany Claims of LBHI	—	—	—	—	—

Other Assets	—	—	Class 5B:[4]	Intercompany Claims of Affiliates other than LBHI	123	123	100.0%	123	100.0%

Operating Asset Recoveries	$393	$396	Class 6:	Equity Interests	—	188	—	196	—

Intercompany Receivables	$2	$2
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$396	$399

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	($5)	($1)

DISTRIBUTABLE ASSETS	$390	$398

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$390	$398	TOTALS		$202	$390		$398

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LBFP

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$424	$424	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	Derivative Claims	$58	$58	100.0%	$58	100.0%
Real Estate	—	—
Loans	—	—	Class 4:	General Unsecured Claims	5	5	100.0%	5	100.0%
Principal Investments	—	—
Derivatives & Other Contracts	37	44	Class 5A:[4]	Intercompany Claims of LBHI	2	2	100.0%	1	80.1%

Other Assets	—	—	Class 5B:[4]	Intercompany Claims of Affiliates other than LBHI	203	203	100.0%	203	100.0%

Operating Asset Recoveries	$461	$468	Class 6:	Equity Interests	—	178	—	196	—

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$461	$468

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($2)	($2)
Operating Disbursements	(14)	(4)

DISTRIBUTABLE ASSETS	$445	$462

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$445	$462	TOTALS		$267	$445		$462

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LB 745

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]
Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$2	$2	100.0%	$2	100.0%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	46	46	100.0%	36	79.1%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	—	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	285	—	310	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$333	$349
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$333	$349

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$333	$349

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$333	$349	TOTALS		$48	$333		$349

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for PAMI STATLER

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$3	—	—	—	—
Real Estate	$12	$16
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	—	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$12	$16

Intercompany Receivables	—	—
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$12	$16

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($15)	($15)
Operating Disbursements	(3)	(1)

DISTRIBUTABLE ASSETS	($6)	—

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	($6)	—	TOTALS		$3	—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for CES

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	0	0	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$3	$2	94.3%	$3	100.0%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	22	21	94.3%	17	80.0%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	1	1	94.3%	1	100.0%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	3	—

Operating Asset Recoveries	$1	$1

Intercompany Receivables	$23	$23
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$24	$24

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$24	$24

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$24	$24	TOTALS		$25	$24		$24

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for CES V

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	0	0	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$3	$1	32.4%	$1	37.7%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	8	3	32.4%	2	30.1%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	0	0	32.4%	0	37.7%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$0	$0

Intercompany Receivables	$3	$3
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$4	$4

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$4	$4

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$4	$4	TOTALS		$11	$4		$4

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for CES IX

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	0	0	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$2	$1	52.0%	$2	61.2%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	9	5	52.0%	4	49.0%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	0	0	52.0%	0	61.2%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$0	$0

Intercompany Receivables	$6	$6
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$6	$6

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$6	$6

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$6	$6	TOTALS		$12	$6		$6

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for East Dover

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$2	$2	100.0%	$2	100.0%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	3	3	100.0%	3	78.9%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	0	0	100.0%	0	100.0%

Other Assets	—	—	Class 5:	Equity Interests	—	26	—	47	—

Operating Asset Recoveries	$0	$0

Intercompany Receivables	$31	$52
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	0	0

TOTAL ASSETS	$31	$52

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$31	$52

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$31	$52	TOTALS		$6	$31		$52

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LS Finance

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	$2	$2	Class 2:	Secured Claims	$2	$2	100.0%	$2	100.0%

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	2	2	71.1%	2	71.2%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	—	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$2	$2

Intercompany Receivables	$2	$2
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$3	$3

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$3	$3

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$3	$3	TOTALS		$4	$3		$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LUXCO

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$7	$7	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$2	—	—	$0	4.8%
Real Estate	93	353
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	593	—	—	29	4.8%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$100	$360

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$100	$360

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($286)	($286)
Operating Disbursements	(19)	(46)

DISTRIBUTABLE ASSETS	($205)	$29

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	($205)	$29	TOTALS		$596	—		$29

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for BNC

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$16	$0	1.1%	$0	1.9%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	1	0	1.1%	0	1.9%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	0	0
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$0	$0

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$0	$0

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$0	$0	TOTALS		$16	$0		$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LB Rose Ranch

($ in millions)

					Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$1	$1	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$8	—	—	$3	38.9%
Real Estate	2	8
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	—	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$3	$9

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$3	$9

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($5)	($5)
Operating Disbursements	(0)	(0)

DISTRIBUTABLE ASSETS	($3)	$3

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	($3)	$3	TOTALS		$8	—		$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for SASCO

($ in millions)

Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$165	$42	25.5%	$82	50.1%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	588	150	25.5%	236	40.1%
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	0	0	25.5%	0	50.1%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$192	$318
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$192	$318

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	—	—
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$192	$318

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$192	$318	TOTALS		$753	$192		$318

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for LB 2080

($ in millions)

Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$11	$0	0.8%	$0	0.8%
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	31	0	0.8%	0	0.8%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$0	$0

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	$0	$0

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$0	$0	TOTALS		$43	$0		$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for Merit

($ in millions)

					Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—
Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	—	—	—	—	—
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	$25	$25	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	$324	$25	7.6%	$31	9.6%

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	$25	$25

Intercompany Receivables	$3	$5
Recovery on Affiliate Guarantees	3	3
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$31	$33

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	(6)	(2)

DISTRIBUTABLE ASSETS	$25	$31

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	$25	$31	TOTALS		$324	$25		$31

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for Preferred Somerset

($ in millions)

Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	—	—	—	—
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	7	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$0	$0

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	—	—

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	—	—	TOTALS		$7	—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

Liquidation Analysis for Somerset

($ in millions)

Liquidation
	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	—	—	Class 1:	Priority Non-Tax Claims	—	—	—	—	—

Restricted Cash	—	—	Class 2:	Secured Claims	—	—	—	—	—
Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$8	—	—	—	—
Real Estate	—	—
Loans	—	—	Class 4A:[4]	Intercompany Claims of LBHI	—	—	—	—	—
Principal Investments	—	—
Derivatives & Other Contracts	—	—	Class 4B:[4]	Intercompany Claims of Affiliates other than LBHI	10	—	—	—	—

Other Assets	—	—	Class 5:	Equity Interests	—	—	—	—	—

Operating Asset Recoveries	—	—

Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	—	—
Equity Interests in Affiliates	—	—

TOTAL ASSETS	$0	$0

Administrative Expenses[1]
Administrative Expenses & Other	—	—
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	—	—

DISTRIBUTABLE ASSETS	—	—

Contribution to Plan Adjustments	—	—

NET DISTRIBUTABLE ASSETS	—	—	TOTALS		$17	—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—“. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of set-off.

33

Exhibit 6

Debtors’ Estimates of Claims and Claims Data

1.	Introduction

The Claims information contained in the Disclosure Statement is the product of ongoing analysis, review, negotiation, and settlements of the Claims filed against the Debtors by both third parties and Affiliates. Proofs of Claim, as originally filed, were subject to multiple levels of review to sort Claims by type, Primary Obligor (for Guarantee Claims) and – to the extent adequate information was available – enforceability of the Claim and validity of the Claim amount. This Exhibit 6 reconciles the Claim amounts currently on the claims register in the Chapter 11 Cases, as reported by Epiq Bankruptcy Solutions LLC (“Epiq”) as of December 16, 2010 (which accounts for claims that have already been withdrawn, amended, or disallowed by the Bankruptcy Court) (the “Filed Amounts” or “Filed Claims”) to (i) the Debtors’ estimate of what amounts will ultimately be Allowed, after the Debtors have completed their review (the “Debtors’ Estimate of Claim Amounts”) and (ii) the Allowed Claim amounts, after taking into account adjustments made to the Debtors’ Estimate of Claim Amounts pursuant to provisions of the Plan (the “Estimated Allowed Claims”).

The Debtors continue to review, analyze and form conclusions with respect to the Filed Claims and the Debtors’ Estimate of Claim Amounts. This Exhibit summarizes the analysis performed by the Debtors through December 31, 2010 in order to arrive at the Debtors’ Estimate of Claim Amounts. The Debtors’ Estimate of Claim Amounts will continue to change as the Debtors continue their review.1 The Debtors’ Estimate of Claim Amounts included herein have been prepared internally by the Debtors, and may differ from the amounts ultimately Allowed.

2.	Source Data

The Filed Amounts reflect the amounts of the Claims as set forth on the claims register maintained by Epiq as of December 16, 2010. The Filed Amounts differ from Claim amounts as originally filed because they account for Claim objections that have been approved by the Bankruptcy Court and resulted in the Bankruptcy Court ordering that certain Claims be expunged or reduced in amount, or consensual Claim reductions or withdrawals by, or settlements with, creditors. The Filed Amounts therefore represent the most current status of the Claims register in the Chapter 11 Cases as of December 16, 2010. Claim objections that have been approved by the Bankruptcy

[1]

For the Debtors’ Estimates of Claim Amounts to be binding on a particular creditor, either (i) such creditor must agree to the Debtors’ adjustments and file an amended Claim, (ii) the Debtors must object to the creditor’s Claims and have the Claim adjudicated either by the Bankruptcy Court, or by means of certain claims hearing procedures and alternative dispute resolution procedures or (iii) the Plan, once confirmed, provides for a particular treatment of Claims.

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Court include objections based on duplicate Claims, amended and superseded Claims, late filed Claims, and Claims for which the Debtors have asserted no liability or only partial liability.

For the purposes of Debtors’ Estimate of Claim Amounts herein, Claims that do not indicate the name of the Debtor against whom such Claims are filed (approximately $1.3 billion of Filed Amounts) are assumed to be Claims held against LBHI and are reflected in the Annexes as such. All Guarantee Claims are assumed to be Claims against LBHI and can be identified by Primary Obligor.

3.	Debtors’ Adjustments to Filed Claim Amounts

Approximately 67,000 Claims were filed against the Debtors, in amounts totaling approximately $1.2 trillion (including duplicate Claims and estimated amounts for certain unliquidated claims). At the time of the filing of the Debtors’ chapter 11 plan in March of 2010, the Debtors had only had the opportunity to perform a limited review of the Claims. As a result of that initial review, the Debtors’ Estimate of Claim Amounts of all Claims filed against the Debtors was $740 billion. As of December 16, 2010, approximately 53,500 Filed Claims remain on the Claims register against all of the Debtors in an aggregate amount of approximately $775 billion. Based upon the Debtors’ continued review and analysis, and negotiations and settlements with creditors and purported creditors, the Debtors’ Estimate of Claim Amounts equal approximately $367 billion. The primary adjustments to the Filed Amounts that the Debtors have made in order to arrive at the current Debtors’ Estimate of Claim Amounts are summarized and described below.

Filed Claim Amount as of December 16, 2010 (in billions)	$775
Reductions related to:
Accounts Payable and Other	(101)
Third-Party Guarantee Claims	(99)
Affiliate Guarantee Claims	(73)
Intercompany Claims	(57)
Claims Based on Derivative Contracts	(54)
Debt	(24)
Debtors’ Estimate of Claim Amounts As Of December 16, 2010	$367
Adjustments Per Plan	($6)
Estimated Allowed Claims	$361

6-2

a.	Accounts Payable And Other

Filed Claims were reduced by $101 billion primarily due to the following:

(i) Residential Mortgage Backed Securities

As more fully described in section VI— “Residential Mortgage Loan Representation/Warranty Claims and Recoveries,” parties have filed approximately 1,100 Claims totaling $73 billion asserting obligations to repurchase mortgage loans or indemnification for breaches of representations, warranties or covenants. Filed Claims have been reduced by approximately $6 billion for Claims that were settled. Based on the Debtors’ review of Claims to date, and the Debtors’ institutional knowledge regarding the success rate of asserted repurchase and indemnity claims in the market, the Debtors’ Estimate of Claim Amounts based on the Debtors’ repurchase and indemnity obligations for residential mortgage loans will ultimately be significantly less than the amount of Filed Claims. Specifically, the Debtors believe that certain of the Claims filed are duplicative of other Filed Claims, certain of the Claims were filed in amounts in excess of the damages, and certain of the claimants will be unable to provide sufficient documentation to substantiate all or a portion of their Claims. The Debtors Estimate of Claim Amounts for these obligations will be approximately $10.4 billion. These are reflected in the attached Annexes in the Accounts Payable & Other claim types.

(ii) Prime Brokerage

Prime brokerage agreements were typically arrangements between a third party and LBI or LBIE. Prime brokerage creditors have filed claims against LBHI and other debtor affiliates who are not party to the prime brokerage agreements. Based on the Debtors’ review of the agreements, it appears that only LBI and LBIE executed such agreements with third parties. Although the Debtors were referred to in the definition of “Lehman” in the agreement, there is no evidence to suggest that either LBHI or its Debtor Affiliates authorized LBI or LBIE to act as their agent in connection with the agreements. In addition, certain prime brokerage claimants have provided the Guarantee Resolutions as additional support for their Claims. The Debtors intend to challenge these Claims. As such, the Filed Claims related to the prime brokerage accounts reflected in Third Party Guarantees and Accounts Payable and Other of $10 billion and $15 billion, respectively, have been reduced to zero in the Debtor’s Estimate of Claim Amounts.

(iii) Identified Objections

The Debtors reduced the amount of Filed Claims by $13 billion to account for potential future Claim objections on various grounds including that such Claims (i) are duplicative, (ii) are amendments to other Claims, (iii) fail to state a liability attributable to the Debtors, (iv) were not timely filed, (v) lack sufficient supporting documentation, or (vi) were filed in excessive amounts.

6-3

b.	Third Party Guarantees

LBHI has reviewed the majority of the significant Third-Party Guarantee Claims to determine if such Claims are supported by a valid Guarantee. In addition, to the extent adequate information was available at the time of the analysis, LBHI reviewed the reasonableness of the Claim amounts based on the primary obligation. The following summarizes the major components of the reduction in the Filed Amounts of Third Party Guarantee Claims.

(i) Bankhaus: LBHI has reduced Third-Party Guarantee Claims by $25 billion related to (a) the Claim filed by the The Association of German Banks (Bundesverband deutscher Banken) (The “BdB”), based on a purported indemnification by LBHI of the BdB for any losses that the BdB incurs as a result of its obligation to make payments to depositors of Bankhaus pursuant to the by-laws of the German Deposit Protection Fund (the “GDPF Claim”), which the Debtors have reduced in their estimates to account for an estimate of actual payments to be made to depositors, and for recoveries that the GDPF realizes on its claim against Bankhaus for such losses; and (b) estimated recoveries related to collateral held and not considered in the Claim filed by the Deutsche Bundesbank.

(ii) Identified Objections: The Debtors reduced the amount of Filed Claims by $21 billion to account for potential future Claim objections on various grounds including that such Claims (i) are duplicative, (ii) are amendments to other Claims, (iii) fail to state a liability attributable to the Debtors, (iv) were not timely filed, (v) lack sufficient supporting documentation, or (vi) were filed in excessive amounts.

(iii) Derivative Contracts: As more fully described below, the Debtors reduced Guarantee Claims based on Derivative Contracts by approximately $13 billion to reflect the Debtors’ Estimate of Claim Amounts for Claims based on Derivative Contracts, which includes a 50% reduction of Guarantee Claims filed by the Big Banks.

(iv) SPV Structures: The Debtors reduced the Filed Amounts by $8.2 billion to account for the Debtors’ Estimate of Claim Amounts for (i) Claims filed by U.S. Bank National Association on behalf of RACERS MM Trust and RACERS A Trust, as discussed more fully at in section IV.G.b – “The RACERS Transactions” – and (ii) Claims filed by holders of Hong Kong Minibonds.

(v) Prime Brokerage Agreements: As more fully described in paragraph (a.ii) above, the Debtors reduced all prime brokerage Guarantee Claims to zero resulting in a $10 billion reduction in Third Party Guarantee Claims.

(vi) Guarantee Resolution: Third-Party Guarantee Claims based on Guarantee Resolutions are subject to challenge for the reasons set forth in section XI.B.1.b. – “Validity and Enforceability of Guarantee Claims” – of the

6-4

Disclosure Statement. Accordingly, these Claims totaling approximately $6 billion have been reduced to zero in the Debtors’ Estimate of Claim Amounts.

c.	Affiliate Guarantee Claims

See Annex B-2 for reductions in Affiliate Guarantee Claims.

d.	Intercompany

Intercompany Claims reflect direct claims related to intercompany balances and other transactions filed by Non-Controlled Affiliates against the Debtors. Intercompany Claims were filed totaling approximately $119 billion and have been reduced to reflect the Debtors’ Estimate of Claim Amounts of approximately $62 billion. This reduction is based on the Debtors’ analysis of Intercompany Claims and transactions, and discussions that the Debtors have had with Affiliates regarding Claim amounts and validity. Because Debtors and Debtor-Controlled Entities were not required to file Claims, the foregoing amounts do not include Claims that Debtors and Debtor-Controlled Entities hold against the Debtors.

e.	Derivatives

(i) Identified Objections

Filed Claims that have been set aside for potential future objections total approximately $22 billion. The majority of this reduction relates to one duplicate Claim.

(ii) Big Banks

The Debtors have identified approximately 30 major financial institutions (“Big Banks”) that filed approximately $22 billion in Claims (the “Big Bank Claims”) based on Derivative Contracts, primarily against LBSF, and related Guarantee Claims against LBHI. The Debtors are in various stages of negotiations with the Big Banks but have not reached any agreements. For the purposes of estimating Claims, the Debtors have reduced the total amount of the Big Bank Claims by 50%, or approximately $11 billion, to reflect a more accurate indication of the Debtors’ Estimate of Claim Amounts. In addition, the corresponding Guarantee Claims were similarly reduced.

(iii) SPV Structures

A $15 billion reduction to the Filed Amounts relates to the revised Debtors’ Estimate of Claim Amounts for (1) Claims filed for U.S. Bank National Association on behalf of RACERS MM Trust and RACERS A Trust, as discussed more fully at section IV.G.b – “The RACERS Transactions” – and (2) Claims filed by holders of Hong Kong Minibonds.

6-5

f.	Debt

Filed debt claims were reduced by $24 billion to reflect the Debtors’ Estimate of LBHI Senior and Subordinated Debt principal obligations plus accrued interest as of the Commencement Date.

g.	Unliquidated Claims

Unliquidated Claims are those for which a Proof of Claim either did not specify an amount, or specified an amount as being either a partial estimate or minimum amount of the asserted Claim. The Debtors have reviewed the unliquidated Claims and adjusted the Claim amounts to an indicated amount or an estimated amount. There were approximately 4,300 fully unliquidated claims in which no amount was indicated and for which the Debtors are unable to estimate an amount. The Debtors’ Estimate of Claim Amounts for such Claims therefore is zero. The fully unliquidated Claims were primarily Claims classified as accounts payable and third party Guarantee Claims. It is the Debtors’ view that the adjusted Claim amounts adequately reflect all material claims against the Debtors.

h.	JPMorgan

As more fully described in section IV.E.2.b – “Transaction with JPMorgan” – of the Disclosure Statement, JPMorgan and certain of its affiliates, and LBHI, with other Debtors, entered into a Collateral Disposition Agreement (the CDA). Pursuant to the CDA, JPMorgan and its affiliates reduced their claims from approximately $7.7 billion to $524 million through the application of collateral. LBHI made a one-time cash payment to JPMorgan in the amount of approximately $524 million and thus, Claims from JPMorgan (for which the bank held the subject collateral) have been reduced to zero (subject to a reservation of rights). The Debtors have reflected the Claims assumed from JPMorgan (subject to the CDA collateral) as Subrogated Receivables on the balance sheet of LBHI. See section XI.K – “Summary of Recovery Analysis Under The Plan” – of the Disclosure Statement, regarding the accounting of such Subrogated Receivables.

4.	Adjustments Per Plan

The following adjustments have been made to the Debtors’ Estimate of Claim Amounts pursuant to certain provisions of the Plan:

a.

A $45 billion adjustment to Affiliate Guarantee Claims that relates primarily to an adjustment to the Debtors’ Estimate of Claim Amounts to allow for the risk associated with the enforceability of asserted Guarantee Claims and the risk of substantive consolidation as well as an adjustment to reflect

6-6

the set-off of Affiliate Guarantee amounts with other amounts payable from the Affiliates to LBHI.

b.	A $50 billion adjustment to Intercompany Claims which includes an increase to reflect the Debtors’ Estimate of Claim Amounts of Intercompany Claims between the Debtors as well as the set-off of Intercompany Claim amounts with other amounts owed between Affiliates.

c.	Third Party Guarantee claims against LBHI were reduced by $5.25 billion so as not to duplicate the economic impact against LBHI of certain underlying claims against LCPI and LBSF. See section IV.G.b— “The RACERS Transaction” of the Disclosure Statement for further explanation. In addition, the RACERs claims against LBSF were reclassified from Derivative Claims to Intercompany Claims.

d.	Priority tax claims of $1.5 billion were reduced to zero and the Debtors’ Estimate of this obligation will be included in Administrative Expenses in the Recovery Analysis

e.	An adjustment of $3.3 billion was made to Secured Claims to reflect estimates of restricted cash balances and encumbered assets.

5.	Claim Detail

Set forth below is a list of the Annexes to this Exhibit 62:

Annex A: Information Regarding Claims against LBHI and each other Debtor filed by Third Parties and Affiliates

Annex B: Information Regarding Claims Only Against LBHI

•	Annex B-1: Third Party Guarantee Claims

•	Annex B-2: Affiliate Guarantee Claims

[2]	Amounts set forth in the Annexes have been rounded and totals may not foot.

6-7

Annex A-1: Third Party & Affiliate Claims by Claim Type Against Each Debtor (Page 1 of 2)

($ in millions)

Claim Type	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.

Total Affiliate Guarantee Claims	$12,244	$—	$—	$—	$—	$—

Total Direct Intercompany Claims	51,119	27,014	28,065	1,536	1,391	617

Third Party Claims
Third Party Guarantees	91,696	—	—	—	—	—
Accounts Payable & Other	12,281	154	2,916	776	11	4

Debt	83,582	—	—	—	—	—
Debt - Subordinated	15,264	—	—	—	—	—

Total Debt	$98,846	$—	$—	$—	$—	$—

Derivatives	—	24,149	41	1,359	760	563

Total Third Party Claims	$202,823	$24,304	$2,958	$2,136	$772	$567

Total General Unsecured Claims	$266,186	$51,318	$31,022	$3,671	$2,162	$1,184

Priority - Non-Tax	3	—	—	—	—	—
Priority - Tax	—	—	—	—	—	—
Secured	2,447	707	104	36	5	—

Estimated Allowed Claims	$268,636	$52,024	$31,126	$3,707	$2,167	$1,184

Claim Type	Structured Asset Securities Corporation	Merit, LLC	Lehman Brothers Derivative Products Inc.	Lehman Brothers Financial Products Inc.	CES Aviation LLC	BNC Mortgage LLC

Total Affiliate Guarantee Claims	$—	$—	$—	$—	$—	$—

Total Direct Intercompany Claims	588	324	123	205	23	1

Third Party Claims
Third Party Guarantees	—	—	—	—	—	—
Accounts Payable & Other	165	—	3	5	3	16

Debt	—	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—	$—

Derivatives	—	—	75	58	—	—

Total Third Party Claims	$165	$—	$79	$62	$3	$16

Total General Unsecured Claims	$753	$324	$202	$267	$25	$16

Priority - Non-Tax	—	—	—	—	—	—
Priority - Tax	—	—	—	—	—	—
Secured	—	—	—	—	—	—

Estimated Allowed Claims	$753	$324	$202	$267	$25	$16

Annex A-1: Third Party & Affiliate Claims by Claim Type Against Each Debtor (Page 2 of 2)

($ in millions)

Claim Type	LB 2080 Kalakaua Owners LLC	LB Rose Ranch LLC	LB Somerset LLC	East Dover Limited	LB 745 LLC	CES Aviation V LLC

Total Affiliate Guarantee Claims	$—	$—	$—	$—	$—	$—

Total Direct Intercompany Claims	31	—	10	3	46	8

Third Party Claims
Third Party Guarantees	—	—	—	—	—	—
Accounts Payable & Other	11	8	8	2	2	3

Debt	—	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—	—

Total Third Party Claims	$11	$8	$8	$2	$2	$3

Total General Unsecured Claims	$43	$8	$17	$6	$48	$11

Priority - Non-Tax	—	—	—	—	—	—
Priority - Tax	—	—	—	—	—	—
Secured	—	—	—	—	—	—

Estimated Allowed Claims	$43	$8	$17	$6	$48	$11

Claim Type	PAMI Statler Arms LLC	CES Aviation IX LLC	Lehman Scottish Finance L.P.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB Preferred Somerset LLC	Total Debtors

Total Affiliate Guarantee Claims	$—	$—	$—	$—	$—	$12,244

Total Direct Intercompany Claims	—	9	—	593	7	111,713

Third Party Claims	—
Third Party Guarantees	—	—	—	—	—	91,696
Accounts Payable & Other	3	2	2	2	0	16,378

Debt	—	—	—	—	—	83,582
Debt - Subordinated	—	—	—	—	—	15,264

Total Debt	$—	$—	$—	$—	$—	$98,846

Derivatives	—	—	—	—	—	27,007

Total Third Party Claims	$3	$2	$2	$2	$0	$233,927

Total General Unsecured Claims	$3	$12	$2	$596	$7	$357,884

Priority - Non-Tax	—	—	—	—	—	3
Priority - Tax	—	—	—	—	—	—
Secured	—	—	2	—	—	3,300

Estimated Allowed Claims	$3	$12	$4	$596	$7	$361,186

Annex A-2: Third Party & Affiliate Claims Against All Debtors Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Affiliate Guarantee Claims [1]	$130,199	$(72,663)	$57,536	$(45,293)	$12,244

Total Direct Intercompany Claims [2]	118,921	(57,181)	61,739	49,974	111,713

Third Party Claims
Third Party Guarantees	196,375	(99,428)	96,946	(5,250)	91,696
Accounts Payable & Other	121,418	(100,560)	20,859	(4,481)	16,378

Debt	110,701	(26,350)	84,351	(769)	83,582
Debt - Subordinated	12,496	2,768	15,264	—	15,264

Total Debt	$123,198	$(23,582)	$99,615	$(769)	$98,846

Derivatives	83,618	(54,361)	29,257	(2,250)	27,007

Total Third Party Claims	$524,609	$(277,932)	$246,677	$(12,750)	$233,927

Total General Unsecured Claims	$773,729	$(407,776)	$365,953	$(8,069)	$357,884

Priority - Non-Tax	3	—	3	—	3
Priority - Tax	1,482	—	1,482	(1,482)	—
Secured	—	—	—	3,300	3,300

Total Claims	$775,214	$(407,776)	$367,438	$(6,252)	$361,186

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Affiliate Guarantee Claims is approximately $45 billion. The Debtors have significant defenses to the enforceability of asserted Guarantee Claims. As such, the allowed amount of these claims is based on the Debtors’ estimate of these claims after providing for the risk related to enforceability and substantive consolidation. Adjustment also reflects the set-off of Affiliate Guarantee Claims against other amounts payable from the Affiliates to LBHI.

[2]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $50 billion. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-3: Third Party & Affiliate Claims Against Lehman Brothers Holdings Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Affiliate Guarantee Claims [1]	$130,199	$(72,663)	$57,536	$(45,293)	$12,244

Total Direct Intercompany Claims [2]	83,376	(31,743)	51,633	(514)	51,119

Third Party Claims
Third Party Guarantees	196,375	(99,428)	96,946	(5,250)	91,696
Accounts Payable & Other	71,164	(58,883)	12,281	—	12,281

Debt	109,556	(25,974)	83,582	—	83,582
Debt - Subordinated	12,496	2,768	15,264	—	15,264

Total Debt	$122,053	$(23,207)	$98,846	$—	$98,846

Derivatives	132	(132)	—	—	—

Total Third Party Claims	$389,723	$(181,650)	$208,073	$(5,250)	$202,823

Total General Unsecured Claims	$603,299	$(286,056)	$317,243	$(51,057)	$266,186

Priority - Non-Tax	3	—	3	—	3
Priority - Tax	1,317	—	1,317	(1,317)	—
Secured	—	—	—	2,447	2,447

Total Claims	$604,619	$(286,056)	$318,562	$(49,927)	$268,636

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Affiliate Guarantee Claims is approximately $45 billion. The Debtors have significant defenses to the enforceability of asserted Guarantee Claims. As such, the allowed amount of these claims is based on the Debtors’ estimate of these claims after providing for the risk related to enforceability and substantive consolidation. Adjustment also reflects the set-off of Affiliate Guarantee Claims against other amounts payable from the Affiliates to LBHI.

[2]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $514 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-4: Third Party & Affiliate Claims Against Lehman Brothers Special Financing Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$28,978	$(22,817)	$6,161	$20,853	$27,014

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	5,897	(5,743)	154	—	154

Debt	0	(0)	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$0	$(0)	$—	$—	$—

Derivatives	74,015	(47,615)	26,399	(2,250)	24,149

Total Third Party Claims	$79,912	$(53,358)	$26,554	$(2,250)	$24,304

Total General Unsecured Claims	$108,889	$(76,175)	$32,715	$18,603	$51,318

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	19	—	19	(19)	—
Secured	—	—	—	707	707

Total Claims	$108,908	$(76,175)	$32,734	$19,291	$52,024

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $21 billion. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-5: Third Party & Affiliate Claims Against Lehman Commercial Paper Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$2,175	$783	$2,959	$25,106	$28,065

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	11,490	(3,323)	8,166	(5,250)	2,916

Debt	362	(362)	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$362	$(362)	$—	$—	$—

Derivatives	5,098	(5,057)	41	—	41

Total Third Party Claims	$16,949	$(8,741)	$8,208	$(5,250)	$2,958

Total General Unsecured Claims	$19,125	$(7,958)	$11,166	$19,856	$31,022

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	37	—	37	(37)	—
Secured	—	—	—	104	104

Total Claims	$19,162	$(7,958)	$11,203	$19,923	$31,126

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $25 billion. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-6: Third Party & Affiliate Claims Against Lehman Brothers Commodity Services Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$110	$(90)	$20	$1,516	$1,536

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	357	(350)	7	769	776

Debt	780	(11)	769	(769)	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$780	$(11)	$769	$(769)	$—

Derivatives	2,059	(699)	1,359	—	1,359

Total Third Party Claims	$3,196	$(1,060)	$2,136	$—	$2,136

Total General Unsecured Claims	$3,306	$(1,151)	$2,155	$1,516	$3,671

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	36	36

Total Claims	$3,306	$(1,151)	$2,155	$1,551	$3,707

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $1.5 billion. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-7: Third Party & Affiliate Claims Against Lehman Brothers Commercial Corporation Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$3,325	$(2,905)	$420	$971	$1,391

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	401	(390)	11	—	11

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	1,461	(700)	760	—	760

Total Third Party Claims	$1,862	$(1,090)	$772	$—	$772

Total General Unsecured Claims	$5,186	$(3,995)	$1,192	$971	$2,162

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	5	5

Total Claims	$5,186	$(3,995)	$1,192	$976	$2,167

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $971 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-8: Third Party & Affiliate Claims Against Lehman Brothers OTC Derivatives Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$804	$(420)	$384	$232	$617

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	348	(344)	4	—	4

Debt	3	(3)	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$3	$(3)	$—	$—	$—

Derivatives	693	(130)	563	—	563

Total Third Party Claims	$1,044	$(477)	$567	$—	$567

Total General Unsecured Claims	$1,848	$(897)	$952	$232	$1,184

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$1,848	$(897)	$952	$232	$1,184

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $232 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-9: Third Party & Affiliate Claims Against Structured Asset Securities Corporation Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$0	$(0)	$—	$588	$588

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	27,977	(27,812)	165	—	165

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$27,977	$(27,812)	$165	$—	$165

Total General Unsecured Claims	$27,977	$(27,812)	$165	$588	$753

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	1	—	1	(1)	—
Secured	—	—	—	—	—

Total Claims	$27,978	$(27,812)	$166	$587	$753

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $588 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-10: Third Party & Affiliate Claims Against Merit, LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$97	$6	$102	$221	$324

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	0	(0)	—	—	—

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$0	$(0)	$—	$—	$—

Total General Unsecured Claims	$97	$6	$102	$221	$324

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$97	$6	$102	$221	$324

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $221 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-11: Third Party & Affiliate Claims Against Lehman Brothers Derivative Products Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$0	$10	$10	$113	$123

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	397	(394)	3	—	3

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	82	(6)	75	—	75

Total Third Party Claims	$479	$(400)	$79	$—	79

Total General Unsecured Claims	$479	$(390)	$89	$113	202

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$479	$(390)	$89	$113	202

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $113 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-12: Third Party & Affiliate Claims Against Lehman Brothers Financial Products Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$0	$1	$1	$204	$205

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	348	(343)	5	—	5

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	73	(16)	58	—	58

Total Third Party Claims	$421	$(359)	$62	$—	$62

Total General Unsecured Claims	$421	$(358)	$63	$204	$267

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$421	$(358)	$63	$204	$267

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $204 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-13: Third Party & Affiliate Claims Against CES Aviation LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$46	$0	$47	$(24)	$23

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	294	(292)	3	—	3

Debt	0	(0)	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$0	$(0)	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$294	$(292)	$3	$—	$3

Total General Unsecured Claims	$341	$(291)	$50	$(24)	$25

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$341	$(291)	$50	$(24)	$25

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $24 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-14: Third Party & Affiliate Claims Against BNC Mortgage LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims	$0	$1	$1	$(0)	$1

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	286	(270)	16	—	16

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$286	$(270)	$16	$—	$16

Total General Unsecured Claims	$286	$(269)	$17	$(0)	$16

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$286	$(269)	$17	$(0)	$16

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-15: Third Party & Affiliate Claims Against LB 2080 Kalakaua Owners LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$31	$31

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	247	(236)	11	—	11

Debt	0	(0)	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$0	$(0)	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$247	$(236)	$11	$—	$11

Total General Unsecured Claims	$247	$(236)	$11	$31	$43

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$247	$(236)	$11	$31	$43

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $31 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-16: Third Party & Affiliate Claims Against LB Rose Ranch LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims	$—	$—	$—	$—	$—

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	255	(247)	8	—	8

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$255	$(247)	$8	$—	$8

Total General Unsecured Claims	$255	$(247)	$8	$—	$8

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$255	$(247)	$8	$—	$8

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-17: Third Party & Affiliate Claims Against LB Somerset LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$10	$10

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	8	—	8	—	8

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$8	$—	$8	$—	$8

Total General Unsecured Claims	$8	$—	$8	$10	$17

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$8	$—	$8	$10	$17

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $10 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-18: Third Party & Affiliate Claims Against East Dover Limited Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$3	$3

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	290	(288)	2	—	2

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	4	(4)	—	—	—

Total Third Party Claims	$295	$(292)	$2	$—	$2

Total General Unsecured Claims	$295	$(292)	$2	$3	$6

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$295	$(292)	$2	$3	$6

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $3 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-19: Third Party & Affiliate Claims Against LB 745 LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$46	$46

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	288	(286)	2	—	2

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	2	(2)	—	—	—

Total Third Party Claims	$290	$(287)	$2	$—	$2

Total General Unsecured Claims	$290	$(287)	$2	$46	$48

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$290	$(287)	$2	$46	$48

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $46 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-20: Third Party & Affiliate Claims Against CES Aviation V LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$0	$0	$8	$8

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	283	(280)	3	—	3

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$283	$(280)	$3	$—	$3

Total General Unsecured Claims	$283	$(280)	$3	$8	$11

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$283	$(280)	$3	$8	$11

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $8 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-21: Third Party & Affiliate Claims Against PAMI Statler Arms LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims	$9	$(9)	$—	$—	$—

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	280	(277)	3	—	3

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$280	$(277)	$3	$—	$3

Total General Unsecured Claims	$288	$(285)	$3	$—	$3

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	108	—	108	(108)	—
Secured	—	—	—	—	—

Total Claims	$397	$(285)	$111	$(108)	$3

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-22: Third Party & Affiliate Claims Against CES Aviation IX LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$0	$0	$9	$9

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	283	(281)	2	—	2

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$283	$(281)	$2	$—	$2

Total General Unsecured Claims	$283	$(280)	$3	$9	$12

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$283	$(280)	$3	$9	$12

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $9 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-23: Third Party & Affiliate Claims Against Lehman Scottish Finance L.P. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims	$—	$—	$—	$—	$—

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	283	(281)	2	—	2

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$283	$(281)	$2	$—	$2

Total General Unsecured Claims	$283	$(281)	$2	$—	$2

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	2	2

Total Claims	$283	$(281)	$2	$2	$4

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-24: Third Party & Affiliate Claims Against Luxembourg Residential Properties Loan Finance S.a.r.l. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$593	$593

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	235	(232)	2	—	2

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$235	$(232)	$2	$—	$2

Total General Unsecured Claims	$235	$(232)	$2	$593	$596

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$235	$(232)	$2	$593	$596

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $593 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex A-25: Third Party & Affiliate Claims Against LB Preferred Somerset LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims

Total Direct Intercompany Claims [1]	$—	$—	$—	$7	$7

Third Party Claims
Third Party Guarantees	—	—	—	—	—
Accounts Payable & Other	8	(8)	0	—	0

Debt	—	—	—	—	—
Debt - Subordinated	—	—	—	—	—

Total Debt	$—	$—	$—	$—	$—

Derivatives	—	—	—	—	—

Total Third Party Claims	$8	$(8)	$0	$—	$0

Total General Unsecured Claims	$8	$(8)	$0	$7	$7

Priority - Non-Tax	—	—	—	—	—
Priority - Tax	—	—	—	—	—
Secured	—	—	—	—	—

Total Claims	$8	$(8)	$0	$7	$7

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.
[1]

The combined amount of Adjustments Per Plan to Intercompany Claims is approximately $8 million. Adjustments include an increase to reflect Debtors’ estimate of Intercompany Claims between Debtors, as well as the set-off of Intercompany Claims against other amounts owed between affiliates.

Annex B-1: Third-Party Guarantee Claims against LBHI, sorted by Primary Obligor

($ millions)

Debtor Controlled Affiliate	Filed Amount Per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Derivative	Non-Derivative	Debtors’ Estimate of Claim Amounts	Adjustments per Plan	Estimated Allowed Claims
LBSF	$51,245	$(25,704)	$25,435	$107	$25,541	$(5,250)	$20,291
LBCS	1,977	81	1,256	802	2,058	—	2,058
LCPI	1,191	(66)	—	1,125	1,125	—	1,125
LBCC	630	(161)	463	5	468	—	468
LOTC	460	(140)	319	—	319	—	319
All Other Debtor Controlled Affiliates	6,237	(5,346)	54	837	891	—	891

Total Debtor Controlled	$61,739	$(31,337)	$27,527	$2,875	$30,402	$(5,250)	$25,152

Non-Debtor Controlled Affiliate
LB Treasury	$32,345	$(2,173)	$—	$30,172	$30,172	$—	$30,172
LBIE	26,990	(12,180)	13,273	1,536	14,809	—	14,809
Bankhaus	50,277	(37,586)	163	12,528	12,691	—	12,691
LBF S.A.	3,455	(576)	2,819	60	2,879	—	2,879
LEHMAN BROTHERS SECURITIES CO. NV	909	56	—	965	965	—	965
LBHJ	1,461	(96)	—	1,365	1,365	—	1,365
Sunrise Finance	857	(26)	—	831	831	—	831
LBI	2,459	(1,651)	10	798	808	—	808
LBL	4,477	(3,812)	—	664	664	—	664
LBCCA	659	(119)	503	36	539	—	539
LBJ	1,061	(702)	277	82	359	—	359
LB (Lux)	277	(142)	—	136	136	—	136
GKI Development	113	—	—	113	113	—	113
All Other Non-Debtor Controlled Affiliates	9,297	(9,084)	64	149	213	—	213

Total Non-Debtor Controlled	$134,635	$(68,091)	$17,109	$49,436	$66,544	$—	$66,544

Total	$196,375	$(99,428)	$44,636	$52,311	$96,946	$(5,250)	$91,696

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex B-2: Affiliate Guarantee Claims Filed Against LBHI

($ in millions)

Affiliate	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts
Debtor Controlled
Lehman Brothers Special Financing Inc.	$—	$1,206	$1,206
Lehman Brothers Commodity Services	—	798	798
Lehman Brothers Commercial Corporation	—	664	664
Lehman Commercial Paper Inc.	—	482	482
Lehman Brothers OTC Derivatives Inc.	—	0	0
Miscellaneous Affiliates	—	2,600	2,600

Total Debtor Controlled	$—	$5,751	$5,751

Non Debtor Controlled
Lehman Brothers Finance S.A.	58,273	(43,863)	14,410
Lehman Brothers Bankhaus A.G.	3,481	6,742	10,222
Lehman Brothers International (Europe)	137	10,689	10,826
Lehman Brothers Asia Holdings Ltd.	4,744	(105)	4,639
LB Holdings Intermediate 2 Limited	—	2,309	2,309
Lehman Brothers UK Holdings Ltd.	0	1,935	1,935
Lehman Brothers Ltd.	—	1,749	1,749
Lehman Brother Japan Inc.	22,794	(21,404)	1,390
Lehman RE	—	839	839
LB Securities Asia Ltd.	1,741	(1,116)	625
Lehman Brothers Asia Ltd.	775	(364)	410
Lehman Brothers Holdings Japan Inc.	314	(3)	311
Lehman Brothers Securities N.V.	283	—	283
Lehman Brothers Inc.	—	216	216
Lehman Brothers Finance (Japan) Inc.	289	(123)	166
Lehman Brothers Futures Asia Limited	140	(0)	140
Storm Funding Limited	0	134	134
Mable Commercial Funding Ltd.	—	118	118
Lehman Brothers Australia & Affiliates	84	33	117
Lehman Brothers (Luxembourg) Equity Finance S.A.	103	(2)	101
Miscellaneous Affiliates (Non-Debtor)	37,043	(36,197)	845

Total Non Debtor Controlled	$130,199	$(78,414)	$51,786

Total Affiliate Guarantees	$130,199	$(72,663)	$57,536

*	The Filed Claim amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of December 16, 2010. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Exhibit 7

Cash Flow Estimates Through 2014

The Debtors estimate that an orderly liquidation of the remaining assets of the Debtors’ estates would take approximately four and one-half years to complete. This time frame recognizes both the collection and disposition of the Debtors’ assets, the resolution of various Debtor-creditor, intra-Debtor and intercompany issues, and the analysis and settlement of approximately 53,500 Filed Claims. The Debtors have prepared cash flow estimates for each year from the second half of 2010 to 2014. The estimated receipts and disbursements are based on assumptions which are set forth below and are based on the liquidation of the remaining assets.

It should be noted that these cases are large, complex and replete with issues that may result in litigation expenses for an extended period of time. Many of the assumptions are subject to significant uncertainties and the Debtors make no representation regarding either the accuracy of the cash flow estimate or the ability of the management to achieve these results. Therefore, actual results may vary from the cash flow model and the variations may be material.

1.	LAMCO

The Debtors have established LAMCO, a non-debtor subsidiary of LBHI. LAMCO is responsible for the collection and management of the Debtors’ assets and assists in the Claims settlement process. The amounts set forth in the cash flow estimates take into account the establishment and implementation of LAMCO.

2.	Overview of the Ongoing Cash Flow of the Estates

The cash flow estimates set forth the expected Cash that each Debtor would collect following the disposition of its assets. While the assets under management are identifiable to specific legal entities (both Debtors and non-Debtors), the personnel managing the assets are generally employees of only one or two specific entities. The expenses of the employees are allocated directly to the Debtor(s) and non-Debtors receiving the benefit from the expertise of such employees.

3.	Receipts

Each Debtor has developed a projected timetable for the orderly liquidation of the assets under its control. Expected recoveries from the disposition of assets are based on the undiscounted cash flows that the assets will generate during the period, including an estimate for the planned sale of certain assets and an amount that reflects an estimate of opportunistic sales that may also take place. It is expected that for

7-1

various asset classes, additional investments will be necessary to preserve the value of the assets for the estates (e.g. fund capital calls and real estate taxes on property owned). These investments both maintain, and enhance value, and are shown as non-operating disbursements; the value created by additional investments is assumed to be part of the future collections. In addition, not all assets are assumed to be sold in the immediate period following the Effective Date; certain assets are valued at estimated realizable value in an orderly sale process at the end of 2014.

Receipts (and disbursements) related to the operations of Aurora Bank and Woodlands are not included in the cash flow estimates. These non-debtor assets are assumed to operate independently but estimates of their realizable value are included in the cash flow estimates.

The cash flow estimates for each Debtor do not include activity between Affiliates. The collection of receipts from Debtor and non-debtor Affiliate accounts will increase the amount of cash available for distribution from a Debtor.

4.	Disbursements

Costs of operations include expenses for expected personnel and infrastructure requirements to support the workforce. The investments necessary to preserve the Debtors’ equity in various assets have been estimated and are shown as non-operating disbursements. Based on the value to the Debtors of continuing to hedge the portfolios of various assets, a certain Cash reserve will be necessary which will impact the timing of Distributions. As mentioned above, neither Aurora Bank nor Woodlands are included in the cash flow estimates.

5.	Cash Activity in 2010

Amounts in this Disclosure Statement may differ from previously filed Schedules of Cash Receipts and Disbursements included in the Debtors’ MORs due to inclusion in those reports of certain non-inventory items such as operating expenses, interest income and dividend distributions as well as the receipt and disbursement of funds for which the Estate merely acts as an Agent.

7-2

Lehman Brothers Holdings Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$318.4	$579.0	$357.3	$307.3	$1,379.7	$2,941.8
Loans	261.8	85.8	23.6	16.8	68.9	456.9
Private Equity/Principal Invest.	129.8	297.0	790.5	65.7	469.6	1,752.6
Derivatives	—	—	—	—	—	—
Other	58.3	0.6	1,631.3	—	1,042.3	2,732.4

Receipts, Subtotal	768.4	962.3	2,802.7	389.8	2,960.5	7,883.7

Non-Operating Disbursments
Real Estate	(56.7)	(60.9)	(53.6)	(9.0)	(9.1)	(189.2)
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	(9.8)	(11.3)	(3.0)	(3.0)	(3.0)	(30.1)
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	(66.4)	(72.2)	(56.6)	(12.0)	(12.1)	(219.3)

Adjusted Receipts, Total	701.9	890.1	2,746.1	377.8	2,948.4	7,664.4

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(59.4)	(117.6)	(83.0)	(65.7)	(54.0)	(379.8)
Compensation & Benefits (1)	(33.1)	(57.7)	(48.1)	(46.6)	(43.9)	(229.4)
Outsourced Services & IT	(11.2)	(16.4)	(12.3)	(10.7)	(9.7)	(60.3)
Other Operating Disbursements	(7.4)	(9.8)	(8.7)	(8.6)	(11.8)	(46.3)

Operating Disbursements, Total	(111.1)	(201.5)	(152.1)	(131.8)	(119.4)	(715.8)

Cash from Operations	$590.8	$688.7	$2,594.0	$246.1	$2,829.0	$6,948.6

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-3

Lehman Brothers Special Financing Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	0.0	0.0	1.7	—	—	1.8
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	1,156.4	1,786.1	755.0	700.0	230.0	4,627.5
Other	—	—	—	—	25.5	25.5

Receipts, Subtotal	1,156.4	1,786.1	756.7	700.0	255.5	4,654.7

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	(100.0)	—	—	—	—	(100.0)

Non-Operating Disbursments, Subtotal	(100.0)	—	—	—	—	(100.0)

Adjusted Receipts, Total	1,056.4	1,786.1	756.7	700.0	255.5	4,554.7

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(60.5)	(77.5)	(48.8)	(27.2)	(14.7)	(228.7)
Compensation & Benefits (1)	(33.8)	(100.4)	(62.0)	(41.2)	(27.5)	(264.8)
Outsourced Services & IT	(23.5)	(30.2)	(16.3)	(13.7)	(9.9)	(93.6)
Other Operating Disbursements	(11.2)	(9.4)	(5.6)	(4.1)	(2.9)	(33.2)

Operating Disbursements, Total	(129.0)	(217.5)	(132.7)	(86.2)	(55.0)	(620.3)

Cash from Operations	$927.4	$1,568.7	$624.1	$613.8	$200.5	$3,934.4

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-4

Lehman Brothers Commodity Services Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	0.4	—	—	0.4
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	126.5	168.5	—	—	—	295.0
Other	—	—	—	—	—	—

Receipts, Subtotal	126.5	168.5	0.4	—	—	295.4

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	126.5	168.5	0.4	—	—	295.4

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(3.5)	(2.6)	(0.4)	(0.5)	(0.5)	(7.6)
Compensation & Benefits (1)	(1.6)	(2.6)	(0.0)	—	—	(4.2)
Outsourced Services & IT	(1.2)	(1.0)	(0.0)	—	—	(2.2)
Other Operating Disbursements	(0.6)	(0.3)	(0.0)	—	—	(0.9)

Operating Disbursements, Total	(6.9)	(6.5)	(0.4)	(0.5)	(0.5)	(14.8)

Cash from Operations	$119.6	$162.0	$(0.0)	$(0.5)	$(0.5)	$280.6

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-5

Lehman Brothers Commercial Corporation Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	49.7	125.0	20.0	39.0	20.0	253.7
Other	—	—	—	—	—	—

Receipts, Subtotal	49.7	125.0	20.0	39.0	20.0	253.7

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	49.7	125.0	20.0	39.0	20.0	253.7

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(3.4)	(4.2)	(2.6)	(1.8)	(1.2)	(13.2)
Compensation & Benefits (1)	(1.5)	(4.3)	(3.0)	(2.6)	(2.2)	(13.8)
Outsourced Services & IT	(1.2)	(1.6)	(0.8)	(0.9)	(0.8)	(5.4)
Other Operating Disbursements	(0.6)	(0.5)	(0.3)	(0.2)	(0.2)	(1.8)

Operating Disbursements, Total	(6.8)	(10.7)	(6.7)	(5.6)	(4.4)	(34.2)

Cash from Operations	$42.9	$114.3	$13.3	$33.4	$15.6	$219.5

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-6

Lehman Brothers OTC Derivatives Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	0.6	56.3	100.0	—	—	156.9
Other	—	—	—	—	—	—

Receipts, Subtotal	0.6	56.3	100.0	—	—	156.9

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	0.6	56.3	100.0	—	—	156.9

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(2.4)	(3.8)	(1.9)	(0.2)	(0.2)	(8.4)
Compensation & Benefits (1)	(1.1)	(3.9)	(2.2)	—	—	(7.2)
Outsourced Services & IT	(0.8)	(1.5)	(0.6)	—	—	(2.9)
Other Operating Disbursements	(0.4)	(0.4)	(0.2)	—	—	(1.0)

Operating Disbursements, Total	(4.7)	(9.7)	(4.9)	(0.2)	(0.2)	(19.5)

Cash from Operations	$(4.1)	$46.6	$95.1	$(0.2)	$(0.2)	$137.4

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-7

Lehman Brothers Financial Products Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	7.8	30.4	—	6.0	—	44.3
Other	—	—	—	—	—	—

Receipts, Subtotal	7.8	30.4	—	6.0	—	44.3

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	7.8	30.4	—	6.0	—	44.3

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(0.6)	(0.6)	(0.3)	(0.2)	(0.1)	(1.7)
Compensation & Benefits (1)	(0.3)	(0.7)	(0.3)	(0.2)	—	(1.4)
Outsourced Services & IT	(0.2)	(0.2)	(0.1)	(0.1)	—	(0.6)
Other Operating Disbursements	(0.1)	(0.1)	(0.0)	(0.0)	—	(0.2)

Operating Disbursements, Total	(1.2)	(1.6)	(0.6)	(0.5)	(0.1)	(3.9)

Cash from Operations	$6.6	$28.8	$(0.6)	$5.5	$(0.1)	$40.3

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-8

Lehman Brothers Derivative Products Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	8.9	—	—	—	8.9
Other	—	—	—	—	—	—

Receipts, Subtotal	—	8.9	—	—	—	8.9

Non-Operating Disbursments
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	—	8.9	—	—	—	8.9

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(0.1)	(0.1)	(0.0)	(0.1)	(0.1)	(0.4)
Compensation & Benefits (1)	(0.1)	(0.1)	—	—	—	(0.2)
Outsourced Services & IT	(0.0)	(0.1)	—	—	—	(0.1)
Other Operating Disbursements	(0.0)	(0.0)	—	—	—	(0.0)

Operating Disbursements, Total	(0.3)	(0.3)	(0.0)	(0.1)	(0.1)	(0.8)

Cash from Operations	$(0.3)	$8.5	$(0.0)	$(0.1)	$(0.1)	$8.1

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-9

Lehman Commercial Paper Inc.

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$411.6	$390.7	$1,212.1	$463.8	$3,264.4	$5,742.7
Loans	598.6	520.9	1,113.7	793.3	1,382.1	4,408.6
Private Equity/Principal Invest.	416.0	203.7	81.5	285.9	97.3	1,084.3
Derivatives	50.8	48.5	—	—	—	99.3
Other	—	—	—	—	80.1	80.1

Receipts, Subtotal	1,476.9	1,163.7	2,407.3	1,543.0	4,824.0	11,415.0

Non-Operating Disbursments
Real Estate	(97.5)	(115.7)	(41.2)	(14.2)	—	(268.6)
Loans	(36.0)	—	—	—	—	(36.0)
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	(133.5)	(115.7)	(41.2)	(14.2)	—	(304.6)

Adjusted Receipts, Total	1,343.4	1,048.0	2,366.1	1,528.9	4,824.0	11,110.3

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(75.9)	(142.4)	(87.4)	(53.4)	(37.8)	(396.8)
Compensation & Benefits (1)	(42.0)	(75.1)	(61.8)	(54.5)	(46.0)	(279.3)
Outsourced Services & IT	(12.2)	(21.2)	(15.4)	(12.7)	(10.6)	(72.1)
Other Operating Disbursements	(11.0)	(13.2)	(10.7)	(9.8)	(12.1)	(56.7)

Operating Disbursements, Total	(141.1)	(251.8)	(175.2)	(130.4)	(106.5)	(805.0)

Cash from Operations	$1,202.4	$796.2	$2,190.8	$1,398.5	$4,717.5	$10,305.4

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-10

Lux Residential Properties Loan Finance S.a.r.l

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$353.1	$353.1
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—
Other	—	—	—	—	—	—

Receipts, Subtotal	—	—	—	—	353.1	353.1

Non-Operating Disbursements
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursements, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	—	—	—	—	353.1	353.1

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(3.0)	(6.7)	(5.4)	(4.6)	(3.7)	(23.3)
Compensation & Benefits (1)	(1.4)	(2.9)	(3.2)	(3.9)	(3.9)	(15.4)
Outsourced Services & IT	(0.5)	(1.0)	(0.9)	(1.0)	(0.9)	(4.4)
Other Operating Disbursements	(0.3)	(0.5)	(0.5)	(0.7)	(1.0)	(3.1)

Operating Disbursements, Total	(5.3)	(11.2)	(10.0)	(10.1)	(9.6)	(46.1)

Cash from Operations	$(5.3)	$(11.2)	$(10.0)	$(10.1)	$343.5	$306.9

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-11

LB Rose Ranch

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$1.2	$2.5	$2.0	$2.7	$—	$8.5
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—
Other	—	—	—	—	—	—

Receipts, Subtotal	1.2	2.5	2.0	2.7	—	8.5

Non-Operating Disbursements
Real Estate	(0.6)	(0.3)	—	—	—	(0.8)
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursements, Subtotal	(0.6)	(0.3)	—	—	—	(0.8)

Adjusted Receipts, Total	0.6	2.3	2.0	2.7	—	7.6

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(0.1)	(0.1)	(0.1)	(0.0)	—	(0.2)
Compensation & Benefits (1)	(0.0)	(0.0)	(0.0)	(0.0)	—	(0.1)
Outsourced Services & IT	(0.0)	(0.0)	(0.0)	(0.0)	—	(0.0)
Other Operating Disbursements	(0.0)	(0.0)	(0.0)	(0.0)	—	(0.0)

Operating Disbursements, Total	(0.1)	(0.2)	(0.1)	(0.0)	—	(0.4)

Cash from Operations	$0.5	$2.1	$1.9	$2.7	$—	$7.2

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-12

PAMI Statler

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$0.3	$0.9	$15.2	$—	$—	$16.4
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—
Other	—	—	—	—	—	—

Receipts, Subtotal	0.3	0.9	15.2	—	—	16.4

Non-Operating Disbursements
Real Estate	(0.1)	—	—	—	—	(0.1)
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursements, Subtotal	(0.1)	—	—	—	—	(0.1)

Adjusted Receipts, Total	0.2	0.9	15.2	—	—	16.3

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(0.1)	(0.3)	(0.1)	—	—	(0.5)
Compensation & Benefits (1)	(0.1)	(0.1)	(0.1)	—	—	(0.3)
Outsourced Services & IT	(0.0)	(0.0)	(0.0)	—	—	(0.1)
Other Operating Disbursements	(0.0)	(0.0)	(0.0)	—	—	(0.0)

Operating Disbursements, Total	(0.2)	(0.5)	(0.2)	—	—	(1.0)

Cash from Operations	$(0.0)	$0.4	$15.0	$—	$—	$15.3

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-13

Merit LLC

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$—	$—	$—	$—	$—	$—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	25.0	—	—	—	25.0
Other	—	—	—	—	—	—

Receipts, Subtotal	—	25.0	—	—	—	25.0

Non-Operating Disbursements
Real Estate	—	—	—	—	—	—
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—

Non-Operating Disbursements, Subtotal	—	—	—	—	—	—

Adjusted Receipts, Total	—	25.0	—	—	—	25.0

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(0.4)	(0.4)	—	—	—	(0.7)
Compensation & Benefits (1)	(0.2)	(0.4)	—	—	—	(0.6)
Outsourced Services & IT	(0.1)	(0.1)	—	—	—	(0.3)
Other Operating Disbursements	(0.1)	(0.0)	—	—	—	(0.1)

Operating Disbursements, Total	(0.7)	(0.9)	—	—	—	(1.7)

Cash from Operations	$(0.7)	$24.1	$—	$—	$—	$23.3

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-14

Debtor Total

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$731.5	$973.2	$1,586.6	$773.9	$4,997.2	$9,062.3
Loans	860.4	606.7	1,139.4	810.1	1,451.0	4,867.7
Private Equity/Principal Invest.	545.8	500.6	872.0	351.6	566.9	2,836.9
Derivatives	1,391.9	2,248.6	875.0	745.0	250.0	5,510.5
Other	58.3	0.6	1,631.3	—	1,147.9	2,838.0

Receipts, Subtotal	3,587.9	4,329.7	6,104.3	2,680.6	8,413.0	25,115.4

Non-Operating Disbursments
Real Estate	(154.8)	(176.9)	(94.8)	(23.2)	(9.1)	(458.7)
Loans	(36.0)	—	—	—	—	(36.0)
Private Equity/Principal Invest.	(9.8)	(11.3)	(3.0)	(3.0)	(3.0)	(30.1)
Derivatives	(100.0)	—	—	—	—	(100.0)

Non-Operating Disbursments, Subtotal	(300.5)	(188.2)	(97.8)	(26.2)	(12.1)	(624.8)

Adjusted Receipts, Total	3,287.3	4,141.5	6,006.4	2,654.4	8,400.9	24,490.6

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(209.3)	(356.5)	(229.8)	(153.7)	(112.2)	(1,061.5)
Compensation & Benefits (1)	(115.0)	(248.3)	(180.6)	(149.1)	(123.5)	(816.6)
Outsourced Services & IT	(51.2)	(73.4)	(46.4)	(39.1)	(31.9)	(242.0)
Other Operating Disbursements	(31.8)	(34.2)	(26.0)	(23.4)	(28.1)	(143.5)

Operating Disbursements, Total	(407.4)	(712.4)	(482.9)	(365.3)	(295.7)	(2,263.5)

Cash from Operations	$2,879.9	$3,429.2	$5,523.6	$2,289.2	$8,105.3	$22,227.1

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-15

Debtor-Controlled Entities

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$322.4	$372.4	$845.9	$414.7	$1,102.6	$3,058.0
Loans	134.0	8.2	7.6	7.0	6.3	163.1
Private Equity/Principal Invest.	603.7	958.8	2,647.1	1,963.7	2,310.5	8,483.7
Derivatives	20.7	433.3	24.7	24.7	—	503.3
Other	—	—	—	—	217.2	217.2

Receipts, Subtotal	1,080.7	1,772.7	3,525.3	2,409.9	3,636.6	12,425.3

Non-Operating Disbursments
Real Estate	(97.6)	(171.3)	(62.4)	(83.8)	(107.7)	(522.6)
Loans	—	—	—	—	—	—
Private Equity/Principal Invest.	(127.6)	(144.2)	(109.7)	(7.6)	(2.8)	(391.9)
Derivatives	—	—	—	—	—	—

Non-Operating Disbursments, Subtotal	(225.2)	(315.4)	(172.1)	(91.3)	(110.5)	(914.5)

Adjusted Receipts, Total	855.5	1,457.3	3,353.2	2,318.6	3,526.1	11,510.8

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(20.8)	(38.0)	(29.1)	(20.2)	(13.7)	(121.7)
Compensation & Benefits (1)	(19.1)	(46.1)	(36.7)	(33.0)	(27.9)	(162.8)
Outsourced Services & IT	(9.2)	(13.7)	(7.7)	(5.6)	(4.1)	(40.4)
Other Operating Disbursements	(21.5)	(19.5)	(9.7)	(7.3)	(7.7)	(65.7)

Operating Disbursements, Total	(70.7)	(117.2)	(83.2)	(66.1)	(53.5)	(390.6)

Cash from Operations	$784.9	$1,340.1	$3,270.0	$2,252.5	$3,472.7	$11,120.1

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-16

Grand Total

Cash Flow Summary - 2H 2010 - 2014

($ in Millions)

	2H 2010	2011	2012	2013	2014	Forecast Total
Gross Receipts
Real Estate	$1,053.8	$1,345.6	$2,432.6	$1,188.6	$6,099.7	$12,120.3
Loans	994.5	614.9	1,147.0	817.1	1,457.3	5,030.8
Private Equity/Principal Invest.	1,149.4	1,459.4	3,519.1	2,315.2	2,877.4	11,320.5
Derivatives	1,412.6	2,682.0	899.7	769.7	250.0	6,013.9
Other	58.3	0.6	1,631.3	—	1,365.1	3,055.2

Receipts, Subtotal	4,668.6	6,102.4	9,629.5	5,090.5	12,049.6	37,540.7

Non-Operating Disbursments
Real Estate	(252.3)	(348.1)	(157.2)	(106.9)	(116.7)	(981.4)
Loans	(36.0)	—	—	—	—	(36.0)
Private Equity/Principal Invest.	(137.4)	(155.5)	(112.7)	(10.6)	(5.8)	(421.9)
Derivatives	(100.0)	—	—	—	—	(100.0)

Non-Operating Disbursments, Subtotal	(525.8)	(503.6)	(269.9)	(117.5)	(122.6)	(1,539.3)

Adjusted Receipts, Total	4,142.8	5,598.8	9,359.6	4,973.0	11,927.0	36,001.4

Operating Disbursements
Professional Fees - Bankruptcy, Legal and Litigation	(230.1)	(394.5)	(258.9)	(173.8)	(125.8)	(1,183.2)
Compensation & Benefits (1)	(134.2)	(294.4)	(217.3)	(182.1)	(151.4)	(979.4)
Outsourced Services & IT	(60.5)	(87.0)	(54.1)	(44.7)	(36.0)	(282.3)
Other Operating Disbursements	(53.3)	(53.7)	(35.7)	(30.7)	(35.8)	(209.3)

Operating Disbursements, Total	(478.0)	(829.6)	(566.1)	(431.4)	(349.1)	(2,654.2)

Cash from Operations (2)	$3,664.8	$4,769.3	$8,793.6	$4,541.7	$11,577.9	$33,347.2

(1)	Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.
(2)	Forecast Total excludes beginning cash of $21 Billion and recoveries on intercompany receivables from Non-Controlled Affiliates of $4 Billion.

7-17

Exhibit 8

Significant Intercompany Balances

The Debtors participated in the Global Close of Lehman’s books and records as of September 14, 2008. Since the Global Close, the Debtors have continued to review the records of the petition date balances, inclusive of intercompany activity. These reviews (which are ongoing) have resulted in adjustments to certain intercompany balances. As an example of one such adjustment, the Debtors have reflected intercompany receivables (or payables), net of associated collateral, in cases where internal financing arrangements defaulted after September 14, 2008.

Exhibit 8 contains pre-petition intercompany balances between significant Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates as of June 30, 2010, reported from the general ledger in a summary manner. Certain intercompany claims that arise as a result of the Chapter 11 Cases may not yet be reflected in these balances although the Recovery Analysis (see Exhibit 4) adjusts for these Claims and post June 30, 2010 items, certain of which are material and listed below.

Information presented in this Exhibit 8 should be read in conjunction with the Debtors MORs. The information herein is subject to change, and any such change may be material.

Since the April 14, 2010 Disclosure Statement, the Debtors have continued to review their intercompany balances and have recorded material adjustments including, but not limited to, the following:

(i)	revaluation of amounts denominated in currencies other than United States dollars, by applying foreign exchange rates used as of the Global Close, or in the case of certain Non-Controlled Affiliates who filed after September 15, 2008, as of their respective filing dates;

(ii)	removal of interest calculated on certain intercompany balances subsequent to September 14, 2008, or in the case of certain Non-Controlled Affiliates who filed after September 15, 2008, as of their respective filing dates;

(iii)	rebooking of entries recorded for the Global Close pursuant to a netting agreement in place prior to September 14, 2008;

(iv)	adjustments related to defaulting intercompany repurchase transactions, including recording of deficiency amounts between and among Debtor and Debtor-Controlled Entities (see Section IX of the Disclosure Statement).

8-1

(v)	adjustments to certain intercompany derivative balances related to trade reconciliations and revaluations as of the respective termination dates; and

(vi)	allocation of certain tax liabilities.

The intercompany balances in this Exhibit 8 do not reflect the following material adjustments, certain of which have occurred after June 30, 2010:

(i)	the impact of settlements between the Debtors and Aurora Bank and Woodlands Bank as of November 30, 2010, as more fully described in Section IV.F.4 of the Disclosure Statement;

(ii)	the execution of a settlement agreement among the Debtors, certain Debtor-Controlled Entities, and Bankhaus, dated as of January 14, 2011;

(iii)	Subrogated Receivables recorded by LBHI related to the CDA with JP Morgan, which are reflected separately on the Balance Sheet. See Exhibit 4 to the Disclosure Statement for treatment of these Subrogated Receivables.

As such, the intercompany balances in this Exhibit 8 should not be relied upon in estimating the Allowed Claim of individual Affiliates against specific Debtors.

Attached hereto are the following Annexes:

•	Annex 8-1 – Pre-Petition Intercompany Balances Between and Among the Debtors as of June 30, 2010

•	Annex 8-2 – Pre-Petition Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of June 30, 2010

•	Annex 8-3 – Pre-Petition Intercompany Balances Among Significant Debtors and Certain Non-Controlled Affiliates as of June 30, 2010

8-2

ANNEX 8-1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES

Pre-Petition Intercompany Balances Between and Among the Debtors as of June 30, 2010

(Unaudited)

$ in Millions	LBHI			LBSF			LBCS
	LBHI Receivable	LBHI (Payable)	Net Receivable / (Payable)	LBSF Receivable	LBSF (Payable)	Net Receivable / (Payable)	LBCS Receivable	LBCS (Payable)	Net Receivable / (Payable)
Lehman Brothers Holdings Inc.	$—	$—	$—	$381	$(18,992)	$(18,611)	$662	$(2,512)	$(1,850)
Lehman Brothers Special Financing Inc.	18,992	(381)	18,611	—	—	0	408	(0)	407
Lehman Brothers Commodity Services Inc.	2,512	(661)	1,851	0	(407)	(407)	—	—	—
Lehman Brothers Commercial Corporation	792	(402)	390	248	(113)	134	12	(8)	3
Lehman Commercial Paper Inc.	20,792	(2,421)	18,372	—	(115)	(115)	5	—	5
Lehman Brothers OTC Derivatives Inc.	444	—	444	8	—	8	—	—	—
Lehman Brothers Financial Products Inc.	1	—	1	202	—	202	—	—	—
Lehman Brothers Derivative Products Inc.	—	(2)	(2)	113	—	113	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	48	—	48	—	(8)	(8)	—	—	—
CES Aviation LLC	22	—	22	—	—	—	—	—	—
CES Aviation V LLC	8	—	8	—	—	—	—	—	—
CES Aviation IX LLC	9	—	9	—	—	—	—	—	—
Structured Asset Securities Corporation	588	—	588	0	—	0	—	—	—
East Dover Limited	4	—	4	—	(1)	(1)	—	—	—
Lehman Scottish Finance L.P.	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	1	—	1	—	—	—	—	—	—
LB Somerset LLC	—	—	—	—	—	—	—	—	—
LB Preferred Somerset LLC	—	—	—	—	—	—	—	—	—
PAMI Statler Arms LLC	14	—	14	—	—	—	—	—	—

Total Debtors	44,227	(3,866)	40,360	951	(19,636)	(18,685)	1,086	(2,520)	(1,434)
Debtor-Controlled Entities	46,571	(25,160)	21,411	1,437	(1,493)	(57)	0	(0)	(0)
Non-Controlled Affiliates	53,622	(45,431)	8,191	5,428	(1,559)	3,869	2,150	(42)	2,108

Total Pre-Petition	$144,420	$(74,457)	$69,962	$7,816	$(22,688)	$(14,872)	$3,237	$(2,562)	$675

General Notes:

a) Differences between amounts owed to and from Debtors result from rounding. Summations may also contain rounding differences.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

1

ANNEX 8-1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES

Pre-Petition Intercompany Balances Between and Among the Debtors as of June 30, 2010

(Unaudited)

$ in Millions	LBCC			LCPI			LOTC
	LBCC Receivable	LBCC (Payable)	Net Receivable / (Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable / (Payable)	LOTC Receivable	LOTC (Payable)	Net Receivable / (Payable)
Lehman Brothers Holdings Inc.	$402	$(792)	$(390)	$2,418	$(20,793)	$(18,375)	$—	$(444)	$(444)
Lehman Brothers Special Financing Inc.	113	(248)	(134)	114	0	114	—	(8)	(8)
Lehman Brothers Commodity Services Inc.	8	(12)	(3)	—	(5)	(5)	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	434	—	434	—	—	—
Lehman Commercial Paper Inc.	—	(434)	(434)	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	(0)	(0)	—	(25)	(25)	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	0	(613)	(613)	—	—	—
East Dover Limited	—	—	—	—	(99)	(99)	—	—	—
Lehman Scottish Finance L.P.	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—
LB Somerset LLC	—	—	—	—	—	—	—	—	—
LB Preferred Somerset LLC	—	—	—	—	—	—	—	—	—
PAMI Statler Arms LLC	—	—	—	—	—	—	—	—	—

Total Debtors	524	(1,485)	(962)	2,966	(21,536)	(18,570)	—	(452)	(452)
Debtor-Controlled Entities	0	(77)	(77)	7,617	(8,031)	(414)	—	—	—
Non-Controlled Affiliates	1,503	(268)	1,235	498	(1,595)	(1,098)	1,299	(405)	894

Total Pre-Petition	$2,026	$(1,830)	$196	$11,081	$(31,163)	$(20,082)	$1,299	$(857)	$442

General Notes:

a) Differences between amounts owed to and from Debtors result from rounding. Summations may also contain rounding differences.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

2

ANNEX 8-1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES

Pre-Petition Intercompany Balances Between and Among the Debtors as of June 30, 2010

(Unaudited)

$ in Millions	LBFP			LBDP
	LBFP Receivable	LBFP (Payable)	Net Receivable / (Payable)	LBDP Receivable	LBDP (Payable)	Net Receivable / (Payable)
Lehman Brothers Holdings Inc.	$—	$(1)	$(1)	$2	$—	$2
Lehman Brothers Special Financing Inc.	—	(202)	(202)	—	(113)	(113)
Lehman Brothers Commodity Services Inc.	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	(0)	(0)
Lehman Brothers Derivative Products Inc.	0	—	0	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—
East Dover Limited	—	—	—	—	—	—
Lehman Scottish Finance L.P.	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—
LB Somerset LLC	—	—	—	—	—	—
LB Preferred Somerset LLC	—	—	—	—	—	—
PAMI Statler Arms LLC	—	—	—	—	—	—

Total Debtors	0	(204)	(204)	2	(113)	(111)
Debtor-Controlled Entities	—	(0)	(0)	—	—	—
Non-Controlled Affiliates	0	(1)	(1)	—	(11)	(11)

Total Pre-Petition	$0	$(205)	$(205)	$2	$(123)	$(121)

General Notes:

a) Differences between amounts owed to and from Debtors result from rounding. Summations may also contain rounding differences.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

3

ANNEX 8-2

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES

Pre-Petition Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of June 30, 2010

(Unaudited)

$ in Millions		Jurisdiction	LBHI			LBSF			LBCS			LBCC			LCPI
			LBHI Receivable	LBHI (Payable)	Net Receivable /(Payable)	LBSF Receivable	LBSF (Payable)	Net Receivable /(Payable)	LBCS Receivable	LBCS (Payable)	Net Receivable /(Payable)	LBCC Receivable	LBCC (Payable)	Net Receivable /(Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable /(Payable)
Bamburg Investments (UK) Ltd.	[1]	UK	$6,799	$—	$6,799	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
LB I Group Inc.		US	5,549	—	5,549	23	—	23	—	—	—	—	—	—	154	—	154
Property Asset Management Inc.		US	2,153	—	2,153	1	—	1	—	—	—	—	—	—	1,601	(631)	971
314 Commonwealth Ave Inc.		US	1,898	—	1,898	—	(3)	(3)	—	—	—	—	—	—	—	—	—
LB Offshore Partners Ltd.		Cayman	1,084	—	1,084	—	(0)	(0)	—	—	—	—	—	—	2	—	2
Luxembourg Finance S.a.r.l		Lux	1,036	—	1,036	24	—	24	—	—	—	—	—	—	—	—	—
Lehman Ali Inc.		US	—	(3,499)	(3,499)	—	(1)	(1)	—	—	—	—	—	—	3,740	—	3,740
Alnwick Investments (UK) Ltd.	[1]	UK	—	(5,168)	(5,168)	—	—	—	—	—	—	—	—	—	—	—	—
7th Avenue Inc.		US	—	—	—	1,000	(1,403)	(403)	—	—	—	—	—	—	—	(1,000)	(1,000)
Kenilworth Investments 2 Ltd.	[1]	Cayman	2,556	(4,717)	(2,161)	—	—	—	—	—	—	—	—	—	—	—	—
LB RE Financing No. 1 Limited	[2]	UK	8,035	—	8,035	—	—	—	—	—	—	—	—	—	—	—	—
LB RE Financing No. 2 Limited	[2]	UK	0	(7,027)	(7,027)	—	—	—	—	—	—	—	—	—	—	—	—
RACERS Trust	[3]	US	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,250)	(5,250)
Other			6,919	(4,750)	2,169	389	(86)	302	0	(0)	(0)	0	(77)	(77)	2,120	(1,151)	970

Balances Partially Subordinated	[4]
LB U.K. Holdings (Delaware) Inc.		US	8,635	—	8,635	—	—	—	—	—	—	—	—	—	—	—	—
LB Funding Corp II		US	1,502	—	1,502	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Bancorp Inc.		US	407	—	407	—	—	—	—	—	—	—	—	—	—	—	—

Total			$46,571	$(25,160)	$21,411	$1,437	$(1,493)	$(57)	$0	$(0)	$(0)	$0	$(77)	$(77)	$7,617	$(8,031)	$(414)

General Notes:

a)	Summations may contain rounding differences.
b)	All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

Footnotes:

[1]	The entities’ respective balances with LBHI are expected to be offset at a future date pursuant to an order of the Bankruptcy Court (refer to Docket No. 6300).
[2]	Effective in 2010, LBHI became the manager of these entities (replacing LBIE). Such intercompany amounts have been reclassified from Non-Controlled Affiliates to Debtor Controlled Entities on LBHI’s Balance Sheet.
[3]	LCPI recorded an unsecured liability of $5.25 billion to the RACERS Trust (refer to the Disclosure Statement, Section IV. G. Securitization Structures).
[4]	A portion of LBHI’s receivables from these entities contains subordination provisions.

4

ANNEX 8-3

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES

Pre-Petition Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of June 30, 2010

(Unaudited)

$ in Millions		Jurisdiction	LBHI			LBSF			LBCS			LBCC			LCPI
			LBHI Receivable	LBHI (Payable)	Net Receivable /(Payable)	LBSF Receivable	LBSF (Payable)	Net Receivable /(Payable	LBCS Receivable	LBCS (Payable)	Net Receivable /(Payable)	LBCC Receivable	LBCC (Payable)	Net Receivable /(Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable /(Payable)
Lehman Brothers Inc.		US	$12,514	$(2)	$12,512	$2,795	$(83)	$2,712	$1,517	$(4)	$1,514	$696	$(0)	$696	$133	$(21)	$112
Lehman Brothers Finance S.A.		Swiss	14,276	(24)	14,252	151	(516)	(365)	22	(16)	7	0	(20)	(20)	0	—	0
Lehman Brothers International (Europe)		UK	6,391	—	6,391	347	(30)	317	281	(2)	279	0	(25)	(25)	29	(26)	3
LB Asia Holdings Ltd.		HK	10,136	(35)	10,101	24	(37)	(12)	—	(9)	(9)	222	(0)	222	0	(230)	(230)
LB UK Financing Ltd.		UK	3,785	—	3,785	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Bankhaus A.G.	[1]	Ger	—	(1,390)	(1,390)	600	(199)	401	299	—	299	207	(1)	205	135	(1,016)	(881)
Lehman Brothers Commercial Corp Asia Ltd.		HK	1,287	—	1,287	34	(21)	13	—	—	—	64	(4)	60	—	(2)	(2)
Lehman Brothers (Luxembourg) S.A.		Lux	958	—	958	—	—	—	—	—	—	—	—	—	—	—	—
LB UK RE Holdings Ltd.		UK	913	—	913	24	—	24	—	—	—	0	—	0	—	(9)	(9)
Lehman Brothers Japan		Jap	474	—	474	129	(299)	(170)	1	—	1	119	(4)	114	0	—	0
Lehman Brothers Treasury Co. BV		ND	30	(33,343)	(33,313)	1,014	(0)	1,014	18	—	18	—	(28)	(28)	—	—	—
Lehman Brothers Securities NV		ND	(0)	(5,174)	(5,174)	—	(75)	(75)	—	—	—	—	(1)	(1)	—	—	—
LB SF No. 1 Ltd.		UK	(0)	(2,875)	(2,875)	2	—	2	—	—	—	—	—	—	—	—	—
Other			2,859	(2,587)	272	307	(299)	9	12	(11)	1	196	(184)	12	200	(292)	(91)

Total			$53,622	$(45,431)	$8,191	$5,428	$(1,559)	$3,869	$2,150	$(42)	$2,108	$1,503	$(268)	$1,235	$498	$(1,595)	$(1,098)

General Notes:

a) Summations may contain rounding differences.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

(c) In certain cases, the Recovery Analysis assumes estimated intercompany derivative (and other) claim amounts made by Non-Controlled Affiliates, which are higher than the intercompany payable reflected herein, in recognition of related valuation analysis. In such cases, the general ledger balance has not been adjusted as a written settlement with the Non-Controlled Affiliate has not been finalized.

Footnotes:

[1] Pursuant to the February 2010 transaction with Lehman Brothers Bankhaus A.G. an Allowed Claim against LCPI of $1,016 million and an Allowed Claim against LBHI in the amount of $1,381 million was recorded. The Allowed Claim against LBHI, will be settled less the amount of any distribution received by Lehman Brothers Bankhaus A.G. as a distribution on the Allowed Claim against LCPI. (Refer to Section IV.E.2.a of the Disclosure Statement and Docket No. 6303).

5

Exhibit 9

Lehman Background Information

1.	General Information Regarding Lehman

Prior to the Commencement Date, Lehman provided a full array of services in equity and fixed income sales, trading and research, investment banking, asset management, private investment management and private equity to corporations, governments and municipalities, institutional clients and high-net-worth individuals. In addition to its worldwide headquarters in New York and regional headquarters in London and Tokyo, Lehman operated a network of offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman was a global market-maker in all major equity and fixed income products, and was a member of all principal securities and commodities exchanges in the United States, as well as the Financial Industry Regulatory Authority (formed by the consolidation of National Association of Securities Dealers, Inc. and the member regulation, enforcement and arbitration functions of the New York Stock Exchange, Inc. (“NYSE”)), and held memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan, Singapore, and Australian stock exchanges.

Lehman generated a majority of its revenues from institutional, corporate, government and high-net-worth clients by, among other things, (i) advising on and structuring transactions; (ii) serving as a market-maker and/or intermediary in the global marketplace, including making securities and other financial instrument products available, as both an issuer and an intermediary, to allow clients to adjust their portfolios and risks across different market cycles; (iii) originating loans for distribution to clients in the securitization or loan trading market; (iv) providing investment management and advisory services; and (v) acting as an underwriter to clients. As part of, and supplemental to, the services Lehman performed for its clients, Lehman maintained inventory positions of varying amounts across a broad range of financial instruments and actively engaged in proprietary trading and principal investment positions. Lehman was organized into three business segments: (i) the Capital Markets division, (ii) the Investment Banking division, and (iii) the Investment Management Division, which during Lehman’s 2007 fiscal year accounted for 64%, 20% and 16% of consolidated net revenues, respectively, as recorded on Lehman’s books and records.

2.	Business Segments

a.	Capital Markets Division

The Capital Markets division (“Capital Markets”) primarily engaged in institutional client based activities, secondary trading, financing, mortgage origination and securitization, prime brokerage and research activities in fixed income and equity products. Lehman was a global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency

9-1

securities, money market products, corporate high-grade, high-yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, government securities, commodities and energy products, bank loans, foreign exchange, financing and derivative products. Lehman was one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintained a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing group managed Lehman’s equity and fixed income matched book activities, supplied secured financing to institutional clients and provided secured financing for its inventory of equity and fixed income products. Capital Markets also included principal investing and proprietary trading activities, including investments in real estate, private equity and other long-term investments. As of August 31, 2008,1 Capital Markets had reported assets on Lehman’s books and records in the aggregate amount of approximately $586 billion. In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $16.2 billion for Capital Markets.

b.	Investment Banking Division

The Investment Banking division (“Investment Banking”) provided advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raised capital for clients by underwriting public and private offerings of debt and equity instruments. Investment Banking was comprised of the following groups: corporate finance, mergers & acquisitions advisory, restructuring, equity capital markets, and debt capital markets, leveraged finance, private capital markets and risk solutions. Lehman maintained Investment Banking offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $2.3 billion for Investment Banking.

c.	Investment Management Division

The Investment Management division (the “Investment Management Division”) provided strategic investment advice and services to institutional and high-net-worth clients on a global basis, and consisted of the asset management and private investment management businesses. The asset management group provided proprietary asset management products across traditional and alternative asset classes through a variety of distribution channels to individuals and institutions. The asset management group included Neuberger Berman Holdings LLC and its subsidiaries (“Neuberger Berman”). As of May 31, 2008, Lehman reported that the Investment Management Division had $277 billion in assets under management.

Lehman acquired Neuberger Berman in October 2003. Neuberger Berman’s private asset management business provided discretionary, customized

[1]

Lehman prepared, but did not file with the SEC, a quarterly consolidated financial statement for the period ending August 31, 2008, which is the source of the information provided herein as of that date.

9-2

portfolio management across equity and fixed income asset classes for high-net-worth clients.

The Neuberger Berman family of investment funds spanned asset classes, investment styles and capitalization ranges. Its open-end mutual funds were available directly to investors or through distributors, and its closed-end funds traded on major stock exchanges. Neuberger Berman was also a sub-advisor of funds for institutional clients, including insurance companies, banks and other financial services firms. Neuberger Berman served as the investment advisor or sub-advisor for numerous defined contribution plans, and for insurance companies offering variable annuity and variable life insurance products, and provided portfolio management through both mutual fund and other managed products.

The Investment Management Division also included the Private Investment Management Group. The Private Investment Management group provided traditional brokerage services and comprehensive investment, wealth advisory, trust and capital markets execution services to both high-net-worth individuals and small and medium size institutional clients. For high-net-worth clients, Lehman’s investment professionals and strategists worked together to provide asset allocation, portfolio strategy and manager selection, and integrated that advice with its tax, trust and estate planning services.

3.	Corporate Structure

An abridged depiction of Lehman’s organizational structure as of the Commencement Date is set forth below. This summary does not identify all legal entities within the corporate structure; each of the entities listed is a holding company of direct and indirect subsidiaries.

9-3

Lehman Brothers Holdings Inc.
Neuberger Berman Holdings LLC**
Lehman Brothers Inc.
LB 745 LLC
Lehman Brothers Commercial Corporation
LBHI's "Aviation" subsidiaries (includes CES Aviation LLC CES Aviation V, LLC, and CES Aviation IX LLC)
Lehman ALI Inc.
Lehman Brothers Bancorp Inc.
Aurora Bank, FSB
BNC Mortgage LLC
(1) Woodlands Commercial Bank
(2) Lehman Brothers Trust Company, N.A.***
(3) Lehman Brothers Trust Company of Delaware***
Lehman Brothers OTC Derivatives Inc.
LAMCO Holdings L.L.C.
LAMCO L.L.C.
Lehman Brothers Special Financing Inc.*
Lehman Brothers Commodity Services Inc.
Fundo de Investimento Multimercado Credito Privado
Lehman Brothers Derivative Products Inc.*
Property Asset Management Inc.
Lehman Scottish Finance L.P.
PAMI LLC
LB Rose Ranch LLC
PAMI Statler Arms LLC
LB Somerset LLC
LB Preferred Somerset LLC
LB 2080 Kalakaua Owners LLC
Lehman Brothers Financial Products Inc.*
LB I Group Inc.*
Lehman Commercial Paper Inc.*
Structured Asset Securities Corp.*
East Dover Limited
Merit LLC*
Leveraged Loan Trading Holding Partners
Leveraged Loan Trading Holdings Inc.
Luxembourg Trading Finance SARL
Luxembourg Residential Properties Loan Finance SARL
*Indicates entity was transferred from Lehman Brothers Inc. to Lehman ALI Inc. on September 19, 2008.
** Includes certain entities whose assets were sold to a group comprised of portfolio managers, the management team and senior professionals on May 4, 2009.
*** Assets of these entities were sold to Neuberger Berman.

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4.	Description of the Business of Each Debtor

This section contains brief descriptions of the business of each Debtor. For further information about the assets and liabilities of each Debtor, refer to the balance sheets of each Debtor (i) as of the applicable Commencement Date for each Debtor, and (ii) as of June 30, 2010, annexed hereto as Exhibits 2 and 3, respectively.

a. Lehman Brothers Holdings Inc. LBHI was the ultimate parent and holding company for Lehman’s businesses. LBHI directly or indirectly held the equity in each of the Debtors as well as all non-debtor Lehman entities.

b. Lehman Commercial Paper Inc. Lehman conducted a majority of its commercial loan and mortgage loan origination, lending, trading and servicing activities through LCPI.

c. Lehman Brothers Commodity Services Inc. Lehman entered into commodity and energy derivatives products through LBCS.

d. Lehman Brothers Special Financing Inc., Lehman Brothers Derivative Products Inc. and Lehman Brothers Financial Products Inc. Lehman’s fixed income derivative products business was principally conducted through LBSF, and its separately capitalized “AAA” rated subsidiaries LBFP and LBDP.

e. Lehman Brothers OTC Derivatives Inc. Lehman entered into equity derivative products through LOTC.

f. Lehman Brothers Commercial Corporation. LBCC acted as Lehman’s dealer in over-the-counter foreign currency forwards and options and exchange-traded futures and futures options.

g. LB 745 LLC. LB 745 was the owner of Lehman’s corporate headquarters located at 745 Seventh Avenue in New York City.

h. PAMI Statler Arms, LLC. PAMI Statler was formed to hold title to the Statler Arms Apartments, a 297-suite apartment complex in Cleveland, Ohio.

i. CES Aviation LLC, CES Aviation V LLC and CES Aviation IX LLC. CES, CES V, and CES IX acquired and operated aircraft for Lehman.

j. East Dover Limited. East Dover was established for the purpose of purchasing, leasing and selling aircraft and related equipment.

k. Lehman Scottish Finance L.P. LS Finance was formed for the purpose of holding equity-linked notes issued by other Lehman entities.

l. Luxembourg Residential Properties Loan Finance S.a.r.l. LUXCO was an investment vehicle formed to hold commercial loans.

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m. BNC Mortgage LLC. BNC originated subprime mortgage loans in the United States.

n. LB Rose Ranch LLC. LB Rose Ranch owns and operates a housing and golf course development in Colorado.

o. Structured Asset Securities Corporation. SASCO was used to acquire, and effectuate the securitization of, residential mortgage loans.

p. LB 2080 Kalakaua Owners LLC. LB 2080 owned and operated commercial real property in Honolulu, Hawaii.

q. Merit LLC. Merit was a special purpose vehicle created to fund the acquisition of shares of Daewoo Engineering and Construction Co. Ltd.

r. LB Somerset LLC and LB Preferred Somerset LLC. Somerset and Preferred Somerset each own a membership interest in an entity called Somerset Associates, LLC, which indirectly owns several office buildings in North Carolina.

5.	Description of Debtors’ Principal Non-Debtor Affiliates

LBHI has thousands of subsidiaries throughout the world. This section contains a brief summary of the principal non-debtor Affiliates of the Debtors.

a. Lehman Brothers Inc. LBI was a registered broker/dealer regulated by SIPC. Lehman’s North American capital markets business was operated out of LBI.

b. Lehman Brothers Bankhaus AG (in Insolvenz). Lehman Brothers Bankhaus AG (In Insolvenz) (“Bankhaus”) is an entity organized in Germany that held a banking license issued by BaFin, Germany’s Federal Supervisory Authority. Its corporate purpose was to conduct a variety of banking activities.

c. Lehman Brothers Treasury Co. B.V. LBT is an entity organized in the Netherlands that issued structured notes primarily to investors in Europe.

d. Lehman Brothers Finance A.G. (in Liquidation) a.k.a. Lehman Brothers Finance S.A. (in Liquidation). LBF is an entity organized in Switzerland that engaged in the execution of bespoke over the counter equity derivatives contracts for institutional clients, including certain Affiliates.

e. Lehman Brothers International (Europe) (in Administration). LBIE was Lehman’s European registered broker/dealer, based in the United Kingdom. LBIE offered a variety of security brokerage services and was regulated by the Financial Services Authority.

f. LB I Group Inc. LB I Group’s primary business/corporate purpose is to invest and manage equity and debt principal investments and to manage private

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investment funds.

g. Property Asset Management Inc. Property Asset Management Inc., directly or indirectly, held a majority of Lehman’s Real Estate Assets.

6.	Directors and Executive Officers of LBHI

a.	Directors

The members of the board of directors of LBHI as of the date of this Disclosure Statement are:

Michael L. Ainslie: Mr. Ainslie, the non-executive chairman of LBHI’s board of directors, became a director of LBHI in 1996 and is a member of Lehman’s Audit Committee and Executive Committee. Mr. Ainslie was also a Director of Lehman Brothers Bank FSB (now known as Aurora Bank FSB), which is indirectly owned by LBHI. Mr. Ainslie was the former President, Chief Executive Officer and a Director of Sotheby’s Holdings.

John F. Akers: Mr. Akers became a director of LBHI in 1996 and served as the Chairman of Lehman’s Compensation and Benefits Committee and as a member of the Finance and Risk Committee. He is currently a member of the Executive Committee. Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement in 1993. He is also a Director of W. R. Grace & Co.

Roger S. Berlind: Mr. Berlind became a director of LBHI in 1985 and is a member of the Audit Committee and served as a member of the Finance and Risk Committee. He also previously served as a board member of Lehman Brothers Inc. (until 2003). Mr. Berlind is also a private investor and has been a theatrical producer and principal of Berlind Productions since 1981.

Thomas H. Cruikshank: Mr. Cruikshank became a director of LBHI in 1996, and is the Chairman of the Audit Committee and served as a member of the Nominating and Corporate Governance Committee. He also served as a director of Lehman Brothers Inc. Previously, Mr. Cruikshank served in various roles beginning in 1969, including Chairman and Chief Executive Officer from 1989 to 1995, of Halliburton Company, a major petroleum industry service company.

Marsha Johnson Evans: Ms. Evans became a director of LBHI in 2004 and served as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Benefits Committee and the Finance and Risk Committee. Ms. Evans was formerly a Rear Admiral in the United States Navy, President and Chief Executive Officer of the American Red Cross, and National Executive Director of Girl Scouts of the USA.

Sir Christopher Gent: Sir Christopher Gent became a director of LBHI in 2003 and is a member of the Audit Committee, and served as a member of the Compensation and Benefits Committee. He also serves as Non-Executive Chairman of GlaxoSmithKline plc, a

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Director of Ferrari SpA, and a Senior Advisor to Bain & Company, Inc. Sir Christopher Gent is a former Chief Executive Officer and director of Vodafone Group Plc.

Roland A. Hernandez: Mr. Hernandez became a director of LBHI in 2005 and served as a member of the Finance and Risk Committee. Mr. Hernandez is a retired Chairman and Chief Executive Officer of Telemundo Group, Inc., a Spanish-language television station company. Mr. Hernandez is also a Director of MGM Mirage, The Ryland Group, Inc., Vail Resorts, Inc. and Wal-Mart Stores, Inc.

John D. Macomber: Mr. Macomber became a director of LBHI in 1994 and served as a member of the Compensation and Benefits Committee, the Executive Committee (of which he is still a member) and the Nominating and Corporate Governance Committee. Mr. Macomber is a principal of JDM Investment Group. Mr. Macomber is also a director of Collexis Holdings, Inc. and Stewart & Stevenson LLC., and was formerly Chairman and President of the Export-Import Bank of the United States, Chairman and Chief Executive Officer of Celanese Corporation, and a Senior Partner at McKinsey & Company.

b.	Executive Officers

The key executive officers of LBHI as of the date of this Disclosure Statement are:

Bryan Marsal	Chief Executive Officer
John Suckow	President and Chief Operating Officer
William Fox	Executive Vice President and Chief Financial Officer

7.	Capital Structure

As of August 31, 2008, Lehman had recorded assets totaling approximately $598 billion and liabilities totaling approximately $569 billion. The unaudited consolidating balance sheet prepared as part of Lehman’s “Global Close” on September 14, 2008 reflected recorded assets totaling approximately $634 billion and liabilities totaling approximately $611 billion. Lehman financed its operations through a combination of short-term and long-term financing as described below. A material portion of the financing was based on short-term credit.

a.	Prepetition Short Term Borrowings

(i)	Repurchase Agreements and Transactions

Repurchase agreements and transactions are generally accounted for as short-term secured borrowings. Pursuant to repurchase agreements, Lehman sold securities to counterparties under an agreement by Lehman to repurchase such securities at a future specified date. Lehman would pay the counterparty a fee for entering into such transactions. Such transactions generally allowed Lehman to obtain short-term financing secured by government or government agency securities or other securities or assets. As of August 31, 2008, Lehman had

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recorded obligations to repurchase approximately $157 billion of securities or other assets pursuant to such repurchase agreements.

(ii)	Securities Lending

In securities lending transactions, Lehman would lend securities to counterparties in exchange for collateral (Cash or otherwise) sufficient to secure the lending of the securities. Upon the termination of a securities lending arrangement, Lehman would be obligated to return the collateral to the counterparty and the subject securities would be returned to Lehman. Lehman would pay interest and or fees to the party borrowing the securities. These transactions allowed Lehman to obtain additional short-term secured financing. As of August 31, 2008, Lehman had recorded obligations under securities lending contracts of approximately $35 billion.

(iii)	Commercial Paper

Commercial paper consists of short-term, promissory notes with maturity dates not longer than 270 days. As of August 31, 2008, Lehman had recorded commercial paper debt obligations of approximately $4 billion.

(iv)	Hybrid Instruments

Lehman had recorded obligations under certain financial instruments with maturities of less than one year and zero-strike price warrants of approximately $3 billion as of August 31, 2008.

b.	Prepetition Long-Term Borrowings

As of August 31, 2008, Lehman had recorded approximately $136 billion of notes outstanding (including notes issued pursuant to the EMTN Program described below). The long term borrowings include approximately $97 billion of senior notes, approximately $12 billion of subordinated notes, and approximately $5 billion of junior subordinated notes. The weighted-average maturity of long-term borrowings was 7.9 years as of August 31, 2008. As of August 31, 2008, 55% of Lehman’s long-term debt was issued by the Lehman Affiliates located outside the United States.

A portion of the capital Lehman raised was through the issuance of notes through the European Medium Term Note Program (the “EMTN Program”). The EMTN Program was a financing program arranged by LBIE under which LBT, Bankhaus, LBHI and other entities (the “EMTN Issuers”) issued structured notes (the “Structured Notes”) to individuals and financial institutions. Some Structured Notes were relatively simple fixed or floating rate securities; others were highly complex and uniquely tailored to the interests of specific investors. In the case of many of the Structured Notes, the principal amount as well as the amount and payment of interest are linked to the performance of an underlying security, foreign exchange rate, commodity price, index or basket of securities or indices (the “Underlying Asset”). LBIE, with the assistance of LBL, acted as the arranger, dealer, and calculation agent with respect to the EMTN Program. More than 4,000 series of Structured Notes (the “Series”) were outstanding as

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of the Commencement Date. The entities other than LBHI that issued the Structured Notes would typically lend the proceeds received from such issuance to LBHI.

With the exception of approximately 56 Series of notes that were issued by LBHI under the EMTN Program, LBHI’s sole involvement in the EMTN Program was the issuance of a purported blanket guarantee of all notes issued pursuant to the EMTN Program. Since the Debtors did not directly issue a large majority of the notes pursuant to the EMTN Program, the Debtors do not have complete records indicating the aggregate amount of all securities outstanding under the EMTN Program. It is the Debtors’ understanding that LBIE as the arranger of the program has many of the records relating to these notes.

c.	Prepetition Credit Facilities

Lehman used both committed and uncommitted bilateral and syndicated long-term bank facilities to complement its long-term debt issuances. In particular, Lehman maintained a $2 billion unsecured, committed revolving credit agreement with a syndicate of banks. In March 2008, Lehman amended and restated this credit facility to extend the term through February 2011. As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

In addition, Lehman maintained a $2.5 billion multi-currency unsecured, committed revolving credit facility with a syndicate of banks for Bankhaus and LBT which would have expired in April 2010. Bankhaus and LBT drew on both of these facilities from time to time in the ordinary course of conducting business. As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

d.	Other Secured Borrowings

In the ordinary course of business Lehman sold loans (or participations in loans) to off-balance sheet securitization vehicles that would issue securities secured by such loans. Lehman often transferred the loans to such vehicles through participations in the loan syndications, whereby Lehman would remain the lender of record for loans but would be obligated to pass through to the securitization vehicle all proceeds Lehman received as interest, principal or fees as to such loans. These transactions allowed Lehman to monetize all or a portion of its interests in the loans it had originated. As of August 31, 2008, Lehman had recorded obligations under such transactions of approximately $22 billion.

e.	Bank Platforms

Aurora Bank (formerly known as Lehman Brothers Bank, FSB) (“Aurora Bank”) and Woodlands Bank (formerly known as Lehman Brothers Commercial Bank) (“Woodlands”) provided Lehman with additional financing flexibility. Aurora Bank and Woodlands were able to raise funds by accepting deposits and then use the deposits to buy assets (or participations in assets) from certain Lehman entities. For further information regarding Aurora Bank and Woodlands.

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f.	Preferred Stock

LBHI had several classes of preferred stock (the “Preferred Stock”) outstanding as of the Commencement Date. At November 30, 2007, LBHI was authorized to issue a total of 24,999,000 shares of Preferred Stock and had issued and outstanding 798,000 shares of various series as described below. All Preferred Stock had a dividend preference over LBHI’s shares of common stock (the “Common Stock”) in the payment of dividends and a preference in the liquidation of assets.

The following table summarizes LBHI’s outstanding Preferred Stock at November 30, 2007:3

Series	Depositary Shares	Shares Issued and Outstanding	Dividend Rate	Earliest Redemption Date	Redemption Value
C	5,000,000	500,000	5.94%	May 31, 2008	250,000,000
D	4,000,000	40,000	5.67%	August 31, 2008	200,000,000
F	13,800,000	138,000	6.50%	August 31, 2008	345,000,000
G	12,000,000	120,000	one-month LIBOR + 0.75%(1)	February 15, 2009	300,000,000

(1)	Subject to a floor of 3.0% per annum.

The series C, D, F, and G Preferred Stock ranked equally as to dividends and upon liquidation, dissolution, or winding up and had no voting rights except as provided below or as otherwise from time to time required by law. If dividends payable on any of the series C, D, F or G Preferred Stock or on any other equally-ranked series of Preferred Stock were not paid

[3]

Information regarding LBHI’s outstanding preferred stock was included in LBHI’s 10-K, which provided information as of November 30, 2007. LBHI’s 10-K for the year ending 2007 lists a number of classes of Preferred Stock and notes as having been registered but does not discuss how many shares were outstanding as of the reporting date, including the (i) 5.857% Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (ii) Floating Rate Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (iii) 6.375% Trust Preferred Securities, Series K, of Subsidiary Trust (and LBHI’s guarantee thereof); (iv) 6.375% Trust Preferred Securities, Series L, of Subsidiary Trust (and LBHI’s guarantee thereof); (v) 6.00% Trust Preferred Securities, Series M, of Subsidiary Trust (and LBHI’s guarantee thereof); (vi) 6.24% Trust Preferred Securities, Series N, of Subsidiary Trust (and LBHI’s guarantee thereof);(vii) 2.00% Medium Term Notes, Series H, Due March 3, 2009 Performance Linked to the Common Stock of Morgan Stanley (MS); (viii) 0.25% Medium Term Notes, Series I, Due February 16, 2012 Performance Linked to a Basket of Two Stocks; (ix) 0.00% Medium Term Notes, Series I, Due May 15, 2010 Performance Linked to the Common Stock of General Electric Company (GE); (x) Absolute Buffer Notes Due July 29, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xi) Absolute Buffer Notes Due July 7, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xii) Currency Basket Warrants Expiring February 13, 2008; (xiii) Dow Jones Global Titans 50 Index SM SUNS® Stock Upside Note Securities Due February 9, 2010; (xiv) Dow Jones Industrial Average SUNS ® Stock Upside Note Securities Due April 29, 2010; (xv) Index-Plus Notes Due December 23, 2009, Performance Linked to the Russell 2000® INDEX (RTY); (xvi) Index-Plus Notes Due March 3, 2010, Linked to the S&P 500® Index (SPX); (xvii) Index-Plus Notes Due November 15, 2009, Linked to the Dow Jones STOXX 50® Index (SX5P); (xviii) Index-Plus Notes Due September 28, 2009, Performance Linked to S&P 500® Index (SPX); (xix) Japanese Yen Linked Warrants Expiring June 20, 2008; (xx) Nasdaq-100® Index RANGERSSM Rebound Risk AdjustiNG Equity Range Securities Notes Due June 7, 2008; (xxi) Nikkei 225SM Index SUNS® Stock Upside Note Securities Due June 10, 2010; (xxiii) S&P 500® Index Callable SUNS® Stock Upside Note Securities Due November 6, 2009; and (xxiv) S&P 500® Index SUNS® Stock Upside Note Securities Due August 5, 2008.

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for six or more quarters, whether or not consecutive, the authorized number of directors of LBHI would have automatically increased by two. The holders of the series C, D, F or G Preferred Stock had the right, with holders of any other equally-ranked series of Preferred Stock, to elect two directors to fill such newly created directorships until the dividends in arrears were paid.

In March 2008, LBHI issued $4 billion aggregate liquidation preference of 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, series P. On June 12, 2008, LBHI issued two million shares ($2 billion aggregate liquidation preference) of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, series Q.

g.	Common Stock

As of August 31, 2008, LBHI had 689,030,169 shares of Common Stock outstanding. As of the Commencement Date, the largest holders of LBHI Common Stock were (i) AXA and related parties owning 40,094,986 shares, or 7.25%; (ii) ClearBridge Advisors, LLC and related parties owning 34,980,989 shares, or 6.33%, and (iii) FMR LLC and related parties owning 32,441,882 shares, or 5.87%.

In 1997, LBHI established an irrevocable grantor trust (the “RSU Trust”) to provide Common Stock voting rights to employees who held outstanding restricted stock units (“RSUs”). In 2007, 2006 and 2005, LBHI transferred 24.5 million, 21.0 million and 22.0 million treasury shares, respectively, into the RSU Trust. At November 30, 2007, approximately 72.5 million shares were held in the RSU Trust with a total value of approximately $2.3 billion.

h.	Trust Securities

Lehman formed certain trusts or limited partnerships (collectively, the “Trusts”), which acquired Lehman’s junior subordinated notes and issued trust preferred securities secured by Lehman’s junior subordinated securities.

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The following table summarizes the key terms of Trusts with outstanding securities at November 30, 2007:

November 30, 2007	Issuance Date	Mandatory Redemption Date	Redeemable by Issuer on or after
Holdings Capital Trust III, Series K	March 2003	March 15, 2052	March 15, 2008
Holdings Capital Trust IV, Series L	October 2003	October 31, 2052	October 31, 2008
Holdings Capital Trust V, Series M	April 2004	April 22, 2053	April 22, 2009
Holdings Capital Trust VI, Series N	January 2005	January 18, 2054	January 18, 2010
Holdings Capital Trust VII	May 2007	June 1, 2043(1)	May 31, 2012
Holdings Capital Trust VIII	May 2007	June 1, 2043(1)	May 31, 2012
U.K. Capital Funding LP	March 2005	Perpetual	March 30, 2010
U.K. Capital Funding II LP	September 2005	Perpetual	September 21, 2009
Holdings E-Capital Trust I	August 2005	August 19, 2065	August 19, 2010
U.K. Capital Funding III LP	February 2006	February 22, 2036	February 22, 2011
U.K. Capital Funding IV LP	January 2007	Perpetual	April 25, 2012
U.K. Capital Funding V LP	May 2007	Perpetual	June 1, 2012

(1)	Or on such earlier date as Lehman may have elected in connection with a remarketing.

The trust preferred securities issued by Holdings Capital Trust VII and Holdings Capital Trust VIII were issued together with contracts to purchase depositary shares representing Lehman’s Non-Cumulative Perpetual Preferred Stock, series H and Series I, respectively, with an aggregate redemption value of $1.5 billion.

8.	Liquidity Pool

To protect against any temporary market events limiting its ability to borrow, Lehman maintained a pool of assets that it believed were highly liquid and saleable. Lehman’s liquidity pool was intended to cover expected cash outflows for one year in a stressed liquidity environment.

In assessing the required size of the liquidity pool, Lehman assumed that (a) assets outside the liquidity pool could not be easily sold to generate cash; (b) unsecured debt would not be accessible; and (c) any cash and unencumbered liquid assets outside of the liquidity pool could not be used to support its liquidity. The liquidity pool was primarily invested in cash instruments, government and agency securities and overnight repurchase agreements collateralized by government and agency securities.

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Exhibit 10

Reallocation of Distributions From Subordinated Notes To Senior Obligations

10-1

Redistribution from LBHI Class 10A

10-2

Redistribution from LBHI Class 10B

10-3

Redistribution from LBHI Class 10C

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Definitions of Senior Debt

The governing agreements relating to the Subordinated Notes vary as to the obligations of LBHI that are designated “senior” to such Subordinated Notes and entitled to a reallocation of amounts otherwise distributable to the holders of the Subordinated Notes. This Exhibit contains the operative definitions included in the documents governing the Subordinated Notes. Based on these definitions, the Plan provides for the reallocation of distributions from the different Subordinated Note classes to the relevant “senior” classes of claims.

1.	LBHI Subordinated Class 10A Notes

a.	The Eighth Supplemental Indenture

The Indenture, dated as of February 1, 1996, as amended by the First Supplemental Indenture, dated as of February 1, 1996 (together, the “Indenture”) provides that:

The Company agrees, and each Holder of the Securities and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Securities and related coupons is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt.

See Indenture at §1401.

The Eighth Supplemental Indenture, dated as of August 19, 2005, provides that “Senior Debt” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed by the Company and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company;

(2) all of the Company’s capitalized lease obligations;

(3) all of the Company’s obligations representing the deferred purchase price of property; and

(4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but Senior Debt does not include:

(a) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

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(b) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.

See Eighth Supplemental Indenture at §1.7 (amending §1401 of the Indenture by replacing only the second paragraph in its entirety).

b.	Series 5065, Series 6222, Series EB 17 [and Series EB 18]

The (1) Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet, dated as of September 26, 2006, under the EuroMedium-Term Note Program; (2) Floating Rate Subordinated Notes due 2037 Series EB 17, issued pursuant to a final term sheet, dated as of January 23, 2007, under the Euro Medium-Term Note Program; (3) Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet, dated as of February 14, 2007, under the Euro Medium-Term Note Program; and (4) [Fixed Rate Subordinated Notes [Series EB 18], issued by LBHI on June 1, 2007, as described in the Lehman Brothers UK Capital Funding V LP Prospectus, dated as of May 30, 2007], are all subject to the provisions of the Amended and Restated Fiscal Agency Agreement, dated August 9, 2006 (the “Fiscal Agency Agreement”). The Fiscal Agency Agreement provides, in part, that:

The Notes. . .will be subordinate and junior in right of payment, to all present or future Senior Debt.

“Senior Debt” means:

(a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(b) any indebtedness under capitalized leases,

(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and

(d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

except that the following does not constitute Senior Debt:

(i) indebtedness evidenced by the Subordinated Debt, and

(ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt.

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Additionally, in the case of LBHI, the following also does not constitute Senior Debt:

(x) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or

(y) indebtedness which is subordinated to any obligation of LBHI of the type specified in clauses (a) through (d) above.

The effect of clause (y) is that LBHI may not issue or assume any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt.

See Fiscal Agency Agreement at p. 46.

2.	LBHI Subordinated Class 10B Notes

a.	Supplemental Indentures 4, 5, 6 & 7

The (1) Fourth Supplemental Indenture, dated as of March 17, 2003; (2) Fifth Supplemental Indenture, dated as of October 31, 2003; (3) Sixth Supplemental Indenture, dated as of April 22, 2004; and (4) Seventh Supplemental Indenture, dated as of January 18, 2005, provide that:

The Company agrees, and each Holder of the Securities and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Securities and related coupons is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt.

“Senior Debt” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

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(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and

(iv) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness evidenced by the Securities and related coupons,

(b) indebtedness which is expressly made equal in right of payment with the Securities or subordinate and subject in right of payment to the Securities,

(c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or

(d) indebtedness which is subordinated to any obligation of the type specified in clauses (i) through (iv) above.

See Indenture at §1401 (Supplemental Indentures 4, 5, 6 & 7 do not amend §1401 of the Indenture).

b.	Supplemental Indentures 9, 10, 13, 14, 15 & 16

The (1) Ninth Supplemental Indenture, dated as of October 24, 2006; the Tenth Supplemental Indenture, dated as of May 1, 2007; (2) Thirteenth Supplemental Indenture, dated as of July 19, 2007; (3) Fourteenth Supplemental Indenture, dated as of July 19, 2007; (4) Fifteenth Supplemental Indenture, dated as of December 21, 2007; and (5) Sixteenth Supplemental Indenture, dated as of May 9, 2008, provide that:

The Company agrees, and each Holder of the Subordinated Notes and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Subordinated Notes and related coupons is subordinated, to the extent and in the manner provided in this Article 14, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on (i) all Senior Debt and (ii) under the circumstances described in Section 1412, Other Financial Obligations.

10-8

“Senior Debt” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business,

(iv) indebtedness for money borrowed by another person that the Company guarantees, and

(v) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness evidenced by the Subordinated Notes and related coupons,

(b) indebtedness which is expressly made equal in right of payment with the Subordinated Notes or subordinate and subject in right of payment to the Subordinated Notes,

(c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or

(d) indebtedness which is subordinated to any obligation of the type specified in clauses (1) through (v) above.

“Other Financial Obligations” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the

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commencement of a proceeding in bankruptcy by or against the Company) in respect to derivative products (including without limitation, interest and foreign exchange rate contracts, commodity contracts and similar arrangements) except any such obligations that are expressly stated to have the same rank as or not to be senior to the Subordinated Notes.

See, e.g., Ninth Supplemental Indenture at § 2.3 (amending §1401 of the Indenture in its entirety).

3.	LBHI Subordinated Class 10C Notes

The (1) Eleventh Supplemental Indenture, dated as of May 17, 2007, and (2) Twelfth Supplemental Indenture, dated as of May 17, 2007, provides that:

The Company agrees, and each Holder of the Junior Subordinated Debentures and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures and related coupons is subordinated, to the extent and in the manner provided in this Article 14, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on (i) all Junior Subordinated Debentures9 and (ii) under the circumstances described in Section 1412[10], Other Financial Obligations.

“Senior Debt” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is

[9]	The heading of this section reads “Section 1401. Junior Subordinated Debentures Subordinated to Senior Debt and Other Financial Obligations.” However, the first sentence of this definition states that the Junior Subordinated Debentures are subordinated to “all Junior Subordinated Debentures.” The Debtors believe that the reference to “all Junior Subordinated Debentures” was a typographical error and that the clear intent (as reflected in the definitive Junior Subordinated Debentures themselves) was to subordinate the Junior Subordinated Debentures to all Senior Debt.
[10]	Unlike Section 1412 of Supplemental Indentures 9, 10, 13, 14, 15 and 16, Section 1412 of Supplemental Indentures 11 and 12 makes no reference to Other Financial Obligations, but provides that under certain circumstances the subordination in Section 14 will cease to apply to the Junior Subordinated Notes. For various reasons, the Debtors believe that this is a drafting error in the documents and that it was intended that the Junior Subordinated Debentures are subordinated to “Other Financial Obligations” to the same extent as in Supplemental Indentures 9, 10, 13, 14, 15 and 16 – i.e., that “Other Financial Obligations” are entitled to “Excess Proceeds” only after “Senior Debt has been paid in full. However, because Senior Debt will not be satisfied in full, and, thus, there will be no “Excess Proceeds,” “Other Financial Obligations” are not classified as senior claims by the Plan. Thus, whether the Junior Subordinated Notes are subordinated to “Other Financial Obligations” under Supplemental Indentures 11 and 12 is irrelevant.

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responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business,

(iv) indebtedness for money borrowed by another person that the Company guarantees, and

(vi) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness which is expressly made equal in right of payment with the Junior Subordinated Debentures or subordinate and subject in right of payment to the Junior Subordinated Debentures and

(b) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.

“Other Financial Obligations” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) in respect to derivative products (including without limitation, interest and foreign exchange rate contracts, commodity contracts and similar arrangements) except any such obligations that are expressly stated to have the same rank as or not to be senior to the Junior Subordinated Debentures.

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See e.g., Eleventh Supplemental Indenture at §3.8 (amending §1401 of the Indenture in its entirety).

Unlike the other definitions of “Senior Debt” set forth herein, the definition of “Senior Debt” in the Eleventh and Twelfth Supplemental Indentures does not specifically exclude as constituting Senior Debt any indebtedness that is subordinated to any other indebtedness of LBHI. Consequently, the LBHI Subordinated Class 10C Notes are subordinated to LBHI Subordinated Class 10A Notes and LBHI Subordinated Class 10B Notes, as well as other Senior Debt.

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Exhibit 11

Structured Securities Valuation Methodologies

This exhibit sets forth the Structured Securities Valuation Methodologies that are applicable to all of the Structured Securities. The Structured Securities Valuation Methodology provides that, in the aggregate, the value of Structured Securities issued by (i) LBT is $30,172,529,265, (ii) LBSN is $964,238,804, (iii) LBHI is $5,480,948,872, and (iv) certain other, smaller issuers such as Bankhaus, LBXP, and LBF is, in the aggregate, $346,314,486. The Allowed Claim amounts for each specific security are set forth on www.lehman-docket.com.

1.	Categorization

In connection with evaluating the Structured Securities Claims, LBHI reviewed approximately 5,000 securities issuances. Based on the terms and characteristics of each of the Structured Securities, LBHI separated the Structured Securities into the three categories described below.

a.	Par Par Notes

“Par Par Notes” are either (A) notes for which the terms of the contract provide for either (i) redemption at par at maturity (whether or not described as being “principal protected”) and that pay non-contingent periodic interest or (ii) redemption at par, no payments of interest and do not reflect any accrual yield; or (B) FMV Notes (as defined below) that are described as at least 90% principal protected. Notes that redeem at par may indicate so on their face or may indicate a redemption at par by a formula which calculates to a minimum of par. If there are any factors that may result in a holder of a note receiving less than par for a note upon maturity, the note is not classified as a Par Par Note. This analysis is made without any regard to the probability of redemption in an amount less than par.1

b.	Zero Coupon Notes

“Zero Coupon Notes” are notes that do not bear interest and were issued at a significant discount to their face amount (and such discount was not solely attributable to distribution fees paid to dealers). These notes specify an accrual yield in their terms and do not pay interest pursuant to their terms.

c.	Fair Market Value Notes

Fair Market Value Notes (“FMV Notes”) are notes that cannot be included in either of the categories set forth in the two preceding paragraphs. Certain of the FMV Notes provide that a portion (less than 90%) of the final redemption amount is “protected” but interest is fully contingent, while others provide that the final redemption amount is fully contingent. In

[1]	The Allowed Claim amounts for the Par Par Notes set forth on www.lehman-docket.com may not include all accrued and unpaid interest as of the Commencement Date. Such amounts may change in the future to include such accrued and unpaid interest.

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classifying the FMV Notes, no consideration has been given to probabilities of contingencies occurring. The mere fact that the note is linked to the performance of an Underlying is enough to classify the instrument as a FMV Note. FMV Notes include, without limitation, (a) notes that redeem at par but pay contingent interest, (b) notes that are not redeemable at par and pay simple interest, (c) notes that are not redeemable at par and pay contingent interest and (d) notes that are not redeemable at par and pay no interest at all or pay simple interest for a time converting to contingent interest. The examples above are not intended to be an exhaustive list of the types of notes that are categorized as FMV Notes.

2.	Lehman’s Accounting Treatment of Structured Securities Prior to the Commencement Date

The Structured Securities Valuation Methodology takes into account Lehman’s firm-wide accounting treatment of Structured Securities prior to the Commencement Date and applies the overlay of the Bankruptcy Code rules for determining the appropriate amount of Claims. Prior to the Commencement Date, Lehman’s balance sheet included as a liability the Outstanding Notional Amount of Structured Securities, as adjusted to take into account (i) the fair value of such securities including the derivative portion (the “FV”) and (ii) Lehman’s credit risk; provided that with respect to the LBHI Structured Notes, after August 31, 2008, Lehman’s balance sheet did not take into account Lehman’s credit risk.

The fair value adjustment (the “FVA”) is based on the value of Lehman’s offsetting derivative hedge trade. In order to hedge exposure to the Structured Securities, certain of the Structured Securities Issuers entered into derivative contracts with other Lehman entities. The mark-to-market value of the derivative hedge was calculated as of the end of the day on September 12, 2008, based upon various Lehman internal derivative models in accordance with the methodology used on previous audited financials. Because interest continued to accrue over the weekend, the September 14, 2008 mark-to-market valuations represent mark-to-market valuations as of September 12, 2008 plus accrued interest on such valuations through the end of the day on September 14, 2008.

3.	The Structured Securities Valuation Methodology

a.	General Principles for Valuing Structured Securities Claims Based on Bankruptcy Code

The following general principles apply to the Structured Securities Methodology:

(i) A claim that arises from the Guarantee of an obligation is generally treated no differently under section 502 of the Bankruptcy Code than a direct claim arising from the same obligation would be treated under the Code.

(ii) Under section 502(b) of the Bankruptcy Code, the Bankruptcy Court must determine the amount of a claim as of the Commencement Date. Consequently, interest stops accruing (for Par Par Notes and FMV Notes that bear interest) and stops accreting (for Zero Coupon Notes) as of the Commencement Date.

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(iii) Acceleration of the Structured Securities is not discussed herein because based on the information available there were no Structured Securities accelerated as of the Commencement Date. Any attempted acceleration after the Commencement Date is disregarded because a creditor may not accelerate debt post petition without first seeking relief from the automatic stay. See, e.g., In re PCH Assocs., 122 B.R. 181, 198 (Bankr. S.D.N.Y. 1990) (“A post-filing acceleration of the Note[  ] would clearly have violated the automatic stay of section 362 of the Code and, therefore, would have been null and void.”); In re Texaco Inc., 73 B.R. 960, 967 (Bankr. S.D.N.Y. 1987) (holding that acceleration of the debt under the contract’s terms was proscribed by the automatic stay); In re Manville Forest Prods. Corp., 43 B.R. 293, 298 (Bankr. S.D.N.Y. 1984) (explaining that “tak[ing] overt steps to accelerate the debt without first seeking a modification of the stay … would have violated the stay.”), aff’d in part, 60 B.R. 403 (S.D.N.Y. 1986). As a result, acceleration notices received by LBHI after the Commencement Date in violation of the automatic stay are void and have no effect on claims amounts. See Eastern Refractories Co. Inc. v. Forty Eight Insulations Inc., 157 F.3d 169, 172 (2d Cir. 1998) (“any proceedings or actions [that violate the automatic stay] are void and without vitality if they occur after the automatic stay takes effect.”).

(iv) A credit value adjustment (“CVA”) using LBHI’s credit spread as of the Commencement Date is not included for the purpose of determining an Allowed Claim under section 502 of the Bankruptcy Code. Accordingly, LBHI’s method of determining Structured Securities Claims will add-back the reduction in the Structured Securities liabilities set forth on Lehman’s books and records that recognized the credit spread as of the Commencement Date (the “CVA Add-Back”). In addition, for the reasons set forth below, in determining Allowed Claims for Structured Securities the FVA should only apply to FMV Notes. Accordingly, for all categories of Structured Securities except FMV Notes, any discount taken on account of the FVA is added back (the “FVA Add-Back”).

b.	Application of the General Principles to Structured Securities

(i)	Par Par Notes

With respect to Par Par Notes, Allowed Claims will be equal to the sum of the principal amount plus any matured interest (whether or not such interest is contingent) as of the Commencement Date, regardless of principal protection. To the extent that interest is unmatured as of the Commencement Date, it is disallowed. The Allowed Claim amount includes a CVA Add-Back and an FVA Add-Back that adjusts the fair market value of the note to the original notional of the outstanding issue.

(ii)	Zero Coupon

With respect to Zero Coupon Notes, Allowed Claims will be equal to the sum of the issue price plus any accreted interest as of the Commencement Date. The Allowed Claim amount includes a CVA Add-Back and an FVA Add-Back calculated based on the difference between the fair market value and the original issuance yield to adjust the value of the note back to the original issuance yield.

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(iii)	FMV Notes

With respect to the FMV Notes, if a Claim is contingent or unliquidated, the Claim is estimated under section 502(c) of the Bankruptcy Code using “whatever method is best suited to the particular contingencies at issue.” See Bittner v. Borne Chemical Co., Inc., 691 F.2d 134, 135 (3d Cir. 1982). The method of estimation must be (1) suited to the circumstances and (2) accommodate the underlying purposes of the Bankruptcy Code. See id. The point is to recognize what the creditor bargained for, while avoiding a windfall to any party.

The FMV Notes present unique circumstances and challenges due to the diversity and complexity of their structures, the number of issuers and consequent intercompany relationships they entail, and the numerosity and dispersion of investors. Estimating the value of a FMV Note by the replacement cost of the lost investment (i.e., its fair market value) as of the Commencement Date achieves these objectives, is economically realistic, promotes certainty, and eases the administration of the estate, because it follows LBHI’s pre-petition internal accounting methodology.

Prior to the Commencement Date, Lehman’s fair market value determination inherently incorporated the concept of discounting expected cash flows back to the Commencement Date using a market rate plus LBHI’s credit spread. For purposes of the Structured Securities Methodology, however, a CVA Add-Back (but no FVA Add-Back) is applied in order to eliminate the discount for LBHI’s credit spread as of the Commencement Date.

c.	Application of the Structured Securities Valuation Methodology to the Structured Securities

Based upon the Structured Securities Methodology, the Allowed Claims for each category of Structured Securities have been calculated and are included below. In addition, the proposed valuation for each Structured Security issued by LBHI, LBT, and LBSN, listed by ISIN, is set forth on www.lehman-docket.com (the proposed ISIN by ISIN valuation for each Structured Security issued by LXSP, LBB and LBF will also be set forth on www.lehman-docket.com in due course).

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LBT Allowed Claims Summary

			A	B	C	A + B + C ≤ D
Valuation Category	# of ISINs	% of LBT Total Notional	FV with CVA	CVA Add-Back	FVA Add-Back	Allowed Claims (see Note 1)
FAIR MARKET VALUE NOTES	2,192	36%	$8,120,941,312	$834,000,998	$0	$9,016,634,081
PAR PAR NOTES	1,589	60%	17,260,673,745	1,888,576,795	899,898,465	20,048,550,005
ZERO COUPON NOTES	42	4%	784,033,099	182,044,408	43,325,413	1,009,402,920
To Be Determined (see Note 2)	20	0%	84,994,029	3,151,117	9,797,114	97,942,260

LBT Totals	3,843	100%	$26,250,042,185	$2,907,773,318	$953,021,992	$30,172,529,265

Notes:

1.	The Allowed Claims amount by ISIN is floored at $0, therefore A + B + C may be less than or equal to D, except for Par Par notes which are limited to Par. The maximum allowed claim amounts for the Par Par notes may not include all accrued and unpaid interest as of the Commencement Date. Such amounts may change in the future to include such accrued and unpaid interest.

2.	The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize. An FVA Add Back is applied to these issuances on the assumption that all TBDs are Par Par notes.

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LBHI Structured Debt Allowed Claims Summary

			A	B	C	D	A + B + C + D ≤ E
Valuation Category	# of ISINs	% of LBHI Structured Debt Total Notional	FV with CVA	CVA Add-Back	FVA Add-Back	Accrued Interest	Allowed Claims (see Note 1)
FAIR MARKET VALUE NOTES	213	26%	$1,145,126,151	$55,514,736	$0	$8,647,242	$1,209,993,155
PAR PAR NOTES (see Note 2)	343	62%	3,240,463,704	415,831,282	(112,235,494)	22,050,782	3,566,110,274
To Be Determined (see Note 3)	44	12%	681,750,051	26,419,805	(9,917,815)	6,593,402	704,845,443

LBHI Structured Debt Totals	600	100%	$5,067,339,906	$497,765,823	($122,153,309)	$37,291,426	$5,480,948,872

Notes:

1.	The Allowed Claims amount by ISIN is floored at $0, therefore A + B + C + D may be less than or equal to E, except for Par Par notes which are limited to Par. The maximum allowed claim amounts for the Par Par notes may not include all accrued and unpaid interest as of the Commencement Date. Such amounts may change in the future to include such accrued and unpaid interest.

2.	The aggregate FVA Add-Back is negative for LBHI Structured Debt because as of LBHI’s Commencement Date, certain FMV Notes that are at least 90% principal protected, and are therefore categorized as Par Par Notes, had a fair market value that exceeded par.

3.	The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize. An FVA Add Back is applied to these issuances on the assumption that all TBDs are Par Par notes.

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LBSN Allowed Claims Summary

Valuation Category	# of ISINs	Allowed Claims
FAIR MARKET VALUE CERTIFICATES AND WARRANTS	292	$888,570,526
PAR PAR CERTIFICATES	2	2,950,980
To Be Determined (see Note 1)	22	72,717,298

LBSN Totals	316	$964,238,804

Notes:

1.	The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize.

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